Exhibit 2.1

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

KOMISIUM LIMITED,

LOGFLEX MT HOLDING LIMITED,

NOVIBET PLC,

NOVIBET MERGER SUB INC.

AND

ARTEMIS STRATEGIC INVESTMENT CORPORATION

DATED AS OF MARCH 30, 2022

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EXHIBITS

Exhibit A	Form of Restated Articles
Exhibit B	Form of Investors Agreement
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Assignment and Assumption of Warrant Agreement
Exhibit E	Form of Joinder
Exhibit F	Form of Promissory Note

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of March 30, 2022, by and among Komisium Limited, a private company limited by shares incorporated under the laws of Cyprus and the holder of all of the issued Company Ordinary Shares (the “Company Shareholder”), Logflex MT Holding Limited, a limited liability company registered under the laws of Malta with company registration number C 77769 and having its registered office at 170, Pater House, Level 1 (Suite A191), Psaila Street, Birkirkara, BKR 9077, Malta and a direct, wholly-owned subsidiary of the Company Shareholder (the “Company”), Novibet PLC, a United Kingdom public limited company and a direct, wholly-owned subsidiary of the Company Shareholder (“PubCo”), Novibet Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of PubCo (“Merger Sub”) and Artemis Strategic Investment Corporation, a Delaware corporation (“SPAC”). Each of the Company Shareholder, the Company, PubCo, Merger Sub and SPAC shall individually be referred to herein as a “Party” and, collectively, as the “Parties.” The term “Agreement” as used herein refers to this Agreement and Plan of Reorganization, as the same may be amended from time to time, and all schedules, exhibits and annexes hereto. Defined terms used in this Agreement are listed alphabetically in Section 13.1, together with the section and, if applicable, subsection in which the definition of each such term is located.

RECITALS

WHEREAS, SPAC is a blank check company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

WHEREAS, PubCo is a newly formed, direct, wholly-owned subsidiary of the Company Shareholder, and was formed for the sole purpose of consummating the Transactions.

WHEREAS, Merger Sub is a newly incorporated, direct, wholly-owned subsidiary of PubCo, and was formed for the sole purpose of consummating the Transactions.

WHEREAS, the board of directors of the Company Shareholder has unanimously: (a) determined that it is in the best interests of the Company Shareholder, and declared it advisable, to enter into this Agreement and the other Transaction Agreements to which the Company Shareholder is a party, providing for the Share Exchange and the other Transactions; and (b) approved this Agreement, the other Transaction Agreements to which the Company Shareholder is a party and the Transactions in accordance with Applicable Law, upon the terms and subject to the conditions of this Agreement.

WHEREAS, the board of directors of the Company has unanimously: (a) determined that it is in the best interests of the Company, and declared it advisable, to enter into this Agreement and the other Transaction Agreements to which the Company is a party, providing for the Transactions; and (b) approved this Agreement, the other Transaction Agreements to which the Company is a party and the Transactions in accordance with Applicable Law, upon the terms and subject to the conditions of this Agreement.

WHEREAS, the board of directors of PubCo has unanimously: (a) determined that it is in the best interests of PubCo, and declared it advisable, to enter into this Agreement and the other Transaction Agreements to which PubCo is a party, providing for the Merger, the Share Exchange and the other Transactions; and (b) approved this Agreement, the other Transaction Agreements to which PubCo is a party and the Transactions in accordance with Applicable Law, upon the terms and subject to the conditions of this Agreement.

WHEREAS, the board of directors of Merger Sub has unanimously: (a) determined that it is in the best interests of Merger Sub and PubCo (as sole stockholder of Merger Sub), and declared it advisable, to enter into this Agreement and the other Transaction Agreements to which Merger Sub is a party, providing for the Merger and the other Transactions; and (b) approved and recommended the adoption and approval of this Agreement by PubCo (as sole stockholder of Merger Sub).

WHEREAS, the board of directors of PubCo, in its capacity as the sole stockholder of Merger Sub, has unanimously: (a) determined that it is in the best interests of Merger Sub, and declared it advisable, for Merger Sub to enter into this Agreement and the other Transaction Agreements to which Merger Sub is a party, providing for the Merger and the other Transactions; and (b) approved this Agreement, the other Transaction Agreements to which Merger Sub is a party and the Transactions in accordance with Applicable Law, upon the terms and subject to the conditions of this Agreement (the “Merger Sub Stockholder Approval”).

WHEREAS, the board of directors of SPAC has unanimously: (a) determined that it is advisable, fair to, and in the best interests of SPAC and SPAC’s stockholders (the “SPAC Stockholders”) to enter into this Agreement and the other Transaction Agreements to which SPAC is a party, providing for the SPAC Class B Conversion, the Merger and the other Transactions; and (b) approved and recommended, among other things, the adoption and approval of this Agreement, including authorization of the Merger, by the SPAC Stockholders.

WHEREAS, concurrently with the execution and delivery of this Agreement, the Sponsor, SPAC and the Company have entered into a sponsor support agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor has agreed, among other things, to support and vote in favor of this Agreement and the other Transaction Agreements to which SPAC is or will be a party and the Transactions (including the Merger).

WHEREAS, at the Closing, each of PubCo, the Sponsor and the Company Shareholder will enter into an investors agreement in the form attached as Exhibit B hereto (the “Investors Agreement”), pursuant to which, among other things, each of the Sponsor and the Company Shareholder will agree with PubCo to certain restrictions on the transfer of its PubCo Shares.

WHEREAS, SPAC and the Sponsor are parties to that certain Registration Rights Agreement, dated as of September 29, 2021 (the “SPAC Registration Rights Agreement”).

WHEREAS, at the Closing, each of PubCo, the Sponsor and the Company Shareholder, together with certain other persons listed on the signature pages thereto, will enter into a new registration rights agreement in the form attached as Exhibit C hereto (the “Registration Rights Agreement”), which will supersede the SPAC Registration Rights Agreement.

WHEREAS, pursuant to the Organizational Documents of SPAC, SPAC is required to provide an opportunity for its public stockholders to have their outstanding SPAC Class A Shares redeemed on the terms and subject to the conditions and limitations set forth in this Agreement, SPAC’s Organizational Documents and the Trust Agreement in conjunction with obtaining the SPAC Stockholder Approval.

WHEREAS, for U.S. federal income Tax purposes, the Parties intend that (a) the Merger and the Share Exchange, taken together, qualify as a transaction described in Section 351(a) and (b) of the Code and the Treasury Regulations promulgated thereunder (it being understood that Section 351(b) applies only with respect to the Closing Cash Consideration (if any) paid to the Company Shareholder), (b) the Merger qualifies as a “reorganization” under Section 368 of the Code, and this Agreement is and is hereby adopted as a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), (c) the Merger will not subject stockholders of SPAC to Tax under Section 367 of the Code (subject to entry into gain recognition agreements by any such stockholders required to enter into such agreements to preserve Tax-deferred treatment under the Section 367 of the Code), and (d) PubCo shall not be treated as a domestic corporation under Section 7874 of the Code (the “Intended Tax Treatment”).

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WHEREAS, prior to the Closing, PubCo shall amend and restate the articles of association of PubCo in the form attached hereto as Exhibit A, with such changes as mutually agreed to by the Parties (the “Restated Articles”).

WHEREAS, immediately prior to the Effective Time, each issued and outstanding share of Class B common stock, par value $0.0001 per share, of SPAC (each, a “SPAC Class B Share”) shall no longer be outstanding and shall automatically be converted into one share of Class A common stock, par value $0.0001 per share, of SPAC (each, a “SPAC Class A Share”), subject to the terms of the SPAC A&R Certificate of Incorporation and the Sponsor Support Agreement (the “SPAC Class B Conversion”).

WHEREAS, immediately prior to the Effective Time, the Company Shareholder shall sell and transfer each issued Company Ordinary Share to PubCo, in consideration for (a) the payment of the Closing Cash Consideration, if any, at Closing, (b) the issuance of the Closing Share Consideration at Closing and (c) the issuance of the Earnout Consideration (to the extent relevant conditions are met) after Closing in accordance with Section 8.25, as a result of which the Company will become a direct, wholly-owned subsidiary of PubCo (the “Share Exchange”).

WHEREAS, at the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub shall merge with and into SPAC (the “Merger”), with SPAC continuing as the surviving company after the Merger (the “Surviving Company”), as a result of which SPAC will become a direct, wholly-owned subsidiary of PubCo.

WHEREAS, as a result of the Merger, (a) each issued and outstanding SPAC Class A Share (other than any Excluded SPAC Shares) shall no longer be outstanding and shall automatically be converted into the right of the holder thereof to receive one (1) PubCo Share and (b) each outstanding whole SPAC Warrant shall be assumed by PubCo and will be thereafter exercisable, in accordance with the terms of the Assumed Warrant Agreement, for one (1) PubCo Share.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
The Closing Transactions

Section 1.1      Closing. Unless this Agreement shall have been terminated pursuant to Section 11.1, the consummation of the Transactions (the “Closing”), other than the filing of the Certificate of Merger, shall take place by conference call and by exchange of signature pages by email or other electronic transmission at a time and date to be specified in writing by the Company and SPAC, which shall be no later than the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver by the applicable party or parties of those conditions), or at such other time, on such other date and in such other manner as the Company and SPAC agree in writing (the date on which the Closing occurs, the “Closing Date”).

Section 1.2      Exchange Agent.

(a)       Prior to the Closing Date, SPAC shall engage SPAC’s transfer agent (or another Person reasonably satisfactory to the Company) to act as exchange agent in connection with the transactions contemplated by Section 2.6(a) to (c) and Section 3.1 (the “Exchange Agent”), and the Exchange Agent shall enter into an exchange agent agreement reasonably acceptable to the Parties (the “Exchange Agent Agreement”) for the purpose of (i) exchanging, upon the terms and subject to the conditions set forth in this Agreement (including Section 1.3), each SPAC Class A Share on the register of stockholders of SPAC, including the SPAC Class A Shares issuable immediately prior to the Effective Time in connection with the SPAC Class B Conversion, and each Company Ordinary Share on the register of members of the Company and (ii) the issuing of PubCo Shares in connection with Closing.

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(b)       At the Effective Time, PubCo shall deposit with the Exchange Agent the Merger Consideration and the Closing Share Consideration. PubCo shall cause the Exchange Agent, pursuant to irrevocable instructions, to deliver the Merger Consideration and the Closing Share Consideration in accordance with this Agreement.

Section 1.3      Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, SPAC, Merger Sub, the Company, the Surviving Company, the Exchange Agent and their respective Affiliates and Representatives shall be entitled to deduct and withhold from any consideration or other amount payable pursuant to this Agreement any amount of Taxes required to be deducted and withheld with respect to the making of such payment under Applicable Law. If any such withholding is so required in connection with any such payments, the Party required to so withhold shall use commercially reasonable efforts to provide written notice to the Party in respect of whom such withholding is required to be paid of the amounts to be so deducted and withheld no later than five (5) days prior to such payment. To the extent that amounts are so withheld, such amounts shall be (a) duly and timely paid over to the appropriate Governmental Entity, and (b) treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Upon the written request of any Person with respect to which amounts were so deducted or withheld, the payor shall provide such Person with a copy of documentary evidence of remittance of such amounts upon request from such Person. The Parties shall cooperate in good faith with any request to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms, declarations or other documents to reduce or eliminate any such deduction or withholding).

Section 1.4      SPAC Financing Certificate. No later than two (2) Business Days prior to the Closing Date, SPAC shall deliver to the Company written notice (the “SPAC Financing Certificate”) setting forth: (a) the aggregate amount of cash proceeds that will be required to satisfy any exercise of the redemption of SPAC Class A Shares pursuant to the Organizational Documents of SPAC (the “SPAC Stockholder Redemptions”); (b) the anticipated Gross Closing Proceeds of SPAC; (c) the amount of all Artemis Transaction Expenses; and (d) the number of SPAC Class A Shares to be outstanding immediately prior to the Closing after giving effect to the SPAC Stockholder Redemptions.

Article II
Merger

Section 2.1      SPAC Class B Conversion. Immediately prior to the Effective Time, the SPAC Class B Conversion shall be effected. Following the SPAC Class B Conversion, each SPAC Class B Share shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each former holder of SPAC Class B Shares shall thereafter cease to have any rights with respect to the SPAC Class B Shares; provided, however, no fraction of a SPAC Class A Share will be issued by virtue of the SPAC Class B Conversion.

Section 2.2      Effective Time. Subject to the terms and conditions set forth in this Agreement, immediately following the SPAC Class B Conversion, the Parties shall cause the Merger to be effected by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and reasonably agreed by the Parties. For purposes of this Agreement, the “Effective Time” shall mean the time at which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware and has become effective in accordance with the DGCL or such later time as Merger Sub and SPAC may agree and specify in the Certificate of Merger pursuant to the DGCL.

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Section 2.3      Effect of the Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement in accordance with the applicable provisions of the DGCL, Merger Sub shall, automatically and without any action on the part of any Party or any other Person, be merged with and into SPAC, following which the separate corporate existence of Merger Sub shall cease and SPAC shall continue as the Surviving Company after the Effective Time and as a direct, wholly-owned subsidiary of PubCo. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub and SPAC shall become the assets, property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Company, which shall include the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of Merger Sub and SPAC set forth in this Agreement to be performed after the Effective Time.

Section 2.4      Governing Documents. At the Effective Time, the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Company, except all references to the name of Merger Sub shall be replaced by the name of the Surviving Company, until thereafter changed or amended as provided therein or by Applicable Law.

Section 2.5      Directors and Officers of the Surviving Company. Immediately after the Effective Time, (i) the board of directors of the Surviving Company shall be the board of directors of Merger Sub immediately prior to the Effective Time, until any such director’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal and (ii) the officers of the Surviving Company shall be the officers of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the applicable provisions of the DGCL and the certificate of incorporation and bylaws of the Surviving Company.

Section 2.6      Effect of the Merger on Securities of SPAC and Merger Sub. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of the Parties or any other Person, the following shall occur:

(a)        SPAC Units. To the extent any SPAC Units remain outstanding and unseparated, immediately prior to the Effective Time, the SPAC Class A Shares and the SPAC Public Warrants comprising each such issued and outstanding SPAC Unit immediately prior to the Effective Time shall be automatically separated (the “SPAC Unit Separation”) and the holder thereof shall be deemed to hold one (1) SPAC Class A Share and one-half of one (0.5) SPAC Public Warrant; provided, however, that no fractional SPAC Public Warrants will be issued in connection with the SPAC Unit Separation such that if a holder of SPAC Units would be entitled to receive a fractional SPAC Public Warrant upon the SPAC Unit Separation, the number of SPAC Public Warrants to be issued to such holder upon the SPAC Unit Separation (after aggregating all fractional SPAC Public Warrants that otherwise would be received by such holder) shall be rounded down to the nearest whole number of SPAC Public Warrants. The SPAC Class A Shares and SPAC Public Warrants held following the SPAC Unit Separation shall be converted in accordance with the applicable terms of this Section 2.6. After giving effect to the SPAC Unit Separation, the SPAC Class B Conversion and all SPAC Stockholder Redemptions, each issued and outstanding SPAC Class A Share (other than any Excluded SPAC Shares), shall be automatically converted into, and the holder of such SPAC Class A Share shall be entitled to receive from the Exchange Agent, for each SPAC Class A Share, one (1) PubCo Share (the “Merger Consideration”), following which, each SPAC Class A Share shall no longer be outstanding and shall automatically be canceled and shall cease to exist by virtue of the Merger, and each former holder of SPAC Class A Shares shall thereafter cease to have any rights with respect to the SPAC Class A Shares, except as provided herein or by Applicable Law. PubCo shall use reasonable best efforts to cause the PubCo Shares issued pursuant to this Section 2.6(a) to be issued in book-entry form as of the Effective Time.

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(b)       SPAC Warrants. Pursuant to the terms of the Assumed Warrant Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of a SPAC Warrant, each whole SPAC Warrant that is issued and outstanding immediately prior to the Effective Time shall be assumed by PubCo and will be exercisable, in accordance with the terms of the Assumed Warrant Agreement, for one (1) PubCo Share.

(c)        Merger Sub Shares. At the Effective Time, each share of common stock, par value $0.0001 per share, of Merger Sub (the “Merger Sub Shares”) that is issued and outstanding immediately prior to the Effective Time shall automatically convert into one (1) share of common stock, par value $0.0001 per share, of the Surviving Company. The shares of common stock of the Surviving Company shall have the same rights, powers and privileges as the shares so converted and shall constitute the only issued and outstanding share capital of the Surviving Company.

(d)       No Liability. Notwithstanding anything to the contrary in this Section 2.6, none of the Parties or the Surviving Company or the Exchange Agent shall be liable to any Person for any amount properly paid to a Governmental Entity pursuant to any applicable abandoned property, escheat or similar Applicable Law. Any portion of the Merger Consideration remaining unclaimed by SPAC Stockholders immediately prior to such time when the amounts would otherwise escheat to, or become property of, any Governmental Entity shall become, to the extent permitted by Applicable Law, the property of PubCo free and clear of any claims or interest of any Person previously entitled thereto.

(e)       Excluded SPAC Shares. Each SPAC Share held in SPAC’s treasury or owned by the Company, PubCo or Merger Sub or any other wholly-owned subsidiary of the Company or SPAC immediately prior to the Effective Time (each, an “Excluded SPAC Share”) shall be cancelled and shall cease to exist, and no consideration shall be paid or payable with respect thereto.

(f)        Adjustment to Merger Consideration. The Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, split-up, reverse stock split, stock dividend or stock distribution (including any dividend or distribution of securities convertible into SPAC Class A Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to SPAC Class A Shares occurring on or after the date hereof and prior to the Closing.

Section 2.7      No Further Ownership of SPAC Class A Shares. All Merger Consideration delivered upon the exchange of SPAC Class A Shares in accordance with the terms of this Article II shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the securities represented by such SPAC Class A Shares and there shall be no further registration of transfers on the register of stockholders of SPAC of the SPAC Class A Shares and that were issued and outstanding immediately prior to the Effective Time.

Section 2.8      Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company following the Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SPAC and Merger Sub, the officers and directors (or their designees) of the Surviving Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

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Article III
Share Exchange

Section 3.1      Share Exchange. Upon the terms and subject to the conditions of this Agreement, immediately before the Effective Time, the Company Shareholder shall sell and transfer all issued Company Ordinary Shares and other Equity Interests (whether outstanding, vested or otherwise) of the Company to PubCo, in consideration for (a) the payment of the Closing Cash Consideration, if any, at Closing, (b) the issuance of the Closing Share Consideration at Closing and (c) the issuance of the Earnout Consideration (subject to the satisfaction of the relevant conditions in Section 8.25) after Closing; provided, however, no fraction of a PubCo Share will be issued by virtue of the Share Exchange, and to the extent the Company Shareholder would otherwise be entitled to a fraction of a PubCo Share (after aggregating all fractional PubCo Shares that otherwise would be received by the Company Shareholder), the Company Shareholder shall instead be entitled to receive such number of PubCo Shares to which the Company Shareholder would otherwise be entitled, rounded up or down to the nearest whole PubCo Share. PubCo shall use reasonable best efforts to cause the PubCo Shares issued pursuant to this Section 3.1 to be issued in book-entry form as of the Share Exchange.

Article IV
Representations and Warranties of the Company,
PubCo and Merger Sub

Except as set forth in the letter dated as of the date of this Agreement delivered by the Company to SPAC in connection with the execution and delivery of this Agreement (the “Company Disclosure Letter”), the Company, PubCo and Merger Sub hereby represent and warrant to SPAC as follows:

Section 4.1      Organization and Qualification. Each of the Company, PubCo and Merger Sub has been duly registered, incorporated, organized or formed and is validly existing as a company in good standing under the Companies Act (Chapter 386 of the Laws of Malta), the Companies Act 2006 (United Kingdom) or the laws of the state of Delaware, as applicable. Each of the Company, PubCo and Merger Sub has all requisite corporate power and authority to own, lease and operate all of its assets and properties and to carry on its business as it is now being conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company, PubCo and Merger Sub is duly licensed or qualified to do business in each jurisdiction in which such properties and assets are owned, leased or operated by it or in which the nature of the business conducted by it makes such qualification or licensing necessary, except for such licenses or qualifications the failure to obtain which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of the Company, PubCo and Merger Sub is in violation of any of the provisions of its respective Organizational Documents. Complete and correct copies of the Organizational Documents of the Company, PubCo and Merger Sub, as amended and in full force and effect as of the date of this Agreement, have been made available to SPAC.

Section 4.2      Company Subsidiaries.

(a)        The Company’s Subsidiaries, together with their jurisdiction of incorporation or organization, as applicable, are listed on Schedule 4.2(a) of the Company Disclosure Letter (the “Company Subsidiaries”). Each Company Subsidiary has been duly formed, registered or organized and is validly existing under the Applicable Law of its respective jurisdiction of incorporation or organization and has the requisite power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted. No Company Subsidiary is in violation of any of the provisions of such Company Subsidiary’s Organizational Documents or of any of the provisions of rulings issued by any Governmental Entity. Complete, valid and correct copies of the Organizational Documents and recent corporate certificates of each Company Subsidiary have been made available to SPAC.

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(b)        Each Company Subsidiary is duly licensed or qualified to do business and, where applicable, is in good standing as a foreign corporation (or other entity, if applicable) in each jurisdiction in which it is conducting business, or the operation, ownership or leasing of its property or assets or the character of its business activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.3      Capitalization.

(a)        As of the date hereof, the authorized share capital of the Company consists of 1,200 Company Ordinary Shares, of which 1,200 Company Ordinary Shares are issued; the issued and outstanding capital of PubCo is 650,000,000 PubCo Shares, of which 650,000,000 PubCo Shares are issued and outstanding; and the authorized share capital of Merger Sub is 1,000 Merger Sub Shares, of which only one (1) Merger Sub Share is issued and outstanding. All of the issued and/or outstanding Company Ordinary Shares, PubCo Shares and Merger Sub Shares have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights. Each Company Ordinary Share, PubCo Share and Merger Sub Share has been issued in compliance in all material respects with: (x) Applicable Law; and (y) the Organizational Documents (as in effect at the time of such issuance) of the Company, PubCo or Merger Sub, as applicable.

(b)        Other than the Company Ordinary Shares, PubCo Ordinary Shares and Merger Sub Shares set forth in Section 4.3(a), there are no outstanding (i) shares, capital stock, equity, voting interests (including bonds, debentures, notes, or other debt securities the holders of which have the right to vote with the shareholders), stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit or other equity-based compensation award or similar rights, (ii) options, warrants, rights or other securities convertible into or exchangeable or exercisable for any shares, equity interests, or other equity-based securities, or (iii) other commitments or agreements providing for the issuance of additional shares (or other equity interests), the sale of treasury shares, or for the repurchase or redemption of any of the foregoing securities or interests (the items in clauses (i) through (iii) collectively, “Equity Interests”) of the Company, PubCo or Merger Sub, and there are no agreements of any kind which may obligate the Company, PubCo or Merger Sub to issue, purchase, register for sale, redeem or otherwise acquire any Equity Interests (other than this Agreement and the other Transaction Agreements). Except as set forth in this Agreement and the other Transaction Agreements, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings with respect to any Equity Interests of the Company, PubCo or Merger Sub.

(c)        The issued and/or outstanding Equity Interests of each of the Company Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable (where such concepts are applicable) and have not been issued in violation of any preemptive or similar rights. The Company owns of record, beneficially and exclusively all the issued and/or outstanding Equity Interests of each Company Subsidiary free and clear of any Liens other than (i) as may be set forth on Schedule 4.3(c) of the Company Disclosure Letter, (ii) any restrictions on sales of securities under applicable securities laws, and (iii) Permitted Liens. There are no outstanding options, warrants, rights or other securities convertible into or exercisable or exchangeable for any shares of capital stock (or other Equity Interests) of such Company Subsidiaries, any other commitments or agreements providing for the issuance of additional shares (or other Equity Interests), the sale of treasury shares, or for the repurchase or redemption of such Company Subsidiaries’ shares of capital stock (or other Equity Interests), or any agreements of any kind which may obligate any Company Subsidiary to issue, purchase, register for sale, redeem or otherwise acquire any of its shares of capital stock (or other Equity Interests). Except for the Equity Interests of the Company Subsidiaries, neither the Company nor any of the Company Subsidiaries owns, directly or indirectly, any ownership, equity, profits or other Equity Interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other Contract, binding understanding, option, warranty or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

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(d)       Except as provided for in this Agreement and the other Transaction Agreements and except as set forth in Schedule 4.3(d) of the Company Disclosure Letter, as a result of the consummation of the Transactions, no share capital, warrants, options or other Equity Interests of the Company, PubCo or Merger Sub are issuable and no rights in connection with any shares, warrants, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

Section 4.4      Due Authorization. Each of the Company, PubCo and Merger Sub has all requisite corporate power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party; and (b) carry out its respective obligations hereunder and thereunder and to consummate the transactions contemplated by the Transaction Agreements to which it is a party (including, if and as applicable, the Merger and the Share Exchange), in each case, subject to the consents, approvals, authorizations and other requirements described in Section 4.5. The execution and delivery by each of the Company, PubCo and Merger Sub of this Agreement and the other Transaction Agreements to which it is a party and the consummation by it of the Transactions have been (or, for the Transaction Agreements to be executed at Closing, will be) duly and validly authorized by all requisite actions, including approval by the respective board of directors of the Company, PubCo and Merger Sub and the Merger Sub Stockholder Approval, as required by Applicable Law, no other corporate proceeding on the part of the Company, PubCo or Merger Sub is necessary to authorize this Agreement. This Agreement and the other Transaction Agreements to which it is a party have been (or, for the Transaction Agreements to be executed at Closing, will be) duly and validly executed and delivered by the each of the Company, PubCo and Merger Sub and (assuming this Agreement and such other Transaction Agreements constitute (or, for the Transaction Agreements to be executed at Closing, will constitute) a legal, valid and binding obligation of the other Parties hereto and thereto) constitute (or, for the Transaction Agreements to be executed at Closing, will constitute) the legal, valid and binding obligation of each of the Company, PubCo and Merger Sub (as applicable) enforceable against the Company, PubCo and Merger Sub (as applicable) in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (whether considered in a proceeding at law or in equity) (collectively, the “Remedies Exception”).

Section 4.5      No Conflict; Governmental Consents and Filings.

(a)       Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.5(b), the execution, delivery and performance of this Agreement (including the consummation by each of the Company, PubCo and Merger Sub of the transactions contemplated hereby) and the other Transaction Agreements to which each of the Company, PubCo and Merger Sub is a party by the Company, PubCo and Merger Sub does not and will not: (i) violate any provision of, or result in the breach of, any Applicable Law to which any of the Group Companies is subject or by which any property or asset of any of the Group Companies is bound; (ii) conflict with or violate the Organizational Documents of any of the Group Companies; (iii) violate any provision of or result in a breach, default or acceleration of, or require a consent or notification under, any Company Material Contract, or terminate or result in the termination of any Company Material Contract, or result in the creation of any Lien under any Company Material Contract upon any of the properties or assets of any of the Group Companies, or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, default, acceleration, termination or creation of a Lien; or (iv) result in a violation or revocation of any required Approvals; except to the extent that the occurrence of any of the items described in the foregoing clauses (i), (iii) or (iv) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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(b)        Assuming the accuracy of the representations and warranties of the other Parties contained in this Agreement, the execution and delivery by each of the Company, PubCo and Merger Sub of this Agreement and the other Transaction Agreements to which it is a party or the consummation of the Transactions (including, if and as applicable, the Merger and the Share Exchange) by each of the Company, PubCo and Merger Sub does not, and the performance of its respective obligations hereunder and thereunder will not, require any consent, approval or authorization or permit of, or designation, declaration or filing with or notification to, any Governmental Entity, except for: (i) any consents, approvals, authorizations, designations, declarations, filings or notifications, the absence of which would not reasonably be expected to have a Company Material Adverse Effect; (ii) applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which any of the Group Companies is qualified to do business; (iii) the Gaming Notifications; (iv) the filing of the Certificate of Merger in accordance with the DGCL; and (v) as may be listed on Schedule 4.5(b) of the Company Disclosure Letter.

Section 4.6      Legal Compliance; Approvals.

(a)            Each of the Group Companies has at all times complied in all respects with, and is not in violation of, any Applicable Law with respect to the conduct of its business, or the ownership or operation of its business, except for any such non-compliance or violation that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. No written or, to the Knowledge of the Company, oral notice of material non-compliance with any Applicable Law has been received by any of the Group Companies.

(b)        The Company is not insolvent, nor subject to any bankruptcy, insolvency, moratorium or similar proceedings under Applicable Law.

(c)        Each Group Company is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders from Governmental Entities and/or third Persons (if applicable) (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted and is in compliance with all terms and conditions of such Approvals, in each case, except where the failure to have such Approvals or be in compliance therewith would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No Legal Proceeding is pending or, to the Knowledge of the Company, threatened in writing, to suspend, revoke, withdraw, modify or limit any such Approval.

Section 4.7      Financial Statements.

(a)        Set forth on Schedule 4.7(a) of the Company Disclosure Letter are: (i) the audited combined carve-out financial statements of the Company, consisting of the combined carve-out statements of financial position as of December 31, 2020 and 2019, and the combined carve-out statements of profit or loss and comprehensive income, changes in equity (deficit) and cash flows for the years then ended, and the notes to such financial statements (the “Audited Financial Statements”); and (ii) the unaudited condensed combined carve-out financial statements of the Company, consisting of the combined carve-out statements of financial position as of June 30, 2021 and June 30, 2020, and the combined carve-out statements of profit or loss and comprehensive income, changes in equity (deficit) and cash flows for the six months ended June 30, 2021 and June 30, 2020, and notes to such financial statements (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). Except as set forth on Schedule 4.7(a) of the Company Disclosure Letter, the Financial Statements present fairly, in all material respects, the consolidated financial position and the consolidated financial performance of the Company as of the dates and for the periods indicated in such Financial Statements in conformity with IFRS (except in the case of the Interim Financial Statements for the absence of footnotes and other presentation items and for normal year-end adjustments).

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(b)       Except as set forth on Schedule 4.7(b) of the Company Disclosure Letter, the Company has established and maintained a system of internal control over financial reporting that is sufficient to provide reasonable assurance (i) that transactions, receipts and expenditures of the Group Companies are being executed and made only in accordance with appropriate authorizations of management of the Company, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, and (iii) that material violations of Applicable Law by any of the Group Companies’ directors, officers, employees or its or their respective agents, representatives or other Persons, acting on behalf of the Group Companies will be prevented, detected and deterred. No Group Company has been subject to or involved in any fraud that involves management or other employees, including but not limited to those which have a significant role in the internal controls over financial reporting of any Group Company. Except as set forth on Schedule 4.7(b) of the Company Disclosure Letter, no Group Company has received any material complaint, allegation, assertion or claim, in writing, regarding the accounting or auditing practices, procedures or methodologies any Group Company or their internal controls.

Section 4.8      No Undisclosed Liabilities. There is no liability, debt or obligation (absolute, accrued, contingent or otherwise) of the Company and/or the other Group Companies except for liabilities, debts and obligations: (a) provided for in, or otherwise reflected or reserved for on, the Financial Statements or disclosed in the notes thereto; (b) that have arisen since June 30, 2021 in the ordinary course of business of the Company; (c) incurred in connection with the transactions contemplated by this Agreement; or (d) which would not, individually or in the aggregate, be material to the Group Companies, taken as a whole.

Section 4.9      Absence of Certain Changes or Events. Except as contemplated by this Agreement and as may be listed on Schedule 4.9 of the Company Disclosure Letter, between June 30, 2021 and the date of this Agreement, (a) each of the Group Companies has conducted its business in the ordinary course, except as required by Applicable Law (including COVID-19 Measures) or as reasonably necessary or prudent in light of COVID-19 or COVID-19 Measures, and (b) there has not been (i) any change, event, state of facts, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect or (ii) any action taken or agreed upon by any Group Company that would be prohibited by Section 6.1 if such action were taken on or after the date hereof without the consent of the Company.

Section 4.10      Litigation. As of the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and as may be listed on Schedule 4.10 of the Company Disclosure Letter, there are: (a) no Legal Proceedings pending or, to the Knowledge of the Company, threatened against any of the Group Companies or any of its properties or assets, or any of the directors or officers of any of the Group Companies in their capacity as such; (b) to the Knowledge of the Company, no facts or circumstances that would reasonably be expected to give rise to any Legal Proceeding, (c) no pending or, to the Knowledge of the Company, threatened in writing to the Group Companies, audits, examinations or investigations by any Governmental Entity against any of the Group Companies; and (d) no pending or threatened in writing Legal Proceedings by any of the Group Companies against any third party.

Section 4.11      Company Benefit Plans.

(a)         Schedule 4.11(a) of the Company Disclosure Letter sets forth a complete list of each Foreign Plan of a Group Company (each a “Company Benefit Plan”). Except as set forth on Schedule 4.11(a) of the Company Disclosure Letter, no Group Company maintains or contributes to (or has an obligation to contribute to) any Benefit Plan, whether or not subject to ERISA, which is not a Foreign Plan.

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(b)            With respect to each Company Benefit Plan, the Company has made available to SPAC accurate and complete copies, if applicable, of the current plan documents and written descriptions of any material Company Benefit Plans which are not in writing, and all material communications in the past three (3) years with any Governmental Entity concerning any matter that is still pending or for which a Group Company has any outstanding material Liability.

(c)            With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in all material respects in accordance with its terms and the requirements of all Applicable Law, and has been maintained, where required, in good standing in all material respects with all competent public authorities and Governmental Entities and any other third party involved (e.g. insurance companies etc.); (ii) no breach of fiduciary duty that would result in material Liability to any Group Company has occurred; (iii) no Legal Proceeding that would result in a material Liability to the Group Companies is pending or, to the Knowledge of the Company, threatened (other than routine claims for benefits arising in the ordinary course of administration); and (iv) all contributions, premiums and other payments (including any special contribution, interest or penalty) required to be made with respect to a Company Benefit Plan have been timely made. No Group Company has incurred any material obligation in connection with the termination of, or any employee discriminatory exclusion from or withdrawal from, any Company Benefit Plan.

(d)            Except as set forth in Schedule 4.11(d) of the Company Disclosure Letter, the authorization, execution and delivery of this Agreement, or the consummation of the Transactions will not: (i) entitle any individual to severance pay, unemployment compensation, bonus or other benefits or compensation under any Company Benefit Plan or under any Applicable Law; (ii) accelerate the time of payment or vesting, or increase the amount of, any compensation or benefits in respect of any current or former director, employee or independent contractor of a Group Company; (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan; (iv) otherwise give rise to any material liability under any Company Benefit Plan; (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the Effective Time; (vi) require a “gross-up”, indemnification for, or payment to any individual for any taxes imposed under Section 409A or Section 4999 of the Code or any other tax; or (vii) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(e)            No Company Benefit Plan is or has at any time been covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA, and no Group Company has ever maintained, established, participated in or contributed to, or is or has been obligated to contributed to, or has otherwise incurred any obligation or liability (including any contingent liability) under, any “multiemployer plans” within the meaning of Section 3(37) of ERISA. Except to the extent required by Applicable Law, no Group Company provides material health or life insurance benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.

Section 4.12        Labor Relations.

(a)            In the past three (3) years, there have been no strikes, work stoppages, slowdowns, lockouts, arbitrations, or grievances or other labor disputes (including unfair labor practice charges, grievances, or complaints) pending, or, to the Knowledge of the Company, threatened in writing against or involving any Group Company involving any employee or independent contractor of any Group Company, except for those which, individually or in the aggregate, would not reasonably be expected to result in any material liability to the Group Companies.

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(b)            Except as set forth in Schedule 4.12(b) of the Company Disclosure Letter, as of the date hereof, there are no complaints, charges or claims against any Group Company pending or, to Knowledge of the Company, threatened in writing, based on, arising out of, in connection with or otherwise relating to the employment or any other type of engagement (e.g. through a services agreement or through a third party provider), termination of employment, misclassification claim or failure to employ by any Group Company, of any individual, except for those which, individually or in the aggregate, would not reasonably be expected to result in any material liability to the Group Companies.

(c)            The Group Companies have at all times been, in compliance with all Applicable Law relating to the employment of labor, including as relating to wages (including minimum wage and overtime), fringe benefits, social benefits, hours and days of work (including, for the avoidance of doubt, providing overwork/overtime, working during rest days and holidays), protection of employees’ rights in case of business transfer, enforcement of labor laws, child labor, discrimination, equal treatment, sexual harassment, civil rights, immigration, withholdings and deductions and payments, classification and payment of employees, independent contractors, and consultants, employment equity, collective bargaining, employment practice, occupational health and safety, remote work arrangements and reimbursements of respective costs, workers’ compensation, and immigration, submission of filings and notifications to the authorities, employer’s information/consultation obligations towards the personnel, except for instances of noncompliance which, individually or in the aggregate, would not reasonably be expected to result in any material liability to the Group Companies.

(d)            All salaries, wages and fees and other benefits, and any amounts owed in respect of employment, of all employees which are due and payable prior to the execution of this Agreement have been paid or discharged in full together with all related payments to third party benefit providers or relevant authorities (including social security premiums or contributions) which are likewise due and payable prior to the execution of this Agreement.

(e)            During the past three (3) years, to the Knowledge of the Company, there have been no employment discrimination or sexual harassment or violence or sexual misconduct allegations raised, brought, threatened, or settled, in each case in writing, relating to any current or former appointed officer, director, external contractor or third party employee at the level of vice president or above of any Group Company involving or relating to his or her services provided to any Group Company. The policies and practices of the Group Companies comply with all Applicable Law concerning employment discrimination and employment harassment, except as would not, individually or in the aggregate, reasonably be expected to result in any material liability to the Group Companies. During the past five (5) years, neither the Company nor any Company Subsidiaries has entered into any material settlement agreements resolving, in whole or in part, allegations of sexual harassment or violence or sexual misconduct by any current or former appointed officer or director or employee or external contractor or third party employee at the level of vice president or above.

(f)            No Group Company is a party to, bound by, negotiating or required to negotiate any collective bargaining agreement or other agreement with a labor union, works council or other labor organization. No employees of any Group Company are represented by any labor union, works council or other labor organization. There are no activities or proceedings of any labor union, works council or other labor organization to organize any employees of any Group Company and no demand for recognition or certification as the exclusive bargaining representative of any employees has been made by or on behalf of any labor union or other labor organization. The execution and delivery of this Agreement and the other Transaction Agreements to which the Company is a party and the performance of the Company hereunder and thereunder do not require the Company to seek or obtain any consent, engage in consultation with, or issue any notice to any unions or labor organizations.

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Section 4.13        Real Property.

(a)            No Group Company owns, or has owned, any real property.

(b)            Schedule 4.13(b) of the Company Disclosure Letter lists, as of the date of this Agreement, all real property leased, subleased or otherwise occupied by the Group Companies (the “Leased Real Property”). The Company or one of the Company Subsidiaries has a valid, binding and enforceable leasehold estate in, and enjoys peaceful and undisturbed possession of, all Leased Real Property, and such leasehold estates are held free and clear of all Liens (other than Permitted Liens). Each of the leases, subleases, occupancy agreements and documents related to any Leased Real Property and to which a Group Company is a party, including all amendments and modifications thereto and guarantees thereof (collectively, the “Company Real Property Leases”): (i) are in full force and effect, subject to the Remedies Exception; and (ii) represent the valid and binding obligations of such Group Company party thereto and, to the Knowledge of the Company, represent the valid and binding obligations of the other parties thereto. All Group Companies have complied in all material respects with all obligations expressly undertaken by the Group Companies both under the leases, subleases and occupancy agreements they have directly entered into with regard to the Leased Real Properties and under the agreements the Group Companies’ sublessors have entered into with the Leased Real Properties’ current owners.

(c)            No Leased Real Property, or any portion thereof, is currently leased, sublet or sublicensed by any Group Company to a third party. No condemnation proceeding is pending or, to the Knowledge of the Company, threatened in writing with respect to any Leased Real Property or portion thereof, which individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

Section 4.14        Taxes.

(a)            All Tax Returns required to be filed by or with respect to the Group Companies, have been timely filed with the appropriate Governmental Entity (taking into account applicable extensions of time to file), except with respect to matters being contested in good faith by appropriate proceeding and with respect to which adequate reserves have been made in accordance with IFRS. All such Tax Returns are true, correct and complete in all material respects.

(b)            The Group Companies have timely paid all material amounts of Taxes which are due and payable (regardless of whether shown on a Tax Return). The unpaid liability for Taxes of the Group Companies did not, as of the date of the Interim Financial Statements, materially exceed the reserve for Tax liabilities (excluding any reserve for deferred Taxes) accrued on the Financial Statements, and since such date no Group Company has incurred any liability for Taxes outside the ordinary course of business.

(c)            The Group Companies have complied in all material respects with all Applicable Laws relating to the withholding, reporting and remittance of all amounts of Taxes and all amounts of Taxes required by Applicable Law to be withheld by the Group Companies have been withheld and paid over to the appropriate Governmental Entity.

(d)            No deficiency for any amount of Taxes has been asserted or assessed by any Governmental Entity in writing against any Group Company, which deficiency has not been paid or resolved. No audit or other proceeding by any Governmental Entity is currently in progress, pending or, to the Knowledge of the Company, threatened in writing against any Group Company with respect to any Taxes due from such entities. There are no waivers, extensions or requests for any waivers or extensions of statute of limitations currently in effect with respect to any Tax assessment or deficiency of any Group Company. No Group Company is currently contesting any Tax liability of any Group Company before any Governmental Entity.

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(e)            There are no Liens (other than Permitted Liens) for amounts of Taxes upon any of the assets of the Group Companies.

(f)            None of the Group Companies has requested or has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of federal, state, provincial or local Applicable Law, and none of the Group Companies, are subject to any private letter ruling of the IRS or comparable ruling of any other Governmental Entity.

(g)            None of the Group Companies has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the six (6) years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code).

(h)            None of the Group Companies has been a party to any “listed transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b).

(i)            The Group Companies are not liable and will not be liable at any time after the Closing Date for any Tax liability of any Person (whether such liability is based on U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Applicable Law), transferee or successor liability, Contract (other than a customary commercial Contract entered into in the ordinary course of business not primarily related to Taxes), Applicable Law or any other theory of legal liability).

(j)            No Group Company has ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state, local, or foreign income tax purposes, other than a group the common parent of which was or is the Company or any of its Subsidiaries and other than as set forth in Schedule 4.14(j) of the Company Disclosure Letter.

(k)            At no time has a claim been made in writing by any Governmental Entity in a jurisdiction in which any Group Company does not file Tax Returns that it is or may be subject to Tax or required to file Tax Returns in that jurisdiction which claim has not been dismissed, closed or otherwise resolved.

(l)            Each Group Company is a Tax resident only in its jurisdiction of formation.

(m)            No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized or resident for purposes of such country’s Tax.

(n)            There are no Tax indemnification agreements or Tax Sharing Agreements under which any Group Company could be liable after the Closing Date for any Tax liability of any Person other than a Group Company, except for customary agreements or arrangements entered into in the ordinary course of business with customers, vendors, lessors, lenders and the like or other agreements, in each case, that do not relate primarily to Taxes.

(o)            To the Knowledge of the Company, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the applicable Transactions from qualifying for the Intended Tax Treatment.

(p)            No Group Company has deferred any Taxes under any COVID-19 Measures.

(q)            There is no fact or circumstance that would cause PubCo, immediately following the Closing, either to be (i) a “domestic corporation” (as such term is defined in Section 7701 of the Code) as a result of the application of Section 7874(b) of the Code or (ii) a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code.

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(r)            One or more of the Group Companies, is and has been engaged in an active trade or business outside the United States, within the meaning of Treasury Regulation Section 1.367(a)-2(d)(2), (3), and (4), for a continuous period of at least thirty-six (36) months. Except as set forth in Schedule 4.14(r) of the Company Disclosure Letter, the Company has owned (directly or indirectly) all of the equity of such Group Companies at all times during the thirty-six (36)-month period preceding the Closing. Neither the Company nor any other Group Company has an intention to substantially dispose of or discontinue such trade or business or the Group Company conducting such trade or business.

(s)            The PubCo Shares to be received by the SPAC Stockholders as part of the Merger Consideration will, in the aggregate, represent less than fifty percent (50%) of each of the total voting power and the total value of the ordinary shares of PubCo immediately following the Closing, applying the attribution rules of Code Section 318 (as modified by Code Section 958(b), and taking into account the rules of proposed Treasury Regulations Section 1.367(a)-3(c)(4)(iv) as applicable).

(t)            The fair market value the Group Companies is at least equal to the fair market value of the SPAC, as specifically determined for purposes of Section 367 of the Code, as of the Closing.

(u)            No Group Company believes that it is, and no Group Company expects to become, a “passive foreign investment company” within the meaning of Section 1297(a) of the Code (“PFIC”).

(v)            No Group Company will be required to include any material amount in taxable income, exclude any material item of deduction or loss from taxable income, or make any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign law) for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale, intercompany transaction described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign law) or open transaction disposition, in each case, made by any Group Company prior to the Closing, (ii) prepaid amount received or deferred revenue realized or received by any Group Company prior to the Closing, (iii) change in method of accounting of any Group Company for a taxable period (or portion thereof) ending on or prior to the Closing Date made or required to be made prior to the Closing, or (iv) “closing agreement” described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed by any Group Company prior to the Closing. The regarded owner of the Company for U.S. federal income tax purposes will not be required to make any payment after the Closing as a result of an election under Section 965(h) of the Code made with respect to the Company or any of its Subsidiaries.

Section 4.15          Intellectual Property.

(a)            Schedule 4.15(a) of the Company Disclosure Letter sets forth a true, correct and complete list of: (i) all Owned Intellectual Property that is the subject of an application, filing, issuance, registration or other document filed with or issued or recorded by any Governmental Entity, quasi-governmental authority, independent legal entity established by local or foreign law or domain name registrar (collectively, the “Registered Intellectual Property”) including the applicable jurisdiction (for international trademarks designated countries are also included), title, application, registration or serial number, date, validity, term/expiration date and record owner and, if different, the legal owner and beneficial owner; (ii) all material unregistered Trademarks that constitute Owned Intellectual Property; and (iii) all material owned Software. The Registered Intellectual Property (excluding any pending applications included in the Registered Intellectual Property) has not been deemed by a Governmental Entity in writing to be invalid or unenforceable and such has not been canceled or abandoned and has been maintained effective, subject to any expiration of term under Applicable Law, all changes in any Registered Intellectual Property (e.g. changes of address, ownership, representative and any other change) have been duly recorded before all competent Governmental Entities by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees, and no Legal Proceedings (including any interferences, cancellation proceedings, oppositions, or other contested proceedings) pending or, to the Knowledge of the Company, threatened, against any Group Company, with respect to any such item of Registered Intellectual Property. All Owned IP is valid, subsisting, enforceable, in full force and effect, and has not been cancelled, expired abandoned or made subject a right in rem. Neither the Owned IP nor any of the Group Companies is subject to any outstanding judgment, settlement, or order restricting or impairing in any material respect the use thereof or of any Intellectual Property, respectively.

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(b)            The Company or one of its Subsidiaries (other than Merger Sub) is the sole and exclusive owner of, and possesses, all right, title and interest in and to all Owned Intellectual Property free and clear of all Liens (other than Permitted Liens), and has the right to use pursuant to a valid written license, sublicense, or other written Contract or other lawful right, all other Licensed Intellectual Property and Company IT Systems used in or necessary to conduct the business of the Group Companies as currently conducted. None of the foregoing will be materially adversely impacted by (nor will require the payment or grant of additional material amounts of consideration as a result of) the execution, delivery or performance of this Agreement or any other Transaction Agreement, nor the consummation of any of the Transactions. No Owned Intellectual Property is jointly-owned by any Group Company and another Person.

(c)            Except as set forth on Schedule 4.15(c) of the Company Disclosure Letter, there is no, nor has there been any in the past six (6) years, Legal Proceeding pending against the Group Companies, nor to the Knowledge of the Company, has any such Legal Proceeding been threatened in writing (including unsolicited offers to license Patents) against the Company or any of the Group Companies either (A) alleging any Group Company’s or the conduct or operation of their respective business’s (including the use, marketing, licensing, sale, offering for sale, importation, distribution, or commercialization of their products and services and the use of the Owned IP) infringement, misappropriation or other violation of any Intellectual Property of any third Person; or (B) challenging the ownership, use, registrability, patentability, validity, or enforceability of any Owned Intellectual Property. To the knowledge of the Company, no Group Company nor the conduct or operation of their respective businesses (including the use, marketing, licensing, sale, offering for sale, importation, distribution, or commercialization of their products and services and the use of the Owned IP) as currently conducted, or as conducted in the past six (6) years (i) infringes, misappropriates, or violates the Intellectual Property of any Person, or (ii) constitutes unfair competition or trade practices. To the Knowledge of the Company, as of the date of this Agreement, no other Person is infringing, misappropriating or otherwise violating any Owned Intellectual Property and no such claims have been made or threatened in writing against any Person in a written notice sent by any of the Group Companies to any such Person.

(d)            Except as set forth on Schedule 4.15(d) of the Company Disclosure Letter, each past and present employee or contractor of any of the Group Companies who has contributed to the creation or development of any material Owned Intellectual Property has executed and delivered a valid and enforceable written agreement, pursuant to which such Person has assigned to such Group Company all of such Person’s rights, title and interest in and to all such material Owned Intellectual Property and waived any and all rights to royalties or other consideration or non-assignable rights with respect to all such material Owned Intellectual Property. To the Knowledge of the Company, no such Person is in violation of any such agreement.

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(e)            Each of the Group Companies, as applicable, has taken commercially reasonable steps to protect and maintain the secrecy, confidentiality and value of each material item of Owned IP. All material Trade Secrets of the Group Companies have been maintained in confidence in accordance with reasonable protection procedures that are adequate for the protection thereof and that are at least as protective as those procedures customarily used in the online casino gaming and sportsbook industry to protect rights of like importance. No Trade Secret or Owned IP of any of the Group Companies has been disclosed other than subject to a written agreement sufficiently restricting the disclosure and use of such Trade Secret or Owned IP and, to the Knowledge of the Company, no such Person to whom a material Trade Secret or Owned IP of any of the Group Companies has been so disclosed is in violation of any such agreement. No Person other than the Group Companies possesses or has an actual or contingent right to possess, a copy, in any form, of any source code for any material Owned Software (other than employees, consultants and contractors of the Group Companies subject to confidentiality obligations with respect to such source code and solely to the extent necessary for them to maintain and develop such Software for the Group Companies and other than in connection with public software development kits or other limited source code, in each case, provided in the ordinary course of business for product integrations).

(f)            None of the Group Companies has received any funding or other resources from, or used any resources, personnel, or facilities of, any Governmental Entity, university, institution or similar Person in connection with the creation, development, marketing, distribution, sale, offer for sale or other commercialization of any Owned IP in such a manner as to give any such Governmental Entity, university, institution or similar Person any rights, title or interest in or to any Owned IP (whether express or implied, whether contractual or by operation of Law). None of the Group Companies are required to pay any royalty or make any other form of payment to any Governmental Entity to allow the use, licensing or transfer of any material Owned Intellectual Property. None of the Group Companies is a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any Owned IP to any Person.

(g)            No Publicly Available Software is or has been included, incorporated or embedded in, linked to, combined, made available or distributed with, or used in the former or current development, maintenance, operation, delivery or provision of any Owned Software, in each case, in a manner that subjects the Owned Software to any Copyleft Terms. To the Knowledge of the Company, each Group Company is in compliance in all material respects with the terms and conditions of all relevant licenses for Publicly Available Software used in the business of the Group Companies.

(h)            The Group Companies has taken commercially reasonable measures, which are, to the Knowledge of the Company, consistent with current industry standards, to protect the confidentiality, integrity and security of the Company IT Systems (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption. The Company IT Systems are adequate in all material respects for the operation and conduct of the business of the Group Companies as currently conducted. The Group Companies have implemented commercially reasonable data storage, malware protection, server patch, intrusion detection, system redundancy and disaster avoidance policies and procedures, as well as a commercially reasonable business continuity plan, in each case which are, to the Knowledge of the Company, consistent with customary industry practices and applicable regulatory standards, and the most recent testing of such plans and procedures testing did not identify any material deficiencies therein that have not since been remediated. The Company IT Systems and Software constituting Owned Intellectual Property do not contain any Unauthorized Code, Self-Help Code, bugs, faults or other devices, errors, malware “viruses”, contaminants or effects that (i) materially disrupt or adversely affect the functionality of the Company IT Systems, except as disclosed in their documentation or (ii) enable or assist any Person to access without authorization any Company IT Systems or any such Software.

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Section 4.16          Privacy and Data Security. Except as set forth on Schedule 4.16 of the Company Disclosure Letter:

(a)            Each of the Group Companies and, to the Knowledge of the Company, any Processor, to the extent such Processor was Processing Personal Information on behalf of any Group Company, has at all times materially complied with: (i) all applicable Privacy Laws; (ii) all of the Group Companies’ obligations regarding Personal Information and information security under any Contracts; and (iii) any policy adopted by a Group Company related to privacy, information security or data security. None of the Group Companies has received any written notice of, nor, to the Knowledge of the Company, has there been any threat of, any investigation, audit, complaint or claim relating to any (A) Group Company’s use of Personal Information, (B) violation of any Privacy Laws, (C) Personal Information Breaches, or (D) Group Company’s Contractual obligations relating to Personal Information or information security; and none of the Group Companies has reason to believe that any such notice is likely to be received.

(b)            Each of the Group Companies has implemented and maintained, and required that its third party vendors and Processors implement and maintain, commercially reasonable policies and business continuity and technical and organizational security regarding the confidentiality, integrity and availability of the Company IT Systems and Personal Information, business proprietary or sensitive information, in its possession, custody, or control, including against loss, theft, misuse or unauthorized Processing, access, use, modification or disclosure.

(c)            To the Knowledge of the Company, (i) there have been no breaches, security incidents, misuse of, or unauthorized Processing of, access to, or disclosure of, any Personal Information (each a “Personal Information Breach”) in the possession, custody, or control of any of the Group Companies, (ii) none of the Group Companies have experienced any information security incident that has materially compromised the integrity or availability of the Company IT Systems, Personal Information or other data thereon, and (iii) none of the Group Companies have provided or been legally required to provide any notices to any Person in connection with any Personal Information Breach or other information security incident.

Section 4.17          Agreements, Contracts and Commitments.

(a)            Schedule 4.17 of the Company Disclosure Letter sets forth a true, correct and complete list of each Company Material Contract that is in effect as of the date of this Agreement. For purposes of this Agreement, “Company Material Contract” of the Group Companies shall mean each Company Real Property Lease, IP Contract and each of the following Contracts to which any of the Group Companies is a party, other than any Company Benefit Plan and the Transaction Agreements:

(i)            Each Contract with a vendor or supplier (other than purchase orders entered into in the ordinary course of business) that involved annual payments or consideration furnished by or to any of the Group Companies of more than One Hundred Thousand Dollars ($100,000) during the fiscal year ended December 31, 2021;

(ii)            Each note, debenture, other evidence of Indebtedness, credit or financing agreement or instrument or other contract for money borrowed by any of the Group Companies having an outstanding principal amount, in each case, in excess of One Hundred Thousand Dollars ($100,000), other than a Permitted Lien, or any such note, debenture or other evidence of indebtedness under which any Person (other than a Group Company) has directly or indirectly guaranteed Indebtedness of any Group Company;

(iii)            Each Contract for the acquisition or the disposition of any material assets, properties or business divisions entered into by any of the Group Companies involving consideration in an amount in excess of One Hundred Thousand Dollars ($100,000), in each case, whether by merger, purchase or sale of stock or assets or otherwise (other than Contracts for the purchase or sale of inventory or supplies entered into in the ordinary course of business) occurring in the last two (2) years;

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(iv)            Each Contract evidencing an outstanding obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(v)            Each employment or consulting (with respect to an individual, independent contractor) Contract providing for annual base salary or annual consulting fee payments in excess of One Hundred Thousand Dollars ($100,000), excluding any such employment, consulting, or management Contract that either: (A) is terminable by the Company or the applicable Company Subsidiary at will; or (B) provides for severance, notice and/or garden leave obligations of 90 days or less or such longer period as is required by Applicable Law;

(vi)            Each joint venture Contract, partnership agreement or limited liability company agreement with a third party (in each case, other than with respect to wholly-owned Company Subsidiaries);

(vii)            Each Contract (other than those made in the ordinary course of business) that purports to limit or contains covenants expressly limiting in any material respect the freedom of any of the Group Companies to: (A) compete with any Person in a product line or line of business; (B) operate in any geographic area; or (C) solicit customers;

(viii)            Each Contract (other than those made in the ordinary course of business): (A) providing for the grant of any preferential rights to purchase or lease any asset of the Group Companies; or (B) providing for any right (exclusive or non-exclusive) to sell or distribute any material product or service of any of the Group Companies; and

(ix)            Each Market Access Agreement.

(b)            All Company Material Contracts are: (i) in full force and effect, subject to the Remedies Exception; and (ii) represent the valid and binding obligations of a Group Company party thereto and, to the Knowledge of the Company, represent the valid and binding obligations of the other parties thereto, in each case, subject to the Remedies Exception. True, correct and complete copies of all written Company Material Contracts have been made available to SPAC. None of the Group Companies nor, to the Knowledge of the Company, any other party thereto, is in breach of or default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any of the Company Material Contracts, and no party to any Company Material Contract has given any written or, to the Knowledge of the Company, oral claim or notice of any such breach, default or event, which individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

Section 4.18          Insurance. The Group Companies have in full force and effect all material policies or binders of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, the Group Companies as of the date of this Agreement (collectively, the “Insurance Policies”). True and complete copies of the Insurance Policies have been made available to SPAC. None of the Group Companies has received any written notice from any insurer under any of the Insurance Policies, canceling, terminating or materially adversely amending any such policy or denying renewal of coverage thereunder and all premiums on such insurance policies due and payable as of the date hereof have been paid. There is no pending material claim by any Group Company against any insurance carrier for which coverage has been denied or disputed by the applicable insurance carrier (other than a customary reservation of rights notice), which individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

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Section 4.19          Affiliate Matters. Except: (a) the Company Benefit Plans; (b) Contracts between or among the Group Companies; (c) customary indemnification agreements between or among any director or officer of the Group Companies made available to SPAC, on the one hand, and any of the Group Companies, on the other; (d) employment agreements and employee confidentiality and other similar agreements with employees; (e) as set forth in the Financial Statements; (f) the payment of salary, bonuses and other compensation for services rendered; and (g) reimbursement for reasonable expenses incurred in connection with any of the Group Companies (together the “Affiliate Agreements”), none of the Group Companies is party to any Contract or transaction with any: (i) present or former officer, director or employee of any of the Group Companies or the Company Shareholder or any of their respective family members or Affiliates; or (ii) Affiliate of the Company.

Section 4.20          Business Activities. Since its incorporation, neither PubCo nor Merger Sub has conducted any business activities other than activities: (a) in connection with its organization; or (b) directed toward the accomplishment of a business combination.

Section 4.21          Information Supplied. None of the information relating to the Group Companies supplied or to be supplied by or on behalf of the Group Companies in writing expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement and Proxy Statement will, when the Registration Statement and Proxy Statement are declared effective or when the Proxy Statement is mailed to the SPAC Stockholders or at the time of the SPAC Stockholders’ Meeting, and in the case of any amendment or supplement thereto, at the time of such amendment or supplement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Group Companies make no representations or warranties as to (i) the information contained or incorporated by reference in or omitted from the Registration Statement or Proxy Statement/Prospectus in reliance upon and in conformity with information furnished in writing to the Group Companies by or on behalf of SPAC or the Sponsor specifically for inclusion in the Registration Statement or the Proxy Statement/Prospectus and (ii) any forward-looking statements supplied or to be supplied by or on behalf of the Group Companies in writing expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement or Proxy Statement/Prospectus.

Section 4.22          Absence of Certain Business Practices. At all times: (a) the Group Companies, and their respective directors, officers, employees and, to the Knowledge of the Company, any other Persons acting on their behalf, in connection with the operation of the business of the Group Companies, in each case, have been in compliance with all applicable Specified Business Conduct Laws and have not engaged in any activity that would reasonably be expected to result in the Group Companies becoming the subject or target of any sanctions administered by the U.S., Maltese, Cypriot or Greek governments; and (b) none of the Group Companies has (i) received written notice of, or made a voluntary, mandatory or directed disclosure to any Governmental Entity relating to, any actual or potential violation of any Specified Business Conduct Law; or (ii) been a party to or the subject of any pending or, to the Knowledge of the Company, threatened in writing, Legal Proceeding or investigation by or before any Governmental Entity related to any actual or potential violation of any Specified Business Conduct Law. None of the Group Companies, nor any of their respective directors or executives, nor to the Knowledge of the Company, any of their respective officers, employees, or agents is (a) owned or controlled by Persons that are: (i) the subject or target of any sanctions or the target of restrictive export controls administered by the U.S., Maltese, Cypriot or Greek governments, the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, or the European Union, or (ii) located, organized or resident in a country or territory that is the subject of such sanctions (currently Crimea, the Donetsk People’s Republic, the Luhansk People’s Republic, Cuba, Iran, North Korea, and Syria).

Section 4.23          Gaming. Except as set forth on Schedule 4.23 of the Company Disclosure Letter:

(a)            No Group Company has (i) made any application for a license, certificate, registration or finding of suitability from any Gaming Regulatory Authority that has not been issued, granted or given (for whatever reason) or (ii) withdrawn any such application (for whatever reason).

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(b)            Where required to do so under Applicable Gaming Law or as requested by any Gaming Regulatory Authority, all relevant directors, officers, contractors and employees of the Group Companies have obtained and hold personal management licenses (or jurisdictional equivalent licenses) and those licenses, registrations or findings of suitability are in full force and effect, except where the failure to obtain or maintain such licenses would not reasonably be expected to have a Company Material Adverse Effect.

(c)            No Group Company has, to the Knowledge of the Company, done or omitted to do anything in material breach of Applicable Gaming Laws and/or a Gaming License.

(d)            No Group Company has received a written notice from a Governmental Entity alleging that the business of any Group Company infringes or violates any Applicable Gaming Law in any material respect or is in breach of the terms of any Gaming License or that such Governmental Entity intends to pursue any review or investigation which might conclude with the imposition of any sanction on any Group Company.

(e)            No Group Company is subject to any investigation, inquiry or Legal Proceeding or other disciplinary action, whether pending or, to the Knowledge of the Company, threatened, relating to Applicable Gaming Laws, and, to the Knowledge of the Company, there are no facts, matters or circumstances which would reasonably be expected to give rise to any such investigation, inquiry, Legal Proceeding or action that is likely to result in the imposition of sanctions in connection with a Gaming License or result in the revocation or suspension of a Gaming License or that would reasonably be expected to have a Company Material Adverse Effect.

(f)            There are no circumstances relating to any of the directors or officers of the Company or to the Company Shareholder which has affected, or could materially affect, the ability of any Group Company to obtain or maintain any relevant Gaming License.

(g)            To the Knowledge of the Company, (i) all licenses, certificates, registrations and findings of suitability reflect normal time periods and (ii) there is no expectation that any Governmental Entity will revoke or decline to renew such license, certificate, registration or finding of suitability in the ordinary course on or prior to expiry.

(h)            Complete and correct copies of the Gaming Licenses have been made available to SPAC.

Section 4.24          Sufficiency of Assets. The Group Companies own or possess all rights to the assets (tangible or intangible) necessary to conduct, in substantially the same manner as conducted since June 30, 2021, the business of the Group Companies, free and clear of all Liens (other than Permitted Liens).

Section 4.25          Brokers. No broker, finder, investment banker or other Person, other than Oakvale Capital LLP, is entitled to, nor will be entitled to, either directly or indirectly, any brokerage fee, finders’ fee or other similar commission, for which any of the Group Companies would be liable in connection with the transactions contemplated by this Agreement, the other Transaction Agreements to which the Company, PubCo or Merger Sub is a party or the transactions contemplated thereby based upon arrangements made by any of the Group Companies or any of their Affiliates.

Section 4.26          Takeover Statutes; Anti-Takeover Laws. Prior to the execution of this Agreement, the board of directors of the Company has taken all action necessary so that no restrictive provision of any “business combination,” “fair price,” “moratorium,” “control share acquisition,” “takeover,” “interested shareholder” or other similar anti-takeover Applicable Law is applicable to this Agreement or the Transactions, including the Share Exchange.

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Section 4.27          Investigation and Reliance. Each of the Company, PubCo and Merger Sub has made its own independent investigation, review and analysis regarding SPAC and the Transactions, which investigation, review and analysis were conducted by Company, PubCo and Merger Sub together with expert advisors, including legal counsel, that the Company, PubCo and Merger Sub engaged for such purpose. Each of the Company, PubCo and Merger Sub has been provided with full and complete access to the Representatives, books and records of the SPAC and any other information they have requested in connection with their investigation of the SPAC and the Transactions. Each of the Company, PubCo and Merger Sub is not relying on any statement, representation or warranty, oral or written, express or implied, made by the SPAC or any of its respective Representatives, except as expressly set forth in Article V (as modified by the SPAC Disclosure Letter) or in any certificate delivered by SPAC pursuant to this Agreement. Neither SPAC nor any of its equity holders, Affiliates or Representatives shall have any liability to the Company, PubCo or Merger Sub or any of their respective equity holders, Affiliates or Representatives resulting from the use of any information, documents or materials made available to the Company, PubCo or Merger Sub or any of its Representatives, whether orally or in writing, in any confidential information memoranda, management presentations, due diligence discussions or in any other form in expectation of the Transactions, except as expressly set forth in Article V (as modified by the SPAC Disclosure Letter) or in any certificate delivered by SPAC pursuant to this Agreement. Each of Company, PubCo and Merger Sub acknowledges that neither SPAC nor any of its equity holders, Affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving SPAC.

Article V
Representations and Warranties of SPAC

Except: (i) as disclosed in the SPAC SEC Reports filed with or furnished to the SEC prior to the execution and delivery of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such SPAC SEC Reports) excluding disclosures referred to in “Special Note Regarding Forward-Looking Statements,” “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” (or any comparable heading) and any other disclosures therein to the extent they are generally predictive or cautionary in nature or related to forward-looking statements (it being acknowledged that nothing disclosed in the SPAC SEC Reports shall be deemed to modify or qualify the representations and warranties set forth in Section 5.1 (Organization and Qualification), Section 5.3 (Capitalization), Section 5.4 (Due Authorization), Section 5.10 (Business Activities) and Section 5.22 (Brokers)), and (ii) as set forth in the letter dated as of the date of this Agreement delivered by SPAC to the Company in connection with the execution and delivery of this Agreement (the “SPAC Disclosure Letter”), SPAC represents and warrants to the Company as follows:

Section 5.1          Organization and Qualification.

(a)            SPAC is duly incorporated and validly existing and in good standing under the laws of the State of Delaware.

(b)            SPAC has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

(c)            SPAC is not in violation of any of the provisions of SPAC’s Organizational Documents. SPAC’s Organizational Documents, as amended to the date of this Agreement, have been made available to the Company and are true, correct and complete.

(d)            SPAC is duly qualified or licensed to do business in each jurisdiction where the character of the properties and assets owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

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Section 5.2          SPAC Subsidiaries. SPAC has no direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated.

Section 5.3          Capitalization.

(a)            As of the date hereof, the authorized capital stock of SPAC consists of (i) 380,000,000 SPAC Class A Shares; (ii) 20,000,000 SPAC Class B Shares; and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“SPAC Preferred Shares”). As of the date hereof, assuming the separation of all SPAC Units, SPAC had 20,125,000 SPAC Class A Shares issued and outstanding, 5,031,250 SPAC Class B Shares issued and outstanding and no SPAC Preferred Shares issued or outstanding. All issued and outstanding SPAC Class A Shares and SPAC Class B Shares have been duly authorized and validly issued, are fully paid and non-assessable under the DGCL and SPAC’s Organizational Documents, not subject to preemptive rights and free and clear of all Liens (other than Permitted Liens).

(b)            As of the date hereof, assuming the separation of all SPAC Units, SPAC has issued 20,062,500 SPAC Warrants, including 10,062,500 SPAC Public Warrants and 10,000,000 SPAC Private Placement Warrants on the terms and conditions set forth in the Warrant Agreement.

(c)            Except for (i) as described in Schedule 5.3(c) of the SPAC Disclosure Letter, (ii) the SPAC Warrants, and (iii) the conversion privileges of SPAC Class B Shares, there are no outstanding options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments or Contracts of any kind to which SPAC is a party or by which any of them is bound obligating SPAC to issue, deliver or sell, or cause to be issued, delivered or sold, additional SPAC Shares or any other capital stock of SPAC or any other interest or participation in, or any security convertible or exercisable for or exchangeable into SPAC Shares or any other share capital of SPAC or any other interest or participation in SPAC.

(d)            Each issued and outstanding SPAC Share and SPAC Warrant: (i) has been issued in compliance in all material respects with: (A) Applicable Law; and (B) SPAC’s Organizational Documents (as in effect at the time such SPAC Share and SPAC Warrant were issued); and (ii) was not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any Applicable Law, SPAC’s Organizational Documents or any Contract to which SPAC is a party or otherwise bound by. SPAC has never issued any SPAC Preferred Shares.

(e)            The Sponsor: (i) is obligated to vote all of such SPAC Class B Shares in favor of approving the Transactions; and (ii) is not entitled to elect to redeem any of such SPAC Class B Shares pursuant to SPAC’s Organizational Documents.

(f)            Except as set forth in Schedule 5.3(f) of the SPAC Disclosure Letter, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which SPAC is a party or by which SPAC is bound with respect to any ownership interests of SPAC.

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Section 5.4          Due Authorization. SPAC has the requisite power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that it has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out its obligations hereunder and thereunder and, to consummate the Transactions (including the Merger). The execution and delivery by SPAC of this Agreement and the other Transaction Agreements to which it is a party, and the consummation by SPAC of the Transactions (including the Merger), have been (or, for the Transaction Agreements to be executed at Closing, will be) duly and validly authorized by all necessary corporate actions on the part of SPAC, and no other proceedings on the part of SPAC are necessary to authorize this Agreement or the other Transaction Agreements to which it is a party or to consummate the transactions contemplated hereby or thereby, other than approval from the SPAC Stockholders. This Agreement and the other Transaction Agreements to which it is a party has been (or, for the Transaction Agreements to be executed at Closing, will be) duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute (or, for the Transaction Agreements to be executed at Closing, will constitute) the legal, valid and binding obligations of SPAC, enforceable against SPAC in accordance with their respective terms, subject to the Remedies Exception. Assuming that a quorum (as determined pursuant to SPAC’s Organizational Documents) is present at the SPAC Stockholders’ Meeting, clause (a) and clause (c) of the definition of the SPAC Transaction Proposals shall require approval by the affirmative vote of a majority of the votes cast by the holders of SPAC Shares present in person or represented by proxy at the SPAC Stockholders’ Meeting and entitled to vote thereon. The foregoing vote is the only vote of any of SPAC’s capital stock with regard to entry into this Agreement by SPAC and the consummation of the Transactions (including the Merger).

Section 5.5          No Conflict; Required Filings and Consents.

(a)            Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 5.5(b), the execution, delivery and performance by SPAC of this Agreement and the other Transaction Agreements to which it is a party and (assuming approval of the SPAC Transaction Proposals from the SPAC Stockholders is obtained) the consummation of the transactions contemplated hereunder and thereunder do not and will not: (i) conflict with or violate SPAC’s Organizational Documents; (ii) conflict with or violate any Applicable Law to which SPAC is subject or by which any property or asset of SPAC is bound; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair its rights under, or give to others any rights of consent, termination, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of SPAC pursuant to, any SPAC Material Contracts, except to the extent that the occurrence of any of the items described in the foregoing clauses (ii) or (iii) would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

(b)            Assuming the truth of the representations and warranties of the other Parties contained in this Agreement, the execution and delivery by SPAC of this Agreement and the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, notice, approval, authorization or permit of, or designation, declaration or filing with or notification to, any Governmental Entity, except: (i) any consents, notices, approvals, authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have a SPAC Material Adverse Effect; (ii) applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which SPAC is qualified to do business; and (iii) the filing of the Certificate of Merger in accordance with the DGCL. There is no stockholder rights plan, “poison pill” or similar antitakeover agreement or plan in effect to which SPAC is subject, party or otherwise bound.

Section 5.6          Legal Compliance; Approvals. Since its incorporation, SPAC has complied in all material respects with, and is not in violation of, any Applicable Law with respect to the conduct of its business, or the ownership or operation of its business, except for any such non-compliance or violation that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a SPAC Material Adverse Effect. Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a SPAC Material Adverse Effect, since the date of its incorporation, to the Knowledge of SPAC, no investigation or review by any Governmental Entity with respect to SPAC has been pending or threatened in writing and no written or, to the Knowledge of SPAC, oral notice of material non-compliance with any Applicable Law has been received by SPAC. SPAC is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, and is in compliance with all terms and conditions of such Approvals, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

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Section 5.7          SPAC SEC Reports and Financial Statements.

(a)            SPAC has filed all forms, reports, schedules, statements, certifications and other documents, including any exhibits thereto, required to be filed or furnished by SPAC with the SEC under the Exchange Act or the Securities Act since SPAC’s incorporation to the date of this Agreement, together with any amendments, restatements or supplements thereto (all of the foregoing filed prior to the date of this Agreement, the “SPAC SEC Reports”). SPAC has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by SPAC with the SEC to all agreements, documents and other instruments that previously had been filed by SPAC with the SEC and are currently in effect. The SPAC SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations promulgated thereunder. The SPAC SEC Reports did not, at the time they were filed with the SEC (or if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SPAC SEC Reports. To the Knowledge of SPAC, none of the SPAC SEC Reports are subject to ongoing SEC review or investigation. SPAC maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. To the Knowledge of SPAC, each director and executive officer of SPAC has filed with the SEC on a timely basis all statements required with respect to SPAC by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 5.7, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. Notwithstanding anything to the contrary, the representation and warranty set forth in the third sentence of this Section 5.7 shall take into account any subsequent guidance, statements or interpretations issued by the SEC or the staff of the SEC relating to accounting matters relating to initial public offerings, securities, or expenses of special purpose acquisition companies, including but not limited to the classification of SPAC Shares as permanent or temporary equity (collectively, the “SEC Guidance”), and no correction, amendment restatement, revision, or modification of any of the SPAC SEC Reports relating to or arising from the SEC Guidance shall be deemed to be a breach of the representation and warranty set forth in the third sentence of this Section 5.7.

(b)            The financial statements and notes contained or incorporated by reference in the SPAC SEC Reports (collectively, the “SPAC Financial Statements”) fairly present, in all material respects, the financial condition and the results of operations, changes in stockholders’ equity and cash flows of SPAC as at the respective dates of, and for the periods referred to, in such financial statements, all in accordance with: (i) GAAP; and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. SPAC has no off-balance sheet arrangements that are not disclosed in the SPAC SEC Reports.

(c)            There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC. SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

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(d)            SPAC has established and maintained a system of internal controls. Such internal controls are sufficient to provide reasonable assurance (i) that transactions, receipts and expenditures of SPAC are being executed and made only in accordance with appropriate authorizations of management of SPAC and (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, and (iii) that material violations of applicable Law by any of SPAC’s directors, officers, employees or its or their respective agents, representatives or other Persons, acting on behalf of SPAC will be prevented, detected and deterred. SPAC has not been subject to or involved in any fraud that involves management or other employees, including but not limited to those which have significant role in the internal controls over financial reporting of SPAC. As of the date of this Agreement, neither SPAC nor, to the Knowledge of SPAC, SPAC’s independent auditors has identified or been made aware of any significant deficiency or material weakness in the system of internal accounting controls utilized by SPAC.

Section 5.8          Absence of Certain Changes or Events. Between its incorporation and the date of this Agreement, there has not been: (a) any SPAC Material Adverse Effect; (b) any change in the auditors of SPAC; (c) any revaluation by SPAC of any of its assets, including any sale of assets of SPAC other than in the ordinary course of business; or (d) any action taken or agreed upon by SPAC or any of its Subsidiaries that would be prohibited by Section 6.2 if such action were taken on or after the date hereof without the consent of the Company.

Section 5.9          Litigation. As of the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect, there are: (a) no Legal Proceedings pending or, to the Knowledge of SPAC, threatened against SPAC or any of its properties or assets, or any of the directors or officers of SPAC in their capacity as such; (b) to the Knowledge of SPAC, no facts or circumstances that would reasonably be expected to give rise to any material Legal Proceeding; (c) no pending or, to the Knowledge of SPAC, threatened in writing to SPAC, audits, examinations or investigations by any Governmental Entity of SPAC; and (d) no pending or threatened in writing Legal Proceedings by SPAC against any third party.

Section 5.10          Business Activities. Except for as described in Schedule 5.10 of the SPAC Disclosure Letter, SPAC has not conducted any business activities other than activities: (a) in connection with its organization; or (b) directed toward the accomplishment of an initial business combination. Except as set forth in SPAC’s Organizational Documents, there is no Contract or Order binding upon SPAC or to which it is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of it, any acquisition of property by it or the conduct of business by it as currently conducted or as currently contemplated to be conducted (including, in each case, following the Closing). Except for the Transactions, SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for the Transactions and the Transaction Agreements, SPAC has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting a “Business Combination” under SPAC’s Organizational Documents.

Section 5.11          SPAC Material Contracts. Except for as described in Schedule 5.11 of the SPAC Disclosure Letter, each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which SPAC is a party (the “SPAC Material Contracts”) is an exhibit to the SPAC SEC Reports.

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Section 5.12          SPAC Listing. The issued and outstanding SPAC Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “ARTEU.” The issued and outstanding SPAC Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “ARTE.” The issued and outstanding SPAC Public Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “ARTEW.” Since October 1, 2021, SPAC has complied in all material respects with the applicable listing requirements of Nasdaq. There is no action or proceeding pending or, to the Knowledge of SPAC, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister the SPAC Units, the SPAC Class A Shares or SPAC Public Warrants or terminate the listing thereof on Nasdaq. None of SPAC or any of its Affiliates has taken any action in an attempt to terminate the registration of the SPAC Units, the SPAC Class A Shares or SPAC Public Warrants under the Exchange Act.

Section 5.13          Undisclosed Liabilities. There is no liability, debt or obligation (absolute, accrued, contingent or otherwise) of SPAC of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities, debts and obligations: (a) provided for in, or otherwise reflected or reserved for on, the SPAC Financial Statements or disclosed in the notes thereto; (b) that have arisen since the date of the most recent balance sheet included in the SPAC Financial Statements in the ordinary course of the operation of business of SPAC; (c) incurred in connection with the transactions contemplated by this Agreement; or (d) which would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

Section 5.14          Trust Account.

(a)            As of the date of this Agreement, SPAC has at least Two Hundred and Five Million Dollars ($205,000,000) in a trust account (the “Trust Account”), maintained and invested pursuant to that certain Investment Management Trust Agreement (the “Trust Agreement”), effective as of September 29, 2021, by and between SPAC and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”), for the benefit of its public stockholders, with such funds invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Other than pursuant to the Trust Agreement, the obligations of SPAC under this Agreement are not subject to any conditions regarding SPAC’s, its Affiliates’, or any other Person’s ability to obtain financing for the consummation of the Transactions.

(b)            The Trust Agreement has not been amended or modified and, to the Knowledge of SPAC with respect to Continental, is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exception. SPAC has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by SPAC or, to the Knowledge of SPAC, Continental. There are no separate Contracts, side letters or other understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate in any material respect or, to SPAC’s Knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or taxes, (ii) the SPAC Stockholders who shall have elected to redeem their SPAC Class A Shares pursuant to the Organizational Documents of SPAC or (iii) if SPAC fails to complete a business combination within the allotted time period set forth in the Organizational Documents of SPAC and liquidates the Trust Account, subject to the terms of the Trust Agreement, SPAC (in limited amounts to permit SPAC to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of SPAC) and then the SPAC Stockholders). Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and other taxes from any interest income earned on the Trust Account; (B) to pay liquidation expenses not to exceed $100,000 from any interest income earned on the Trust Account; and (C) to redeem SPAC Class A Shares in accordance with the provisions of SPAC’s Organizational Documents. There are no Legal Proceedings pending or, to the Knowledge of SPAC, threatened in writing with respect to the Trust Account.

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(c)            SPAC has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Effective Time, the obligations of SPAC to dissolve or liquidate pursuant to SPAC’s Organizational Documents shall terminate, and as of the Effective Time, SPAC shall have no obligation whatsoever pursuant to SPAC’s Organizational Documents to dissolve and liquidate the assets of SPAC by reason of the consummation of the transactions contemplated hereby. As of the date hereof, assuming the accuracy of the representations and warranties of the other Parties contained herein and the compliance by the other Parties with their respective obligations hereunder, SPAC has no reason to believe that any of the conditions to the release of funds from the Trust Account to SPAC will not be satisfied on the Closing Date.

Section 5.15          Taxes.

(a)            All material Tax Returns required to be filed by SPAC have been timely filed with the appropriate Governmental Entity (taking into account applicable extensions of time to file), except with respect to matters being contest in good faith by appropriate proceeding and with respect to which adequate reserves have been made in accordance with GAAP. All such Tax Returns are true, correct and complete in all material respects.

(b)            SPAC has timely paid all material amounts of its Taxes which are due and payable (regardless of whether shown on a Tax Return). The unpaid liability for Taxes of SPAC did not, as of the date of the latest SPAC Financial Statements, materially exceed the reserve for Tax liabilities (excluding any reserve for deferred Taxes) accrued on the SPAC Financial Statements, and since such date SPAC has not incurred any material liability for Taxes outside the ordinary course of business.

(c)            SPAC has complied in all material respects with all Applicable Laws relating to the withholding and remittance of all material amounts of Taxes and all material amounts of Taxes required by Applicable Law to be withheld by SPAC have been withheld and paid over to the appropriate Governmental Entity.

(d)            No deficiency for any material amount of Taxes has been asserted or assessed by any Governmental Entity in writing against SPAC, which deficiency has not been paid or resolved. No material audit or other proceeding by any Governmental Entity is currently in progress, pending or threatened in writing against SPAC with respect to any Taxes due from SPAC. There are no waivers, extensions or requests for any waivers or extensions of statute of limitations currently in effect with respect to any material Tax assessment or deficiency of SPAC. SPAC is not currently contesting any material Tax liability before any Governmental Entity.

(e)            There are no Liens (other than Permitted Liens) for material amounts of Taxes upon any of SPAC’s assets.

(f)            SPAC has not executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of federal, state, provincial or local Applicable Law, and SPAC is not subject to any private letter ruling of the IRS or comparable ruling of any other Governmental Entity.

(g)            SPAC has not constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code).

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(h)            SPAC has not been a party to any “listed transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b).

(i)            SPAC is not liable and will not be liable at any time after the Closing Date for any Tax liability of any Person (whether such liability is based on U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), transferee or successor liability, Contract, Applicable Law or any other theory of legal liability).

(j)            Since its incorporation, no claim has been made in writing by any Governmental Entity in a jurisdiction in which SPAC does not file Tax Returns that it is or may be subject to Tax or required to file Tax Returns in that jurisdiction, which claim has not been dismissed, closed or otherwise resolved.

(k)            SPAC is a Tax resident only in its jurisdiction of formation.

(l)            SPAC does not have a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized or resident for purposes of such country’s Tax.

(m)            There are no Tax indemnification agreements or Tax Sharing Agreements under which the SPAC could be liable after the Closing Date for any Tax liability of any Person, except for customary agreements or arrangements entered into in the ordinary course of business with customers, vendors, lessors, lenders and the like or other agreements, in each case, that do not relate primarily to Taxes.

(n)            To the knowledge of SPAC, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the applicable Transactions from qualifying for the Intended Tax Treatment.

Section 5.16          Information Supplied. None of the information supplied or to be supplied by or on behalf of SPAC expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement and Proxy Statement will, when the Registration Statement is declared effective or when the Proxy Statement is mailed to the SPAC Stockholders or at the time of the SPAC Stockholders’ Meeting, and in the case of any amendment or supplement thereto, at the time of such amendment or supplement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, SPAC makes no representations or warranties as to (i) the information contained or incorporated by reference in or omitted from the Registration Statement or the Proxy Statement/Prospectus in reliance upon and in conformity with information furnished in writing to SPAC by or on behalf of the other Parties specifically for inclusion in the Registration Statement or the Proxy Statement/Prospectus and (ii) any forward-looking statements supplied or to be supplied by or on behalf of SPAC in writing expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement or Proxy Statement/Prospectus.

Section 5.17          Employees; Benefit Plans. Other than as described in the SPAC SEC Reports, SPAC has never had any employees or individual independent contractors. Other than reimbursement of any out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf in an aggregate amount not in excess of the amount of cash held by SPAC outside of the Trust Account, as of the date hereof, SPAC has no unsatisfied material liability with respect to any employee or individual independent contractor. SPAC does not maintain, sponsor, contribute to, participate in or have any liability (actual or contingent) with respect to any plan, program, agreement or arrangement providing compensation or benefits to officers, employees or other individual independent contracts. Neither the execution and delivery of this Agreement or the other Transaction Agreements to which it is a party nor the consummation of the transactions contemplated hereunder or thereunder: (a) will result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, individual independent contractor or employee of SPAC; or (b) result in the acceleration of the time of payment or vesting of any such payment or benefits.

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Section 5.18           Board Approval; Stockholder Vote. The board of directors of SPAC, as of the date of this Agreement, unanimously: (a) approved and declared the advisability of this Agreement, the other Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereunder and thereunder; and (b) determined that the consummation of the transactions contemplated by the Transaction Agreements to which it is a party is in the best interest of SPAC. Other than the approval from the SPAC Stockholders, no other corporate proceedings on the part of SPAC are necessary to approve the consummation of the transactions contemplated by the Transaction Agreements to which it is a party.

Section 5.19           Title to Assets. Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, SPAC owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by SPAC in the operation of its business and which are material to SPAC, free and clear of any Liens (other than Permitted Liens).

Section 5.20           Affiliate Transactions. Except as described in the SPAC SEC Reports, no Contract between SPAC, on the one hand, and any of the present or former directors, officers, employees, stockholders or warrant holders or Affiliates of SPAC (or an immediate family member of any of the foregoing), on the other hand, will continue in effect following the Closing other than any such Contract that is not material to SPAC.

Section 5.21           Investment Company Act; JOBS Act. SPAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act. SPAC constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 5.22           Brokers. Other than Barclays Capital Inc. (“Barclays”) and as described on Schedule 5.22 of the SPAC Disclosure Letter, no broker, finder, investment banker or other Person is entitled to, nor will be entitled to, either directly or indirectly, any brokerage fee, finders’ fee or other similar commission, for which SPAC would be liable in connection with the transactions contemplated by this Agreement, the other Transaction Agreements to which SPAC is a party or the transactions contemplated thereby based upon arrangements made by SPAC.

Section 5.23           SPAC’s Investigation and Reliance. SPAC is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and any Company Subsidiary and the Transactions, which investigation, review and analysis were conducted by SPAC together with expert advisors, including legal counsel, that SPAC has engaged for such purpose. SPAC and its Representatives have been provided with full and complete access to the Representatives, properties, offices, plans and other facilities, books and records of the Company and any Company Subsidiary and other information that they have requested in connection with their investigation of the Company and the Company Subsidiaries and the Transactions. SPAC is not relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any Company Subsidiary or any of their respective Representatives, except as expressly set forth in Article IV (as modified by the Company Disclosure Letter) or in any certificate delivered by the Company pursuant to this Agreement. Neither the Company nor any of its equity holders, Affiliates or Representatives shall have any liability to SPAC or any of its equity holders, Affiliates or Representatives resulting from the use of any information, documents or materials made available to SPAC or any of its Representatives, whether orally or in writing, in any confidential information memoranda, “data rooms”, management presentations, due diligence discussions or in any other form in expectation of the Transactions, except as expressly set forth in Article IV (as modified by the Company Disclosure Letter) or in any certificate delivered by the Company pursuant to this Agreement. SPAC acknowledges that neither the Company nor any of its equity holders, Affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company and/or any Company Subsidiary.

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Article VI
Representations and Warranties of Company Shareholder

The Company Shareholder represents and warrants to SPAC as follows:

Section 6.1             Organization and Qualification. The Company Shareholder has been duly incorporated, organized or formed and is validly existing as a company in good standing under the Laws of Cyprus. The Company Shareholder has all requisite corporate power and authority to own, lease and operate all of its assets and properties and to carry on its business as it is now being conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company Shareholder is not in violation of any of the provisions of its Organizational Documents.

Section 6.2             Authorization; Binding Agreement. The Company Shareholder has all requisite corporate power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party; and (b) carry out its respective obligations hereunder and thereunder and to consummate the transactions contemplated by the Transaction Agreements to which it is a party (including, the Share Exchange), in each case, subject to the consents, approvals, authorizations and other requirements described in Section 6.3. The execution and delivery by the Company Shareholder of this Agreement and the other Transaction Agreements to which it is a party and the consummation by it of the Transactions have been (or, for the Transaction Agreements to be executed at Closing, will be) duly and validly authorized by all requisite actions, including approval by its board of directors, as required by Applicable Law. No other corporate proceeding on the part of the Company Shareholder is necessary to authorize this Agreement. This Agreement and the other Transaction Agreements to which it is a party have been (or, for the Transaction Agreements to be executed at Closing, will be) duly and validly executed and delivered by the Company Shareholder and (assuming this Agreement and such other Transaction Agreements constitute (or, for the Transaction Agreements to be executed at Closing, will constitute) a legal, valid and binding obligation of the other Parties hereto and thereto) constitute (or, for the Transaction Agreements to be executed at Closing, will constitute) the legal, valid and binding obligation of the Company Shareholder enforceable against the Company Shareholder in accordance with their respective terms, subject to the Remedies Exception and any Approvals.

Section 6.3             No Conflict; Required Filings and Consents.

(a)            Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.5(b), the execution, delivery and performance of this Agreement (including the consummation by the Company Shareholder of the transactions contemplated hereby) and the other Transaction Agreements to which the Company Shareholder is a party will not: (i) violate any provision of, or result in the breach of, any Applicable Law to which the Company Shareholder is subject or by which any property or asset of the Company Shareholder is bound; (ii) conflict with or violate the Organizational Documents of the Company Shareholder; or (iii) result in a violation or revocation of any required Approvals; except to the extent that the occurrence of any of the items described in the foregoing clauses (i) or (iii) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)            Assuming the accuracy of the representations and warranties of the other Parties contained in this Agreement, the execution and delivery by the Company Shareholder of this Agreement and the other Transaction Agreements to which it is a party or the consummation of the Transactions (including, if and as applicable, the Merger and the Share Exchange) by the Company Shareholder does not, and the performance of its respective obligations hereunder and thereunder will not, require any consent, notice, approval or authorization or permit of, or designation, declaration or filing with or notification to, any Governmental Entity, except for: (i) any consents, notices, approvals, authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have a Company Material Adverse Effect; (ii) applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which the Company Shareholder is qualified to do business; and (iii) as may be listed on Schedule 4.5(b) of the Company Disclosure Letter.

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Section 6.4             Ownership. On the date hereof, the Company Shareholder has good and valid title to and is the sole and exclusive legal and beneficial owner of the Equity Interests of the Company. As of immediately before the Closing, the Company Shareholder and each Permitted Transferee, if any, collectively have good and valid title to and are the sole and exclusive legal and beneficial owners of the Equity Interests of the Company. The Company Shareholder has good and valid title to and is the sole and exclusive legal and beneficial owner of the Equity Interests of PubCo. The Company Shareholder is not a party to (a) any option, warrant, purchase right or other Contract (other than this Agreement) that would require the Company Shareholder to, Transfer any of the Equity Interests of the Company or PubCo owned by the Company Shareholder or (b) any voting trust, proxy, or other Contract with respect to the voting of the Equity Interests of the Company or PubCo. The Company Shareholder does not own or have the right to acquire any other Equity Interests of any Group Company. There are no shareholders’ agreements, voting trusts or other agreements or understandings to which the Company Shareholder is a party with respect to the voting of any shares of the Group Companies.

Section 6.5             Litigation. As of the date hereof, there are: (a) no Legal Proceedings pending or, to the Knowledge of the Company Shareholder, threatened against the Company Shareholder or any of its properties or assets, or any of the directors or officers of any of the Company Shareholder in their capacity as such; (b) to the Knowledge of the Company Shareholder, no facts or circumstances that would reasonably be expected to give rise to any Legal Proceeding, (c) no pending or, to the Knowledge of the Company Shareholder, threatened in writing, audits, examinations or investigations by any Governmental Entity against the Company Shareholder; and (d) no pending or threatened in writing Legal Proceedings by the Company Shareholder against any third party.

Section 6.6             Investment Intent. The Company Shareholder is a sophisticated business entity and understands and acknowledges that its purchase and sale of Equity Interests of PubCo involves substantial risk. The Company Shareholder can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that the Company Shareholder is capable of evaluating the merits and risks of its purchase and sale of Equity Interests of PubCo.

Section 6.7             Company Shareholder Investigation and Reliance. The Company Shareholder has made its own independent investigation, review and analysis regarding SPAC and the Transactions, which investigation, review and analysis were conducted by the Company Shareholder together with expert advisors, including legal counsel, that the Company Shareholder engaged for such purpose. The Company Shareholder has been provided with full and complete access to the Representatives, books and records of the SPAC and any other information it requested in connection with its investigation of the SPAC and the transactions. The Company Shareholder is not relying on any statement, representation or warranty, oral or written, express or implied, made by the SPAC or any of its respective Representatives, except as expressly set forth in Article V (as modified by the SPAC Disclosure Letter) or in any certificate delivered by SPAC pursuant to this Agreement. Neither SPAC nor any of its respective equity holders, Affiliates or Representatives shall have any liability to the Company Shareholder or any of their respective equity holders, Affiliates or Representatives resulting from the use of any information, documents or materials made available to the Company Shareholder, whether orally or in writing, in any confidential information memoranda, management presentations, due diligence discussions or in any other form in expectation of the Transactions. The Company Shareholder acknowledges that neither SPAC nor any of its equity holders, Affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving SPAC.

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Section 6.8             Brokers. No broker, finder, investment banker or other Person, other than Oakvale Capital LLP, is entitled to, nor will be entitled to, either directly or indirectly, any brokerage fee, finders’ fee or other similar commission, for which any Group Company would be liable in connection with the transactions contemplated by this Agreement, the other Transaction Agreements to which the Company Shareholder is a party or the transactions contemplated thereby based upon arrangements made by the Company Shareholder or any of its Affiliates.

Article VII
Conduct Prior to the Closing Date

Section 7.1             Conduct of Business by the Company and the Company Subsidiaries. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall, and shall cause each of the Company Subsidiaries to, use its commercially reasonable efforts to preserve intact its respective business organizations and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with them, and conduct its respective operations (including its respective working capital and cash management practices) in the ordinary course of business in all material respects, except: (w) to the extent that SPAC shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed); (x) as required by Applicable Law (including COVID-19 Measures or as may be requested or compelled by any Governmental Entity) or as reasonably necessary or prudent in light of COVID-19 or COVID-19 Measures; (y) to the extent of any Emergency Action; or (z) as required, contemplated or expressly permitted by this Agreement, any Market Access Agreement or the Company Disclosure Letter. Without limiting the generality of the foregoing, except as required, contemplated or expressly permitted by the terms of this Agreement, any Market Access Agreement or the Company Disclosure Letter, or as required by Applicable Law (including COVID-19 Measures or as may be requested or compelled by any Governmental Entity), or as reasonably necessary or prudent in light of COVID-19 or COVID-19 Measures or to the extent of any Emergency Action, without the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall not, and shall cause the other Group Companies not to, do any of the following:

(a)           except as otherwise required by any existing Company Benefit Plan or any Contract a copy of which has been furnished to SPAC, (i) adopt, enter into, or amend in any material respect any Company Benefit Plans, or equity or equity-based compensation plan, severance, pension, requirement, profit-sharing, welfare benefit or other employee benefit plan or agreement with or for the benefit of any current or former directors, officers, employees or independent contractors of any Group Company (other than, for the avoidance of doubt and without limiting the first paragraph of this Section 7.1, the incentive equity plan contemplated by Section 8.2(a); (ii) accelerate the vesting of or lapsing of restrictions with respect to any equity or equity-based compensation or other long-term incentive compensation; (iii) grant any new awards under any Company Benefit Plan; or (iv) enter into any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(b)           grant or agree to grant any increase or decrease in the wages, salary, bonus or other compensation or benefits of any current or former employee, officer, director or service provider of any Group Company, except as required under Applicable Law or the terms of existing Company Benefit Plans and other than increases or decreases for any such individuals who are not directors or officers of any Group Company in the ordinary course of business consistent with past practice;

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(c)           (i) terminate (other than for cause) any current or former employee, officer, director or service provider of any Group Company whose aggregate annual base compensation exceeds One Hundred Thousand Dollars ($100,000), (ii) hire any employee, officer, director or service provider of any Group Company whose aggregate annual base compensation exceeds One Hundred Thousand Dollars ($100,000), or (iii) plan, announce, implement, or effect the reduction in force, lay-off, furloughs, early-retirement program, severance program or other program or effort concerning the termination of a group of employees of any Group Company (other than individual employee terminations for cause permitted under prong (i) of this Section 7.1(c) or as reasonably necessary or, for the avoidance of doubt and without limiting the first paragraph of this Section 7.1, prudent in light of COVID-19 or COVID-19 Measures);

(d)           (i) transfer, sell, assign, exclusively license, exclusively sublicense, covenant not to assert, encumber, grant any security interest in, to or under, impair, transfer or otherwise dispose of any right, title or interest of any Group Company in any Owned Intellectual Property that is material to any business of the Group Companies; (ii) amend, abandon, waive or cancel any rights in or to any Owned Intellectual Property or Licensed Intellectual Property, or modify such rights in a manner that the rights of the Group Companies are more limited, in each case, that is material to any business of the Group Companies; (iii) fail to diligently prosecute the patent applications owned by any of the Group Companies other than applications such Group Company, in the exercise of its good faith business judgment, has determined to abandon or amend; (iv) divulge, furnish or make accessible any material Trade Secrets constituting Owned Intellectual Property to any third Person (other than any Governmental Entity) who is not subject to a written agreement to maintain the confidentiality of such Trade Secrets, or (v) subject any Owned Software or Owned IP to Copyleft Terms; other than, in each of (i) through (iii), in the ordinary course of business;

(e)           except for transactions between or among the Group Companies: (i) split, combine or reclassify any capital stock or warrants, effect a recapitalization or issue or authorize the issuance of any Equity Interests or effect any similar change in capitalization; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other Equity Interests, as applicable, in any Group Company, except in connection with the termination or resignation of any employees, directors or officers of the Group Companies; (iii) declare, set aside or pay any dividend or make any other distribution; or (iv) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other Equity Interests of the Group Companies, other than, for the avoidance of doubt and without limiting the first paragraph of this Section 7.1, any Permitted Transfer.

(f)            amend its Organizational Documents except in order to effect the Transactions or the other Transaction Agreements, or form or establish any Subsidiary;

(g)           (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire (by merging or consolidating with, purchasing any equity interest in or purchasing a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof;

(h)           dispose of rights under any Company Real Property Lease or sublease any Leased Real Property or portion thereof other than in the ordinary course of business;

(i)            sell, lease, license, sublicense, abandon, divest, transfer, cancel or knowingly permit to lapse or expire or dedicate to the public, or otherwise dispose of, tangible assets or properties, or agree to do any of the foregoing, other than, in each case, (i) in the ordinary course of business or (ii) with respect to damaged, worn-out, uneconomic or obsolete assets;

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(j)            (i) issue or sell any debt securities or rights to acquire any debt securities or guarantee any debt securities of another Person; (ii) make, create any loans, advances or capital contributions to, or investments in, any Person other than any of the Group Companies, in each case, in the ordinary course of business; (iii) create, incur, assume, guarantee or otherwise become liable for, any Indebtedness except in the ordinary course of business, in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000); (iv) except in the ordinary course of business consistent with past practice, create any Liens on any material property or material assets of any of the Group Companies in connection with any Indebtedness thereof (other than Permitted Liens); (v) cancel or forgive any Indebtedness owed to any of the Group Companies; or (vi) payoff any of the Company Shareholder Loans.

(k)            make, incur or commit to make or incur, or authorize any capital expenditures other than capital expenditures consistent in the aggregate with the capital expenditure plan disclosed to SPAC;

(l)            other than any Transaction Litigation, commence, release, assign, compromise, settle or agree to settle any Legal Proceeding material to the Group Companies or their respective properties or assets, except in the ordinary course of business or where such Legal Proceedings are covered by insurance or involve only the payment of monetary damages in an amount less than One Hundred Thousand Dollars ($100,000) in the aggregate;

(m)           except in the ordinary course of business consistent with past practices: (i) modify or amend in a manner that is adverse to the applicable Group Company or terminate any Company Material Contract; (ii) enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement (other than, for the avoidance of doubt and without limiting the first paragraph of this Section 7.1, any Market Access Agreement); or (iii) waive, delay the exercise of, release or assign any material rights or claims under any Company Material Contract;

(n)           except as required by IFRS (or any interpretation thereof) or, for the avoidance of doubt and without limiting the first paragraph of this Section 7.1, Applicable Law, make any change in accounting methods, principles or practices;

(o)           except, for the avoidance of doubt and without limiting the first paragraph of this Section 7.1, as required by Applicable Law: (i) make, change or rescind any material Tax election; (ii) settle or compromise any Tax claim outside the ordinary course of business; (iii) change (or request to change) any method of accounting for Tax purposes; (iv) amend, modify, or change any filed Tax Return in a way that is material to any member of the Group Companies; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (vi) knowingly surrender (or allow to expire) any claim for a material refund, offset or other reduction in Taxes; (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Applicable Law) with any Governmental Entity or any Tax Sharing Agreement or similar agreement (other than customary commercial Contracts entered into in the ordinary course of business not primarily related to Taxes); or (viii) knowingly take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment; or (ix) file any Tax Return of the Company or its Subsidiaries in a manner that is materially inconsistent with the past practices of the Company or the relevant Subsidiary (or file any IRS Form 1120 Income Tax Return of or with respect to the Company or its Subsidiaries) without (1) giving SPAC an opportunity to review such Tax Return and (2) incorporating any reasonable comments provided by SPAC on such Tax Return;

(p)           authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up of the Company;

(q)           subject to Section 7.1(a), enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other Affiliates, other than payments or distributions relating to obligations in respect of arm’s-length commercial transactions pursuant to the agreements set forth on Schedule 7.1(q) of the Company Disclosure Letter as existing on the date of this Agreement;

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(r)            engage in any new line of business or withdraw from any existing lines of business;

(s)            except, for the avoidance of doubt and without limiting the first paragraph of this Section 7.1, in connection with any Market Access Agreement: (i) limit the rights of any Group Company in any respect: (A) to engage in any line of business or in any geographic area; (B) to develop, market or sell products or services; or (C) to compete with any Person; or (ii) grant any exclusive or similar rights to any Person;

(t)            terminate or amend, in a manner materially detrimental to any Group Company, any insurance policy insuring the business of any Group Company;

(u)           incur or permit any Leakage, other than Permitted Leakage; or

(v)           agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 7.1(a) through (u) above.

Notwithstanding anything to the contrary herein, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, subject to Applicable Law, the Company shall reasonably consult with SPAC, and shall consider in good faith SPAC’s input, in respect of any matters brought to the board of directors of the Company for its approval and that could be material to the Group Companies following the Closing; provided that the Company shall not be required to consult with SPAC or provide to SPAC any information, or obtain consent from SPAC to do any of the actions described in Section 7.1(a) through (u) above, if and to the extent doing so could, upon the advice of outside counsel to the Company, reasonably be expected to (A) violate any Applicable Law to which the Company is subject, (B) result in the disclosure of any trade secrets of third parties in material breach of any Contract with such third-party or (C) violate any legally binding obligation of the Company with respect to confidentiality, non-disclosure or privacy or jeopardize protections afforded to the Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (C), the Company shall use reasonable best efforts to provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Applicable Law).

Section 7.2             Conduct of Business by SPAC. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, SPAC shall carry on in the ordinary course of business, except: (a) to the extent that the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed); (b) as required by Applicable Law (including COVID-19 Measures or as may be requested or compelled by any Governmental Entity) or as reasonably necessary or prudent in light of COVID-19 or COVID-19 Measures; or (c) as required or expressly permitted by this Agreement or the SPAC Disclosure Letter. Without limiting the generality of the foregoing, except as required or expressly permitted by the terms of this Agreement or the SPAC Disclosure Letter, or as required by Applicable Law (including COVID-19 Measures or as may be requested or compelled by any Governmental Entity) or as reasonably necessary or prudent in light of COVID-19 or COVID-19 Measures, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, SPAC shall not do any of the following:

(a)            declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of, any capital stock or warrants or split, combine or reclassify any capital stock or warrants, effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any similar change in capitalization;

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(b)           purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of SPAC except in connection with the SPAC Stockholder Redemptions;

(c)            except in connection with Permitted SPAC Working Capital Loans, grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities or subscriptions, rights, warrants or options, or modify the rights, preferences or other terms applicable to any such shares of capital stock or equity securities or convertible or exchangeable securities or subscriptions, rights, warrants or options;

(d)           amend its Organizational Documents or form or establish any Subsidiary;

(e)            (i) merge, consolidate or combine with any other Person; or (ii) acquire or agree to acquire (by merging or consolidating with, purchasing any equity interest in or purchasing a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof;

(f)            (i) except in connection with Permitted SPAC Working Capital Loans, incur any Indebtedness; (ii) create any material Liens on any material property or assets of SPAC in connection with any Indebtedness thereof (other than Permitted Liens); (iii) cancel or forgive any Indebtedness owed to SPAC; or (iv) make, incur or commit to make or incur any capital expenditures;

(g)           other than any Transaction Litigation, commence, release, assign, compromise, settle or agree to settle any Legal Proceeding;

(h)           except as required by GAAP (or any interpretation thereof), Applicable Law, or SEC Guidance, make any change in accounting methods, principles or practices;

(i)            except in the ordinary course of business or as otherwise required by Applicable Law: (i) make, change or rescind any material Tax election; (ii) settle or compromise any Tax claim outside the ordinary course of business; (iii) change (or request to change) any method of accounting for Tax purposes; (iv) file any material amended Tax Return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (vi) knowingly surrender any claim for a material refund, offset or other reduction in Taxes; or (vii) knowingly take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment;

(j)            (i) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up of SPAC or (ii) liquidate, dissolve, reorganize or otherwise wind-up the business or operations of SPAC;

(k)           enter into or amend any agreement with, or pay, distribute or advance any assets or property to, or waive any provision or fail to enforce any provision with any agreement with, any of its officers, directors, employees, partners, stockholders or other Affiliates;

(l)            engage in any material new line of business;

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(m)          amend the Warrant Agreement or any warrant certificate evidencing any SPAC Warrant;

(n)           amend the Trust Agreement or any other agreement related to the Trust Account; or

(o)           agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 7.2(a) through (n) above.

Section 7.3      No Control. Nothing contained in this Agreement shall give any Party, directly or indirectly, any right to control or direct the operations of any other Party prior to the Closing. Prior to the Closing, each of the Parties shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

Article VIII
Additional Agreements

Section 8.1             Registration Statement; Stockholder Meeting.

(a)            Registration Statement.

(i)            As promptly as practicable after the execution of this Agreement, (x) PubCo, SPAC and the Company shall jointly prepare and PubCo shall file with the SEC (at the sole cost and expense of the Company), mutually acceptable materials (such acceptance not to be unreasonably withheld, conditioned or delayed by either PubCo, SPAC or the Company, as applicable) which shall include the proxy statement of SPAC to be filed with the SEC as part of the Registration Statement, and be separately filed with the SEC by SPAC, and sent to the SPAC Stockholders relating to the SPAC Stockholders’ Meeting (such proxy statement, together with any amendments or supplements thereto, the “Proxy Statement”), and (y) PubCo shall prepare (with the Company’s and SPAC’s reasonable cooperation) and file with the SEC (at the sole cost and expense of the Company) the Registration Statement, in which the Proxy Statement will be included as a proxy statement/prospectus (the “Proxy Statement/Prospectus”), in connection with the registration under the Securities Act of the PubCo Shares to be exchanged for SPAC Class A Shares, and the PubCo Shares issuable upon exercise of the PubCo Warrants. Each of PubCo, SPAC and the Company shall use its reasonable best efforts (A) to cause the Registration Statement, including the Proxy Statement/Prospectus, to comply with the rules and regulations promulgated by the SEC, (B) to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and (C) to keep the Registration Statement effective as long as is necessary to consummate the Transactions. PubCo also agrees to use its reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the Transactions, and each of SPAC and the Company shall furnish all information concerning itself and its equityholders as may be reasonably requested in connection with any such action. Each of the Parties agrees to furnish to the other Parties and their Representatives all information concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Registration Statement, including the Proxy Statement/Prospectus, any Current Reports on Form 8-K or 6-K pursuant to the Exchange Act in connection with the Transactions, or any other statement, filing, notice or application made by or on behalf of PubCo, SPAC or the Group Companies to any regulatory authority (including Nasdaq) in connection with the Transactions (the “Transaction Filings”). SPAC will cause the Proxy Statement to be mailed to the SPAC Stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act.

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(ii)            PubCo will advise the Company and SPAC, reasonably promptly after PubCo receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the PubCo Shares for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Each Party and its counsel shall be given a reasonable opportunity to review and comment on the Registration Statement, the Proxy Statement and any Transaction Filings each time before any such document is filed with the SEC, and the Party filing such document shall give reasonable and good faith consideration to any comments made by another Party and its counsel. Each Party shall provide the other Parties and their counsel with (A) any comments or other communications, whether written or oral, that it or its counsel may receive from time to time from the SEC or its staff with respect to the Registration Statement, the Proxy Statement or any Transaction Filings, in each case, promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of such Party to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given).

(iii)           If at any time prior to the Closing any information relating to PubCo, the Company, SPAC or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by PubCo, the Company or SPAC, which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, so that neither the Registration Statement or the Proxy Statement would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, with respect to the Registration Statement or the Proxy Statement, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to SPAC Stockholders.

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(b)            SPAC Stockholders’ Meeting. SPAC shall, as promptly as practicable following the date the Registration Statement is declared effective by the SEC under the Securities Act, establish a record date for, duly call and give notice of, convene and hold a meeting of SPAC Stockholders (the “SPAC Stockholders’ Meeting”), in each case in accordance with SPAC’s Organizational Documents and Applicable Law, solely for the purpose of (i) providing SPAC Stockholders with the opportunity to redeem SPAC Class A Shares, (ii) obtaining all requisite approvals and authorizations from the SPAC Stockholders in connection with the Transactions (including the SPAC Stockholder Approval) at the SPAC Stockholders’ Meeting and (iii) related and customary procedural and administrative matters. Other than any Permitted SPAC Change in Recommendation, SPAC shall, through unanimous approval of its board of directors, recommend to the SPAC Stockholders the adoption and approval of the SPAC Transaction Proposals by the SPAC Stockholders (the “SPAC Board Recommendation”). SPAC shall use its reasonable best efforts to obtain such approvals and authorizations from the SPAC Stockholders at the SPAC Stockholders’ Meeting, including by soliciting proxies as promptly as practicable in accordance with Applicable Law for the purpose of seeking such approvals and authorizations from the SPAC Stockholders, and use its commercially reasonable efforts (without being obligated to pay any money, offer any economic accommodations or incur any obligation) to minimize redemptions of SPAC Class A Shares by SPAC Stockholders. Subject to the proviso in the following sentence, SPAC shall include the SPAC Board Recommendation in the Proxy Statement. The board of directors of SPAC shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the SPAC Board Recommendation (a “SPAC Change in Recommendation”); provided, that the board of directors of SPAC may make a SPAC Change in Recommendation prior to receipt of the SPAC Stockholder Approval if and to the extent it is required to do so by Applicable Law; provided, however, that for the avoidance of doubt, it is hereby clarified that the board of directors of SPAC shall not be entitled to exercise its rights to make a SPAC Change in Recommendation pursuant to this Section 8.1(b) as a result of an offer, proposal or inquiry relating to any merger, sale of ownership interests and/or assets, recapitalization or similar transaction involving SPAC (any SPAC Change in Recommendation in accordance with the foregoing provisos, “Permitted SPAC Change in Recommendation”). SPAC agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the SPAC Stockholders’ Meeting for the purpose of seeking approval from the SPAC Stockholders shall not be affected by any SPAC Change in Recommendation, and SPAC agrees to establish a record date for, duly call, give notice of, convene and hold the SPAC Stockholders’ Meeting and submit for the approval of the SPAC Stockholders the matters contemplated by the Proxy Statement as contemplated by this Section 8.1(b), regardless of whether or not there shall have occurred any SPAC Change in Recommendation. Notwithstanding anything to the contrary contained in this Agreement, SPAC shall be entitled to postpone or adjourn the SPAC Stockholders’ Meeting: (i) to the extent required by Applicable Law, (ii) to ensure that any supplement or amendment to the Proxy Statement that the board of directors of SPAC has determined in good faith is required by Applicable Law is disclosed to SPAC Stockholders with sufficient time prior to the SPAC Stockholders’ Meeting for SPAC Stockholders to consider the disclosures contained in such supplement or amendment; (iii) if, as of the time for which the SPAC Stockholders’ Meeting is scheduled (as set forth in the Proxy Statement or its supplement), there are insufficient SPAC Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the SPAC Stockholders’ Meeting; (iv) in order to solicit additional proxies from SPAC Stockholders for purposes of obtaining approval from the SPAC Stockholders or (v) to continue to attempt to satisfy all conditions to Closing; provided that, the SPAC Stockholders’ Meeting is held no later than three (3) Business Days prior to the Outside Date; provided, further, that in the event of a postponement or adjournment, the SPAC Stockholders’ Meeting shall be reconvened as promptly as practicable following such time as the matter causing the postponement or adjournment has been resolved. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall prohibit SPAC, its board of directors or any committee thereof from making any disclosure to its stockholders that is required by Applicable Law or if SPAC’s board of directors determines, in good faith, after consultation with outside counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law; provided that any such action that would otherwise constitute a SPAC Change in Recommendation shall be made only in compliance with the other provisions of this Section 8.1(b).

Section 8.2             Employee Matters

(a)            Equity Plan. Within 90 days of the Effective Time, PubCo shall approve and adopt an incentive equity plan, based on (i) the recommendations of an independent compensation consultant engaged by PubCo and (ii) the terms and conditions agreed upon by PubCo’s board of directors.

(b)            No Third Party Beneficiaries. Notwithstanding anything herein to the contrary, each of the Parties acknowledges and agrees that all provisions contained in this Section 8.2 are included for the sole benefit of PubCo, SPAC and the Company, and that nothing in this Agreement, whether express or implied (i) shall be construed to establish, amend or modify any employee benefit plan, program, agreement or arrangement, (ii) shall limit the right of PubCo, SPAC, the Company or their respective Affiliates to amend, terminate or otherwise modify any Company Benefit Plan or other employee benefit plan, agreement or other arrangement following the Closing Date, or (iii) shall confer upon any Person who is not a party to this Agreement (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company, or any participant in any Company Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), any right to continued or resumed employment or recall, any right to compensation or benefits, or any third party beneficiary or other right of any kind or nature whatsoever.

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Section 8.3             Regulatory Approvals. Each Party will promptly provide the other with copies of all substantive written communications (and memoranda setting forth the substance of all substantive oral communications) between each of them, any of their Affiliates and their respective agents, representatives and advisors, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the Transactions as appropriate. Without limiting the foregoing, PubCo, SPAC and the Company shall: (i) promptly inform the others of any substantive communication to or from any Governmental Entity regarding the Transactions; (ii) permit one another to review in advance any proposed substantive written communication to any such Governmental Entity and incorporate reasonable comments thereto; (iii) give the others prompt written notice of the commencement of any Legal Proceeding with respect to the Transactions; (iv) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other Parties in advance and, to the extent permitted by such Governmental Entity, gives the other Parties the opportunity to attend; and (v) promptly furnish one another with copies of all correspondence, filings and written communications between such Party and their Affiliates and their respective agents, representatives and advisors, on one hand, and any such Governmental Entity, on the other hand, in each case, with respect to this Agreement and the Transactions. The Company shall pay any filing fees required by Governmental Entities, including with respect to any registrations, declarations and filings required in connection with the execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the Transactions.

Section 8.4             Other Filings; Press Release.

(a)            As promptly as practicable after execution of this Agreement, SPAC will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, the form and substance of which shall be approved in advance in writing by the Company, which approval shall not be unreasonably withheld, conditioned or delayed.

(b)           Promptly after the execution of this Agreement, SPAC and the Company shall also issue a mutually agreed joint press release announcing the execution of this Agreement. Prior to Closing, the Company shall prepare a press release announcing the consummation of the Transactions hereunder, the form and substance of which SPAC shall review, comment on and approve (the “Closing Press Release”). Concurrently with the Closing, the Company shall issue the Closing Press Release.

Section 8.5             Financial Statements. The Company shall provide SPAC (a) as promptly as practicable after the date of this Agreement (in any event, no later than June 15, 2022) the audited statement of financial position of the Company and the audited statements of profit or loss, comprehensive income, changes in equity and cash flows of the Company as of and for the periods ended December 31, 2020 and December 31, 2021, together with all related notes and scheduled thereto, and (b) as promptly as practicable after the date of determination of the necessity thereof, any other audited or unaudited statement of financial position of the Company and statements of profit or loss, comprehensive income, changes in equity and cash flows of the Company that are required to be included in the Form F-4 or the Proxy Statement/Prospectus. All financial statements referred to in the preceding sentence of this Section 8.5(i) will fairly present in all material respects the financial position of the Company as of the dates hereof, and the results of its operations, income (loss), shareholders’ equity and cash flows for the respective periods then ended (in the case of any unaudited interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes), (ii) will be prepared in accordance with the IFRS applied on a consistent basis during the periods involved, (iii) in the case of any audited financial statements, will be audited in accordance with the standards of the Public Company Accounting Oversight Board and contain an unqualified report of the Company’s auditor and (iv) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulations S-X or Regulation S-K, as applicable.)

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Section 8.6             Confidentiality; Access to Information.

(a)            SPAC and the Company acknowledge that they are parties to the Confidentiality Agreement, the terms of which are incorporated herein by reference. In the event that this Section 8.6(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any other Transaction Agreement that contemplates the disclosure, use or provision of information or otherwise, then the Confidentiality Agreement shall govern and control to the extent of such conflict.

(b)           The Company Shareholder agrees that it shall be bound by the terms of the Confidentiality Agreement, as if it was the Company party thereto, and acknowledges that it is, and shall remain until Closing, subject to the terms of the Confidentiality Agreement, which are incorporated herein by reference.

(c)           Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement, any other Transaction Agreement or the Transactions or any matter related to the foregoing, without the prior written consent of (i) the Company, in the case of a public announcement by SPAC or its Affiliates, (ii) SPAC, in the case of a public announcement by the Company or its Affiliates and (iii) the Company and SPAC, in the case of a public announcement by PubCo (such consents, in each case, not to be unreasonably withheld, conditioned or delayed), except: (A) for routine disclosures to Governmental Entities made by the Company in the ordinary course of business; (B) for routine disclosures to Governmental Entities made by SPAC in the ordinary course of business; (C) if SPAC determines in good faith that such announcement or other communication is necessary or advisable in connection with any Permitted SPAC Change in Recommendation, in which case SPAC shall, to the extent permitted by Applicable Law, first allow such other Parties to review such announcement or communication and have the opportunity to comment thereon and SPAC shall consider such comments in good faith; (D) if such announcement or other communication is required by Applicable Law, in which case the disclosing Party shall, to the extent permitted by Applicable Law, first allow such other Parties to review such announcement or communication and have the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith; (E) if such announcement or other communication is made in connection with SPAC or the Company’s fundraising or other investment related activities, in each case, in connection with the Transactions, and is made to such Person’s direct and indirect investors or potential investors or financing sources subject to an obligation of confidentiality to the disclosing Party; (F) to the extent such announcements or other communications are consistent with information previously disclosed in a public statement, press release or other communication previously approved or made in accordance with Section 8.4 or this Section 8.6(c); (G) announcements and communications to Governmental Entities in connection with registrations, declarations and filings relating to the Transactions required to be made under this Agreement; and (H) communications to employees of the Group Companies, and to customers and suppliers of the Group Companies for purposes of seeking any consents and approvals required in connection with the Transactions, and then only to the extent such communications are consistent with information previously disclosed in a public statement, press release or other communication previously approved or made in accordance with Section 8.4.

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(d)           Subject to the Confidentiality Agreement, the Company will afford SPAC and its financial advisors, accountants, counsel and other representatives who have a need to know such information reasonable access during normal business hours, upon reasonable notice, to the books, records and personnel of the Group Companies during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Group Companies, as SPAC may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be (i) conducted in a manner not to unreasonably interfere with the businesses or operations of the Company and (ii) limited as required by the Company’s policies or Applicable Law in connection with COVID-19 (including any COVID-19 Measures). Subject to the Confidentiality Agreement, SPAC will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the books, records and personnel of SPAC during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of SPAC, as the Company may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be (i) conducted in a manner not to unreasonably interfere with the businesses or operations of SPAC and (ii) limited as required by SPAC’s policies or Applicable Law in connection with COVID-19 (including any COVID-19 Measures). Notwithstanding the foregoing, neither the Company nor SPAC, nor any of their respective Subsidiaries or Representatives, shall be required to provide, or cause to be provided to, the other party any information if and to the extent doing so would (A) violate any Applicable Law to which the Company or SPAC, as applicable, is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third-party, (C) violate any legally binding obligation of the Company or SPAC, as applicable, with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to the Company or SPAC, as applicable, under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company and SPAC shall each use reasonable best efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Applicable Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Applicable Law).

Section 8.7             Transfer Restriction.

The Company Shareholder hereby agrees not to, directly or indirectly, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, (i) sell, offer, transfer, exchange, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise) (collectively, “Transfer”), or enter into any Contract or option with respect to the Transfer of, any of the Company Shareholder’s Equity Interests of the Company or PubCo or the beneficial ownership (as defined in Section 13(d) of the Exchange Act) thereof, or (ii) take any action that would make any representation or warranty of the Company Shareholder contained herein untrue or incorrect as of the Closing Date or have the effect of preventing the Company Shareholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer by the Company Shareholder as of the date of this Agreement of up to ten percent (10%) of the issued Company Ordinary Shares prior to the Closing Date (a “Permitted Transfer”, and the transferee in any Permitted Transfer, a “Permitted Transferee”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the Permitted Transferee agrees in a written joinder substantially in the form attached hereto as Exhibit E, to assume all of the obligations of the Company Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 8.7 shall not relieve the Shareholder of its obligations under this Agreement. Any Transfer in violation of this Section 8.7 with respect to the Company Shareholder’s Equity Interests of the Company shall be null and void.

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Section 8.8             Commercially Reasonable Efforts.

(a)            Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, as soon as practicable, the Merger, the Share Exchange and the other transactions contemplated by the Transaction Agreements to which it is a party. Each of the Parties agrees to use commercially reasonable efforts to accomplish the following: (i) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VIII to be timely satisfied; and (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and third parties, and to make all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any). In furtherance and not in limitation of the foregoing, the Parties agree to make, within ten (10) Business Days of the Closing Date (or within such other earlier timeframe as required by Applicable Law), appropriate filings in connection with each of the Gaming Notifications.

(b)           Notwithstanding anything herein to the contrary, nothing in this Section 8.8 shall be deemed to require any Party to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such consent may be required (unless such payment is required in accordance with the terms of the relevant Contract requiring such consent).

Section 8.9             No Claim Against Trust Account. The Parties acknowledge that SPAC is a blank check company with the powers and privileges to effect a Business Combination. The Parties further acknowledges that, as described in the prospectus dated September 29, 2021 (the “Prospectus”), available at www.sec.gov, substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s public offering and private placements of its securities and substantially all of those proceeds have been deposited in a trust account for the benefit of SPAC, certain of its public stockholders and the underwriters of SPAC’s initial public offering. The Parties acknowledge that they have been advised by SPAC that, except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its franchise Tax, income Tax and similar obligations, the Trust Agreement provides that cash in the Trust Account may be disbursed only (i) if SPAC completes the transactions which constitute a Business Combination, then to those Persons and in such amounts as described in the Prospectus; (ii) if SPAC fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the Trust Agreement, to SPAC in limited amounts to permit SPAC to pay the costs and expenses of its liquidation and dissolution, and then to SPAC’s public stockholders; and (iii) if SPAC holds a stockholder vote to amend SPAC’s certificate of incorporation to modify the substance or timing of the obligation to redeem 100% of SPAC Shares if SPAC fails to complete a Business Combination within the allotted time period, then for the redemption of any SPAC Shares properly tendered in connection with such vote. For and in consideration of SPAC entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties (on behalf of themselves, their Affiliates and their respective Representatives) hereby irrevocably waive any right, title, interest or claim of any kind it has or may have in the future in or to the Trust Account, and agrees not to seek recourse against the Trust Account or any funds distributed therefrom regardless of whether such right, title interest or claim of any kind arises as a result of, in connection with or relating in any way to this Agreement, negotiations related to the Transactions or any other matter, and regardless of whether such claim arises based on Contract, tort, equity or any other theory of legal liability. Notwithstanding the foregoing, nothing herein shall serve to limit or prohibit the Parties’ right to pursue a claim against SPAC pursuant to this Agreement for legal relief against monies or other assets of SPAC held outside the Trust Account (other than distribution therefrom directly or indirectly to SPAC’s public stockholders), or for specific performance or other equitable relief in connection with the transactions contemplated in this Agreement and the other Transaction Agreements. Each Party agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC to induce SPAC to enter this Agreement, and each Party further intends and understands such waiver to be valid, binding and enforceable. This Section 8.9 shall survive the termination of this Agreement for any reason.

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Section 8.10         Company and SPAC Securities Listings.

(a)          From the date hereof through the Closing, SPAC shall use its reasonable best efforts to ensure SPAC remains listed as a public company on, and for SPAC Class A Shares and SPAC Public Warrants (but, in the case of SPAC Public Warrants, only to the extent issued as of the date hereof) to be listed on, Nasdaq. Prior to the Closing Date, SPAC shall cooperate with the other Parties and use reasonable best efforts to take such actions as are reasonably necessary or advisable to cause the SPAC Class A Shares and SPAC Public Warrants to be delisted from Nasdaq and deregistered under the Exchange Act with such delisting and deregistration effective as soon as practicable following the Effective Time.

(b)          From the date hereof through the Closing, SPAC will use reasonable best efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under Applicable Law.

(c)          PubCo will use its reasonable best efforts to cause: (i) PubCo’s initial listing application with Nasdaq in connection with the Transactions to have been approved; (ii) PubCo to satisfy all applicable initial listing requirements of Nasdaq; and (iii) the PubCo Shares to be issued and the SPAC Warrants to be assumed in accordance with this Agreement to be approved for listing on Nasdaq (and SPAC and the Company shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Closing.

Section 8.11         No Solicitation.

(a)          During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall not, and shall cause its Subsidiaries not to, and shall direct its employees, agents, officers, directors, representatives and advisors (collectively, “Representatives”) not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than SPAC and its agents, representatives and advisors) concerning (A) any financing, investment, merger, sale or purchase of ownership interests or assets, recapitalization, share exchange, or other business combination transaction, (B) sale of all or a material portion of the assets of the Company (whether by recapitalization or a similar transaction or otherwise) or (C) any underwritten public offering, direct listing, or other transaction intended to result in the listing of securities of the Company on any stock exchange other than as contemplated by this Agreement (each, a “Company Competing Transaction”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Company Competing Transaction; or (iii) commence, continue or renew any due diligence investigation regarding a Company Competing Transaction. In addition, the Company shall, and shall cause its Subsidiaries to, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Company Competing Transaction.

(b)          During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, SPAC shall not, and shall direct its Representatives not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than the Company and its Representatives) concerning any merger, purchase of ownership interests or assets of SPAC, recapitalization or other business combination transaction (each, a “SPAC Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a SPAC Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a SPAC Business Combination. SPAC shall, and shall cause its Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any SPAC Business Combination.

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(c)          During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall promptly (and in no event later than 48 hours after becoming aware of such inquiry, proposal, offer or submission) notify SPAC if it or, to its Knowledge, any of its Representatives receives any inquiry, proposal, offer or submission with respect to a Company Competing Transaction (including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement. If the Company or its Representatives receives an inquiry, proposal, offer or submission with respect to a Company Competing Transaction, the Company shall provide SPAC with a copy of such inquiry, proposal, offer or submission.

Section 8.12          Trust Account. Upon satisfaction or waiver of the conditions set forth in Article VIII and provision of notice thereof to Continental (which notice SPAC shall provide to Continental in accordance with the terms of the Trust Agreement); (a) in accordance with and pursuant to the Trust Agreement, at the Closing, SPAC: (i) shall cause the documents, opinions and notices required to be delivered to Continental pursuant to the Trust Agreement to be so delivered; and (ii) shall use its reasonable best efforts to cause Continental to, and Continental thereupon shall be obligated to, (1) pay as and when due all amounts payable to the holders of SPAC Class A Shares pursuant to the SPAC Stockholder Redemptions, (2) pay any amounts payable by SPAC in connection with the Transactions (including the Closing Cash Consideration, if any), the consummation of SPAC’s initial public offering (including deferred underwriting fees) or otherwise, including tax obligations, and (3) pay all remaining amounts then available in the Trust Account to SPAC for immediate use, subject to this Agreement and the Trust Agreement; and (b) thereafter, the Trust Agreement shall terminate, except as otherwise provided therein.

Section 8.13         Directors’ and Officers’ Liability Insurance.

(a)          All rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors or officers of SPAC (each, together with such person’s heirs, executors or administrators and the Sponsor, a “D&O Indemnified Party”), as provided in SPAC’s Organizational Documents or under any indemnification agreement such D&O Indemnified Parties may have with SPAC, in each case, as in effect as of immediately prior to the date of this Agreement, shall survive the Closing and shall continue in full force and effect for a period of six (6) years from the Closing Date. For a period of six (6) years from the Closing Date, PubCo shall, or shall cause the Surviving Company (or another Group Company at PubCo’s election), to indemnify the D&O Indemnified Party against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the SPAC would have been permitted under Applicable Law. PubCo shall, and shall cause the applicable Group Company to, not amend, repeal or otherwise modify any provisions of their Organizational Documents in any manner that would adversely affect the rights thereunder of any D&O Indemnified Party; provided, however, that all rights to indemnification or advancement of expenses in respect of any Legal Proceedings pending or asserted or any claim made within such period shall continue until the disposition of such Legal Proceeding or resolution of such claim.

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(b)          Prior to the Closing, SPAC shall purchase a “tail” or “runoff” directors’ and officers’ liability insurance policy (the “D&O Tail”) in respect of acts or omissions occurring prior to the Effective Time covering each such Person that is a director or officer of SPAC and the Company currently covered by a directors’ and officers’ liability insurance policy of SPAC or the Company, as the case may be, on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of this Agreement for the six-year period following the Closing. PubCo shall, and shall cause the Surviving Company to, maintain the D&O Tail in full force and effect for its full term and cause all obligations thereunder to be honored by the Surviving Company, and no other party shall have any further obligation to purchase or pay for such insurance pursuant to this Section 8.13(b).

(c)          On the Closing Date, PubCo shall enter into customary indemnification agreements reasonably satisfactory to the other Parties with the post-Closing directors of PubCo, which indemnification agreements shall continue to be effective following the Closing.

(d)          The rights of each D&O Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such person may have under SPAC’s Organizational Documents, any other indemnification arrangement, any Applicable Law or otherwise. The obligations of PubCo, SPAC and the Company under this Section 8.13 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the consent of such D&O Indemnified Party. The provisions of this Section 8.13 shall survive the Closing and expressly are intended to benefit, and are enforceable by, each of the D&O Indemnified Parties, each of whom is an intended third-party beneficiary of this Section 8.13.

(e)          If after the Closing, the Surviving Company or any of its successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, PubCo shall use reasonable best efforts to make proper provisions for the successors and assigns of such Group Company, as applicable, to assume the obligations set forth in this Section 8.13.

Section 8.14          Tax Matters.

(a)          The Parties intend that the Transactions, taken together, qualify for the Intended Tax Treatment. No Party shall take any action prior to the Closing, and PubCo shall use commercially reasonable efforts not to take any action or fail to take any action (and shall use commercially reasonable efforts to prevent any Group Company or its Affiliates from taking any action or failing to take any action) following the Closing, that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code or that would cause the Merger to fail to qualify as a Tax-deferred exchange under Section 351(a) of the Code or fail to qualify for the exception to Section 367(a) of the Code under Treasury Regulations Section 1.367(a)-3(c)(1); provided, that, Pubco shall not, and shall cause the Group Companies and its Affiliates not to, cause SPAC to be liquidated or ceasing to exist for U.S. federal income tax purposes after the Closing at a time or in a manner that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code or that would cause the Merger to fail to qualify as a tax-deferred exchange under Section 351(a) of the Code or fail to qualify for the exception to Section 367(a) of the Code under Treasury Regulations Section 1.367(a)-3(c)(1). To the extent applicable, the Parties will prepare and file all Tax Returns consistently with the Intended Tax Treatment, including the filing of the statement required by Treasury Regulations Section 1.368-3 and including complying with the reporting requirements contained in Treasury Regulations Section 1.367(a)-3(c)(6), unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code (or any similar U.S. state, local or non-U.S. Applicable Law) or a change in Applicable Law; provided, however, nothing in this Section 8.14(a) shall prevent any Party or any of their respective Affiliates or Representatives from settling, or require any of them to litigate, any challenge or other similar proceeding by any Governmental Entity with respect to the Intended Tax Treatment. Each Party agrees to use commercially reasonable efforts to promptly notify all other Parties of any challenge to the Intended Tax Treatment by any Governmental Entity.

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(b)          The Parties hereto shall work together in good faith pursuant to such arrangements as may be mutually agreed to ensure PubCo shall not be treated as a domestic corporation under Section 7874 of the Code following the transactions contemplated hereby.

(c)          After Closing, (i) SPAC shall provide to SPAC shareholders, and (ii) PubCo shall provide to former SPAC shareholders, information that is reasonably required in order for such shareholders to make an election as contemplated by Section 1295 of the Code (and the Treasury Regulations promulgated thereunder) with respect to SPAC or PubCo for any year that SPAC or PubCo is considered a PFIC, including through provision of the Annual Information Statement described in Treasury Regulations Section 1.1295-1(g).

(d)          All transfer, documentary, sales, use, stamp, registration, excise, recording, registration, value added and similar Taxes and fees (including any penalties and interest, but excluding for the avoidance of doubt, any Taxes or fees based in whole or in part upon income, profits or gains) (“Transfer Taxes”) that become payable by the Company or SPAC in connection with or by reason of the execution of this Agreement or the Transactions shall be borne equally by the Company Shareholder and PubCo. The Company shall timely file any Tax Return or other document with respect to such Taxes or fees (and SPAC and the Company Shareholder shall reasonably cooperate with respect thereto as necessary). The Parties shall reasonably cooperate to establish any available exemption from (or reduction in) any Transfer Tax.

(e)          If, in connection with the preparation and filing of the Registration Statement or the SEC’s review thereof, the SEC requests or requires that a tax opinion with respect to the U.S. federal income tax consequences of the Transactions be prepared and submitted, the Parties shall deliver to counsel customary Tax representation letters satisfactory to such counsel, dated and executed as of the date such relevant filing shall have been declared effective by the SEC and such other date(s) as determined to be reasonably necessary by such counsel in connection with the preparation and filing of such tax opinion. Notwithstanding anything to the contrary in this Agreement, neither SPAC nor its tax advisors are obligated to provide any opinion that the Transactions contemplated by this Agreement otherwise qualify for the Intended Tax Treatments (other than a customary opinion regarding the material accuracy of any disclosure regarding U.S. federal income tax considerations of such transactions included in the Proxy Statement/Registration Statement as may be required to satisfy applicable rules and regulations promulgated by the SEC). The Parties will work together in good faith to refine further the Transaction structure, solely to the extent consistent with the foregoing, to address, to the extent possible, material tax inefficiencies. For clarity, advisors to the SPAC will not be required to provide any tax opinion, nor will a tax opinion by any Party’s advisors be a condition precedent to the Transaction.

(f)           To the extent permitted by Applicable Law, each Party shall (and shall cause their Affiliates to) elect for all income Tax purposes to treat any taxable period that includes the Closing Date as ending at the end of the Closing Date and to treat all items for income Tax purposes with respect to such a taxable period as allocable based on an interim closing of the books on the Closing Date. Each Party shall take such steps as may be reasonably necessary to give effect to the foregoing.

(g)          For all purposes under this Agreement (including the determination of Taxes relating to a taxable period ending on or prior to the Closing Date), in the case of any Straddle Period, the portion of such Tax which relates to the portion of such Straddle Period ending on the end of the Closing Date shall (x) in the case of property Taxes, ad valorem Taxes and other similar Taxes, the amount of the Tax for portion of the Straddle Period that is a Pre-Closing Period shall equal the amount of the Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the period ending on or prior to the Closing Date and the denominator of which the number of days in the entire Straddle Period; and (y) in the case of any other Taxes (including income, employment, or sales and use), the amount of the Tax for the portion of the Straddle Period that is a Pre-Closing Period shall equal the amount of such Tax that would have been payable had the relevant Person actually filed a separate Tax Return for the potion of the Straddle Period ending on the Closing Date (using, as applicable, a “closing of the books” methodology).

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(h)          Unless otherwise requested by SPAC, the Company Shareholder shall cause all (1) Tax Sharing Agreements (other than customary commercial Contracts entered into in the ordinary course of business not primarily related to Taxes) with respect to or involving the any Group Company to be terminated prior to the Closing Date and (2) no Group Company to be bound thereby or have any rights, obligations or liability thereunder with respect to any taxable period.

Section 8.15         Section 16 Matters. Prior to the Effective Time, SPAC shall take all reasonable steps as may be required or permitted to cause any acquisition or disposition of the SPAC Shares that occurs or is deemed to occur by reason of or pursuant to the Transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to SPAC to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 8.16          Takeover Statutes. Each of the Company, PubCo, Merger Sub and SPAC and its respective board of directors shall (a) grant all such approvals and take all such actions as are reasonably necessary or appropriate so that no Takeover Law is or becomes applicable to this Agreement (including the Merger, the Share Exchange and the other Transactions) and (b) if any Takeover Law is or may become applicable to this Agreement (including the Merger, the Share Exchange and the other Transactions), grant all such approvals and take all such actions as are reasonably necessary or appropriate so that such transactions may be consummated as promptly as practicable hereafter on the terms contemplated hereby and otherwise act reasonably to eliminate or minimize the effects of such Takeover Law on such transactions.

Section 8.17         Board of Directors. The Parties shall ensure that effective immediately after the Closing (a) the board of directors of PubCo shall consist of five (5) members, (i) with SPAC being entitled to nominate and appoint two (2) members to be reasonably approved by the Company (of which at least one (1) member shall satisfy Nasdaq diversity requirements) and with the Company being entitled to nominate and appoint three (3) members in its sole discretion (one of which shall be Rodolfo Odoni who shall also be appointed Chairman of the board of directors of PubCo), and (ii) of which three (3) members will qualify as “independent directors” as defined in the Nasdaq Stock Market Rules.

Section 8.18          Warrant Agreement. Immediately prior to the Effective Time, SPAC shall assign to PubCo and PubCo shall assume all of SPAC’s rights, interests, and obligations in and under the Warrant Agreement, and the Parties shall, to the extent required by the Warrant Agreement, cause the agent of the SPAC Warrants to enter into an assignment and assumption agreement reflecting such assignment and assumption of the SPAC Warrants by PubCo and other amendments to the Warrant Agreement as agreed between the Parties, the form of which is attached hereto as Exhibit D (the Warrant Agreement, as assigned, assumed, and amended, the “Assumed Warrant Agreement”).

Section 8.19          Transaction Litigation. In the event that any shareholder litigation related to this Agreement or the other Transaction Agreements or the Transactions is brought or threatened in writing against a Party, or any of the respective members of their boards of directors, after the date of this Agreement and prior to the Closing (the “Transaction Litigation”), the Party subject to the Transaction Litigation shall promptly notify the other Parties in writing of any such Transaction Litigation and shall keep such other Parties reasonably informed with respect to the status thereof. The Party subject to the Transaction Litigation shall give the other Parties the opportunity to participate in the defense of any Transaction Litigation (at the other Parties’ own cost and expense) and keep the other Parties reasonably apprised of, and consult with such other Parties (and consider in good faith such Parties’ advice), with respect to, proposed strategy and any material decisions related thereto. No Party shall settle or agree to settle any Transaction Litigation without the other Parties’ prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

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Section 8.20         Certain Financial Information. SPAC shall use reasonable best efforts (i) to provide, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of SPAC, PubCo with information of the SPAC that is required in PubCo’s timely preparation of any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement, Proxy Statement/Prospectus and any other filings to be made by PubCo with the SEC in connection with the Transactions and (ii) to use commercially reasonable efforts to obtain the consents of its auditors with respect to financial statements of SPAC to be included in the Registration Statement, Proxy Statement/Prospectus and any other filings to be made by the PubCo with the SEC.

Section 8.21          Disclosure of Certain Matters. Each of the Parties will promptly provide the other Parties with prompt written notice of: (a) any event, development or condition that: (i) would reasonably be expected to cause any of the conditions set forth in Article VIII not to be satisfied; or (ii) would require any amendment or supplement to the Registration Statement; or (b) the receipt of notice from any Person alleging that the consent of such Person may be required in connection with the Transactions to the extent failure to obtain such consent would cause a Company Material Adverse Effect or SPAC Material Adverse Effect.

Section 8.22          Transaction Documents. On the Closing Date (a) PubCo, the Sponsor and the Company Shareholder will enter into, and the Company Shareholder shall cause any of its Permitted Transferees to enter into and SPAC shall cause the other security holders identified therein to enter into, the Registration Rights Agreement and (b) PubCo, Sponsor and the Company Shareholder will enter into the Investors Agreement.

Section 8.23          Permitted SPAC Working Capital Loans. Through the Closing, subject to obtaining the prior written consent of the Company (which shall not be unreasonably withheld, delayed or conditioned), SPAC shall be permitted to borrow funds from the Sponsor and SPAC’s officers and directors and any of their respective Affiliates to meet SPAC’s reasonable working capital requirements, with any such loans to be made on a non-interest bearing basis and convertible, at the option of lender, into SPAC Warrants immediately prior to the Effective Time at a price of $1.00 per SPAC Warrant (collectively “Permitted SPAC Working Capital Loans”).

Section 8.24          Restated Articles. PubCo shall adopt the Restated Articles and such Restated Articles to be duly adopted by all necessary actions of the board of directors of PubCo, duly filed with Companies House prior to the Closing.

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Section 8.25          Earnout Shares.

(a)          In the event that, during the one (1) year period following the Closing Date (the “First Earnout Period”), the VWAP per PubCo Share is greater than or equal to $12.00 for any twenty (20) trading days within any thirty (30) trading day period during the First Earnout Period, PubCo shall promptly (and in any event within five (5) Business Days of such twentieth (20th) trading day) issue or cause to be issued to the Company Shareholder an additional 1,470,588 PubCo Shares (“First Level Contingent Share Consideration”) for no additional consideration. Further, in the event that, during the eighteen (18) month period following the Closing Date (the “Second Earnout Period”), the VWAP per PubCo Share is greater than or equal to $15.00 for any twenty (20) trading days within any thirty (30) trading day period during the Second Earnout Period, PubCo shall promptly (and in any event within five (5) Business Days of such twentieth (20th) trading day) issue or cause to be issued to the Company Shareholder an additional 1,470,588 PubCo Shares (“Second Level Contingent Share Consideration”) for no additional consideration. Finally, in the event that, PubCo’s First Annualized Net Gaming Revenue is greater than $171,000,000 (the “Earnings Threshold”), PubCo shall, on the fifth (5th) Business Day after the date the condensed interim financial statements of PubCo for such calendar quarter (or if the Annualized Period corresponds to a fiscal year, the audited financial statements for such Annualized Period) have been finalized, issue or cause to be issued to the Company Shareholder an additional 1,470,588 PubCo Shares for each One Million Dollars ($1,000,000) of the First Annualized Gaming Revenue over the Earnings Threshold, up to a maximum of 6,862,745 PubCo Shares (such PubCo shares issued pursuant to this sentence, “Third Level Contingent Share Consideration”) for no additional consideration. For the avoidance of doubt, the Company Shareholder shall not be entitled to receive more than 9,803,921 PubCo Shares pursuant to this Section 8.25. Notwithstanding the foregoing, if, as of the end of the Business Day on which the Third Level Contingent Share Consideration is otherwise required to be issued under this Section 8.25(a), the closing price per PubCo Share on the Nasdaq or other primary stock exchange, as reported by Bloomberg, is less than $10.20 per PubCo Share, PubCo shall only be obligated to issue or cause to be issued to the Company Shareholder the Third-Level Contingent Share Consideration if the VWAP per PubCo Share is greater than or equal to $10.20 for any twenty (20) trading days within any thirty (30) trading day period during the following six (6) months period.

(b)          If a Change of Control of PubCo occurs during the First Earnout Period or Second Earnout Period that provides for a price per PubCo Share equal to or in excess of the Dollar threshold applicable to First Level Contingent Share Consideration or Second Level Contingent Share Consideration as specified in clause (a) above, then, immediately prior to the consummation of such Change of Control, to the extent not previously paid, PubCo shall issue or cause to be issued to the Company Shareholder the First Level Contingent Share Consideration and/or Second Level Contingent Share Consideration, as applicable, and the Third Level Contingent Share Consideration. For the purposes of this Agreement, a “Change of Control” shall be deemed to occur with respect to PubCo upon:

(i)          a sale, lease, license or other disposition, in a single transaction or a series of related transactions, of fifty percent (50%) or more of the assets of PubCo and its direct or indirect Subsidiaries, taken as a whole, to a Person other than the Company Shareholder or any of its Affiliates;

(ii)          a takeover, scheme of arrangement, merger, consolidation or other business combination of PubCo resulting in any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than the Company Shareholder or any of its Affiliates, acquiring at least fifty percent (50%) of the combined voting power of the then outstanding securities of PubCo or the surviving Person outstanding immediately after such combination; or

(iii)          any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than the Company Shareholder or any of its Affiliates, obtaining beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the voting stock of PubCo representing more than fifty percent (50%) of the voting power of the capital stock of PubCo entitled to vote for the election of directors of PubCo.

(c)          The First Level Contingent Share Consideration, Second Level Contingent Share Consideration and Third Level Contingent Share Consideration and the Dollar threshold applicable to First Level Contingent Share Consideration or Second Level Contingent Share Consideration as specified in clause (a) above shall be adjusted to reflect appropriately the effect of any share split, split-up, reverse share split, bonus share issuance or share distribution (including any dividend or distribution of securities convertible into PubCo Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to PubCo Shares occurring on or after the date hereof and prior to the time such consideration is delivered to the Company Shareholder.

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(d)          PubCo shall, at all times, maintain sufficient authority to permit PubCo to satisfy its issuance obligations set forth in Section 8.25(a) and shall take all actions required to maintain such authority.

(e)          The right of the Company Shareholder to receive any portion of the Earnout Consideration: (i) does not give the Company Shareholder dividend rights, voting rights, liquidation rights, preemptive rights or other rights of shareholders of PubCo or any ownership rights in the assets of PubCo; (ii) shall not be evidenced by a certificate or other instrument; (iii) shall not be assignable or otherwise transferable by the Company Shareholder, except (A) pursuant to an Order or (B) without consideration in connection with the dissolution, liquidation or termination of the Company Shareholder; provided, that any such transferee(s) shall be bound by the terms of this Section 8.25; (iv) shall not accrue or pay interest on any portion thereof; and (v) does not represent any right other than the contingent right to receive the consideration set forth in this Section 8.25. Any attempted transfer of the right to any Earnout Consideration (other than as specifically permitted by the immediately preceding sentence) shall be null and void.

Section 8.26          Assumption of Company Shareholder Loans. The Parties acknowledge and agree that the Company Shareholder has, and may prior to the Closing, extend non-interest bearing loans up to $15 million in the aggregate to the Company or any of its Subsidiaries for the sole purposes of financing all or any portion of the access fees, license fees, advisory fees or any other fees, charges or expenses incurred under or in connection with any Market Access Agreement to which the Company or any of its Subsidiaries is a party, in each case, accompanied by documentary evidence to SPAC demonstrating the making of each such loan (the “Company Shareholder Loans”). At the Closing, such Company Shareholder Loans shall be novated to PubCo and PubCo shall assume and become responsible for any and all unpaid obligations of the Company with respect to the principal amount of the Company Shareholder Loans, and PubCo shall issue to the Company Shareholder an interest-bearing promissory note in the form attached hereto as Exhibit F in a principal amount equal to the lower of (i) the aggregate principal amount of all Company Shareholder Loans outstanding as of the Closing Date and (ii) $15 million (the “Promissory Note”).

Section 8.27          PubCo Share Issuance Mechanics. The Parties acknowledge and agree that this Agreement will be amended prior to the Effective Time to reflect the appropriate mechanics for the issuance of PubCo Shares in connection with the Closing, including the engagement of a nominee to facilitate the transfer of such PubCo Shares via depositary receipts.

Section 8.28          Termination of Affiliate Agreements. The Company and the Company Shareholder hereby agree that, except as disclosed on Schedule 8.28 of the Company Disclosure Letter, all Affiliate Agreements shall be terminated effective on or immediately prior to the Closing, and thereupon shall be of no further force or effect, and none of the Company, the Company Shareholder nor any of their respective Affiliates shall have any further rights, duties, liabilities or obligations thereunder following the Closing. Effective immediately upon the Closing, the Company Stockholder, on behalf of itself and its Affiliates and their respective Representatives, and each of their respective successors and assigns (the Company Stockholders, together with each of the foregoing persons, the “Stockholder Releasor”), hereby irrevocably releases, waives, acquits and forever discharges, to the fullest extent permitted by Applicable Law, each of the Group Companies, and each of their respective present and future subsidiaries, Affiliates, Representatives, direct and indirect equity holders, parent companies, managers, officers, directors and employees (each, a “Company Releasee”) of, from and against any and all Legal Proceedings, rights, claims and causes of action arising on or prior to the Closing (collectively, “Stockholder Claims”); provided, that nothing contained in this paragraph shall extend to any claims, rights, or causes of action in connection with (i) any rights to enforce this Agreement or any other Transaction Agreements and (ii) any employment agreement for individuals continuing to be employed by PubCo or any of its Subsidiaries following the Closing. Each Stockholder Releasor agrees not to, and agrees to cause its equity holders, Subsidiaries, Affiliates and Representatives, and each of their respective successors and assigns, not to, assert any Stockholder Claim against any of the Company Releasees that is released pursuant to this Section 8.28 and shall bear any legal fees and other costs incurred by any Company Releasee in defending or handling any such Stockholder Claim brought by such Stockholder Releasor. This release is intended to be a complete and general release with respect to the Stockholder Claims, and specifically includes claims that are known, unknown, fixed, contingent or conditional arising on or prior to the Closing. Company Stockholder acknowledges that SPAC has relied on the waiver and release provided in this Section 8.28 in connection with entering into this Agreement and that this Section 8.28 is intended for the benefit of, and to grant third-party beneficiary rights to, each Stockholder Releasor to enforce this Section 8.28. The Company Shareholder agrees to perform, execute, and deliver, and cause each Stockholder Releasor to perform, execute and deliver, all such further acts, assurances and legal instruments required to effectuate the intent and accomplish the purposes of this Section 8.28.

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Article IX
Conditions to the Transactions

Section 9.1           Conditions to Obligations of Each Party’s Obligations. The respective obligations of each Party to this Agreement to effect the Merger, the Share Exchange and the other Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived, to the extent permitted by Applicable Law, in writing, by all of the Parties:

(a)          The SPAC Stockholder Approval shall have been obtained.

(b)          No provision of any Applicable Law prohibiting, enjoining or making illegal the consummation of the Transactions shall be in effect and no temporary, preliminary or permanent restraining Order prohibiting, enjoining or making illegal the consummation of the Transactions will be in effect.

(c)          The PubCo Shares to be issued to holders of SPAC Class A Shares in accordance with this Agreement shall be approved for listing upon the Closing on Nasdaq, subject only to official notice of issuance.

(d)          The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC which remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.

Section 9.2          Additional Conditions to Obligations of the Company, PubCo and Merger Sub. The obligations of the Company, PubCo and Merger Sub to consummate, or cause to be consummated, and effect the Merger, the Share Exchange and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, to the extent permitted by Applicable Law, in writing, exclusively by the Company:

(a)          (i) The Fundamental Representations of SPAC shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (ii) all other representations and warranties of SPAC set forth in Article V hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of SPAC to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a SPAC Material Adverse Effect.

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(b)          SPAC shall have performed all agreements and covenants required by this Agreement and the Sponsor Support Agreement to be performed by it on or prior to the Closing Date, in each case in all material respects.

(c)          No change, event, state of facts, development or occurrence shall have occurred since the date of this Agreement, that, individually or in the aggregate with all other changes, events, state of facts, developments or occurrences, has had or would reasonably be expected to have a SPAC Material Adverse Effect that is continuing.

(d)          SPAC shall have delivered, or caused to be delivered, a certificate, signed by an executive officer of SPAC and dated as of the Closing Date, certifying as to the matters set forth in Section 9.2(a), Section 9.2(b) and Section 9.2(c) to the Company.

(e)          SPAC shall have delivered, or caused to be delivered, (i) an executed resignation letter from each director and officer of SPAC and (ii) a copy of the Certificate of Merger, duly executed by SPAC and Merger Sub.

(f)          SPAC shall have delivered to the Company, in form and substance reasonably satisfactory to the Company, a certificate on behalf of the SPAC, prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c)(3) certifying that no interest in SPAC is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the Internal Revenue Service prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).

(g)          The Gross Closing Proceeds shall equal or exceed Fifty Million Dollars ($50,000,000.00).

Section 9.3          Additional Conditions to the Obligations of SPAC. The obligations of SPAC to consummate and effect the Merger and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, to the extent permitted by Applicable Law, in writing, exclusively by SPAC:

(a)          (i) The Fundamental Representations of the Company, PubCo, Merger Sub and the Company Shareholder shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or any similar limitation contain herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) all other representations and warranties of the Company, PubCo, Merger Sub and the Company Shareholder set forth in Article IV or Article VI (other than the representations and warranties set forth in Section 4.9(b)) hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Company, PubCo, Merger Sub and the Company Shareholder to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; and (iii) the representation and warranty set forth in Section 4.9(b)) shall be true and correct as of the date of this Agreement.

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(b)          The Company, PubCo, Merger Sub and the Company Shareholder shall have performed all agreements and covenants required by this Agreement to be performed by it at or prior to the Closing Date, in each case, in all material respects.

(c)          No change, event, state of facts, development or occurrence shall have occurred since the date of this Agreement, that, individually or in the aggregate with all other changes, events, state of facts, developments or occurrences, has had or would reasonably be expected to have a Company Material Adverse Effect that is continuing.

(d)          The Company shall have delivered, or caused to be delivered, a certificate, signed by an executive officer of the Company and dated as of the Closing Date, certifying as to the matters set forth in Section 9.3(a), Section 9.3(b) and Section 9.3(c).

(e)          The Company shall have delivered to SPAC, in form and substance reasonably satisfactory to SPAC, a certificate on behalf of PubCo and the Company, dated no more than thirty (30) days prior to the Closing Date, prepared in a manner consistent and in accordance with the requirements of Treasury Regulations Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in PubCo or the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the Internal Revenue Service prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).

(f)           The SPAC Warrants to be assumed by PubCo in accordance with this Agreement shall be approved for listing upon the Closing on Nasdaq, subject only to official notice of issuance.

(g)          Merger Sub shall have delivered, or caused to be delivered, a copy of the Certificate of Merger duly executed by SPAC and Merger Sub.

Article X
No Survival

Section 10.1          No Survival. None of the representations, warranties or covenants or agreements that contemplate the performance prior to the Closing in this Agreement or in any document or instrument delivered pursuant to this Agreement shall survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing. Notwithstanding the foregoing, neither this Section 10.1 nor anything else in this Agreement to the contrary shall limit: (a) the survival of any covenant or agreement of the Parties which by its terms is required to be performed or complied with in whole or in part at, as of or after the Closing, which covenants and agreements shall survive the Closing in accordance with their respective terms; or (b) any claim against any Person with respect to actual and intentional common law fraud in the making of the representations and warranties by such Person in Article IV, Article V, or Article VI as applicable.

Article XI
Termination

Section 11.1          Termination. This Agreement may be terminated at any time prior to the Closing:

(a)          by mutual written agreement of SPAC and the Company at any time;

(b)          by either SPAC or the Company if the Transactions shall not have been consummated by the nine month anniversary of the date of this Agreement (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or principally resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

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(c)          by either SPAC or the Company if a Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, which Order or other action is final and nonappealable;

(d)          by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement or the Sponsor Support Agreement on the part of SPAC or if any representation or warranty of SPAC shall have become untrue, in either case such that the conditions set forth in Section 9.2(a) or (b) would not be satisfied; provided, that if such breach by SPAC is curable by SPAC prior to the Closing, then the Company must first provide written notice of such breach and may not terminate this Agreement under this Section 11.1(d) until the earlier of: (i) 30 days after delivery of written notice from the Company to SPAC of such breach; and (ii) the Outside Date; provided, further, that SPAC continues to exercise reasonable best efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 11.1(d) if: (A) the Company, PubCo or Merger Sub shall have breached this Agreement such that the conditions set forth in Section 9.3(a) or (b) would not be satisfied and such breach has not been cured; or (B) such breach by SPAC is cured prior to the expiration of the applicable cure period such that, assuming that the date of such cure is the Closing Date, the applicable conditions set forth in Section 9.2(a) or (b) would be satisfied);

(e)          by SPAC, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company, PubCo, Merger Sub or the Company Shareholder or if any representation or warranty of the Company, PubCo, the Merger Sub or the Company Shareholder shall have become untrue, in either case such that the conditions set forth in Section 9.3(a) or (b) would not be satisfied; provided, that if such breach is curable by the Company, PubCo, Merger Sub or the Company Shareholder prior to the Closing, then SPAC must first provide written notice of such breach and may not terminate this Agreement under this Section 11.1(e) until the earlier of: (i) 30 days after delivery of written notice from SPAC to the breaching Party of such breach; and (ii) the Outside Date; provided, further, that the breaching Party continues to exercise reasonable best efforts to cure such breach (it being understood that SPAC may not terminate this Agreement pursuant to this Section 11.1(e) if: (A) SPAC shall have breached this Agreement such that the conditions set forth in Section 9.2(a) or (b) would not be satisfied and such breach has not been cured; or (B) such breach by the Company, PubCo or Merger Sub is cured prior to the expiration of the applicable cure period such that, assuming that the date of such cure is the Closing Date, the applicable conditions set forth in Section 9.3(a) or (b) would be satisfied);

(f)           by either SPAC or the Company, if, at the SPAC Stockholders’ Meeting (including any adjournments thereof), the SPAC Transaction Proposals are not duly adopted by the SPAC Stockholders by the requisite vote under the Applicable Law and SPAC’s Organizational Documents;

(g)          by the Company, if the board of directors of SPAC or any committee thereof makes a SPAC Change in Recommendation; or

(h)          by the Company, if the anticipated Gross Closing Proceeds of SPAC (as reasonably determined by the Company based on the SPAC Financing Certificate) are less than Fifty Million Dollars ($50,000,000.00).

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Section 11.2          Notice of Termination; Effect of Termination.

(a)          Any termination of this Agreement under Section 11.1 above will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties.

(b)          In the event of the termination of this Agreement as provided in Section 11.1, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except that (i) Section 8.6, Section 8.9 and this Section 11.2, Article XII and the Confidentiality Agreement shall survive the termination of this Agreement; and (ii) nothing herein shall relieve any Party from liability for any Willful Breach of this Agreement or intentional fraud in the making of the representations and warranties in this Agreement.

Article XII
General Provisions

Section 12.1          Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date sent, if sent by email, to the addresses below; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to SPAC to:

Artemis Strategic Investment Corporation

3310 East Corona Avenue

Phoenix, Arizona 85040

Attention:	Thomas J. Granite
Email:	tgranite@artemisspac.com

with copies to (which shall not constitute notice) to:

White & Case LLC

1221 Avenue of the Americas

New York, New York 10020

Attention:	James Hu; Gary Kashar; Elliott Smith
Email:	james.hu@whitecase.com; gkashar@whitecase.com; elliott.smith@whitecase.com if to the Company, PubCo or Merger Sub to:

Logflex MT Holding Limited

170, Pater House

Level 1 (suite A191) Psaila Street

Birkirkara, BKR 9077

Malta

Attention:	George Athanasopoulos
Email:	georgea@novibet.com

with copies (which shall not constitute notice) to:

Harris Beach PLLC

Larkin at Exchange

726 Exchange Street, Suite 1000

Buffalo, New York 14210

Attention:	Rajat R. Shah
Email:	rshah@HarrisBeach.com

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if to the Company Shareholder to:

Komisium Limited

Metochiou, 73

Mezzanine

2407, Nicosia, Cyprus

Attention:	Rodolfo Odoni
Email:	rfo@novibet.com

with copies (which shall not constitute notice) to:

Harris Beach PLLC

Larkin at Exchange

726 Exchange Street, Suite 1000

Buffalo, New York 14210

Attention:	Rajat R. Shah
Email:	rshah@HarrisBeach.com

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

Section 12.2          Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit, Schedule or Annex such reference shall be to an Exhibit, Schedule or Annex to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The words “made available” mean that the subject documents or other materials were posted to the electronic data site maintained by the Company in connection with the Transactions or otherwise provided to the applicable Party or its Representatives in electronic form, in each case, at least two (2) days prior to the date of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. References to statutes shall include all regulations promulgated thereunder. References to a particular statute, rule or regulation shall include any predecessor or successor statute, rule or regulation, in each case as amended or otherwise modified from time to time. References to a particular security shall be deemed to also refer to any security or securities issued in substitution or exchange thereof. All references to currency amounts in this Agreement shall mean United States Dollars. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. References to a Person are also to its successors and permitted assigns.

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Section 12.3          Counterparts; Electronic Delivery. This Agreement, the other Transaction Agreements and each other document executed in connection with the Transactions, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

Section 12.4          Entire Agreement. This Agreement, the other Transaction Agreements and any other documents and instruments and agreements among the Parties as contemplated by or referred to herein, including the Exhibits and Schedules hereto constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

Section 12.5          Third Party Beneficiaries. This Agreement, the other Transaction Agreements and any other documents and instruments and agreements among the Parties as contemplated by or referred to herein, including the Exhibits and Schedules hereto, other than as set forth in Section 8.13, Section 8.28 and Section 12.15 (which, in each case, will be for the benefit of the Persons named therein), are not intended to confer upon any other Person other than the Parties any rights or remedies.

Section 12.6          Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Applicable Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

Section 12.7          Other Remedies; Specific Performance. Except as otherwise provided herein, prior to the Closing or valid termination of this Agreement, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby acknowledges and agrees that it would be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

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Section 12.8         Governing Law. This Agreement and the consummation the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the laws of the State of Delaware without the application of principles of conflicts of law that would result in the application of the laws of another jurisdiction.

Section 12.9         Consent to Jurisdiction; Waiver of Jury Trial.

(a)            Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware, or if such court declines jurisdiction, then to any federal court located in Wilmington, Delaware and, in either case, any appellate court therefrom in connection with any matter based upon or arising out of this Agreement, the other Transaction Agreements and the consummation of the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each Party and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (i) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in such court; (iii) such Person’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 12.1. Notwithstanding the foregoing in this Section 12.9, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b)            TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

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Section 12.10         Rules of Construction. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

Section 12.11         Expenses. On the Closing Date, SPAC shall pay or cause to be paid (or reimburse the applicable Party for), by wire transfer of immediately available funds from the Trust Account, (i) all Artemis Transaction Expenses, as set forth on a written statement to be delivered to the Company not less than two (2) Business Days prior to the Closing Date, which shall include the respective amounts and wire transfer instructions for the payment thereof, and (ii) all Company Transaction Expenses, as set forth on a written statement to be delivered to SPAC not less than two (2) Business Days prior to the Closing Date, which shall include the respective amounts and wire transfer instructions for the payment thereof. In the event the Transactions are not consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the other Transaction Agreements and the consummation of the Transactions.

Section 12.12         Assignment. No Party may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the first sentence of this Section 12.12, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 12.13         Amendment. This Agreement may be amended at any time by execution of an instrument in writing signed on behalf of each of the Parties.

Section 12.14         Extension; Waiver. At any time prior to the Closing, the Parties may, to the extent not prohibited by Applicable Law: (a) extend the time for the performance of any of the obligations or other acts of another Party; (b) waive any inaccuracies in the representations and warranties made to another Party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right. In the event any provision of any of the other Transaction Agreement in any way conflicts with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement), this Agreement shall control.

Section 12.15         No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any Legal Proceeding for breach of this Agreement may only be made against, the entities that are expressly identified herein as Parties to this Agreement, and no related party of a Party shall have any liability for any liabilities or obligations of the Parties for any Legal Proceeding (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith. No Party shall have any right of recovery in respect hereof against any related party of a Party and no personal liability shall attach to any related party of a Party through such Party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any Applicable Law or otherwise. The provisions of this Section 12.15 shall survive the Closing and expressly are intended to benefit, and are enforceable by, each related party of a Party, each of whom is an intended third-party beneficiary of this Section 12.15.

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Section 12.16         Legal Representation. SPAC, PubCo and the Company hereby agree on behalf of their respective directors, members, partners, officers, employees and Affiliates (including after the Closing, the Surviving Company), and each of their respective, Affiliates, successors and assigns (all such parties, the “Waiving Parties”), that, in the event a dispute with respect to the Transaction Agreements or the Transactions arises after the Closing between or among (a) SPAC Stockholders or any of their respective directors, members, partners, officers, employees or Affiliates (other than PubCo or any of its Subsidiaries) (collectively, the “SPAC Group”), on the one hand, and (b) PubCo and/or any of its Subsidiaries, on the other hand, that White & Case, LLP (or any successor) may represent the SPAC Group, notwithstanding its representation (or any continued representation) of SPAC or other Waiving Parties, and each of SPAC, PubCo and the Company on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. Each of SPAC, PubCo and the Company, for itself and the Waiving Parties, hereby further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Legal Proceeding arising out of or relating to, any Transaction Agreements or the Transactions contemplated or thereby) between or among SPAC and/or any other member of the SPAC Group, on the one hand, and White & Case, LLP (or any successor), on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the SPAC Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with SPAC or another member of the SPAC Group under a common interest agreement shall remain the privileged communications or information of the Surviving Company following the Closing.

Section 12.17         Disclosure Letters and Exhibits. The Company Disclosure Letter and the SPAC Disclosure Letter shall be arranged in separate parts corresponding to the numbered and lettered sections and subsections in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular provision set forth in the corresponding numbered or lettered Section or subsection of this Agreement, except to the extent that: (a) such information is cross-referenced in another part of the Company Disclosure Letter or the SPAC Disclosure Letter, as applicable; or (b) it is reasonably apparent on the face of such disclosure that such information would qualify another provision in this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Letter or the SPAC Disclosure Letter, as applicable, is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter or the SPAC Disclosure Letter, as applicable, in any dispute or controversy between the Parties as to whether any obligation, item, or matter not described herein or included in Company Disclosure Letter or the SPAC Disclosure Letter, as applicable, is or is not material for purposes of this Agreement. The inclusion of any item in the Company Disclosure Letter or the SPAC Disclosure Letter shall not be deemed to constitute an acknowledgment by the Company or SPAC, as applicable, that the matter is required to be disclosed by the terms of this Agreement, nor shall such disclosure be deemed (a) an admission of any breach or violation of any Contract or Applicable Law, (b) an admission of any liability or obligation to any third party, or (c) to establish a standard of materiality. The disclosure of any items or information that is not required by this Agreement to be so included is solely for informational purposes and the convenience of the Company or SPAC, as applicable. In addition, under no circumstances shall the disclosure of any matter in the Company Disclosure Letter or the SPAC Disclosure Letter, where a representation or warranty of the Company or SPAC, as applicable, is limited or qualified by the materiality of the matters to which the representation or warranty is given or by Company Material Adverse Effect or SPAC Material Adverse Effect, imply that any other undisclosed matter having a greater value or other significance is material or would have a Company Material Adverse Effect or SPAC Material Adverse Effect, as applicable. Neither the Company or SPAC shall be prejudiced in any manner whatsoever, and no presumptions shall be created, by virtue of the disclosure of any matter in the Company Disclosure Letter or SPAC Disclosure Letter, which otherwise is not required to be disclosed by this Agreement.

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Article XIII
Defined Terms

Section 13.1           Defined Terms. Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“Affiliate”	Section 13.2
“Affiliate Agreements”	Section 4.19
“Agreement”	Preamble
“Assumed Warrant Agreement”	Section 8.18
“Applicable Gaming Law”	Section 13.2
“Applicable Law”	Section 13.2
“Approvals”	Section 4.6(c)
“Artemis Transaction Expenses”	Section 13.2
“Audited Financial Statements”	Section 4.7(a)
“Barclays”	Section 5.22
“Benefit Plans”	Section 13.2
“Business Combination”	Section 5.10
“Business Day”	Section 13.2
“Certificate of Merger”	Section 2.2
“Change of Control”	Section 8.25(b)
“Closing”	Section 1.1
“Closing Cash Consideration”	Section 13.2
“Closing Press Release”	Section 8.4(b)
“Closing Date”	Section 1.1
“Closing Share Consideration”	Section 13.2
“Closing Share Value”	Section 13.2
“Code”	Section 13.2
“Company”	Preamble
“Company Benefit Plan”	Section 4.11(a)
“Company Competing Transaction”	Section 8.11(a)
“Company Disclosure Letter”	Article IV
“Company IT Systems”	Section 13.2
“Company Material Adverse Effect”	Section 13.2
“Company Material Contract”	Section 4.17(a)
“Company Ordinary Shares”	Section 13.2
“Company Real Property Leases”	Section 4.13(b)
“Company Shareholder”	Section 13.2
“Company Shareholder Loans”	Section 8.26
“Company Subsidiaries”	Section 4.2(a)
“Company Transaction Expense”	Section 13.2
“Confidentiality Agreement”	Section 13.2
“Continental”	Section 5.14(a)

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“Contract”	Section 13.2
“Copyleft Terms”	Section 13.2
“COVID-19”	Section 13.2
“COVID-19 Measures”	Section 13.2
“D&O Indemnified Party”	Section 8.13(a)
“D&O Tail”	Section 8.13(b)
“DGCL”	Recitals
“Dollars”	Section 13.2
“Earnings Threshold”	Section 8.25(a)
“Earnout Consideration”	Section 13.2
“Effective Time”	Section 2.2
“Emergency Action”	Section 13.2
“Equity Interests”	Section 4.3(b)
“ERISA”	Section 13.2
“Exchange Act”	Section 13.2
“Exchange Agent”	Section 1.2(a)
“Exchange Agent Agreement”	Section 1.2(a)
“Excluded SPAC Share”	Section 2.6(e)
“Financial Statements”	Section 4.7(a)
“First Annualized Net Gaming Revenue”	Section 13.2
“First Earnout Period”	Section 8.25(a)
“First Level Contingent Share Consideration”	Section 8.25(a)
“Foreign Plan”	Section 13.2
“Fundamental Representations”	Section 13.2
“Future PIPE Investment”	Section 13.2
“GAAP”	Section 13.2
“Gaming License”	Section 13.2
“Gaming Notifications”	Section 13.2
“Gaming Regulatory Authority”	Section 13.2
“Governmental Entity”	Section 13.2
“Gross Closing Proceeds”	Section 13.2
“Group Companies”	Section 13.2
“IFRS”	Section 13.2
“Indebtedness”	Section 13.2
“Insurance Policies”	Section 4.18
“Intellectual Property”	Section 13.2
“Intended Tax Treatment”	Recitals
“intentional fraud”	Section 13.2
“Interim Financial Statements”	Section 4.7(a)
“Investment Company Act”	Section 13.2
“Investors Agreement”	Recitals
“IP Contract”	Section 13.2
“JOBS Act”	Section 13.2
“Knowledge”	Section 13.2
“Leakage”	Section 13.2
“Leased Real Property”	Section 4.13(b)
“Legal Proceeding”	Section 13.2
“Liability”	Section 13.2
“Licensed Intellectual Property”	Section 13.2

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“Lien”	Section 13.2
“Market Access Agreement”	Section 13.2
“Merger”	Recitals
“Merger Consideration”	Section 2.6(a)
“Merger Sub”	Preamble
“Merger Sub Stockholder Approval”	Recitals
“Merger Sub Shares”	Section 2.6(c)
“Nasdaq”	Section 13.2
“Net Gaming Revenue”	Section 13.2
“OFAC”	Section 13.2
“Order”	Section 13.2
“Organizational Documents”	Section 13.2
“Outside Date”	Section 11.1(b)
“Owned Intellectual Property”	Section 13.2
“Owned Software”	Section 13.2
“Party,” “Parties”	Preamble
“Patents”	Section 13.2
“Permitted Leakage”	Section 13.2
“Permitted Lien”	Section 13.2
“Permitted SPAC Change in Recommendation”	Section 8.1(b)
“Permitted SPAC Working Capital Loans”	Section 8.23
“Person”	Section 13.2
“Personal Information”	Section 13.2
“Personal Information Breach”	Section 4.16(c)
“Privacy Laws”	Section 13.2
“Processing,” “Process” and “Processed”	Section 13.2
“Processor”	Section 13.2
“Promissory Note”	Section 8.26
“Proxy Statement”	Section 8.1(a)(i)
“Proxy Statement/Prospectus”	Section 8.1(a)(i)
“PubCo”	Preamble
“PubCo Shares”	Section 13.2
“PubCo Warrants”	Section 13.2
“Publicly Available Software”	Section 13.2
“Registered Intellectual Property”	Section 4.15(a)
“Registration Rights Agreement”	Recitals
“Registration Statement”	Section 13.2
“Remedies Exception”	Section 4.4
“Representatives”	Section 8.11(a)
“Restated Articles”	Recitals
“SEC”	Section 13.2
“SEC Guidance”	Section 5.7(a)
“Second Earnout Period”	Section 8.25(a)
“Second Level Contingent Share Consideration”	Section 8.25(a)
“Securities Act”	Section 13.2
“Self-Help Code”	Section 13.2
“Share Exchange”	Recitals
“Software”	Section 13.2
“SPAC”	Preamble

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“SPAC A&R Certificate of Incorporation”	Section 13.2
“SPAC Anchor Investor Warrants”	Section 13.2
“SPAC Anchor Investors”	Section 13.2
“SPAC Board Recommendation”	Section 8.1(b)
“SPAC Business Combination”	Section 8.11(b)
“SPAC Change in Recommendation”	Section 8.1(b)
“SPAC Class A Share”	Recitals
“SPAC Class B Share”	Recitals
“SPAC Class B Conversion”	Recitals
“SPAC Disclosure Letter”	Article V
“SPAC Financial Statements”	Section 5.7(b)
“SPAC Financing Certificate”	Section 1.4
“SPAC Group”	Section 12.16
“SPAC Material Adverse Effect”	Section 13.2
“SPAC Material Contracts”	Section 5.11
“SPAC Preferred Shares”	Section 5.3(a)
“SPAC Private Placement Warrants”	Section 13.2
“SPAC Public Warrants”	Section 13.2
“SPAC Registration Rights Agreement”	Recitals
“SPAC SEC Reports”	Section 5.7(a)
“SPAC Shares”	Section 13.2
“SPAC Sponsor Warrants”	Section 13.2
“SPAC Stockholder Approval”	Section 13.2
“SPAC Stockholder Redemptions”	Section 1.4
“SPAC Stockholders”	Recitals
“SPAC Stockholders’ Meeting”	Section 8.1(b)
“SPAC Transaction Proposals”	Section 13.2
“SPAC Unit Separation”	Section 2.6(a)
“SPAC Units”	Section 13.2
“SPAC Warrants”	Section 13.2
“Specified Business Conduct Laws”	Section 13.2
“Sponsor”	Section 13.2
“Sponsor Support Agreement”	Recitals
“Straddle Period”	Section 13.2
“Subsidiary”	Section 13.2
“Surviving Company”	Recitals
“Tax/Taxes”	Section 13.2
“Tax Return”	Section 13.2
“Tax Sharing Agreement”	Section 13.2
“Third Level Contingent Share Consideration”	Section 8.25(a)
“Trade Secrets”	Section 13.2
“Trademarks”	Section 13.2
“Transaction Agreements”	Section 13.2
“Transaction Expenses”	Section 13.2
“Transaction Filings”	Section 8.1(a)(i)
“Transaction Litigation”	Section 8.19
“Transactions”	Section 13.2
“Transfer”	Section 8.7
“Transfer Taxes”	Section 8.14(d)

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“Treasury Regulations”	Section 13.2
“Trust Account”	Section 5.14(a)
“Trust Agreement”	Section 5.14(a)
“Unauthorized Code”	Section 13.2
“VWAP”	Section 13.2
“Waiving Parties”	Section 12.16
“Warrant Agreement”	Section 13.2
“Willful Breach”	Section 13.2

Section 13.2           Additional Terms. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Gaming Law” shall mean all applicable laws, statutes, regulations, approvals, orders, conditions, by-laws, subordinate legislation, regulatory policies (including any requirement, standard, guidance, announcement or notice of any Gaming Regulatory Authority) or industry codes of practice or conduct which govern the Group Companies’ gaming activities and which, in each case, have a binding legal effect.

“Applicable Law” shall mean any federal, state, provincial, local, municipal or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment, Order, assessment, writ or other legal requirement, administrative policy or guidance, directive, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (including, for the avoidance of doubt, Applicable Gaming Law, Privacy Laws or any other special legislation as applicable to the operation of the Group Companies), in each case applicable to the referent Person, property, asset, Liability or circumstance.

“Artemis Transaction Expenses” means the fees and expenses incurred by or on behalf of Artemis in connection with the preparation, negotiation and execution of this Agreement and the other Transaction Agreements and the consummation of the Transactions, including: (i) the fees and disbursements of outside counsel to Artemis (including its direct and indirect equity holders); (ii) the fees and expenses of accountants to Artemis; (iii) the fees and expenses of the consultants and other advisors to Artemis; (iv) the fees and disbursements of bona fide third-party investment bankers and financial advisors to Artemis; (v) the Deferred Discount (as defined in the Trust Agreement); (vii) Permitted SPAC Working Capital Loans; and (viii) any premiums, fees, disbursements, costs or expenses incurred in connection with any tail insurance policy for the directors’ and officers’ liability insurance of Artemis.

“Benefit Plans” of any Person shall mean any and all deferred compensation, executive compensation, incentive compensation, phantom-equity, equity purchase or other equity-based compensation plan, employment or individual consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other welfare benefit insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee or individual service provider of such Person, or with respect to which such Person has any Liability.

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“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York, Birkirkara, Malta, Athens or Greece, London, England, are authorized or required by Applicable Law to close.

“Closing Cash Consideration” shall mean an amount of cash equal to the lower of (a) an amount equal to the Gross Closing Proceeds minus One Hundred Million Dollars ($100,000,000) (which amount in this clause (a), if negative, shall be deemed zero (0)) and (b) Fifty Million Dollars ($50,000,000).

“Closing Share Consideration” shall mean (a) the Closing Share Value minus Closing Cash Consideration divided by (b) $10.20.

“Closing Share Value” shall mean Six Hundred Twenty-Five Million Dollars ($625,000,000).

“Code” shall mean the Internal Revenue Code of 1986.

“Company IT Systems” shall mean all computer systems, hardware, servers, networks, data communication lines, and other information technology and telecommunications equipment and tangible assets, including outsourced or cloud computing arrangements, and associated documentation, in each case, owned, leased, licensed, or outsourced, or otherwise used or held for use by or for any Group Company in connection with the business of the Group Companies.

“Company Material Adverse Effect” shall mean any change, event, state of facts, development or occurrence that, individually or in the aggregate: (a) has had, or would reasonably be expected to have, a materially adverse effect on the business, assets, financial condition or results of operations of the Group Companies, taken as a whole; or (b) has or would reasonably be expected to prevent or materially impede the ability of the Company to consummate the Transactions by the Outside Date; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (i) acts of war, outbreak of hostilities, military actions, sabotage, civil unrest, protests, demonstrations, insurrections, riots, terrorism, cyberattacks or geopolitical or social conditions, including any escalation or worsening thereof; (ii) earthquakes, hurricanes, tornados, disease, epidemics, pandemics (including COVID-19 or SARS-CoV-2 virus or any mutation or variation thereof, and any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement) or other natural or man-made disasters, public health emergencies or weather conditions; (iii) changes or proposed changes in Applicable Law (or any interpretation thereof) after the date of this Agreement; (iv) changes or proposed changes in IFRS or GAAP (or any interpretation thereof) after the date of this Agreement; (v) general economic, regulatory, business or tax conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States, Malta, Greece or anywhere else in the world; (vi) events or conditions generally affecting the industries or geographic areas in which the Group Companies operate; (vii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (vii) shall not prevent a determination that any change, event, state of facts, development or occurrence underlying such failure has resulted in a Company Material Adverse Effect; (viii) any actions required to be taken, or required not to be taken, pursuant to the terms of this Agreement or any other Transaction Agreement; (ix) any action taken, or not taken, by, or at the written request of, SPAC; or (x) any change, event, state of facts, development or occurrence attributable to the announcement or execution, pendency, negotiation or consummation of the Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Entities) provided that this clause (x) shall not apply with respect to a representation or warranty contained in this Agreement to the extent that the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Transactions or the performance of obligations under this Agreement; provided, however, that if a change or effect related to clauses (i) through (vi) disproportionately adversely affects the Group Companies, taken as a whole, compared to Persons operating in the same industry as the Group Companies, then such disproportionate impact may be taken into account in determining whether a Company Material Adverse Effect has occurred, but only to the extent of the incremental disproportionate effect on the Group Companies, taken as a whole, relative to Persons operating in the same industry as the Group Companies.

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“Company Ordinary Shares” shall mean the ordinary shares forming part of the issued share capital of the Company, having a nominal value of EUR 1.00 per share, of the Company fully paid up.

“Company Shareholder” shall mean Komisium Limited, a private company limited by shares incorporated under the laws of Cyprus and the holder of all of the issued Company Ordinary Shares as of the date of this Agreement.

“Company Transaction Expenses” means the fees and expenses incurred by or on behalf of the Company (including its direct and indirect equity holders) and the other Group Companies in connection with the preparation, negotiation and execution of this Agreement and the other Transaction Agreements and the consummation of the Transactions or any similar transactions or other strategic processes, including: (i) the fees and disbursements of outside counsel to the Company (including its direct and indirect equity holders); (ii) the fees and expenses of accountants to the Company; (iii) the fees and expenses of other advisers to the Company; (iv) the fees and disbursements of bona fide third-party investment bankers and financial advisors to the Company; (v) any premiums, fees, disbursements or expenses incurred in connection with any tail, insurance policy for the directors’ and officers’ liability insurance of the Company, in each case, incurred in connection with the Transactions; and (vi) any change-in-control payments, transaction bonuses, retention payments, severance or similar compensatory payments payable by any Group Company to any current or former employee, independent contractor, officer, or director of any Group Company as a result of or in connection with (either alone or in connection with any other event) the Transactions, including the employer portion of employment, payroll or similar Taxes arising or imposed with respect to such payments and any amounts payable to gross-up or make whole any Person for income or excise Taxes imposed with respect to such payments.

“Confidentiality Agreement” shall mean that certain Confidentiality Agreement, dated as of November 10, 2021, by and between SPAC and the Company, as amended and joined from time to time.

“Contract” shall mean any contract, subcontract, agreement, indenture, note, bond, loan or credit agreement, instrument, installment obligation, lease, mortgage, deed of trust, license, sublicense, commitment, power of attorney, guaranty or other legally binding commitment, arrangement, understanding or obligation, in writing, in each case, as amended and supplemented from time to time and including all schedules, annexes and exhibits thereto.

“Copyleft Terms” shall mean any terms of a license of Publicly Available License (including any Software licensed under the GNU General Public License, GNU Lesser General Public License, Mozilla Public License, Affero General Public License, Eclipse Software License, or any other public source code license arrangement) or any similar license, in each case that require, as a condition of or in connection with any use, modification, reproduction, or distribution of any Software licensed thereunder (or any Owned Software or other Owned IP that is used by, incorporated into or includes, relies on, is linked to or with, is derived from, or is distributed with such Software), any of the following: (a) the disclosing, making available, distribution, offering or delivering of source code or any information regarding such Owned Software or other Owned IP for no or minimal charge; (b) the granting of permission for creating modifications to or derivative works of such Owned Software or other Owned IP; (c) the granting of a royalty-free license, whether express, implied, by virtue of estoppel or otherwise, to any third party under Intellectual Property rights (including patents) regarding such Owned Software or other Owned IP (whether alone or in combination with other hardware or Software); or (d) the imposition of restrictions on future patent licensing terms, or other abridgement or restriction of exercise or enforcement of any Intellectual Property rights through any means.

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“COVID-19” shall mean SARS-CoV-2, coronavirus or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” shall mean (i) changes or proposed changes in laws or regulations (or any interpretation thereof) or (ii) any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, mask wearing, temperature taking, personal declaration, shut down, closure, sequester or any other Applicable Law or recommendations promulgated or issued by any Governmental Entity in connection with or in response to COVID-19, including the CARES Act, Families First Act, the Payroll Tax Executive Order and IRS Notices 2020-20, 2020-65, and 2021-11.

“Dollars” or “$” means lawful money of the United States.

“Earnout Consideration” shall mean, collectively, the First Level Contingent Share Consideration, Second Level Contingent Share Consideration and Third Level Contingent Share Consideration, in each case, to the extent earned pursuant to Section 8.25.

“Emergency Action” shall mean any action or omission as being required on short notice for the prevention of danger to any Person or material damage to any asset or property.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“First Annualized Net Gaming Revenue” means the aggregate Net Gaming Revenue of PubCo for the twelve (12) month period ending on the last day of the fifth (5th) calendar quarter ending after the Closing Date (the “Annualized Period”), as determined by the independent directors of the PubCo Board of Directors who are not Affiliated with the Company Shareholder or SPAC based on the financial statements of PubCo with respect to the Annualized Period.

“Foreign Plan” shall mean any Benefit Plan, plan, fund (including any superannuation fund), program, policy, practice, contract, agreement or other similar program or arrangement established, sponsored, contributed to or maintained outside the United States by the Company or any one or more of its Subsidiaries, or to which the Company or any one or more of its Subsidiaries is obligated to contribute to, or with respect to which the Company or any one or more of its Subsidiaries has any liability, direct, or indirect, contingent or otherwise for the benefit of current or former employees, directors or individual service providers of the Company or such Subsidiaries residing outside the United States.

“Fundamental Representations” shall mean: (a) in the case of the Company, PubCo and Merger Sub, the representations and warranties contained in the first sentence of Section 4.1 (Organization and Qualification); the second sentence of Section 4.2(a) (Company Subsidiaries) solely with respect to PubCo and Merger Sub; Section 4.3(a), (b) and (c) (Capitalization); Section 4.4 (Due Authorization); Section 4.5(a)(ii) (No Conflict; Governmental Consents and Filings); Section 4.6 (Legal Compliance; Approvals), Section 4.14 (Taxes), Section 4.20 (Business Activities), Section 4.22 (Absence of Certain Business Practices); Section 4.23 (Gaming); and Section 4.25 (Brokers); (b) in the case of SPAC, the representations and warranties contained in Section 5.1(a), (b) and (c) (Organization and Qualification); Section 5.3 (Capitalization); Section 5.4 (Due Authorization); Section 5.5(a)(i) (No Conflict; Required Filings and Consents); Section 5.10 (Business Activities) and Section 5.22 (Brokers) and (c) in the case of the Company Shareholder, Section 6.1 (Organization and Qualification); Section 6.2 (Authorization; Binding Agreement); Section 6.3(a)(ii) (No Conflict; Required Filings and Consents); and Section 6.8 (Brokers).“Future PIPE Investment” shall mean any subscription or investment agreement entered into by the Company, PubCo or SPAC following the date hereof and prior to the Closing.

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“GAAP” shall mean United States generally accepted accounting principles, consistently applied.

“Gaming Licenses” shall mean all licenses, permissions, authorizations, permits and consents issued by any Gaming Regulatory Authority to any Group Company or any officers, directors or employees thereof which are necessary to operate the business of the Group Companies in accordance with the Applicable Gaming Law.

“Gaming Notifications” shall mean the notices described in Schedule 5.5(b) of the Company Disclosure Letter.

“Gaming Regulatory Authority” shall mean the competent Governmental Entity in any jurisdiction regulating online or mobile gambling, casino gaming, horse racing, sports betting, betting and gaming activities (if any), including, for the avoidance of doubt, the Governmental Entities issuing the Gaming Licenses, or similar Governmental Entities having authority over the Group Companies or their operations by virtue of Applicable Gaming Law.

“Governmental Entity” shall mean any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, competent labour, social security and tax authority, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Gross Closing Proceeds” shall mean the funds contained in the Trust Account, together with the cash on SPAC’s balance sheet and the aggregate amount of gross proceeds from any Future PIPE Investment, after giving effect to the SPAC Stockholder Redemptions but before giving effect to the payment of Transaction Expenses.

“Group Companies” shall mean the Company and all of its direct and indirect Subsidiaries (including Merger Sub).

“IFRS” shall mean the International Financial Reporting Standards as issued by the International Accounting Standards Board, consistently applied.

“Indebtedness” shall mean any of the following: (a) any indebtedness for borrowed money; (b) any obligations evidenced by bonds, debentures, notes or other similar instruments; (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities; (d) any obligations as lessee under capitalized leases; (e) any obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities to the extent drawn; (f) any guaranty of any of the foregoing; (g) any accrued interest, fees and charges in respect of any of the foregoing; and (h) any prepayment premiums and penalties actually due and payable, and any other fees, expenses, indemnities and other amounts actually payable as a result of the prepayment or discharge of any of the foregoing.

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“Intellectual Property” shall mean any and all intellectual property or proprietary property (and all rights, title, and interest therein and thereto) in any jurisdiction throughout the world including arising from or in respect of any and all of the following: (a) all inventions (whether or not patentable or reduced to practice), invention disclosures, certificates of invention, all improvements thereto, patents, utility models, industrial designs and all applications for any of the forgoing, including all provisionals, substitutions, divisionals, continuations, continuations-in-part, reissuances, renewals, extensions, reexaminations, patents of addition, supplementary protection certificates, or the like and any foreign equivalents of the foregoing (collectively, “Patents”); (b) all trademarks, service marks, certification marks, brand names, trade dress rights, logos, slogans, corporate names, business names and trade names, designs and other source or business identifiers, indicia of origin and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, intent-to-use applications or similar reservations of marks, renewals and extensions thereof (collectively, “Trademarks”); (c) all copyrights, copyrights works, mask works, protected designs, works of authorship (whether or not copyrightable), literary works, rights in Software, design rights, masked works, pictorial and graphic works, reversions and moral rights, along with all applications, registrations and any renewals and extensions thereof; (d) all internet domain names, and social media usernames, handles and accounts; (e) all trade secrets, know-how, technology, discoveries and improvements, proprietary rights, formulae, confidential information, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, technical information, source code, techniques, ideas, research, data analytics, designs, drawings, specifications, procedures, processes, models, algorithms, formulations, manuals and systems, whether or not patentable or copyrightable (collectively “Trade Secrets”); (f) data, databases and data collections; (g) social media usernames, accounts, identifiers and handles, (h) all other forms of intellectual property recognized under Applicable Law, (i) all rights relating to any of the foregoing, including all causes of action, judgements, settlements, claims and demands related thereto, and rights to prosecute and recover damages for any past, present or future infringements, dilutions, misappropriations and other violations thereof, and (j) all applications and registrations for any of the foregoing.

“intentional fraud” shall mean, with respect to a party to this Agreement, common law fraud with respect to the making of the representations and warranties pursuant to Article IV Article V or Article VI (as applicable).

“Investment Company Act” shall mean the Investment Company Act of 1940.

“IP Contract” shall mean any Contract (including license agreements, coexistence agreements, and agreement with covenants not to assert) pursuant to which any Group Company (a) grants to a third Person any license, immunity or other right in or to any material Owned Intellectual Property, or (b) is granted by a third Person a license, immunity or other right in to any Intellectual Property that is material to the business of any Group Company; provided however in the case of each of (a) or (b), that none of the following is required to be scheduled on Schedule 4.17, but shall otherwise constitute a Company Material Contract if they otherwise qualify: (i) licenses to Publicly Available Software, (ii) non-exclusive end user licenses of uncustomized, generally commercially available off-the-shelf software on standard terms with annual fees of less than $10,000 per copy, seat or user or aggregate fees of less than $100,000, to the public on standard terms, (iii) non-exclusive rights to use Company products or services (or any Trademarks in connection with the promotion or sale of Company products or services), (iv) non-exclusive rights to Intellectual Property incidental to or implied by the sale or purchase of goods or services, in each case of (iii) and (iv) entered into in the ordinary course of business, and (v) invention assignment agreements with employees or contractors engaged by a Group Company on the Company’s standard unmodified form agreement or other agreement with substantially similar terms relating to Intellectual Property as the Company’s standard form agreement and with no material exclusions of Intellectual Property.

“JOBS Act” shall mean the Jumpstart Our Business Startups Act of 2012.

“Knowledge” shall mean the actual knowledge or awareness as to a specified fact or event, following reasonable inquiry, of: (a) with respect to the Company and the Company Shareholder, the individuals listed on Schedule 13.2(b) of the Company Disclosure Letter; and (b) with respect to SPAC, the individuals listed on Schedule 13.2 of the SPAC Disclosure Letter.

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“Leakage” shall mean the aggregate amount of all distributions or payments of cash or other property made by the Group Companies pursuant to any of the following transactions, except for those transactions that constitute Permitted Leakage: (a) other than the Transactions, the declaration, making or payment of any dividend, distribution or return of capital, or any redemption, purchase or other acquisition of Company Ordinary Shares or other securities of, or ownership interests in, the Company, or any payments in lieu of any of the foregoing (whether in cash or in kind); (b) the payment of any remuneration, commission, royalty, licensing or service fees, management fees, advisory or monitoring fees, termination fees or penalties or consulting fees to any direct or indirect equityholder of the Company or to any Person who is (i) a member, manager, equityholder or partner (in their capacity as such) of such equityholder or (ii) any of their respective Affiliated Persons or family members; (c) the amount of any payment or other liability waived or discharged by the Company of any amount that was owed to it by any direct or indirect equityholder of the Company or to any Person who is (i) a member, manager, equityholder or partner (in their capacity as such) of such equityholder or (ii) any of their respective Affiliated Persons or family members; (d) any payment of any type in respect of any Indebtedness (including any breakage fees or penalties), in each case, by the Company to any direct or indirect equityholder of the Company or to any Person who is (i) a member, manager, equityholder or partner (in their capacity as such) of such equityholder or (ii) any of their respective Affiliated Persons or family members; (e) any assignment, transfer or surrender of any assets to, or the making of any payment on behalf of, any direct or indirect equityholder of the Company or to any Person who is (i) the member, manager, equityholder or partner (in their capacity as such) of such equityholder or (ii) any of their respective Affiliated Persons or family members; (f) any indemnity or other contingent liability or obligation granted or assumed by the Company in favor of any equityholder of the Company or to any Person who is (i) a member, manager, equityholder or partner (in their capacity as such) of such equityholder or (ii) any of their respective Affiliated Persons or family members; (g) the creation of any Lien over any asset of the Group Companies in favor of any of the Company’s direct or indirect equityholders or to any Person who is (i) a member, manager, equityholder or partner (in their capacity as such) of any such equityholders or (ii) any of their respective Affiliated Persons or family members; and (h) the payment or incurrence of any Tax, fee, interest or cost by any Group Company as a result of any of the matters set out in (a) through (g) above.

“Legal Proceeding” shall mean any action, suit, hearing, claim, charge, audit, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity, including, for the avoidance of doubt, a Gaming Regulatory Authority.

“Liability” shall mean any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Applicable Law, Legal Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Licensed Intellectual Property” shall mean all Intellectual Property licensed to any of the Group Companies or used in or necessary for the conduct or operation of the business of the Group Companies, as presently conducted.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, easement, encroachment, covenant, license, option, right of first offer, right of first refusal, restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership).

“Market Access Agreement” means any market access or similar agreement entered into by the Company or any of its Subsidiaries on or prior to the Closing Date, pursuant to which a Group Company is licensed to conduct online gaming operations in a jurisdiction under the counterparty’s gaming Permit, including, without limitation, that certain Online Market Access Agreement, dated as of December 21, 2021, by and between Novibet USA, Inc. and Chester Downs and Marina, LLC.

“Nasdaq” shall mean The Nasdaq Capital Market.

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“Net Gaming Revenue” shall mean all revenues, receipts and income of any kind collected or derived directly or indirectly by the Group Companies arising from its online gaming products, determined in accordance with IFRS, less winnings paid to players and any Player Incentives.

“OFAC” shall mean the U.S. Treasury Department Office of Foreign Assets Control.

“Order” shall mean any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree or ruling entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction.

“Organizational Documents” shall mean, with respect to any Person that is not an individual, the articles or certificate of incorporation or organization, bylaws, articles and memorandum of association, limited partnership agreement, partnership agreement, limited liability company agreement, shareholders agreement and other similar organizational documents of such Person, as applicable.

“Owned Intellectual Property” or “Owned IP” shall mean all Intellectual Property, in whole or in part, which any of the Group Companies has (or purports to have) an ownership interest.

“Owned Software” shall mean any and all proprietary Software, in whole or in part, which any of the Group Companies has (or purports to have) an ownership interest.

“Permitted Leakage” shall mean (a) any payments made with the prior written consent of SPAC solely to the extent of the amount approved; (b) any indemnification of directors and officers of the Group Companies pursuant to indemnification agreements existing as of the date of this Agreement; or (c) any transactions required by this Agreement.

“Permitted Lien” shall mean: (a) Liens for Taxes not yet delinquent or for Taxes that are being contested in good faith by appropriate proceedings and that are sufficiently reserved for on the Financial Statements or the SPAC Financial Statements, as applicable, in accordance with IFRS or GAAP, as applicable; (b) statutory and contractual Liens of landlords with respect to Leased Real Property that do not, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel of Leased Real Property by any of the Group Companies; (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course and: (i) that are not yet delinquent; or (ii) that are being contested in good faith through appropriate proceedings and that are sufficiently reserved for on the Financial Statements or the SPAC Financial Statements, as applicable, in accordance with IFRS or GAAP, as applicable; (d) in the case of real property, zoning, building code, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by any of the Group Companies; (e) Liens securing the Indebtedness of any of the Group Companies set forth on Schedule 4.17(a)(ii) of the Company Disclosure Letter; (f) in the case of Intellectual Property, third party non-exclusive license agreements entered into in the ordinary course; (g) Liens incurred in connection with capital lease obligations of any of the Group Companies; and (h) all exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and other Liens of record that do not materially interfere with the present use of, or materially detract from the value of, the affected parcel of Leased Real Property.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

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“Personal Information” shall mean, to the extent regulated by Privacy Laws, “personal data,” “personally identifiable information,” or all information that identifies or could be used to directly or indirectly identify an individual person.

“Player Incentives” means any sign-up bonuses, refunds, charge-backs, retention bonuses, tournament entry tickets, tournament dollars, tournament prizes (cash and bonuses), redeemable vouchers, cash credits, free-play (including free spins), or bonus bets or dollars or other monetary inducements to the extent paid or awarded to the Players at no cost to such Players, loyalty points or other inducements that are both offered to and redeemed by the Players for goods or cash in their player account for future plays on or withdrawal from the Company’s online gaming service.

“Pre-Closing Period” shall mean all taxable years or other taxable periods that end on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

“Privacy Laws” shall mean Applicable Law relating to privacy and the Processing of Personal Information, including, but not limited to, the Federal Trade Commission Act, the California Consumer Privacy Act, Regulation (EU) 2016/679 (the “GDPR”) and any local laws implementing the GDPR into the respective local legislation, EU Directives 2002/58/EC and 2009/136/EC (each as implemented into the national Laws of EU Member States or the United Kingdom, as applicable), Applicable Law of the Isle of Man relating to the Processing of Personal information (including, but not limited to, the Isle of Man Data Protection Act 2018, the Data Protection (Application of the GDPR) Order 2018, and the GDPR and LED Implementing (Amendment) Regulations 2018), the UK Data Protection Act 2018, the “UK GDPR” as defined by the UK Data Protection Act 2018 and as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019, and any other related regulations, directives and orders applicable to Personal Information or the access thereto or use or transfer thereof, each as amended, consolidated or replaced from time to time.

“Processing” shall mean any operation or set of operations which is performed upon Personal Information, whether or not by automatic means, including but not limited to: collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction. “Process” and “Processed” shall be construed accordingly.

“Processor” shall mean any Person that Processes any Personal Information on behalf of any Group Company.

“PubCo Shares” shall mean ordinary shares, par value $0.0001, of PubCo.

“PubCo Warrants” shall mean the SPAC warrants that will be assumed by PubCo in the Merger.

“Publicly Available Software” shall mean any Software (or portion thereof) that is licensed pursuant to (i) any license now or in the future approved by the Open Source Initiative and listed at a http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the Affero General Public License, the MIT license, the Eclipse license, the Common Public License, the CDDL, Mozilla Public License, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); (ii) any license to Software that is considered “free” or “open source software” by the Open Source Foundation or the Free Software Foundation; or (iii) any reciprocal license approved by the Open Source Initiative, in each case whether or not source code is available or included in such license.

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“Registration Statement” shall mean the Registration Statement on Form F-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by the Company under the Securities Act with respect to the PubCo Shares that constitute Merger Consideration and the PubCo Warrants.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Self-Help Code” shall mean any back door, time bomb, drop dead device, or other Software routine designed to disable a computer program without input from, knowledge of, or notice to the user of the program.

“Software” shall mean all (i) computer software, firmware, middleware, applications, and programs, operating systems, and other codes, including APIs, software compilations, development tools, compilers, files, scripts, manuals, design notes, programmers’ notes, architecture, application programming interfaces, mobile applications, algorithms, user interfaces, menus, buttons, icons, and documentation related thereto or associated therewith as well as any foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases and previous releases thereof, in each case, whether in source code, object code or human readable form, and (ii) deep learning, machine learning, and other artificial intelligence technologies.

“SPAC A&R Certificate of Incorporation” shall mean the Third Amended and Restated Certificate of Incorporation of SPAC, dated October 1, 2021, as may be amended, modified or supplemented from time to time.

“SPAC Anchor Investor Warrants” shall mean the warrants sold by SPAC to the SPAC Anchor Investors in connection with SPAC’s initial public offering that entitle the holder thereof to purchase SPAC Class A Shares at an exercise price of $11.50 per share.

“SPAC Anchor Investors” shall mean certain qualified institutional buyers or institutional accredited investors, within the meaning of applicable securities laws, that are not affiliated with SPAC, the Sponsor or SPAC’s management and that purchased SPAC Units, SPAC Anchor Investor Warrants and SPAC Class B Shares in, or simultaneously with the closing of, SPAC’s initial public offering.

“SPAC Material Adverse Effect” shall mean any change, event, state of facts, development or occurrence that, individually or in the aggregate: (a) has had, or would reasonably be expected to have, a materially adverse effect on the business, assets, financial condition or results of operations of SPAC; or (b) has or would reasonably be expected to prevent or materially impede the ability of SPAC to consummate the Transactions by the Outside Date; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a SPAC Material Adverse Effect: (i) acts of war, outbreak of hostilities, military actions, sabotage, civil unrest, protests, demonstrations, insurrections, riots, terrorism, cyberattacks or geopolitical or social conditions, including any escalation or worsening thereof; (ii) earthquakes, hurricanes, tornados, disease, epidemics, pandemics (including COVID-19 or SARS-CoV-2 virus or any mutation or variation thereof, and any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement) or other natural or man-made disasters, public health emergencies or weather conditions; (iii) changes or proposed changes in Applicable Law (or any interpretation thereof) after the date of this Agreement; (iv) changes or proposed changes in IFRS or GAAP (or any interpretation thereof) after the date of this Agreement; (v) general economic, regulatory, business or tax conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States, Malta, Greece or anywhere else in the world; (vi) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (vi) shall not prevent a determination that any change, event, state of facts, development or occurrence underlying such failure has resulted in a SPAC Material Adverse Effect; (vii) any actions required to be taken, or required not to be taken, pursuant to the terms of this Agreement or any other Transaction Agreement; or (viii) any action taken by, or at the written request of, the Company or PubCo; provided, however, that if a change or effect related to clauses (i) through (v) disproportionately adversely affects SPAC compared to similarly situated Persons, then such disproportionate impact may be taken into account in determining whether a SPAC Material Adverse Effect has occurred, but only to the extent of the incremental disproportionate effect on SPAC, relative to similarly situated Persons.

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“SPAC Private Placement Warrants” shall mean the SPAC Anchor Investor Warrants and the SPAC Sponsor Warrants.

“SPAC Public Warrants” shall mean the warrants sold to the public by SPAC as part of SPAC’s initial public offering (whether purchased in such offering or thereafter in the public market) that entitle the holder thereof to purchase SPAC Class A Shares at an exercise price of $11.50 per share.

“SPAC Shares” shall mean the SPAC Class A Shares, the SPAC Class B Shares and the SPAC Preference Shares.

“SPAC Sponsor Warrants” shall mean the warrants sold by SPAC to the Sponsor in connection with SPAC’s initial public offering that entitle the holder thereof to purchase SPAC Class A Shares at an exercise price of $11.50 per share.

“SPAC Stockholder Approval” shall mean the vote of the holders of SPAC Shares required to approve the SPAC Transaction Proposals, as determined in accordance with Applicable Law and SPAC’s Organizational Documents.

“SPAC Transaction Proposals” shall mean (a) the adoption of this Agreement and approval of the Transactions, including the authorization of the Merger, (b) the adoption and approval of each other proposal reasonably agreed to by SPAC and the Company as necessary or appropriate in connection with the consummation of the Transactions and (c) the adoption and approval of a proposal for the adjournment of the SPAC Stockholders’ Meeting in accordance with Section 7.1(b).

“SPAC Units” shall mean equity securities of SPAC each consisting of one (1) SPAC Class A Share and one-half of one (0.5) SPAC Public Warrant.

“SPAC Warrants” shall mean the SPAC Public Warrants and the SPAC Sponsor Warrants.

“Specified Business Conduct Laws” shall mean: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time, the UK Bribery Act 2010, and any other Applicable Law relating to bribery or corruption; (b) all Applicable Law imposing economic or financial sanctions on any Person, including all Applicable Law administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC) or the Bureau of Industry and Security administered by the U.S. Department of Commerce, all sanctions laws or embargos imposed or administered by the U.S. Department of State, the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, the European Union and all anti-boycott or anti-embargo laws; (c) all Applicable Law relating to the import, export, re-export, transfer of information, data, goods, software, and technology, including the Export Administration Regulations administered by the U.S. Department of Commerce and the International Traffic in Arms Regulations administered by the U.S. Department of State; and (d) the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and other any Applicable Law relating to money laundering.

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“Sponsor” shall mean Artemis Sponsor, LLC, a Delaware limited liability company.

“Straddle Period” shall mean the portion of any taxable year or period beginning on or before and ending after the Closing Date.

“Subsidiary” shall mean, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; or (c) in any case, such Person controls the management thereof.

“Tax” or “Taxes” shall mean any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, capital gains, capital stock, windfall profits, license, sales, use, estimated, occupation, VAT, ad valorem, transfer, franchise, Gaming License, withholding, severance, social security, payroll, recapture, net worth, employment, excise and property taxes, assessments, escheat, abandoned property, stamp, environmental, registration, governmental charges, duties, fees, levies and other similar charges, in each case, imposed by a Governmental Entity (whether disputed or not), together with all interest, penalties, surcharges, deficiency assessments, and additions imposed by a Governmental Entity with respect to any such amounts.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes that is filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto and any amendment thereof.

“Tax Sharing Agreement” shall mean any agreement or arrangement (including any provision of a Contract) primarily related to Taxes pursuant to which any Group Company is or may be obligated to indemnify any Person for, or otherwise pay, any Tax of, or imposed on, another Person.

“Transaction Agreements” shall mean this Agreement, the Confidentiality Agreement, the Sponsor Support Agreement, the Investors Agreement, the Assumed Warrant Agreement, the Registration Rights Agreement and all the agreements documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transaction Expenses” means the aggregate amount of the Company Transaction Expenses and Artemis Transaction Expenses.

“Transactions” shall mean the transactions contemplated pursuant to this Agreement and the Transaction Agreements, including the SPAC Unit Separation, the SPAC Class B Conversion, the SPAC Stockholder Redemptions, the Share Exchange, and the Merger.

“Treasury Regulations” shall mean the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.

“Unauthorized Code” shall mean any virus, Trojan horse, worm, or other Software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware or data that is not developed or authorized by any Group Company or the licensor of the Software or hardware components.

79

“VWAP” shall mean, with respect to a PubCo Share, the dollar-weighted average price on the Nasdaq or other primary stock exchange during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price in the over-the-counter market on the electronic bulletin board during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers as reported by OTC Markets Group Inc. If VWAP cannot be calculated on any of the foregoing bases, VWAP shall be the fair market value per PubCo Share on such date(s) as reasonably determined by a majority of the board of directors of PubCo, including a majority of disinterested directors.

“Warrant Agreement” shall mean the Warrant Agreement, dated as of September 30, 2020, between Continental and SPAC.

“Willful Breach” shall mean a material breach that is a consequence of an omission by, or act undertaken by or caused by, the breaching party intentionally and with the knowledge that such omission or taking or causing of such act would, or would reasonably be expected to, cause such material breach, including the failure to cause the Closing to occur when required pursuant to this Agreement.

[Signature Pages Follow]

80

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

KOMISIUM LIMITED

By:	/s/ Rodolfo Odoni
Name:	Rodolfo Odoni
Title:	Director

[Signature Page to Agreement and Plan of Reorganization]

Logflex MT Holding Limited

By:	/s/ Panagiotis Piter Trataris
Name:	Panagiotis Piter Trataris
Title:	Director

[Signature Page to Agreement and Plan of Reorganization]

NOVIBET PLC

By:	/s/ George Athanasopoulos
Name:	George Athanasopoulos
Title:	Director

[Signature Page to Agreement and Plan of Reorganization]

NOVIBET MERGER SUB INC.

By:	/s/ George Athanasopoulos
Name:	George Athanasopoulos
Title:	President

[Signature Page to Agreement and Plan of Reorganization]

ARTEMIS STRATEGIC INVESTMENT CORPORATION

By:	/s/ Thomas Granite
Name:	Thomas Granite
Title:	Chief Financial Officer

[Signature Page to Agreement and Plan of Reorganization]

Exhibit A

Form of Restated Articles

COMPANY NO 13885583
THE COMPANIES ACTS PUBLIC COMPANY LIMITED BY SHARES

AMENDED AND RESTAED ARTICLES OF ASSOCIATION OF NOVIBet PLC
Mishcon de Reya LLP Africa House 70 Kingsway London WC2B 6AH T +44 20 3321 7000

Table of Contents

1.	Definitions and interpretation	1
2.	Limited liability	3
3.	Model articles excluded	3
4.	Form of resolutions	3
5.	Rights attached to shares	4
6.	Redeemable shares	4
7.	Payment of commissions	4
8.	Trusts not recognised	4
9.	Suspension of rights for non-disclosure of interest	4
10.	Regulation of gaming activities: suspension of rights of members and mandatory sale of shares	6
11.	Variation of rights	10
12.	Matters not constituting a variation of rights	10
13.	Right to certificates	10
14.	Execution of certificates	10
15.	Replacement certificates	11
16.	Uncertificated securities	11
17.	Company’s lien	11
18.	Enforcing lien by sale after notice	11
19.	Manner of sale	12
20.	Application of sale proceeds	12
21.	Calls	12
22.	Time of call	12
23.	Liability of joint holders	13
24.	Interest	13
25.	Sums due on allotment or by way of instalment treated as calls	13
26.	Power to differentiate	13
27.	Advance payment of calls	13
28.	Notice if call not paid	13
29.	Forfeiture if notice not complied with	14
30.	Notice of forfeiture	14
31.	Sale of forfeited share	14
32.	Arrears to be paid notwithstanding forfeiture	14
33.	Statutory declaration and validity of sale	15
34.	Power to sell shares of untraced shareholders	15
35.	Manner of sale and creation of debt in respect of net proceeds	15
36.	Form and execution of transfer	16
37.	Right to refuse registration of shares	16
38.	Other rights to refuse registration	16
39.	Notice of refusal	17

40.	No fee for registration	17
41.	Retention of documents	17
42.	Other registers	17
43.	Transmission	17
44.	Election by transmittee	17
45.	Rights in respect of the share	17
46.	Alteration of capital	18
47.	Purchase of own shares	18
48.	Convening general meetings	18
49.	Content of member requests for requisitioned resolutions and general meetings	19
50.	Time for receiving member requests for requisitioned resolutions and general meetings	20
51.	Length of notice period	21
52.	Omission or non-receipt of notice	21
53.	Change of arrangements for general meetings	21
54.	Quorum	22
55.	Procedure if quorum not present	22
56.	Chair of general meeting	22
57.	Attendance and speaking at general meetings	22
58.	Satellite meeting places	23
59.	Security arrangements	24
60.	Adjournments	24
61.	Notice of adjourned meeting	24
62.	Method of voting	25
63.	Votes of members	25
64.	Votes of joint holders	26
65.	Votes of member suffering incapacity	26
66.	No right to vote where sums overdue on shares	26
67.	Votes on a poll	26
68.	Right to withdraw demand for a poll	26
69.	Procedure if poll demanded	26
70.	When poll to be taken	27
71.	Continuance of other business after poll demanded	27
72.	Proposal or amendment of resolution	27
73.	Amendment of resolution ruled out of order	27
74.	Objections or errors in voting	27
75.	Execution of an appointment of proxy	28
76.	Times for deposit of an appointment of proxy	28
77.	Form of appointment of proxy	29
78.	Validity of proxy	30
79.	Maximum validity of proxy	30

80.	Number and appointment of Directors	30
81.	No shareholding qualification for Directors	32
82.	Fees	33
83.	Expenses	33
84.	Remuneration	33
85.	Appointment, removal and resignation of alternates	33
86.	Alternate to be responsible for own acts and payment of alternate	34
87.	Executive Directors	34
88.	General powers of the Company vested in the Board	34
89.	Agents	35
90.	Delegation to individual Directors	35
91.	Delegation to committees	35
92.	Power to establish local boards etc.	36
93.	Provision for employees	36
94.	The Company’s name	36
95.	Borrowing powers	36
96.	Retirement of directors at annual general meeting	37
97.	Position of retiring Director	37
98.	Eligibility for appointment as a Director	37
99.	Power of the Board to appoint Directors	37
100.	Company’s power to remove a Director and appoint another in the Director’s place	38
101.	Vacation of office by Directors	38
102.	Directors’ transactions, offices, employment and interests	38
103.	Conflicts of interest requiring Board authorisation	41
104.	Directors’ gratuities and pensions	42
105.	Board meetings	43
106.	Notice of Board meetings	43
107.	Voting	43
108.	Quorum	43
109.	Board vacancies below minimum number	43
110.	Appointment of chair	43
111.	Competence of the Board	44
112.	Participation in meetings by telephone	44
113.	Written resolutions	44
114.	Company books	44
115.	Validity of acts of the Board or a committee	45
116.	Appointment and removal of Company Chief Executive Officer and Secretary	45
117.	Use of seal	47
118.	Company may declare dividends	47
119.	Board may pay interim dividends and fixed dividends	47

120.	Calculation and currency of dividends	48
121.	Waiver of dividends	48
122.	Non-cash dividends	48
123.	Scrip dividends	48
124.	Enhanced scrip dividends	50
125.	Right to deduct amounts due on shares from dividends	50
126.	No interest on dividends	50
127.	Payment procedure	51
128.	Receipt by joint holders	51
129.	Where payment of dividends need not be made	51
130.	Unclaimed dividends	51
131.	Capitalisation of profits	52
132.	Authentication of documents	53
133.	Power to choose record date	53
134.	Strategic report	53
135.	Inspection of records	53
136.	Destruction of documents	53
137.	Form of communications	54
138.	Communication with joint holders	54
139.	Communications after transmission	54
140.	When notice deemed served	55
141.	Record date for communications	56
142.	Loss of entitlement to receive communications	56
143.	Notice when post not available	56
144.	Distribution in specie on winding up	56
145.	Indemnity and provision of funds	57
146.	Power to insure	57
147.	Dispute resolution and governing law	57

Registered No. 13885583

The Companies Acts

Public Company Limited by Shares

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

of

Novibet PLC

(the “company”)

(Adopted in substitution for and to the exclusion of all existing articles by a special resolution passed on [●], 2022)

1.	Definitions and interpretation

1.1	In these Articles, the following words and expressions have the meanings indicated below:

“Artemis”: Artemis Sponsor, LLC a Delaware limited liability company

“these Articles”: these amended and restated articles of association as originally adopted or as altered from time to time

“Auditors”: the auditors of the Company for the time being or, in the case of joint auditors, any one of them

“Board”: the board of Directors from time to time of the Company or those Directors present at a duly convened meeting of the Directors at which a quorum is present

“Chief Executive Officer”: the chief executive officer of the Company or any other person appointed to perform the duties of the chief executive officer of the Company, including a joint, assistant or deputy chief executive officer and any person appointed to perform the duties of chief executive officer temporarily or in any particular case

“clear days”: in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect

“control”: with respect to the relationship between or among two or more persons, the possession directly or indirectly of the power to direct or cause the directions of management or policies of a person (whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise), and “controlling”, “controlled by” and “under common control” shall be construed accordingly

“Depositary”: any depositary, custodian or nominee that holds legal title to shares in the capital of the Company for or on behalf of The Depository Trust Company

“Director”: a director for the time being of the Company

“electronic facility”: any form of electronic facility approved for the relevant occasion by the Board under these Articles, including digital platforms, website addresses and conference call systems, and any device, system, procedure, method or other facility providing an electronic means of attendance, speaking, being heard and voting at a general meeting

“Exchange Act”: the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time

“holder”: in relation to shares, the member whose name is entered in the Register as the holder of the shares (but, to the extent that these Articles would otherwise conflict with the Statutes, not including the Company itself in relation to shares held as treasury shares)

“Komisium Limited”: Komisium Limited, a private company limited by shares incorporated under the laws of Cyprus

“member”: a member of the Company (but, to the extent that these Articles would otherwise conflict with the Statutes, not including the Company itself in relation to shares held as treasury shares)

“NASDAQ”: the NASDAQ Stock Market LLC.

“Office”: the registered office of the Company

“Ordinary Shares”: ordinary shares of $0.0001 each in the capital of the Company having the rights and being subject to the restrictions set out in these Articles

“paid up”: paid up or credited as paid up

“Register”: the register of members of the Company

“Seal”: the common seal of the Company or any official seal kept by the Company pursuant to the Statutes

“SEC”: the U.S. Securities and Exchange Commission

“Secretary”: the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary and any person appointed to perform the duties of secretary temporarily or in any particular case

“Securities Act”: the United States Securities Act of 1933, as amended

“Shareholder Regulatory Event”: as defined in Article 10.4

“Statutes”: every statute (including any statutory instrument, order, regulation or subordinate legislation made under it) concerning companies that are incorporated in England and Wales to the extent that it is for the time being in force or (where the context requires) was in force at a particular time, including the Companies Act 2006

“transmittee”: a person entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law

“United Kingdom”: Great Britain and Northern Ireland

“United States”: the United States of America

“working day”: a day other than a Saturday, Sunday or other day on which commercial banks in London (United Kingdom) and New York (New York) are authorised and required to close

1.2	The expressions “debenture” and “debenture holder” include “debenture stock” and “debenture stockholder”.

1.3	References to writing include any method of reproducing or representing words, symbols or other information in such form (including in electronic form or by making it available on a website) that it can be read or seen with the naked eye and a copy of it can be retained.

1.4	References to the execution of a document (including where execution is implied, such as in the giving of a written consent) include references to its being executed under hand or under seal or by any other method, and, in relation to anything sent or supplied in electronic form, include references to its being executed by such means and incorporating such information as the Board may from time to time stipulate for the purpose of establishing its authenticity and integrity.

1.5	Unless the context otherwise requires, words or expressions used in these Articles that are defined or used with a certain meaning in the Companies Act 2006 bear those definitions or meanings in these Articles (but as if their use in these Articles were contemplated as well as in the relevant legislation), except that the word “company” shall include any body corporate.

1.6	Except where the contrary is stated or the context otherwise requires, any reference (whether specific or collective) to a statute or statutory provision includes any order, regulation, instrument or other subordinate legislation made under it for the time being in force, and any reference to a statute, statutory provision, order, regulation, instrument or other subordinate legislation includes any amendment, extension, consolidation, re-enactment or replacement of it for the time being in force.

1.7	Words importing the singular number only include the plural and vice versa. Words importing one gender include all other genders. Words importing persons include corporations.

1.8	References to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

1.9	References to any security as being in certificated form or uncertificated form refer, respectively, to that security being held in physical certificated form or not held in physical certificated form.

1.10	Words such as “other”, “include”, “including” and similar words shall not limit the general effect of words that precede or follow them and the ejusdem generis rule shall not apply.

1.11	Headings are inserted for convenience only and shall not affect the construction of these Articles.

1.12	In these Articles, a reference to a depositary receipt shall include a reference to: (i) a custodial receipt and (ii) similar rights, entitlements or certificates.

1.13	For the purposes of these Articles, where any shares are held by the Depository Trust Company or any person who operates a clearing system or issues depositary receipts (or their nominees) and/or a nominee, custodian or trustee for any person, that person shall (unless the context requires otherwise) be treated as the holder of those shares and references to shares being “held by” a person, to a person “holding” shares or to a person who “holds” any such shares, or equivalent formulations, shall be construed accordingly.

2.	Limited liability

2.1	The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

3.	Model articles excluded

3.1	No articles of association prescribed by the Statutes apply as the articles of association of the Company.

4.	Form of resolutions

4.1	A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under the Statutes or these Articles.

5.	Rights attached to shares

5.1	Subject to the Statutes and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine (or, in the absence of any such determination or in so far as such ordinary resolution does not make specific provision, as the Board may determine).

6.	Redeemable shares

6.1	The Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the Board may determine the terms, conditions and manner of redemption of any such shares.

7.	Payment of commissions

7.1	The Company may exercise the powers of paying commissions and brokerage conferred or permitted by the Statutes. Subject to the Statutes, any such commission may be satisfied by the payment of cash or by the allotment (or an option to call for the allotment) of fully or partly paid shares or partly in one way and partly the other.

8.	Trusts not recognised

8.1	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or recognise (except as otherwise provided by these Articles or by law or under an order of a court of competent jurisdiction) any interest in any share except an absolute right to the whole of the share in the holder.

9.	Suspension of rights for non-disclosure of interest

9.1	If a member, or any other person appearing to be interested in shares held by that member, has been duly given a notice under section 793 of the Companies Act 2006 (a “Disclosure Notice”) and has failed in relation to any shares (the “default shares”) to give the Company the information required by such notice within 14 days of the date of such notice, then (unless the Board shall determine otherwise) from the expiry of that period:

9.1.1	the member shall not be entitled in respect of the default shares to be present or to vote (in person, by proxy or, if it is a corporation, by representative) at any general meeting or at any separate meeting of the holders of any class of shares or on any poll; and

9.1.2	where the default shares represent at least 0.25 percent of the issued shares of the Company or the class in question (in either case, calculated exclusive of shares held as treasury shares):

(a)	any dividend (including shares issued in lieu of dividends) or other monies payable in respect of the default shares shall be withheld by the Company, which shall not have any obligation to pay interest on it; and

(b)	no transfer, other than an excepted transfer, of any shares held by the member shall be registered unless the member is not in default as regards supplying the information required and the transfer is of part only of the member’s holding and when lodged for registration is accompanied by a certificate from the member in a form satisfactory to the Board that, after due and careful enquiry, the member is satisfied that no person in default as regards supplying such information is interested in any of the shares that are the subject of the transfer.

9.2	Where, on the basis of information obtained from a member in respect of any share held by the member or from any other person appearing to be interested in such share, the Company gives a Disclosure Notice to any other person, it shall also send a copy of the notice to that member, but any failure to do so, or the non-receipt of the copy by the member, shall not invalidate or otherwise affect the operation of this Article.

9.3	Except to the extent that they are default shares by virtue of Article 9.1, any new shares in the Company issued in right of any default share shall be subject to the same restrictions in this Article as apply to the default share and for as long as they so apply. The Board may make any right to an allotment of the new shares subject to such restrictions when those shares are issued (and may for that purpose require the new shares to be issued and held in certificated form).

9.4	Where any restrictions imposed under this Article apply in relation to any shares, they shall cease to have effect if and when, and to the extent that, the Board so determines, except that particular shares shall in any event automatically cease to be subject to any such restrictions seven days after the earlier of (a) receipt by the Board of notice that such shares are the subject of an excepted transfer and (b) due compliance, to the satisfaction of the Board, with the relevant Disclosure Notice. If any or all of the restrictions in this Article shall cease to apply to particular shares, any dividends and other monies withheld by reason of a restriction which then ceases to apply shall be paid without interest to the person who would have been entitled to them if that restriction had not applied, or as that person may direct.

9.5	This Article is in addition to, and shall not in any way prejudice or affect, the statutory rights of the Company arising from any failure by any person to give any information required by a Disclosure Notice within the time specified in it. For the purpose of this Article, a Disclosure Notice may require any information to be given before the expiry of 14 days from the date of the notice.

9.6	In this Article:

9.6.1	an “excepted transfer” means

(a)	a transfer pursuant to acceptance of a takeover bid;

(b)	a transfer in consequence of a sale of the entire interest in the shares the subject of the transfer on a recognised investment exchange or on any other stock exchange outside the United Kingdom on which shares in the Company of that description are normally traded; or

(c)	a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of such an entire interest otherwise than on any such stock exchange to a person who is not connected with the relevant member or with a person appearing to be interested in the shares the subject of the transfer;

9.6.2	a “person appearing to be interested” in any shares means any person named in a response to a Disclosure Notice as being so interested or shown in any register kept by the Company under the Companies Act 2006 as so interested or, taking into account any response or failure to respond to such notice or to any other statutory notice or any other relevant information, any person whom the Company has reasonable cause to believe is so interested; and

9.6.3	references to a person having failed to give the Company the information required by a Disclosure Notice, or being in default as regards supplying such information, include (i) references to the person’s having failed or refused to give all or any part of it and (ii) references to the person’s having given information which the person knows to be false in a material particular or the person’s having recklessly given information which is false in a material particular.

9.7	The Board may require the holder of any share held in uncertificated form to convert such share into certificated form in order to enable the Company to impose restrictions in relation to the share in accordance with this Article.

9.8	For the purposes of this Article:

9.8.1	where any person appearing to be interested in any shares has been served with a Disclosure Notice and such shares are held by a Depositary, the provisions of this Article shall be deemed to apply on to those shares held by the Depositary in which such person appears to be interested and not (so far as that person’s apparent interest is concerned) to any other shares held by the Depositary in which such person does not have an interest and references to default shares shall be construed accordingly; and

9.8.2	where the person on whom a Disclosure Notice has been serviced is a Depositary, the obligations of the Depositary (acting solely in the Depositary’s capacity as such) shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by the Depositary and the provision of such information shall be at the Company’s cost.

10.	Regulation of gaming activities: suspension of rights of members and mandatory sale of shares

10.1	The Company, if it determines that a Shareholder Regulatory Event has occurred, may in its absolute discretion and at any time, by notice in writing to a holder of any shares in the Company to whom the Shareholder Regulatory Event relates (or to whom the Company reasonably believes it relates) or in whose shares a person is interested to whom the Shareholder Regulatory Event relates (or to whom the Company reasonably believes it relates), suspend with immediate effect (or with effect from such date as the notice may specify) all or some (as the notice specifies) of the following rights attaching to all or some (as the notice specifies) of the shares held by that shareholder:

10.1.1	the right to attend (whether in person or by proxy) and to speak at any general meeting of the Company (or at any separate meeting of the holders of any class of shares) and to vote and to demand a poll exercisable in respect of the shares;

10.1.2	the right to receive any payment (whether by way of dividend or otherwise); and

10.1.3	the right to the issue of further shares or other securities in respect of the shares.

10.2	The Company, if a Shareholder Regulatory Event has occurred, may in its absolute discretion and at any time, by notice in writing (a “Disposal Notice”) to a holder of any shares in the Company to whom the Shareholder Regulatory Event relates (or to whom the Company reasonably believes it relates) or in whose shares a person is interested to whom the Shareholder Regulatory Event relates (or to whom the Company reasonably believes it relates), require the recipient of the notice or any person named therein as interested in (or reasonably believed to be interested in) shares held by the recipient of the notice (an “interested person”) to dispose by sale of all or some (as the notice specifies) of the shares held by the recipient of the notice or the interest held by any interested person named in the notice (as the notice specifies) and for evidence in a form satisfactory to the Company that such disposal shall have been effected to be supplied to the Company within 14 days from the date of such notice or within such other reasonable period as requested by the interested person and as agreed to by the Company (in its reasonable discretion). The Company shall withdraw a notice so given whether before or after the expiration of the period referred to therein if it appears to the Company that the grounds or purported grounds for its service do not exist or no longer exist. Notwithstanding anything herein to the contrary, and prior to serving a Disposal Notice, the Board shall cooperate with the Gaming Regulatory Authority regarding the Shareholder Regulatory Event to determine if a Shareholder Regulatory Event has actually occurred. The Company shall exhaust all available reasonable means to prevent a Shareholder Regulatory Event and shall seek all available alternatives in conjunction with the Gaming Regulatory Authority to avoid the Shareholder Regulatory Event prior to issuing a Disposal Notice; provided, further, the Company shall use its best efforts to work with the applicable Gaming Regulatory Authority to minimize the reduction in the interested person’s voting and/or economic interest in the Company (e.g. a decoupling of such interests to the extent possible to maximize the preservation of such interested person’s economic interest in the Company) as a result of the Shareholder Regulatory Event and still allow the Company to move forward with the undertaking subject to the Shareholder Regulatory Event.

10.3	If a Disposal Notice is not complied with, including compliance within the time specified, and has not been withdrawn, the Company shall in its absolute discretion be entitled, so far as it is able, to dispose of the shares specified in the notice at the best price reasonably obtainable in all the circumstances and shall give written notice of any such disposal to those persons on whom the Disposal Notice was served; subject to complying with the Statutes the Company itself may acquire the shares. Any such disposal by the Company shall be completed as soon as reasonably practicable after the expiry of the time specified in the Disposal Notice as may in the opinion of the Company be consistent with achieving the best price reasonably obtainable and in any event within 90 days after the expiry of the time specified in the Disposal Notice, provided that a disposal may be suspended during any period when dealings by the Directors in the Company’s shares are not permitted either by law or by the regulations of the SEC but any disposal so suspended beyond the date 90 days after the expiry of the time specified in the Disposal Notice shall be completed within 30 days after the expiry of the period of such suspension. Neither the Company nor any officer, employee or agent of the Company shall be liable to any holder of or any person having any interest in the shares disposed of or to any other person for failing to obtain the best price reasonably obtainable so long as the Company acts in good faith within the period specified in this Article. For the purpose of effecting any disposal of shares held in uncertificated form which were the subject of a Disposal Notice the Company may make such arrangements on behalf of the registered holder of the shares as it may think fit to transfer title to those shares. For the purpose of effecting any disposal of shares held in certificated form which were the subject of a Disposal Notice the Company may authorise and instruct some person to execute an instrument of transfer of the share (and to take such other steps as may be necessary to give effect to the sale or disposal) on behalf of the registered holder(s) and may issue a new share certificate or other document of title to the purchaser and enter the name of the transferee in the register. The net proceeds of such disposal shall be received by the Company whose receipt shall be a good discharge for the purchase money and shall be paid (without any interest being payable thereon) to the former registered holder upon surrender by that person of the share certificate or other document of title in respect of the shares sold and formerly held by that person. The transferee shall not be bound to see the application of such proceeds and after the name of the transferee has been entered in the register in respect of the shares, the validity of the proceedings shall not be questioned. Any delay on the part of the Company in the performance of the provisions of this Article shall not invalidate the transfer of any shares made hereunder or any other process conducted under this Article. Save as otherwise specifically provided by this Article, the manner, timing and terms of any disposal by the Company shall be determined by the Company and the Company may take advice from such persons as are considered by it to be appropriate as to such manner, timing and terms and shall not be liable to any person for the consequences of reliance on such advice.

10.4	For the purposes of this Article 10 a Shareholder Regulatory Event occurs if:

10.4.1	a Gaming Regulatory Authority informs the Company or any of its subsidiary undertakings that any member of the Company or any person interested or believed to be interested in shares in the Company is:

(a)	unsuitable to be a holder of or person interested in shares in the Company;

(b)	not licensed or qualified to be a holder of or person interested in shares in the Company; or

(c)	disqualified as a holder of or person interested in shares in the Company,

under any legislation regulating the operation of any betting, gaming or lottery activity undertaken or to be undertaken by the Company or any of its subsidiary undertakings or any other company, partnership or other business entity in which the Company or any of its subsidiary undertakings is interested;

10.4.2	a Gaming Regulatory Authority by reason in whole or in part of the interest of any person or persons (direct or indirect) in shares in the Company (or by its belief as to the interest of any person or persons in such shares) has:

(a)	refused or indicated to the Company or any of its subsidiary undertakings or any other company, partnership or other business entity in which the Company or any of its subsidiary undertakings is interested that it will or is likely to or may refuse;

(b)	revoked or cancelled or indicated to the Company or any of its subsidiary undertakings or any other company, partnership or other business entity in which the Company or any of its subsidiary undertakings is interested that it will or is likely to or may revoke or cancel;

(c)	opposed or indicated to the Company or any of its subsidiary undertakings or any other company, partnership or other business entity in which the Company or any of its subsidiary undertakings is interested that it will or is likely to or may oppose; or

(d)	imposed any condition or limitation which may have a material adverse impact upon the operation of any material betting, gaming or lottery activity undertaken or to be undertaken by the Company or any of its subsidiary undertakings or any other company, partnership or other business entity in which the Company or any of its subsidiary undertakings is interested, or upon the benefit which the Company or any of its subsidiary undertakings derives or is likely to derive from the operation by any of its subsidiary undertakings or any other company, partnership or other business entity in which the Company or any of its subsidiary undertakings is interested in any betting, gaming or lottery activity, or indicated to the Company or any of its subsidiary undertakings or any other such company, partnership or other business entity that it will or is likely to or may impose any such condition or limitation, in relation to, the grant, renewal, or the continuance of any registration, licence, approval, finding of suitability, consent, or certificate required by any legislation regulating (or code of conduct or practice recognised or endorsed by the Gaming Regulatory Authority relevant to) the operation of any betting, gaming or lottery activity undertaken or to be undertaken by the Company or any of its subsidiary undertakings or any other company, partnership or other business entity in which the Company or any of its subsidiary undertakings is interested, which is held by or has been applied for by the Company or any of its subsidiary undertakings or other such person.

10.5	Any member whose ownership of or control over the equity share capital of the Company exceeds the applicable reporting threshold set by a Gaming Regulatory Authority having jurisdiction over the Company or any applicable gaming law or regulation governing the Company shall promptly notify the applicable Gaming Regulatory Authority of such fact in accordance with the applicable law.

10.6	For the purpose of this Article 10:

10.6.1	the Company may, in determining the reason for any action or potential action of a Gaming Regulatory Authority, have regard to any statements or comments made by any officers, employees, agents or representatives of the Gaming Regulatory Authority whether or not such statements or comments form part of or are reflected in any official determination issued by the Gaming Regulatory Authority, and may act notwithstanding any appeal in respect of the decision of any Gaming Regulatory Authority;

10.6.2	a “Gaming Regulatory Authority” means any authority wherever located (whether a government department, independent body established by legislation, a self-regulating organisation, court, tribunal, commission, board, committee or otherwise) vested with responsibility (with or without another or others) for the conduct of any betting, gaming or lottery activity;

10.6.3	the Directors shall exercise the powers of the Company under this Article 10; for the avoidance of doubt, any powers, rights or duties conferred by this Article on the Company and exercisable by the Directors can be exercised by a duly authorised committee of the Directors;

10.6.4	any resolution or determination of, or any decision or the exercise of any discretion or power by, the Company or the Directors under this Article shall be final and conclusive and binding on all concerned, and neither the Company nor the Directors shall be obliged to give any reason(s) therefor. For the avoidance of doubt, if any Director has, directly or indirectly, an interest or duty which (together with any interest of a person connected with the Director) is material in a holder to which this Article relates, that Director’s vote shall not be counted on any resolution, determination, decision or exercise of discretion of power by the Company or the Directors and such resolution, determination, decision or exercise of discretion of power by the Company or the Directors may be taken by a majority of the remaining Directors;

10.6.5	“interested” in relation to the Company’s shares shall be construed as it is for the purpose of section 793 of the Companies Act 2006; and

10.6.6	betting, gaming or lottery activity includes (but is not limited to) the manufacture, sale and distribution of equipment or articles used in or for the purposes of any betting, gaming or lottery activity.

10.7	The right of any person to vote at any general meeting of the Company (or at any separate meeting of the holders of any class of shares) or on a poll may be suspended or abrogated as set out in these Articles.

11.	Variation of rights

11.1	The Company may by special resolution redesignate any shares, subject, where required, to due compliance with the provisions of the Statutes as to variation of class rights.

11.2	In addition, such provisions shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class.

12.	Matters not constituting a variation of rights

12.1	The rights attached to any share or class of shares shall not, unless otherwise expressly provided by its terms of issue, be deemed to be varied, abrogated or breached by:

12.1.1	the creation or issue of further shares ranking pari passu with it; or

12.1.2	the purchase or redemption by the Company of any of its own shares (whether of that or any other class) or the sale of any shares (of that class or any other class) held as treasury shares.

13.	Right to certificates

13.1	Except as otherwise provided in these Articles, every person whose name is entered in the Register as a holder of shares in the Company shall be entitled, within the time specified by the Statutes and without payment, to one certificate for all the shares of each class registered in the holder’s name. Upon a transfer of part of the shares of any class registered in the holder’s name, every holder shall be entitled without payment to one certificate for the balance in certificated form of the relevant holding. Upon request and upon payment, for every certificate after the first, of such reasonable sum (if any) as the Board may determine, every holder shall be entitled to receive several certificates for certificated shares of one class registered in the holder’s name (subject to surrender for cancellation of any existing certificate representing such shares). Every holder shall be entitled to receive one certificate in substitution for several certificates for certificated shares of one class registered in the holder’s name upon surrender to the Company of all the share certificates representing such shares.

13.2	Subject as provided in the preceding part of this Article, the Company shall not be bound to issue more than one certificate in respect of certificated shares registered in the names of two or more persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

14.	Execution of certificates

14.1	Every certificate for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates or similar documents) shall be issued under the Seal (or in such other manner as the Board, having regard to the terms of issue, the Statutes and the requirements of the SEC, may authorise) and each share certificate shall specify the shares to which it relates, the distinguishing number (if any) of the shares and the amount paid up on the shares. The Board may determine, either generally or in relation to any particular case, that any signature on any certificate need not be autographic but may be applied by some mechanical or other means, or printed on the certificate, or that certificates need not be signed.

15.	Replacement certificates

15.1	If a share certificate for certificated shares is worn out, defaced or damaged then, upon its surrender to the Company, it shall be replaced free of charge. If a share certificate for certificated shares is or is alleged to have been lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board thinks fit. The Company shall be entitled to treat an application for a replacement certificate made by one of joint holders as being made on behalf of all the holders concerned.

16.	Uncertificated securities

16.1	Unless otherwise determined by the Board, the Company shall not issue and no person shall be entitled to receive a certificate in respect of any share or other security issued by the Company for so long as it is in uncertificated form.

16.2	Conversion of securities in certificated form into uncertificated form, and vice versa, may be made in such manner as the Board may, in its absolute discretion, think fit (subject always to the Statutes).

16.3	All registers of holders relating to securities issued by the Company will be maintained as required by the Statutes and will distinguish between securities held in uncertificated form and securities held in certificated form. Unless the Board shall otherwise determine, holdings of the same holder or joint holders in certificated form shall be treated as separate from the same person or persons’ holdings in uncertificated form, but a class of securities shall not be treated as two classes by virtue only of the fact that it comprises securities in certificated form and securities in uncertificated form (even if, as a result of any provision of these Articles, securities are treated differently according to whether they are in certificated or uncertificated form).

16.4	No certificate will normally be issued in respect of securities held by a financial institution.

16.5	The provisions of these Articles shall not apply to shares of any class which are in uncertificated form to the extent that such Articles are inconsistent with the holding of shares of that class in uncertificated form but notwithstanding this the Board may require the holder of any share held in uncertificated form to convert such share into certificated form in order to enable the Company to deal with the share in accordance with these Articles.

17.	Company’s lien

17.1	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of that share. The Company’s lien on a share shall extend to any amount payable in respect of it.

17.2	The Board may at any time resolve that any share shall be wholly or in part exempt from this Article.

18.	Enforcing lien by sale after notice

18.1	The Company may sell, in such manner as the Board determines, any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after a notice demanding payment has been given to the holder of the share or the relevant transmittee indicating that, if the notice is not complied with, the shares will be sold.

19.	Manner of sale

19.1	To give effect to a sale, the Board may:

19.1.1	in the case of shares held in certificated form, authorise and instruct some person (which may include the holder of shares concerned) to execute an instrument of transfer of the shares sold; and

19.1.2	in the case of shares held in uncertificated form, require the holder of any share held in uncertificated form to convert any such share into certificated form in order to enable the Company to deal with the share in accordance with this Article, and after such conversion authorise and instruct some person to execute an instrument of transfer of the share (and to take such other steps as may be necessary to give effect to the sale);

in each case to, or in accordance with the directions of, the purchaser and the transfer will be valid even if in respect of any of the shares no certificate accompanies the instrument of transfer. The transferee shall not be bound to see to the application of the purchase money and the transferee’s title to the shares shall not be affected by any irregularity or invalidity of the proceedings in reference to the sale.

20.	Application of sale proceeds

20.1	The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (in the case of shares held in certificated form, upon surrender to the Company for cancellation of the certificate for the shares sold and in the case of shares held in uncertificated form, within a reasonable time following receipt by the Company of the net proceeds of sale and subject in each such case to a like lien for any monies not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares immediately before the sale.

21.	Calls

21.1	Subject to the terms of issue, the Board may from time to time make calls upon the members in respect of any money unpaid on their shares (whether in respect of the nominal amount or by way of premium). Each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on the member’s shares. A call may be made payable by instalments. A call may, at any time before receipt by the Company of any sum due under the call, be revoked in whole or in part and payment of a call may be postponed in whole or in part, as the Board may determine.

21.2	A person upon whom a call is made shall remain liable for all calls made upon that person notwithstanding the subsequent transfer of the shares in respect of which the call was made.

22.	Time of call

22.1	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

23.	Liability of joint holders

23.1	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

24.	Interest

24.1	If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the amount unpaid from the day it became due and payable until the day it is paid at the rate fixed by the terms of issue of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by section 609 of the Companies Act 2006) but the Board may waive payment of the interest wholly or in part.

25.	Sums due on allotment or by way of instalment treated as calls

25.1	An amount payable in respect of a share on allotment or at any fixed date, whether in respect of the nominal amount of the share or by way of premium or as an instalment of a call, shall be deemed to be a call and, if it is not paid these Articles shall apply as if that amount had become due and payable by virtue of a call.

26.	Power to differentiate

26.1	Subject to the terms of issue, the Board may, on the issue of shares, differentiate between the allottees or holders in the amount of calls to be paid and the times of payment.

27.	Advance payment of calls

27.1	The Board may, if it thinks fit, receive from any member willing to advance them all or any part of the monies unpaid and uncalled upon the shares held by the member and may pay interest upon the monies so advanced (to the extent such monies exceed the amount of the calls due and payable upon the shares in respect of which they have been advanced) at such rate (not exceeding 15 per cent. per annum unless the Company by ordinary resolution otherwise directs) as the Board may determine.

27.2	A payment in advance of calls shall extinguish, to the extent of it, the liability upon the shares in respect of which it is advanced.

28.	Notice if call not paid

28.1	If a call or instalment of a call remains unpaid after it has become due and payable, the Board may at any time serve a notice on the holder requiring payment of so much of the call or instalment as remains unpaid together with any interest which may have accrued thereon and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall specify a further day (not being less than 14 clear days from the date of the notice) on or before which, and the place where the payment required by the notice is to be made and shall indicate that if the notice is not complied with the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

28.2	The Board may accept the surrender of any share liable to be forfeited and, in such case, references in these Articles to forfeiture shall include surrender.

29.	Forfeiture if notice not complied with

29.1	If any notice served under the immediately preceding Article (notice if call not paid) is not complied with, any share in respect of which the notice was given may, before payment of all calls or instalments and interest due in respect of it is made, be forfeited by (and with effect from the time of the passing of) a resolution of the Board that such share be forfeited. The forfeiture shall include all dividends declared and other monies payable in respect of the forfeited shares and not paid before the forfeiture.

30.	Notice of forfeiture

30.1	When any share has been forfeited, notice of the forfeiture shall be served upon the person who was, before the forfeiture, the holder of the share, but a forfeiture shall not be invalidated by any failure to give such notice. An entry of such notice and an entry of the forfeiture with the date thereof shall forthwith be made in the Register in respect of such share. However, no forfeiture shall be invalidated by any omission to make such entries as aforesaid.

31.	Sale of forfeited share

31.1	Until cancelled in accordance with the Statutes, a forfeited share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was the holder before the forfeiture or to any other person upon such terms and in such manner as the Board thinks fit. To give effect to a sale or other disposal, the Board may:

31.1.1	in the case of shares held in certificated form, authorise and instruct some person (which may include the holder of shares concerned) to execute an instrument of transfer of the shares; and

31.1.2	in the case of shares held in uncertificated form, require the holder of any share held in uncertificated form to convert any such share into certificated form in order to enable the Company to deal with the share in accordance with this Article, and after such conversion authorise and instruct some person to execute an instrument of transfer of the share (and to take such other steps as may be necessary to give effect to the sale or disposal);

to the designated transferee (and the transfer will be valid even if in respect of any of the shares no certificate accompanies the instrument of transfer). The Company may receive any consideration given for the share on its disposal and may register the transferee as holder of the share. At any time before a sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Board thinks fit.

32.	Arrears to be paid notwithstanding forfeiture

32.1	A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares and, in the case of shares held in certificated form, shall surrender to the Company for cancellation the certificate for the forfeited shares but in all cases shall remain liable to the Company for all monies which at the date of forfeiture were presently payable by the person to the Company in respect of those shares with interest thereon from the date of forfeiture until payment at such rate (not exceeding 15 percent per annum) as the Board may determine.

32.2	The Board may waive payment wholly or in part and the Board may enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

33.	Statutory declaration and validity of sale

33.1	A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the completion of any formalities necessary to effect a transfer) constitute a good title to the share and the person to whom the share is disposed of shall be registered as the holder of the share and shall be discharged from all calls made prior to such disposition and shall not be bound to see to the application of the consideration (if any), nor shall the person’s title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, sale, re-allotment or other disposal of the share.

34.	Power to sell shares of untraced shareholders

34.1	The Company shall be entitled to sell at the best price reasonably obtainable any shares of a holder or transmittee if in respect of those shares:

34.1.1	no cheque, warrant or other financial instrument or payment sent by the Company in the manner authorised by these Articles has been cashed for a period of at least 12 years (the “qualifying period”) and in the qualifying period the Company has paid at least three dividends and no dividend has been claimed;

34.1.2	the Company has at the expiration of the qualifying period given notice of its intention to sell such shares by two advertisements, one in a national daily newspaper and the other in a newspaper circulating in the area in which the last known address of the holder or the address at which service of notices may be effected in the manner authorised by these Articles is located;

34.1.3	so far as the Board is aware, the Company has not during the qualifying period or the period of three months after the date of such advertisements (or the later of the two dates if they are published on different dates) and prior to the exercise of the power of sale received any communication from the holder or transmittee, and where this power has arisen and at the time of its exercise that holder or transmittee holds, or is entitled by transmission to hold, any other shares issued in right of the shares to be sold, this power shall be deemed to have arisen also in relation to those other shares.

35.	Manner of sale and creation of debt in respect of net proceeds

35.1	To give effect to any sale pursuant to the immediately preceding Article, the Board may:

35.1.1	in the case of shares held in certificated form, authorise and instruct some person (which may include the holder of shares concerned) to execute an instrument of transfer of the shares; and

35.1.2	in the case of shares held in uncertificated form, require the holder of any share held in uncertificated form to convert any such share into certificated form in order to enable the Company to deal with the share in accordance with this Article, and after such conversion authorise and instruct some person to execute an instrument of transfer of the share (and to take such other steps as may be necessary to give effect to the sale or disposal);

and such instrument of transfer and the taking of such other steps as may be necessary shall be as effective as if they had been executed by the holder or transmittee of the shares. The transfer will be valid even if in respect of any of the shares no certificate accompanies the instrument of transfer. The transferee shall not be bound to see to the application of the purchase money and the transferee’s title shall not be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

35.2	The net proceeds of sale shall belong to the Company, which shall be indebted to the former holder or transmittee for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of it and the Company shall not be required to account for any monies earned on the net proceeds, which may be employed in the business of the Company or otherwise invested as the Board thinks fit.

36.	Form and execution of transfer

36.1	Subject to such of the restrictions of these Articles as may be applicable, a member may transfer all or any of the member’s shares by an instrument of transfer in any usual form or in any other form which the Board may approve. An instrument of transfer shall be executed by or on behalf of the transferor and (unless the share is fully paid) by or on behalf of the transferee. Subject to the Statutes, the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it.

36.2	Subject to the Statutes and notwithstanding any other provisions of these Articles, the Board shall have power to implement any arrangements it may think fit to enable:

36.2.1	title to any securities of the Company to be evidenced and transferred without a written instrument; and

36.2.2	rights attaching to such securities to be exercised notwithstanding that such securities are held in uncertificated form where, in the Board’s opinion, these Articles do not otherwise allow or provide for such exercise.

37.	Right to refuse registration of shares

37.1	Subject to the Statutes, the Board may refuse to register the transfer of a certificated share which is not fully paid or on which the Company has a lien, provided that where any such shares are admitted and listed for trading on the NASDAQ, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.

38.	Other rights to refuse registration

38.1	Subject to the Statutes, the Board may also refuse to register the transfer of a share:

38.1.1	in the case of shares held in certificated form, if it is not lodged, duly stamped (if necessary), at the Office or at such other place as the Board may appoint and accompanied by the certificate for the shares to which it relates (where a certificate has been issued in respect of the shares and these Articles do not provide for such a transfer to be valid without production of the certificate) or such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

38.1.2	if it is not in respect of one class of share only;

38.1.3	if it is not in favour of four or fewer transferees;

38.1.4	if it is in favour of a minor, bankrupt or person of mental ill health; or

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38.1.5	where the Board is obliged or entitled to refuse to do so as a result of any failure to comply with a notice under section 793 of the Companies Act 2006.

39.	Notice of refusal

39.1	If the Board refuses to register a transfer it shall, within two months after the date on which the transfer was lodged, send to the transferee notice of the refusal together with its reasons for the refusal.

40.	No fee for registration

40.1	No fee shall be charged for the registration of any instrument of transfer or document relating to or affecting the title to any share.

41.	Retention of documents

41.1	Any instrument of transfer which is registered may be retained by the Company, but any instrument of transfer which the Board refuses to register shall be returned to the person lodging it when notice of the refusal is given.

42.	Other registers

42.1	Subject to the Statutes, the Company may keep an overseas, local or other register in any place, and the Board may make and vary such regulations as it may think fit concerning the keeping of that register.

43.	Transmission

43.1	Where transmission occurs in relation to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law, the survivor or survivors (in the case of death) where the member was a joint holder, and the transmittee where the member was a sole holder or the only survivor of joint holders, shall be the only person recognised by the Company as having any title to the relevant shares; but nothing contained in this Article shall release the estate of a deceased member from any liability in respect of any share solely or jointly held by the deceased member.

44.	Election by transmittee

44.1	A transmittee may, upon such evidence being produced as the Board may require, elect either to become the holder of the share or to have some person nominated by the transmittee registered as the transferee. If electing to become the holder, the transmittee shall give notice to the Company to that effect. If electing to have another person registered, the transmittee shall effect or procure a transfer of the share in favour of that person. Subject to the Statutes, all the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer executed by the member.

45.	Rights in respect of the share

45.1	A transmittee shall have all the same rights as a holder of the share concerned, except that the transmittee shall not be entitled in respect of the share to attend or vote at any general meeting of the Company or at any separate meeting of the holders of any class of shares in the Company until the transmittee is registered as the holder of the share. The Board may at any time give notice to the transmittee requiring the transmittee to elect either to become the holder of the share or to transfer the share and, if the notice is not complied with within 60 clear days from the date of the notice, the Board may withhold payment of all dividends and other monies payable in respect of the share until the transmittee complies with the notice.

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46.	Alteration of capital

46.1	Where the Company sub-divides its shares, or any of them, into shares of a smaller amount, the resolution may determine that, as between the shares resulting from the sub-division, any of them may have a preference or advantage as compared with others.

46.2	Whenever as a result of a consolidation, division or sub-division of shares any member would become entitled to fractions of a share, the Board may deal with the fractions as it thinks fit and, in particular, may sell the shares representing the fractions to any person (including, subject to the Statutes, the Company) and may distribute the net proceeds of sale in due proportion among those members except for amounts of US$5.00 or less, which shall be retained for the benefit of the Company. To give effect to any such sale, the Board may authorise and instruct a person to take such steps as may be necessary to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. Subject to the Statutes, where a shareholder holds shares in both certificated and uncertificated form, the Board may for these purposes treat them as separate holdings, and may at its discretion arrange for any shares representing fractions to be entered in the Register as held in certificated or uncertificated form in order to facilitate their sale under this Article. The transferee shall not be bound to see to the application of the purchase money and the transferee’s title shall not be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

47.	Purchase of own shares

47.1	Subject to the Statutes and to any rights conferred on the holders of any class of shares, the Company may not purchase any of its shares unless the purchase has been sanctioned by a special resolution passed at a separate general meeting (or meetings if there is more than one class) of the holders of any shares which entitle the holders to convert them into equity share capital of the Company.

47.2	On a purchase by the Company of its own shares, neither the Company nor the Board shall be required to select the shares to be purchased rateably or in any particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital attached to any class of shares.

48.	Convening general meetings

48.1	The Board may convene a general meeting whenever it thinks fit and shall do so on requisition in accordance with the Statutes. A general meeting may be convened and held in any manner permitted by these Articles.

48.2	The Board can make whatever arrangements it thinks fit to allow those entitled to do so to attend and participate in any general meeting, including by means of an electronic facility, and any reference in these Articles to a member’s or proxy’s attendance in person shall be construed accordingly notwithstanding that they might not be in a place where others are physically attending.

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48.3	Where attendance by electronic facility is enabled, the requirement to put any document on display or make it available for inspection will be satisfied if the document is made available for the required period in electronic form to those persons entitled to inspect it.

48.4	Unless the notice of meeting provides, or the chair of the meeting decides, otherwise, a general meeting will be treated as taking place where the chair of the meeting is at the time of the meeting.

49.	Content of member requests for requisitioned resolutions and general meetings

49.1	Where a member or members, in accordance with the provision of the applicable Statute, request(s) the Company to (i) call a general meeting for the purposes of bringing a resolution before the meeting or (ii) give notice of a resolution to be proposed at an annual general meeting, such request must, in each case and in addition to the requirements of the Statutes contain the following:

49.1.1	to the extent that that request relates to the nomination of a Director as permitted under these Articles, as to each person whom the member(s) propose(s) to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

49.1.2	to the extent that that request relates to any business other than the nomination of a Director that the member(s) propose(s) to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such member(s) (other than where the member is a Depositary) and any Member Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the member(s) (other than where the member is a Depositary) or the Member Associated Person therefrom; and

49.1.3	as to the member(s) giving the notice and the Member Associated Person, if any, on whose behalf the nomination or proposal is made:

(a)	the name and address of such member(s), as they appear on the Company’s books, and of such Member Associated Persons, if any;

(b)	the class any number of shares of the Company which are owned beneficially and of record by such member(s) and such Member Associated Persons, if any;

(c)	whether and to the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares or stock) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of stock price changes for, or to increase or decrease the voting power of, such member(s) (other than where the member is a Depositary) or any such Member Associated Persons with respect to any shares of the Company (which information shall be updated by such member(s) as of the record date of the meeting not later than ten days after the record date for the meeting);

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(d)	a description of all agreements, arrangements and understandings between such member(s) (other than where the member is a Depositary) and such Member Associated Persons, if any, each proposed nominee and any other person or persons (including their names) in connection with the nomination of a Director or the proposal of any other business by such member(s) or such Member Associated Person, if any;

(e)	any other information relating to such member(s) or such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(f)	to the extent known by the member(s) giving the notice, the name and address of any other member(s) supporting the nominee for election or re-election as a Director or the proposal of other business on the date of such request.

49.2	For the purposes of this Article 49, a “Member Associated Person” of any member shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such member, (ii) any beneficial owner of shares or stock of the Company owned of record or beneficially by such member, and (iii) any person controlling, controlled by or under common control with such Member Associated Person.

49.3	If a request made in accordance with Article 49.1 does not include the information specified in that Article, or if a request made in accordance with Article 49.1 is not received in the time and manner indicated in Article 50, in respect of the shares which the relevant member(s) hold (the “member default shares”) the relevant member(s) shall not be entitled to vote, either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares (or at an adjournment of any such meeting), the member default shares with respect to the matters detailed in the request made in accordance with Article 49.1.

50.	Time for receiving member requests for requisitioned resolutions and general meetings

50.1	Without prejudice to the rights of any member under the Statutes, a member who makes a request to which Article 49.1 relates must deliver any such request in writing to the Secretary at the Company’s registered office not earlier than the close of business on the 120th calendar day nor later than the close of business on the 90th calendar day prior to the date of the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that the date of an annual general meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the date of the first anniversary of the preceding year’s annual general meeting, notice by the member must be so delivered in writing not earlier than the close of business on the 120th calendar day prior to such annual general meeting and not later than the close of business on the later of (i) the 90th calendar day prior to such annual general meeting and (ii) the 10th calendar day after the day on which public announcement of the date of such annual general meeting is first made by the Company. In no event shall any adjournment or postponement of an annual general meeting or the public announcement thereof commence a new time period for the giving of a member’s notice as described in this Article.

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50.2	Notwithstanding anything in the foregoing provisions of this Article 50 to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board made by the Company at least 100 calendar days prior to the date of the first anniversary of the preceding year’s annual general meeting, a member’s notice required by this Article 50 shall also be considered as validly delivered in accordance with this Article 50, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the Office not later than 5.00 p.m. local time on the 10th calendar day after the day on which such public announcement is first made by the Company.

50.3	For the purposes of this Article 50, “public announcement” shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

50.4	Notwithstanding the provisions of Article 49.1 or Article 49.3 or the forgoing provisions of this Article 50, a member shall also comply with all applicable requirements of the Statutes and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Article 49.1 or Article 49.3 and this Article 50. Nothing in Article 49.1 or Article 49.3 or this Article 50 shall be deemed to affect any rights of members to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

51.	Length of notice period

51.1	An annual general meeting shall be convened by at least 21 clear days’ notice. Subject to the Statutes, all other general meetings shall be convened by at least 14 clear days’ notice. Subject to these Articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to all transmittees and to the Directors and Auditors.

52.	Omission or non-receipt of notice

52.1	No proceedings at any meeting shall be invalidated by any accidental omission to give notice of the meeting, or to send an instrument of proxy, to any person entitled to receive it or, in the case of notice in electronic form or made available by means of a website, to invite any such person to appoint a proxy, or by reason of any such person not receiving any such notice, instrument or invitation.

53.	Change of arrangements for general meetings

53.1	If for any reason the Board considers it impractical or undesirable to hold a meeting on the day, at the time or in any place specified for the holding of the meeting, or if the Board decides to change the arrangements for holding the meetings, whether by introducing, varying or cancelling the use of an electronic facility or in any other respect, it can change such date, time, place and arrangements (or whichever it requires), and may do so more than once in relation to the same meeting. There shall be no business of the meeting other than business that would have been transacted had no change been made. References in these Articles to the time of the holding of general meetings shall in the case of a postponed meeting be construed accordingly and any appointment of proxy may be validly received at such later time as is consistent with the altered time. The Board will, insofar as it is practicable, take reasonable steps to ensure that the change is announced on the Company’s website or by a relevant regulatory news service, but it shall not be necessary to restate the business of the meeting in the announcement.

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54.	Quorum

54.1	No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chair of the meeting. Except as otherwise provided by these Articles, two members (or where the Company has only a single member, such member) present in person or by proxy and entitled to vote shall be a quorum for all purposes.

55.	Procedure if quorum not present

55.1	If within five minutes (or such longer time not exceeding one hour as the chair of the meeting may decide to wait) after the time appointed for the commencement of the meeting a quorum is not present, the meeting shall (if requisitioned in accordance with the Statutes) be dissolved or (in any other case) stand adjourned to such other day (not being less than ten clear days nor more than 28 days later) and time as may be decided by the chair of the meeting, who shall also decide as to any place or places for the meeting and the means of attending and participating at the adjourned meeting. One member present in person or by proxy (whatever the number of shares held by the member) and entitled to vote shall be a quorum at the adjourned meeting.

55.2	The Company shall give not less than seven clear days’ notice of any meeting adjourned through want of a quorum and the notice shall specify that one member present in person or by proxy (whatever the number of shares held by the member) and entitled to vote shall be a quorum.

56.	Chair of general meeting

56.1	The chair (if any) of the Board or, in the chair’s absence, the deputy chair (if any) shall preside as chair at every general meeting. If there is no such chair or deputy chair, or if at any meeting neither the chair nor a deputy chair is present within five minutes after the time appointed for the commencement of the meeting, or if neither of them is willing to act as chair, the Chief Executive Officer shall preside as chair, if willing to act. If the Chief Executive Officer is not present, or if the Chief Executive Officer present declines to take the chair, the Directors present shall choose one of their number to act, or if one Director only is present that Director shall preside as chair, if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote shall elect one of their number to be chair.

56.2	The chair of the meeting may invite any person to attend and speak (including by means of an electronic facility) at any general meeting of the Company whom the chair considers to be equipped by knowledge or experience of the Company’s business to assist in the deliberations of the meeting.

56.3	The decision of the chair of the meeting as to points of order, matters of procedure or arising incidentally out of the business of a general meeting shall be conclusive, as shall be the chair’s decision, acting in good faith, on whether a point or matter is of this nature.

57.	Attendance and speaking at general meetings

57.1	The Directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it, including arrangements involving the use of an electronic facility for those who are not in a place where others are physically attending.

57.2	A person is able to exercise the right to speak at a general meeting when that person is in a position during the meeting, including by means of an electronic facility, to communicate simultaneously to all those attending the meeting any information or opinions which that person has on the business of the meeting.

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57.3	A person is able to exercise the right to vote at a general meeting when:

57.3.1	that person is able, including by means of an electronic facility, to vote during the meeting on resolutions put to the vote at the meeting or, in the case of a poll, within the time specified for the taking of the poll; and

57.3.2	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

57.4	All persons seeking to attend and participate in a general meeting by means of an electronic facility are responsible for maintaining adequate facilities to enable them to do so. Subject to the right of the chair to adjourn a general meeting under these Articles, the inability of a person at any time to attend or participate in the whole or any part of a general meeting by means of an electronic facility shall not invalidate the proceedings of that meeting.

57.5	Each Director shall be entitled to attend and to speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares or debentures in the Company.

58.	Satellite meeting places

58.1	If the Board so decides, a general meeting or adjourned meeting may be held at a certain place (the “Principal Place”), such as the place at which the chair of the meeting will be present, but with one or more other places made available as satellite meeting places. Members entitled to attend and participate in the meeting who attend any such satellite meeting place in person or by proxy may be counted in the quorum and participate in the general meeting or adjourned meeting as if they were at the Principal Place; and for the purposes of these Articles the meeting shall consist of all those persons entitled to attend and participate in the meeting who attend (including by means of an electronic facility), whether at the Principal Place or any satellite meeting place.

58.2	If not stated in the notice of meeting, the location of any satellite meeting place may be given in a letter accompanying the notice of meeting, but any failure to do this will not invalidate the notice of meeting.

58.3	The meeting will be duly constituted and its proceedings valid if the chair of the meeting is satisfied that facilities are available throughout the meeting to enable all members or proxies attending the meeting by whatever means and at all the meeting places to:

58.3.1	participate in the business for which the meeting has been called;

58.3.2	hear all the people who speak at the meeting and at any satellite meeting place; and

58.3.3	be heard by all other people attending and participating in the meeting.

58.4	The Board may make such arrangements as it thinks fit for simultaneous attendance and participation at the meeting, including the use of over-flow rooms, and may vary any such arrangements or make new arrangements. Arrangements may be notified in advance or at the meeting by whatever means the Board thinks appropriate to the circumstances. Each person entitled to attend the meeting will be bound by the arrangements made by the Board.

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59.	Security arrangements

59.1	The Board may direct that persons entitled to attend any general meeting should submit to such procedures, including searches, identification vetting, health and safety checks, questions or other security arrangements or restrictions, both before and during the meeting, as the Board shall, in compliance with the Statutes, consider appropriate in the circumstances and the Board may in its absolute discretion refuse entry or access by electronic facility to the meeting to any person who fails to comply with any such procedure. If any person has gained entry or access to a general meeting and refuses to comply with any such procedure or disrupts the proper and orderly conduct of the meeting, the chair of the meeting may at any time without the consent of the meeting require the person to leave or to be removed from the meeting or may, if the person is participating by electronic facility, disconnect the person from the meeting.

60.	Adjournments

60.1	The chair of the meeting may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either indefinitely or to such time as the chair may decide if it appears to the chair that:

60.1.1	any place appointed for the meeting cannot conveniently accommodate the persons entitled to attend;

60.1.2	the conduct of persons present prevents, or is likely to prevent, the orderly continuation of business or the security arrangements for holding the meeting are otherwise compromised or likely to be inadequate;

60.1.3	the outage, inadequacy or unreliability of any electronic facility used for the purposes of the meeting is such that the meeting cannot properly proceed; or

60.1.4	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted and, if the chair fixes a time for the adjourned meeting the chair shall also decide as to any place or places for the adjourned meeting and the means of attending and participating at the adjourned meeting.

60.2	In addition, the chair of the meeting may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either indefinitely or to such time as the chair may decide. When the chair fixes a time for the adjourned meeting the chair shall also decide as to any place or places for the adjourned meeting and the means of attending and participating at the adjourned meeting, but if the meeting is adjourned indefinitely such matters shall be fixed by the Board.

60.3	No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place. Except as expressly provided otherwise, the provisions of these Articles relating to general meetings shall apply equally to any adjourned meeting.

61.	Notice of adjourned meeting

61.1	If a meeting is adjourned indefinitely or for 30 days or more or for lack of a quorum, at least seven clear days’ notice specifying the place, the day and the time of the adjourned meeting shall be given, but it shall not be necessary to specify in the notice the nature of the business to be transacted at the adjourned meeting. Otherwise, it shall not be necessary to give notice of an adjourned meeting.

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62.	Method of voting

62.1	For so long as any shares are held in a settlement system operated by a Depositary, any resolution put to the vote of a general meeting must be decided on a poll. This Article 62.1 may only be removed, amended or varied by resolution of the members passed unanimously at a general meeting of the Company.

62.2	Subject always to Article 62.1 and except as otherwise provided by these Articles, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands a poll is duly demanded. Subject to the Statutes, a poll may be demanded by:

62.2.1	the chair of the meeting;

62.2.2	at least five members or proxies entitled to vote on the resolution;

62.2.3	any member or proxy alone or together with one or more others representing in aggregate at least one-tenth of the total voting rights of all the members having the right to attend and vote on the resolution (excluding any voting rights attached to any shares held as treasury shares); or

62.2.4	any member or proxy alone or together with one or more others holding or having been appointed in respect of shares conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding any voting rights attached to any shares held as treasury shares).

62.3	Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chair of the meeting that a resolution has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

62.4	Where members are present in person or by proxy by means of an electronic facility, all resolutions shall be decided on a poll and without first being put to a show of hands. A poll shall be deemed to have been duly demanded automatically at the time fixed for the meeting and those attending by electronic facility shall cast their votes by such electronic means as the Board shall have approved.

63.	Votes of members

63.1	Subject to the Statutes, to any rights or restrictions attached to any shares and to any other provisions of these Articles, on a show of hands every member who is present in person shall have one vote and on a poll every member shall have one vote for every share of which the member is the holder.

63.2	If the notice of the meeting has specified a time (which is not more than 48 hours, taking no account of any part of a day that is not a working day, before the time fixed for the meeting) by which a person must be entered on the Register in order to have the right to attend and vote at the meeting, no person registered after that time shall be eligible to attend and vote at the meeting in person or by proxy by right of that registration, even if present at the meeting. References in these Articles to members present in person or by proxy shall be construed accordingly.

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64.	Votes of joint holders

64.1	In the case of joint holders of a share who are entitled to vote the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the Register.

65.	Votes of member suffering incapacity

65.1	A member in respect of whom an order has been made by any competent court or official on the ground that the member is or may be suffering from mental disorder or is otherwise incapable of managing the member’s own affairs may vote, whether on a show of hands or on a poll, by any person authorised in such circumstances to do so on the member’s behalf and that person may vote on a poll by proxy. The vote of such member shall not be valid unless evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote is deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of appointments of proxy in hard copy form, not later than the last time at which an appointment of proxy should have been delivered in order to be valid for use at that meeting or on the holding of that poll.

66.	No right to vote where sums overdue on shares

No member shall, unless the Board otherwise decides, vote at any general meeting or at any separate meeting of holders of any class of shares in the Company, either in person or by proxy, or exercise any other right or privilege as a member in respect of any share in the Company held by the member unless all monies presently payable by the member in respect of that share have been paid.

67.	Votes on a poll

67.1	On a poll, a member entitled to more than one vote on a poll need not, if the member votes, use all the member’s votes, or cast all the votes the member uses, in the same way.

68.	Right to withdraw demand for a poll

68.1	Except in the case of a poll that, in accordance with these Articles, has been deemed to have been demanded, the demand for a poll may, before the earlier of the close of the meeting and the taking of the poll, be withdrawn but only with the consent of the chair of the meeting and, if a demand is withdrawn, any other persons entitled to demand a poll may do so. If a demand is withdrawn, it shall not be taken to have invalidated any result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the chair of the meeting may give whatever directions the chair considers necessary to ensure that the business of the meeting proceeds as it would have if the demand had not been made.

69.	Procedure if poll demanded

69.1	A duly demanded poll shall be taken in such manner as the chair of the meeting directs and the chair may appoint scrutineers (who need not be persons entitled to vote) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

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70.	When poll to be taken

70.1	A poll duly demanded on the election of a chair of the meeting or on a question of adjournment shall be taken forthwith. A poll duly demanded on any other question shall be taken either forthwith or on such date (being not more than 30 days after the poll is demanded) as may be fixed by the chair of the meeting, who shall also give directions as to any place or places for taking the poll and the manner or means (including by electronic facility) by which it will be taken. No notice need be given of a poll not taken immediately if the time at which it is to be taken, and any place or places for taking the poll and the manner or means by which it will be taken are announced at the meeting at which it is demanded. In any other case, at least seven clear days’ notice shall be given specifying the time and any place or places for taking the poll and the manner or means by which it will be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

71.	Continuance of other business after poll demanded

71.1	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.

72.	Proposal or amendment of resolution

72.1	A resolution proposed by the chair of the meeting does not need to be seconded. In the case of a resolution duly proposed as a special resolution, no amendment to that resolution (other than an amendment to correct an obvious error) may be considered or voted upon. In the case of a resolution duly proposed as an ordinary resolution, no amendment to that resolution (other than an amendment to correct an obvious error) may be considered or voted upon unless at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice of the terms of the amendment and of the intention to move the amendment has been lodged in writing in hard copy form at the Office or received in electronic form at the electronic address at which the Company has or is deemed to have agreed to receive it, or the chair of the meeting in the chair’s absolute discretion decides in good faith that it may be considered and voted upon.

73.	Amendment of resolution ruled out of order

73.1	If an amendment is proposed to any resolution under consideration which the chair of the meeting rules out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

74.	Objections or errors in voting

74.1	If:

74.1.1	any objection shall be raised to the qualification of any voter;

74.1.2	any votes have been counted which ought not to have been counted or which might have been rejected; or

74.1.3	any votes are not counted which ought to have been counted

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the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chair of the meeting and shall only vitiate the decision of the meeting on any resolution if the chair of the meeting decides that the matter objected to or the error may have affected the decision of the meeting. The decision of the chair of the meeting on such matters shall be conclusive.

75.	Execution of an appointment of proxy

75.1	If the appointment of a proxy is:

75.1.1	in hard copy form, it shall be executed under the hand of the appointor or of the appointor’s attorney authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign it;

75.1.2	in electronic form, it shall be executed by or on behalf of the appointor.

75.2	Subject as provided in this Article, in the case of an appointment of proxy purporting to be executed on behalf of a corporation by an officer of that corporation it shall be assumed, unless the contrary is shown, that such officer was duly authorised to do so on behalf of that corporation without further evidence of that authorisation.

75.3	The Board may (but need not) allow proxy appointments to be made in electronic form, and if it does it may make such appointments subject to such stipulations, conditions or restrictions, and require such evidence of valid execution, as the Board thinks fit.

75.4	A proxy need not be a member of the Company.

76.	Times for deposit of an appointment of proxy

76.1	The appointment of a proxy shall:

76.1.1	if in hard copy form, be deposited at the Office (or at such other address within the United Kingdom as is specified for the purpose in the notice convening the meeting or in the instrument) not less than 48 hours, taking no account of any part of a day that is not a working day, before the time of the holding of the meeting or adjourned meeting at which the person named in the appointment proposes to vote, or by such later time as the Board decides; or

76.1.2	if in electronic form, where an address has been specified for the purpose of receiving documents or information by electronic means:

(a)	in the notice convening the meeting, or

(b)	in any instrument of proxy sent out by the Company in relation to the meeting, or

(c)	in any invitation to appoint a proxy by electronic means issued by the Company in relation to the meeting,

be received at such address not less than 48 hours, taking no account of any part of a day that is not a working day, before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote, or by such later time as the Board decides;

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76.1.3	in the case of a poll taken more than 48 hours after it is demanded, be deposited or received in that manner after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll, or by such later time as the Board decides; or

76.1.4	where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chair of the meeting or to any Director, provided in each case that the power of attorney or other authority (if any) under which it is signed, or a copy of such authority certified notarially or in some other way approved by the Board, has been received in hard copy form (or, to the extent the Directors think fit, in electronic form) at the Office, or at such other address or place within the United Kingdom as is specified for the purpose in the notice convening the meeting or in the instrument, no later than the latest time for receipt of the appointment of proxy. An appointment of proxy that is not deposited, delivered or received in a manner so permitted shall be invalid.

76.2	Except as provided otherwise in any terms and conditions issued, endorsed or adopted by the Board to facilitate the appointment by members of more than one proxy to exercise all or any of the member’s rights at a meeting, when two or more valid but differing appointments of proxy are deposited, delivered or received in respect of the same share for use at the same meeting, the one which is last deposited, delivered or received (regardless of its date or of the date of execution) shall be treated as replacing the others as regards that share; if the Company is unable to determine which was last deposited, delivered or received, none of them shall be treated as valid in respect of that share. The deposit, delivery or receipt of an appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned.

77.	Form of appointment of proxy

77.1	The appointment of a proxy shall be:

77.1.1	in the case of a proxy relating to shares in the capital of the Company held in the name of a Depositary, in a form or manner approved by the board, which may include, without limited, a voter instruction form to be provided to the Company by certain third parties on behalf of the Depositary;

77.1.2	in the case of a proxy relating to shares to which Article 77.1.1 does not apply, in any usual form or any other form that the Board may approve;

and may relate to more than one meeting. The Board may, if it thinks fit but subject to the Statutes, include with the notice of any meeting forms of appointment of proxy for use at the meeting.

77.2	Appointments of proxies may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions, but the Company shall not be obliged to ascertain that any proxy has complied with those or any other instructions given by the appointor and no decision on any resolution shall be vitiated by reason only that any proxy has not done so.

77.3	A member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by the member. The appointment of a proxy shall be deemed to include all the relevant member’s rights to attend and speak at the meeting and vote in respect of the share or shares concerned (but so that each proxy appointed by that member may vote on a show of hands notwithstanding that the member would only have had one vote if voting in person, and may demand or join in demanding a poll as if the proxy held the share or shares concerned) and, except to the extent that the appointment comprises instructions to vote in a particular way, to permit the proxy to vote or abstain as the proxy thinks fit on any business properly dealt with at the meeting, including a vote on any amendment of a resolution put to the meeting or on any motion to adjourn.

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77.4	On a vote on a resolution on a show of hands at a meeting, every proxy present who has been duly appointed by one or more members entitled to vote on the resolution has one vote, except that if the proxy has been duly appointed by more than one member entitled to vote on the resolution and:

77.4.1	has been instructed by one or more of those members to vote for the resolution and by one or more other of those members to vote against it, or

77.4.2	has been instructed to vote the same way (either for or against) on the resolution by all of those members except those who have given the proxy discretion as to how to vote on the resolution the proxy is entitled to one vote for and one vote against the resolution.

77.5	The appointment shall, unless the contrary is stated in it, be as valid for any adjournment of the meeting as for the meeting to which it relates (regardless of any change of date, time or place effected in accordance with these Articles).

78.	Validity of proxy

78.1	Subject to the Statutes, a vote given or poll demanded by proxy shall be valid, notwithstanding the previous determination of the proxy’s authority unless notice of such determination was received by the Company at the Office (or at such other place at which the appointment of proxy was duly deposited or, where the appointment of the proxy was in electronic form, at the address at which such appointment was duly received) not later than the last time at which an appointment of proxy should have been deposited, delivered or received in order to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll demanded.

79.	Maximum validity of proxy

79.1	A valid appointment of proxy shall cease to be valid after the expiration of 12 months from the date of its execution except that it will remain valid after that for the purposes of a poll or an adjourned meeting if the meeting at which the poll was demanded or the adjournment moved was held within the 12-month period.

80.	Number and appointment of Directors

80.1	The number of Directors (disregarding alternate directors) shall not be less than two and shall be not more than five. The initial number of Directors shall be five.

80.2	The Board shall be divided into three classes of Directors, designated as Class I, Class II and Class III. On the date of the adoption of the Articles, there shall initially be one Class I Director, two Class II Directors and two Class III Directors. The Class I Director shall not exceed one Director and each of the Class II and Class III Directors shall not exceed two Directors per Class.

80.3	The term of the Class I Director shall expire at the first annual general meeting of the Company following the appointment of the Class I Director. The term of the Class II Directors shall expire at the second annual general meeting of the Company following the appointment of the Class II Directors. The term of the Class III Directors shall expire at the third annual general meeting of the Company following the appointment of the Class III Directors.

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80.4	Beginning with the first annual general meeting of the Company following the appointment of the Class I Director, each successor elected to replace the Class I Director whose term expires at that annual general meeting shall be elected for a three-year term or until the election and qualification of his or her respective successor in office, subject to his or her earlier death, resignation or removal.

80.5	Beginning with the second annual general meeting of the Company following the appointment of each Class II Director, each of the successors elected to replace a Class II Director whose term expires at that annual general meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.

80.6	Beginning with the third annual general meeting of the Company following the appointment of each Class III Director, each of the successors elected to replace these Class III Directors whose term expires at that annual general meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.

80.7	Three of the five Directors shall be “independent directors” as defined in the rules of NASDAQ.

80.8	It shall be a requirement that the Class I Director and each of the Class II Directors is an “independent director”. If any of the Class I Director and/or Class II Directors ceases to be an “independent director”, such Class I Director and/or Class II Director shall be deemed to have resigned and vacated their office immediately.

80.9	Subject to Article 80.13, the Class I Director shall be appointed by Artemis.

80.10	Subject to Article 80.13, one of the two Class II Directors shall be appointed by Artemis and, subject to Article 80.14, the other Class II Director shall be appointed by Komisium Limited.

80.11	Subject to Article 80.15, the two Class III Directors shall be appointed by Komisium Limited.

80.12	Other than as provided in Article 100.1 or otherwise expressed to the contrary, all appointments to replace or re-appoint a Director shall be made as follows:

80.12.1	subject to Article 80.13, the appointment to replace or re-appoint a Class I Director shall be made by Artemis;

80.12.2	subject to Article 80.13 or Article 80.14 (as applicable), the appointment to replace or re-appoint a Class II Director shall be made by the party who initially appointed such Class II Director; and

80.12.3	subject to Article 80.15, the appointment to replace or re-appoint a Class III Director shall be made by Komisium Limited.

80.13	Notwithstanding the foregoing, at any time that Artemis is the “beneficial owner” (within the meaning of Section 13 of the Exchange Act) of an interest in less than five percent of the issued and outstanding Ordinary Shares, their right to appoint the Class I or Class II Director provided for in these Articles:

80.13.1	shall automatically and irrevocably expire and any Director previously appointed by Artemis shall retire with effect from the next annual general meeting of the Company (unless re-appointed at such meeting pursuant to Article 80.13.2); and,

80.13.2	shall instead be exercisable by all members of the Company acting by ordinary resolution in accordance with these Articles and the Companies Act.

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80.14	Notwithstanding the foregoing, at any time that Komisium Limited is the “beneficial owner” (within the meaning of Section 13 of the Exchange Act) of an interest in less than five percent of the issued and outstanding Ordinary Shares, their right to appoint a Class II Director provided for in these Articles:

80.14.1	shall automatically and irrevocably expire and any Director previously appointed by Komisium Limited shall retire with effect from the next annual general meeting of the Company (unless re-appointed at such meeting pursuant to Article 80.14.2); and,

80.14.2	shall instead be exercisable by all members of the Company acting by ordinary resolution in accordance with these Articles and the Companies Act.

80.15	Notwithstanding the foregoing, at any time that Komisium Limited is the “beneficial owner” (within the meaning of Section 13 of the Exchange Act) of:

80.15.1	an interest in less than 50 percent but at least 40 percent of the issued and outstanding Ordinary Shares, their right to appoint one of the two Class III Directors provided for in these Article 80.11:

(a)	shall automatically and irrevocably expire and, if two Directors were previously appointed by Komisium Limited under Article 80.11, the Class III Director most recently appointed by Komisium Limited shall retire with effect from the next annual general meeting of the Company (unless re-appointed at such meeting pursuant to Article 80.15.1(b)); and,

(b)	shall instead be exercisable by all members of the Company acting by ordinary resolution in accordance with these Articles and the Companies Act;

80.15.2	an interest in less than 40 percent of the issued and outstanding Ordinary Shares, their right to appoint any Class III Director provided for in Article 80.11:

(a)	shall automatically expire and any Director previously appointed by Komisium Limited as a Class III Director pursuant to Article 80.11 shall retire with effect from the next annual general meeting of the Company (unless re-appointed at such meeting pursuant to Article 80.15.2(b)); and,

(b)	shall instead be exercisable by all members of the Company acting by ordinary resolution in accordance with these Articles and the Companies Act.

80.16	No person shall be appointed or reappointed as a Director at any general meeting or otherwise except as provided in this Article.

80.17	Where these Articles provide for a Director to be appointed by Artemis or Komisium Limited (as the case may be) (the “Appointing Shareholder”) and it is proposed to remove such Director pursuant to section 168 of the Companies Act 2006 or otherwise, the Appointing Shareholder shall, to the extent permitted by applicable law, be entitled to cast such number of votes as is necessary to defeat the resolution in question.

80.18	This Article 80 may only be amended or repealed by special resolution, subject additionally to the written consent of each of Artemis and Komisium Limited being obtained.

81.	No shareholding qualification for Directors

81.1	No shareholding qualification for Directors shall be required.

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82.	Fees

82.1	Each of the Directors (but not including, unless the Board determines otherwise, any Director who for the time being holds an executive office or employment with the Company or a subsidiary of the Company) shall be paid a fee for the Director’s services at such rate as may from time to time be determined by the Board or by a committee authorised by the Board. Such fee shall be deemed to accrue from day to day.

83.	Expenses

83.1	The Directors may be paid all travelling, hotel and other expenses properly incurred by them in the conduct of the Company’s business performing their duties as Directors including all such expenses incurred in connection with attending and returning from meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or debentures of the Company or otherwise in connection with the business of the Company.

84.	Remuneration

84.1	Any Director who is appointed to any executive office may be paid such remuneration (whether by way of salary, commission, participation in profits or otherwise) in such manner as the Board or any committee authorised by the Board may decide.

84.2	Any Director who serves on any committee or who devotes special attention to the business of the Company or goes or resides abroad for any purposes of the Company shall receive such remuneration by way of salary, commission, participation in profits or otherwise as the Board or any committee authorised by the Board may determine in addition to or in lieu of any remuneration paid to, or provided for, such Director by or pursuant to any other provision of these Articles.

85.	Appointment, removal and resignation of alternates

85.1	Any Director (other than an alternate Director) may appoint any person to be the Director’s alternate and may revoke any such appointment, in either case by notice in writing delivered to the Secretary at the Office or delivered in any other manner (including by electronic means) approved by the Board. If the alternate is not already a Director, the appointment, unless previously approved by the Board, shall have effect only upon and subject to its being so approved. Any appointment of an alternate will only have effect once the person who is to be appointed has consented to act.

85.2	If the appointor so requests, an alternate shall be entitled to receive notice of all meetings of the Board or of committees of the Board of which the appointor is a member, to attend and vote and be counted in the quorum as a Director at any such meeting at which the appointor is not personally present, and generally, in the absence of the appointor, at the meeting to exercise and discharge all the functions, powers and duties of the appointor as a Director and for the purposes of the proceedings at the meeting, these Articles shall apply as if the alternate were a Director. A Director present at a meeting of the Board or committee of the Board and appointed alternate for another Director shall have an additional vote for each appointor of the alternate who is absent from such meeting (but shall count as one only for the purpose of determining whether a quorum is present).

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85.3	Execution by an alternate of any document (including any deed) on behalf of the Company or any resolution in writing of the Board or a committee of the Board shall, unless the notice of appointment of the alternate provides to the contrary, be as effective as execution by the appointor.

85.4	An alternate shall cease to be an alternate if the alternate resigns or if for any reason the alternate’s appointment is revoked or if the alternate’s appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which the Director retires, any appointment of an alternate made by the Director which was in force immediately prior to the Director’s retirement shall continue as if the Director had not retired. The appointment of an alternate shall be revoked on the happening of any event that, if the alternate were a Director, would cause vacation of such office under these Articles.

86.	Alternate to be responsible for own acts and payment of alternate

86.1	An alternate shall be deemed an officer of the Company and shall be subject to these Articles relating to Directors (except as regards power to appoint an alternate and remuneration) and an alternate shall not be deemed the agent of the alternate’s appointor and shall alone be responsible to the Company for the alternate’s own acts and defaults. An alternate may be interested in and benefit from contracts, arrangements, transactions and other matters or situations and be paid expenses and indemnified, and accept benefits from third parties, to the same extent as if the alternate were a Director but, except to the extent that the alternate’s appointor directs the payment to the alternate of part or all of the fee or other remuneration which would otherwise be payable to the appointor, the alternate shall not be entitled to any fee or other remuneration from the Company for acting in that capacity.

87.	Executive Directors

87.1	The Board or any committee authorised by the Board may from time to time, subject to these Articles, appoint one or more of its body to hold any employment or executive office with the Company for such period (subject to the Statutes) and on such other terms as the Board or any committee authorised by the Board may decide and may revoke or terminate any appointment so made. Any revocation or termination of the appointment shall be without prejudice to any claim for damages that the Director may have against the Company or that the Company may have against the Director for any breach of any contract of service between the Director and the Company.

87.2	The Board may from time to time appoint any person to any office or employment having a descriptive designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may at any time determine any such appointment or the use of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment with the Company shall not imply that the holder of the office is a director of the Company nor shall such holder thereby be empowered in any respect to act as a director of the Company or be deemed to be a director for any of the purposes of the Statutes or these Articles.

88.	General powers of the Company vested in the Board

88.1	The business of the Company shall be managed by the Board, which, subject to the Statutes and these Articles, may exercise all the powers of the Company. No alteration of these Articles shall invalidate any prior act of the Board which would have been valid if that alteration had not been made.

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88.2	The powers given by this Article shall not be limited by any special power given to the Board by any other Article.

89.	Agents

89.1	The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company on such terms (including terms as to remuneration) and subject to such conditions as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). The Board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

89.2	The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by committee authorised by the Board.

90.	Delegation to individual Directors

90.1	The Board may entrust to and confer upon a Director any of its powers, authorities and discretions (with power to sub-delegate) upon such terms (subject to the Statutes) and subject to such conditions and with such restrictions as it may decide. The Board may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

90.2	The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee authorised by the Board.

91.	Delegation to committees

91.1	The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee consisting of such person or persons as it thinks fit (whether a member or members of its body or not) by a resolution of the Board carried unanimously; provided that the majority of the members of the committee are Directors. Subject to any restriction on sub-delegation imposed by the Board, any committee so formed may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the Board or of the committee). Subject to any regulations imposed on it by the Board, the proceedings of any committee consisting of two or more members shall be governed by the provisions in these Articles for regulating proceedings of the Board so far as applicable except that no meeting of that committee shall be quorate for the purpose of exercising any of its powers, authorities or discretions unless a majority of the committee present at the meeting are Directors. A member of a committee shall be paid such remuneration (if any) in such manner as the Board may decide, and, in the case of a Director, either in addition to or in place of the Director’s ordinary remuneration as a Director.

91.2	The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain of these Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee authorised by the Board.

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92.	Power to establish local boards etc

92.1	The Board may by a resolution of the Board carried unanimously:

92.1.1	establish any divisional, departmental, regional, local or area boards, divisions or managing agencies for introducing, conducting or managing all or any of the business or affairs of the Company, either in the United Kingdom or elsewhere;

92.1.2	make regulations for the proceedings and activities of any such establishment (but so that otherwise its proceedings shall be governed by those of these Articles which regulate proceedings of the Board to the extent that they are capable of applying to it);

92.1.3	appoint any persons (whether Directors or not) as regional directors, local directors, divisional directors, area directors, advisory directors, managers or agents or to serve in any other capacity in connection with any such establishment, and may fix their remuneration;

92.1.4	delegate to any such establishment and to any such appointee (including anyone appointed before this Article was adopted) any of the powers, authorities and discretions vested in the Board, with power to sub-delegate;

92.1.5	authorise any such appointees to fill any vacancies in any such establishment and to act notwithstanding vacancies,

provided that any such appointment or delegation shall be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any persons so appointed, and may revoke, suspend or vary any such delegation but this shall not affect the position of any person dealing in good faith who has not had notice that the Board has done so. No such appointee shall be a Director as such or be entitled to be present at any meeting of the Board (except at the request of the Board and, if present at such request, the appointee shall not be entitled to vote at that meeting) or have power under the terms of this Article to enter into any contract or transact any business on behalf of the Company except to the extent (if any) specifically authorised by the Board.

93.	Provision for employees

93.1	The Board may exercise any power conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

94.	The Company’s name

94.1	Subject to the Statutes, the Board may from time to time change the name of the Company to any name considered by the Board to be advantageous, expedient or otherwise desirable by a resolution of the Board carried unanimously.

95.	Borrowing powers

95.1	The Board may exercise all the powers of the Company to borrow money, to guarantee, to indemnify and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Statutes, to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

96.	Retirement of directors at annual general meeting

96.1	At the annual general meeting, each Director (a) whose term has expired and, solely with respect to any Director appointed by an Appointing Shareholder, who is required to retire from office in accordance with Article 80.13.1, Article 80.14.1, Article 80.15.1(a) or Article 80.15.2(a) (as applicable) or (b) is required to retire from office in accordance with any corporate governance policy adopted from time to time by a resolution of the Board carried unanimously shall retire from office.

97.	Position of retiring Director

97.1	Subject to these Articles and the right of any Appointing Shareholder, the Company at the meeting at which a Director retires may fill the vacated office by an ordinary resolution.

97.2	Subject to these Articles, if, immediately following the meeting at which Directors have retired pursuant to these Articles, there would for any reason be fewer Directors in office than the minimum number fixed by or in accordance with these Articles, each of the retiring Directors who stood for reappointment at the meeting shall, if willing to act, be deemed to have been reappointed as a Director and shall remain in office, but such Directors:

97.2.1	may act only for the purposes of filling vacancies and convening general meetings of the Company and may only perform such duties as are appropriate to maintain the Company as a going concern and to comply with the Company’s legal and regulatory obligations; and

97.2.2	shall, as a matter of priority and as soon as reasonably practicable following the meeting at which they retired, convene a general meeting for the purpose of appointing at least the minimum number of Directors fixed by or in accordance with these Articles, and each of them shall, if not reappointed at the meeting, retire from office at the end of the meeting unless the number of Directors appointed at the meeting is below that minimum number, in which case they (and any Director appointed at the meeting) shall remain in office on the terms and subject to the restrictions prescribed by this Article 97.2 as if they had retired and been deemed reappointed under it.

98.	Eligibility for appointment as a Director

98.1	Subject to these Articles, no person other than a Director retiring, whether by rotation or otherwise, shall be appointed or reappointed a Director at any general meeting unless:

98.1.1	recommended by the Board; or

98.1.2	not less than seven nor more than 42 clear days before the day appointed for the meeting, notice executed by a member qualified to vote at the meeting (not being the person to be proposed) has been delivered to the Office (or received in electronic form at the electronic address at which the Company has or is deemed to have agreed to receive it) of the intention to propose that person for appointment or reappointment stating the particulars which would, if the person were so appointed or reappointed, be required to be included in the Company’s register of directors together with notice executed by that person of that person’s willingness to be appointed or reappointed.

99.	Power of the Board to appoint Directors

99.1	Without prejudice to the power of the Company in general meeting under these Articles to appoint any person to be a Director or the right of any Appointing Shareholder, and subject to these Articles, the Board may appoint a person who is willing to act as a Director by a resolution of the Board carried unanimously, either to fill a vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles. Any Director so appointed shall hold office only until the conclusion of his or her term and, if not reappointed at that meeting, shall vacate office at the conclusion of the meeting.

100.	Company’s power to remove a Director and appoint another in the Director’s place

100.1	In addition to any power conferred by the Statutes, and subject to these Articles, the Company may by an ordinary resolution (i) remove any Director before the expiration of the Director’s period of office and (ii) appoint another person who is willing to act to be a Director in the Director’s place, in case of clause (ii) if the applicable Appointing Shareholder’s right to appoint such Director or his or her successor has expired pursuant to Article 80.13.1, Article 80.14.1, Article 80.15.1(a) or Article 80.15.2(a), as applicable.

101.	Vacation of office by Directors

101.1	Without prejudice to the provisions for retirement by rotation or otherwise contained in these Articles, the office of a Director shall be vacated as soon as:

101.1.1	notification is received by the Company from the Director that the Director is resigning from office as Director, and such resignation has taken effect in accordance with its terms;

101.1.2	a bankruptcy order is made against the Director or the Director makes any arrangement or composition with creditors generally in satisfaction of the Director’s debts;

101.1.3	a registered medical practitioner who is treating the Director gives a written opinion to the Company stating that the Director has become physically or mentally incapable of acting as a director and may remain so for more than three months or, by reason of the Director’s mental health, a court makes an order which wholly or partly prevents the Director from personally exercising any powers or rights that the Director would otherwise have;

101.1.4	without the permission of the Board, the Director is absent from meetings of the Board for six consecutive months (whether or not an alternate appointed by the Director attends) and the Board resolves that the Director’s office is vacated; or

101.1.5	the Director ceases to be a Director by virtue of the Statutes or is prohibited by law from being a Director or is removed from office under these Articles.

102.	Directors’ transactions, offices, employment and interests

102.1	Subject to the Statutes and the terms of any authorisation given under Article 103, a Director notwithstanding being in office as a Director:

102.1.1	may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with the office of Director and may act personally or through a firm in a professional capacity for the Company (otherwise than as Auditor) and in either such case on such terms as to remuneration (whether by way of salary, commission, participation in profits or otherwise) and otherwise as the Board may determine, and any such remuneration shall be either in addition to or in lieu of any remuneration provided for, by or pursuant to any other Article;

102.1.2	may be interested in shares or other securities issued by the Company;

102.1.3	may be a director or other officer of, or employed by, or a party to any contract with, or interested in shares or other securities issued by, any undertaking in the same group as the Company or promoted by the Company or by any such undertaking, or in which the Company or any such undertaking is otherwise interested or as regards which the Company or any such undertaking has any powers of appointment;

102.1.4	shall not be accountable to the Company for any remuneration or benefit which the Director derives from any such office or employment or from any such contract or from any interest in such undertaking and no such office, employment or contract shall be liable to be avoided on the ground of any such interest or benefit and nor shall the receipt of such remuneration or benefit constitute a breach of the Director’s duty under the Companies Act 2006 not to accept benefits from third parties;

102.1.5	shall not be in breach of the Director’s duties by reason only of the fact that the Director is excluded from the receipt of information, or from participation in decision-making or discussion (whether at meetings of the directors or otherwise), that will or may relate to any such office, employment, contract or interest; and

102.1.6	shall not be required to disclose to the Company, or use in relation to the Company’s affairs, any confidential information the Director obtains in connection with any such office, employment, contract or interest if the Director’s doing so would result in a breach of a duty or an obligation of confidence owed by the Director in that connection provided that the Director has disclosed to the Board the nature and extent of any material interest the Director has, but no such disclosure shall be necessary of any office or employment with any subsidiary undertaking of the Company or any interest in a transaction or arrangement that would not be required to be declared by the Director under the Statutes, and a general notice given to the Board that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction or arrangement of the nature and extent so specified, and for the purposes of this Article an interest of which a Director has no knowledge and of which it is unreasonable to expect the Director to have knowledge shall not be treated as an interest of the Director.

102.2	The Board may cause any voting power conferred by the shares in any other company held or owned by the Company or any power of appointment to be exercised in such manner in all respects as it thinks fit, including the exercise of either of such powers in favour of a resolution appointing the Directors, or any of them, to be directors or officers of the other company, or in favour of the payment of remuneration to the directors or officers of the other company.

102.3	Except as otherwise provided by these Articles, a Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board or of a committee of the Board concerning any matter in which, to the Director’s knowledge, the Director has, directly or indirectly, an interest (other than the Director’s interest in shares or debentures or other securities of, or otherwise in or through, the Company) or duty which (together with any interest of a person connected with the Director) is material and, if the Director shall do so, the Director’s vote shall not be counted. A Director shall be entitled to vote on and be counted in the quorum in respect of any resolution concerning any of the following matters:

102.3.1	the giving to the Director of any guarantee, security or indemnity in respect of money lent or obligations incurred by the Director or by any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

102.3.2	the giving by the Company of any guarantee, security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the Director has personally assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

102.3.3	the Director’s subscribing or agreeing to subscribe for, or purchasing or agreeing to purchase, any shares, debentures or other securities of the Company or any of its subsidiary undertakings as a holder of securities, or the Director’s being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any such shares, debentures, or other securities by the Company or any of its subsidiary undertakings for subscription, purchase or exchange;

102.3.4	any contract concerning any company (not being a company in which the Director owns one per cent. or more (as defined in this Article)) in which the Director is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise;

102.3.5	any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings under which the Director benefits in a similar manner as the employees and which does not accord to any Director as such any privilege or advantage not accorded to the employees to whom the arrangement relates;

102.3.6	any contract concerning any insurance which the Company is empowered to purchase or maintain for, or for the benefit of, any Directors or for persons who include Directors; or

102.3.7	any indemnity permitted by these Articles (whether in favour of the Director or others as well) against any costs, charges, expenses, losses and liabilities sustained or incurred by the Director as a director of the Company or of any of its subsidiary undertakings, or any proposal to provide funds to meet any expenditure incurred or to be incurred by the Director in mounting a defence in any criminal or civil proceeding in connection with any alleged negligence, default, breach of duty or breach of trust by the Director in relation to the Company or any of its subsidiary undertakings, or any investigation, or action proposed to be taken, by a regulatory authority in that connection, or for the purposes of any application for relief under the Companies Act 2006, or in order to enable the Director to avoid incurring such expenditure.

102.4	A Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board concerning the Director’s own appointment, or the settlement or variation of the terms or the termination of the Director’s own appointment, as the holder of any office or place of profit with the Company or any company in which the Company is interested but, where proposals are under consideration concerning the appointment, or the settlement or variation of the terms or the termination of the appointment, of two or more Directors to offices or places of profit with the Company or any company in which the Company is interested, a separate resolution may be put in relation to each Director and in that case each of the Directors concerned shall be entitled to vote on and be counted in the quorum in relation to each resolution which does not concern either: (a) the Director’s own appointment or the settlement or variation of the terms or the termination of the Director’s own appointment; or (b) the appointment of another Director to an office or place of profit with a company in which the Company is interested and in which the Director seeking to vote or be counted in the quorum is interested by virtue of owning of one per cent or more (as defined in this Article).

102.5	A company shall be deemed to be a company in which a Director owns one percent or more if and so long as the Director is directly or indirectly the holder of or beneficially interested in one percent or more of any class of the equity share capital of such company or of the voting rights available to members of such company. For this purpose, there shall be disregarded any shares held by a Director as bare or custodian trustee and in which the Director has no beneficial interest, any shares comprised in a trust in which the Director’s interest is in reversion or remainder (if and so long as some other person is entitled to receive the income from such trust) and any shares comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder.

102.6	Where a company in which a Director owns one percent or more is materially interested in a contract, the Director shall also be deemed to be materially interested in that contract.

102.7	For the purposes of this Article, an interest of a person who is, for any purpose of the Statutes, connected with a Director shall be treated as an interest of the Director and, in relation to an alternate Director, an interest of the relevant appointor shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director has otherwise.

102.8	References in this Article to a contract include references to any proposed contract and to any transaction or arrangement whether or not constituting a contract.

102.9	If any question shall arise at any meeting of the Board as to the materiality of the interest of a Director (other than the chair of the meeting) or as to the entitlement of any Director (other than the chair of the meeting) to vote or be counted in the quorum and the question is not resolved by the Director’s voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chair of the meeting and the chair’s ruling in relation to the Director concerned shall be conclusive except in a case where the nature or extent of the interest (so far as it is known to the Director) has not been fairly disclosed to the Board. If any question shall arise in respect of the chair of the meeting, the question shall be decided by resolution of the Board (for which purpose the chair shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest (so far as it is known to the chair) has not been fairly disclosed to the Board.

102.10	Subject to the Statutes, the Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any contract not properly authorised by reason of a contravention of this Article.

103.	Conflicts of interest requiring Board authorisation

103.1	The Board may, provided the quorum and voting requirements set out below are satisfied, authorise any matter that would otherwise involve a Director being in breach of duty under section 175 of the Companies Act 2006 to avoid conflicts of interest.

103.2	Any Director (including the Director concerned) may propose that the Director concerned be authorised in relation to any matter the subject of such a conflict. Such proposal and any authority given by the Board shall be effected in the same way that any other matter may be proposed to and resolved upon by the Board under the provisions of these Articles, except that the Director concerned and any other Director with a similar interest:

103.2.1	shall not count towards the quorum at the meeting at which the conflict is considered;

103.2.2	may, if the other members of the Board so decide, be excluded from any Board meeting while the conflict is under consideration; and

103.2.3	shall not vote on any resolution authorising the conflict except that, if the Director or other Director does vote, the resolution will still be valid if it would have been agreed to if any such vote had not been counted.

103.3	Where the Board gives authority in relation to such a conflict:

103.3.1	the Board may (whether at the time of giving the authority or at any time or times subsequently) impose such terms upon the Director concerned as it may determine, including the exclusion of that Director from the receipt of information, or participation in any decision-making or discussion (whether at meetings of the Board or otherwise) related to the conflict;

103.3.2	the Director concerned will be obliged to comply with any terms imposed by the Board from time to time in relation to the conflict and will not be in breach of duty as a Director to the extent the Director does so;

103.3.3	the authority may provide that, where the Director concerned (otherwise than by virtue of the Director’s position as a director of the Company) obtains information that is confidential to a third party, the Director will not be obliged to disclose that information to the Company, or to use the information in relation to the Company’s affairs, where to do so would amount to a breach of that confidence;

103.3.4	the authority may also provide that the Director concerned shall not be accountable to the Company for any benefit that the Director receives as a result of the conflict;

103.3.5	the receipt by the Director concerned of any remuneration or benefit as a result of the conflict shall not constitute a breach of the duty under the Companies Act 2006 not to accept benefits from third parties;

103.3.6	the terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded); and

103.3.7	the Board may withdraw the authority at any time.

104.	Directors’ gratuities and pensions

104.1	The Board or any committee authorised by the Board may exercise all the powers of the Company to provide benefits, whether by the payment of gratuities, pensions, annuities, allowances, bonuses or by insurance or otherwise, for any Director or former Director who holds or who has held but no longer holds any executive office, other office, place of profit or employment with the Company or with any body corporate which is or has been a subsidiary undertaking of the Company or a predecessor in business of the Company or of any such subsidiary undertaking, and for any member of the Director’s or former Director’s family (including a spouse and a former spouse) or any person who is or was dependent on the Director or former Director, and may (as well before as after the Director or former Director ceases to hold such office, place of profit or employment) establish, maintain, support, subscribe to and contribute to any scheme, trust or fund for the benefit of all or any such persons and pay premiums for the purchase or provision of any such benefits. The Board or any committee authorised by the Board may procure any of these matters to be done by the Company either alone or in conjunction with any other person.

104.2	No Director or former Director shall be accountable to the Company or the members for any benefit provided pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director.

105.	Board meetings

105.1	The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A Director may, and the Secretary on the requisition of a Director shall, convene a meeting of the Board.

106.	Notice of Board meetings

106.1	Notice of a Board meeting shall be deemed to be properly given to a Director if it is given to the Director personally or by word of mouth or sent in writing or in electronic form to the Director at the last known address of the Director or any other address given by the Director to the Company for this purpose.

106.2	Notice of a Board meeting need not be given to Directors who waive their entitlement to notice of that meeting by giving notice to that effect to the Company not more than seven days after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

107.	Voting

107.1	Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chair of the meeting shall have a second or casting vote.

108.	Quorum

108.1	The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be two, provided that for the purposes of any meeting held pursuant to Article 103 to authorise a Director’s conflict, if there is only one Director besides the Director concerned and Directors with a similar interest, the quorum shall be one.

108.2	Subject to these Articles, any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

109.	Board vacancies below minimum number

109.1	The continuing Directors or a sole continuing Director may act notwithstanding any vacancies on the Board, but, if the number of Directors is less than the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act only for the purpose of filling vacancies on the Board or of convening a general meeting of the Company. If there are no Directors or Director able or willing to act, any two members may call a general meeting of the Company for the purpose of appointing Directors.

110.	Appointment of chair

110.1	Subject to Article 110.2, Komisium Limited may appoint a Director to be the chair of the Board and may at any time remove the Director from that office. If Komisium Limited’s right to appoint the chair of the Board has expired pursuant to Article 110.2, the Board itself may appoint a Director to be the chair of the Board and may at any time remove the Director from that office. Unless the Director is unwilling to do so, the Director so appointed shall preside at every meeting of the Board at which the Director is present. But if there is no Director holding that office, or if the Director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the deputy chair (if any) shall preside as chair at such meeting. If neither the chair nor deputy chair is available or able to preside at the meeting, then the Chief Executive Officer shall serve as the chair of the meeting in accordance with these Articles.

110.2	Notwithstanding the foregoing, at any time that Komisium Limited is the “beneficial owner” (within the meaning of Section 13 of the Exchange Act) of an interest in less than fifteen percent of the issued and outstanding Ordinary Shares:

110.2.1	their right to appoint the chair of the Board provided for in these Articles shall automatically expire; and

110.2.2	the appointment of a chair at any general meeting shall be made pursuant to Article 56.1.

111.	Competence of the Board

111.1	A meeting of the Board at which a quorum is present shall be competent to exercise all powers, authorities and discretions for the time being vested in or exercisable by the Board.

112.	Participation in meetings by telephone

112.1	All or any of the members of the Board or of any committee of the Board may participate in a meeting of the Board or that committee by means of a conference telephone or any communication equipment that allows all persons participating in the meeting to hear and speak to each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chair of the meeting is and shall be deemed to be a meeting even if there is only one person physically present where it is deemed to take place.

113.	Written resolutions

113.1	A resolution in writing signed by:

113.1.1	all the Directors entitled to receive notice of a meeting of the Board, if that number is sufficient to constitute a quorum; or

113.1.2	by all the members of a committee of the Board

(but excluding any Director whose vote is not to be counted in respect of that particular matter) shall be as valid and effectual as if it had been passed at a meeting of the Board or that committee duly convened and held and may be contained in one document (or in several documents in all substantial respects in like form) each signed by one or more of the Directors or members of that committee. Any such document may be constituted by letter or (provided it is in writing) in electronic form or otherwise as the Board may from time to time approve.

114.	Company books

114.1	The Board shall cause minutes to be made in books kept for the purpose of recording:

114.1.1	all appointments of officers made by the Board;

114.1.2	all proceedings at meetings of the Company, of the holders of any class of shares in the Company and of the Board and of committees of the Board, including the names of the Directors or members of a committee of the Board present at each such meeting.

114.2	Subject to the Statutes, any such minutes, if purporting to be signed by the chair of the meeting at which the appointments were made or proceedings held or by the chair of the next succeeding meeting, shall be sufficient evidence of the facts stated in them without any further proof.

115.	Validity of acts of the Board or a committee

115.1	All acts done by the Board or by a committee of the Board, or by a person acting as a Director or member of a committee of the Board shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, member of a committee of the Board, or person acting as a Director, or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if each such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.

116.	Appointment and removal of Company CHIEF EXECUTIVE OFFICER AND Secretary

116.1	Subject to the Statutes, the Chief Executive Officer shall be appointed by the Board at such remuneration and upon such terms as it thinks fit. If thought fit, two or more persons may be appointed as joint Chief Executive Officers with the power to act jointly and severally. Any Chief Executive Officer so appointed may be removed by the Board.

116.2	The Board may from time to time appoint an assistant or deputy chief executive officer who, during such time as there may be no Chief Executive Officer or no Chief Executive Officer capable of acting, may act as Chief Executive Officer and do any act authorised or required by these Articles or applicable Statutes to be done by the Chief Executive Officer. The signature of any document as Chief Executive Officer by such assistant or deputy secretary shall be conclusive evidence (without invalidating that signature for any purpose) that at the time of signature there was no Chief Executive Officer or no Chief Executive Officer capable of acting.

116.3	The Chief Executive Officer shall have general responsibility for the management and control of the business and affairs of the Company and shall perform all duties and have all powers which are ordinarily inherent in the office of Chief Executive Officer and such further duties and powers as may from time to time be prescribed for or delegated to him or her by the Board. Any action taken by the Chief Executive Officer, and the signature of the Chief Executive Officer on any agreement, contract, instrument or other document on behalf of the Company, shall, with respect to any third party, be sufficient to bind the Company and shall conclusively evidence the authority of the Chief Executive Officer and the Company with respect thereto. Subject to the direction of the Board, the Chief Executive Officer shall have general supervision of all of the officers, employees and agents of the Company.

116.4	Notwithstanding the foregoing, no action shall be taken, sum expended, or obligation incurred by the Chief Executive Officer on behalf of the Company regarding:

•	any compensation and benefit changes of any named executive officer or Director;

•	approving the Company’s annual budget and business plan, or material amendments thereto, including:

(a)	designation of categories of expenditures therein, and (except for reasonable expenditures in direct response to emergency situations (i.e., causing or posing material threat of death or personal injury)) incurring expenditures in excess of the 105% of the total amount of the budget or 110% of the budgeted amount of any category of expenditures; and

(b)	expanding into new jurisdictions or abandoning operations in any jurisdiction;

•	incurring any Company or subsidiary debt (and the terms thereof) that is in excess of $50,000 individually or in the aggregate (provided that this approval provision shall not preclude trade payables, credit card charges and other expenses incurred in the ordinary course of business in accordance with Company’s annual budget, including any deviation therefrom as expressly permitted herein);

•	any material modification or prepayment in whole or in part of any financing that required Board approval will also require Board approval;

•	initiating any case or proceeding under Chapter 7 or Chapter 11 of the United States Bankruptcy Code or similar law in the United Kingdom or any other applicable jurisdiction with respect to the Company or any subsidiary, or otherwise seeking or consenting to any such or similar case or proceeding, or if any such case or proceeding is commenced involuntarily, taking any material action therein;

•	initiation or settlement of insurance claims or litigation involving in excess of $50,000, or determining to provide a defense;

•	filing of any amendments, supplements or replacements of the Company’s memorandum and these Articles;

•	entering into, amending or terminating any Material Agreement, defined as agreements:

(c)	not in the ordinary course of the Company’s or any subsidiary’s business; or

(d)	in the ordinary course of the Company’s or the applicable subsidiary’s business but such agreement involves an amount in excess of $50,000 or cannot be terminated without incurring a termination fee or similar obligation;

•	entering into, amending or terminating any related party transaction or agreement;

•	effecting a sale, merger, conversion, consolidation or other reorganization of the Company or any subsidiary, or creating any new direct or indirect subsidiary of the Company or any subsidiary, or adopting, modifying, amending or terminating any organizational documents, operating agreements or other governing documents of the Company or any subsidiary;

•	any material action outside the purpose of the Company, as expressly set forth in these Articles;

•	any anticipatory or actual breach of any Material Agreement, except where such breach is necessitated by insufficient resources (in which case the Chief Executive Officer shall provide written notice to the Board within a reasonable time prior to the breach if known to Chief Executive Officer, and if afterward, then immediately upon Chief Executive Officer’s obtaining knowledge of the breach);

•	appointment, election or removal of any named executive officer of the Company;

•	formation or dissolution of Board committees; or

•	any issuance of additional shares, warrants or debt instruments convertible to shares of the Company,

unless, in each case, such specific action, expenditure or obligation is approved by the majority of the members of the Board, including at least one affirmative vote from a Board member appointed by Komisium Limited subject to any prohibitions of any NASDAQ corporate governance rules.

116.5	Notwithstanding Article 116.3, no action shall be taken, sum expended, or obligation incurred by the Chief Executive Officer or the Board on behalf of the Company regarding a sale, merger, conversion, consolidation or other reorganization of the Company, unless such specific action, expenditure or obligation is approved by the holders representing at least fifty one percent of the voting shares in the capital of the Company.

116.6	Subject to the Statutes, the Secretary shall be appointed by the Board at such remuneration and upon such terms as it thinks fit. If thought fit, two or more persons may be appointed as joint Secretaries with the power to act jointly and severally. Any Secretary so appointed may be removed by the Board.

116.7	The Board may from time to time appoint an assistant or deputy secretary who, during such time as there may be no Secretary or no Secretary capable of acting, may act as Secretary and do any act authorised or required by these Articles or by law to be done by the Secretary. The signature of any document as Secretary by such assistant or deputy secretary shall be conclusive evidence (without invalidating that signature for any purpose) that at the time of signature there was no Secretary or no Secretary capable of acting.

117.	Use of seal

117.1	The Seal shall only be used by the authority of the Board or of a committee authorised by the Board in that behalf and, unless otherwise decided by the Board or any such committee, any document to which the Seal is applied must also be signed by at least one authorised person in the presence of a witness who attests the signature. For the purposes of this Article, an authorised person is any Director, the Company Secretary or any person authorised by the Board or such committee for the purpose of signing documents to which the Seal is applied.

118.	Company may declare dividends

118.1	Subject to the Statutes, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Board. Subject to the Statutes, any determination by the Board of the amount of profits at any time available for distribution shall be conclusive.

119.	Board may pay interim dividends and fixed dividends

119.1	Subject to the Statutes, the Board may pay interim dividends if it appears to the Board that they are justified by the financial position of the Company. If the share capital of the Company is divided into different classes, the Board may pay interim dividends on shares which confer deferred or non-preferred rights to dividends as well as on shares which confer preferential or special rights to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The Board may also pay at intervals settled by it any dividend payable at a fixed date if it appears to the Board that the financial position of the Company justifies the payment. If the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferred rights for any loss which they may suffer by reason of the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

120.	Calculation and currency of dividends

120.1	Except in so far as the rights attaching to any share otherwise provide:

120.1.1	all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid, but (for the purposes of this Article only) no amount paid up on a share in advance of calls shall be treated as paid up on the share;

120.1.2	all dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly; and

120.1.3	any dividends or other monies payable on or in respect of any share may be declared in any currency or currencies, and paid in the same currency or currencies or in any other currency or currencies, and subject to such charges to cover the costs of conversion, as the Board may determine, using where required such basis of conversion (including the rate and timing of conversion) as the Board decides.

121.	Waiver of dividends

121.1	The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the relevant member or transmittee and delivered to the Company and if or to the extent that it is accepted as such or acted upon by the Company.

122.	Non-cash dividends

122.1	A general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets and, in particular, of paid-up shares or debentures of any other company and, where any difficulty arises concerning such distribution, the Board may settle it as the Board thinks expedient and in particular may issue fractional certificates or, subject to the Statutes, authorise and instruct any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the basis of the value so fixed in order to secure equality of distribution and may vest any assets to be distributed in trustees as the Board may consider expedient.

123.	Scrip dividends

123.1	Subject to the Statutes, the Board may, if authorised by an ordinary resolution of the Company, offer the holders of ordinary shares the right to elect to receive new ordinary shares, credited as fully paid, instead of cash for all or part (as determined by the Board) of any dividend. The following provisions shall apply:

123.1.1	an ordinary resolution may specify a particular dividend or dividends, or may specify all or any dividends, declared or paid within a specified period, but such period may not end later than the third anniversary of the date of the meeting at which the ordinary resolution is passed;

123.1.2	the basis of allotment to each entitled holder of ordinary shares shall be such number of new ordinary shares credited as fully paid as have a value as nearly as possible equal to (but not greater than) the amount of the dividend (disregarding any tax credit) which the holder has elected to forgo. For this purpose, the “value” of an ordinary share shall be deemed to be whichever is the greater of its nominal value and the average of the middle market quotations for the Company’s ordinary shares on the NASDAQ as derived from such source as the Board may deem appropriate on the day on which the shares are first quoted “ex” the relevant dividend and the four subsequent dealing days or in such other manner as may be determined by or in accordance with the ordinary resolution. A certificate or report by the Auditors as to the amount of the value in respect of any dividend shall be conclusive evidence of that amount;

123.1.3	no fraction of an ordinary share shall be allotted and if any holder of ordinary shares would otherwise be entitled to fractions of a share, the Board may deal with the fractions as it thinks fit, including determining that the whole or part of the benefit of fractional entitlements will be disregarded or accrue to the Company or that the value of fractional entitlements will be accumulated on behalf of a member (without entitlement to interest) and applied in paying up new shares in connection with a subsequent offer by the Company of the right to receive shares instead of cash in respect of a future dividend;

123.1.4	the Board shall not proceed with any election unless the Company has sufficient reserves or funds which may be capitalised to give effect to the election following the Board’s determination of the basis of allotment;

123.1.5	on or as soon as practicable after announcing that the Board is to recommend or pay any dividend, the Board, if it intends to offer an election for that dividend, shall also announce that intention and, having determined the basis of allotment, shall notify the entitled holders of ordinary shares (other than any in relation to whom an election mandate in accordance with this Article is subsisting) of the right of election offered to them, and shall send with, or following, such notification, forms of election and shall specify the procedure to be followed and place at which, and the latest date and time by which, duly completed forms of election must be received in order to be effective;

123.1.6	the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been duly made (the “elected shares”) and instead additional ordinary shares shall be allotted to the holders of the elected shares on the basis of allotment so determined. For such purpose, the Board shall capitalise, out of any amount standing to the credit of any reserve or fund (including the profit and loss account), whether or not it is available for distribution, as the Board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of ordinary shares for allotment and distribution to the holders of the elected shares on that basis;

123.1.7	the additional ordinary shares so allotted shall be allotted as of the record date for the dividend for which the right of election has been offered and shall rank pari passu in all respects with the fully paid ordinary shares then in issue except that they will not rank for the dividend or other distribution entitlement in respect of which they have been issued. Unless the Board otherwise determines, the ordinary shares so allotted shall be issued as shares in certificated form (where the ordinary shares in respect of which they have been allotted were in certificated form at the Scrip Record Time) or as shares in uncertificated form (where the ordinary shares in respect of which they have been allotted were in uncertificated form at the Scrip Record Time), provided that if the Company is unable to issue ordinary shares in uncertificated form to any person, such shares shall be issued as shares in certificated form. For these purposes, the “Scrip Record Time” means such time on the record date for determining the entitlements of members to make elections as described in this Article, or on such other date as the Board may in its absolute discretion determine.

123.2	The Board may establish or vary a procedure for election mandates whereby a holder of ordinary shares may elect concerning future rights of election offered to that holder under this Article until the election mandate is revoked following that procedure.

123.3	The Board may exclude from any offer any holders of ordinary shares if it believes that it is necessary or expedient to do so in relation to any legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange or other authority in, any territory or that for any other reason the offer should not be made to them.

124.	Enhanced scrip dividends

124.1	Subject to the Statutes and without prejudice to the generality of Article 123, the Board may, in respect of any cash dividend or other distribution (or any part thereof) declared or payable in relation to any financial year or period of the Company, offer to each holder of ordinary shares the right to elect to receive new ordinary shares, credited as fully paid, in respect of the whole or part of the ordinary shares held by them instead of such cash dividend, on any basis described in that Article but so that the entitlement of each holder of ordinary shares to such new ordinary shares shall be determined by the Board such that the value (determined on the basis decided on by the Board) of the new ordinary shares concerned may exceed the cash amount that such holders of ordinary shares would otherwise have received by way of dividend and, in respect of such offer, that Article shall take effect subject to this Article. Any offer made under this Article shall be an alternative to any offer made under that Article in respect of a particular cash dividend (but shall form part of any plan which is in operation thereunder).

124.2	Any exercise by the Board of the powers granted to the Board by this Article shall be subject to a special resolution approving the exercise of such powers in respect of the dividend in question or in respect of any dividends or other distributions declared or payable in respect of a specified financial year or period of the Company which include the dividend in question, but such year or period may not end later than the conclusion of the annual general meeting next following the date of the meeting at which such resolution is passed. No further sanction shall be required under Article 123 in respect of an exercise of powers by the Board under this Article and any authority granted under this Article shall not preclude the granting to the Board of a separate authority under that Article.

125.	Right to deduct amounts due on shares from dividends

125.1	The Board may deduct from any dividend or other monies payable in respect of a share to a member all sums of money (if any) presently payable by the member to the Company on account of calls or otherwise in respect of shares of the Company.

126.	No interest on dividends

126.1	No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

127.	Payment procedure

127.1	All dividends and interest shall belong and be paid (subject to any lien of the Company) to those entitled members whose names shall be on the Register at the date at which such dividend shall be declared or at the date on which such interest shall be payable respectively, or at such other date as the Company by ordinary resolution or the Board may determine notwithstanding any subsequent transfer or transmission of shares.

127.2	The Company may pay any dividend, interest or other monies payable in cash in respect of shares by direct debit, bank transfer, cheque, dividend warrant, money order or by any other method (including by electronic means) as the Board may consider appropriate.

127.3	Every such cheque, warrant or order shall be made payable to the person to whom it is sent, or to such other person as the holder or the joint holders may in writing direct, and may be sent by post or equivalent means of delivery directed to the registered address of the holder or, in the case of joint holders, to the registered address of the joint holder whose name stands first in the Register, or to such person and to such address as the holder or joint holders may in writing direct.

127.4	Every such payment made by direct debit or bank transfer shall be made to the holder or joint holders or to or through such other person as the holder or joint holders may in writing direct.

127.5	The Company shall not be responsible for any loss of any such cheque, warrant or order and any payment made in any manner permitted by these Articles shall be at the sole risk of the holder or joint holders. Without prejudice to the generality of the foregoing, if any such cheque, warrant or order has been, or is alleged to have been, lost, stolen or destroyed, the Board may, on request of the person entitled thereto, issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Board may think fit.

127.6	The issue of such cheque, warrant or order or the collection of funds from or transfer of funds by a bank in accordance with such direct debit or bank transfer shall be a good discharge to the Company.

128.	Receipt by joint holders

128.1	If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other monies payable in respect of the share.

129.	Where payment of dividends need not be made

129.1	The Company may cease to send any cheque or warrant through the post or to effect payment by any other means for any dividend or other monies payable in respect of a share which is normally paid in that manner on that share if in respect of at least two consecutive dividends payable on that share payment, through no fault of the Company, has not been effected (or, following one such occasion, reasonable enquiries have failed to establish any new address of the holder) but, subject to these Articles, the Company shall recommence payments in respect of dividends or other monies payable on that share by that means if the holder or transmittee claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

130.	Unclaimed dividends

130.1	All dividends, interest or other sums payable unclaimed for one year after having become due for payment may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The retention by the Company of, or payment into a separate account of, any unclaimed dividend or other monies payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it. Any dividend, interest or other sum unclaimed after a period of 12 years from the date when it became due for payment shall be forfeited and shall revert to the Company.

131.	Capitalisation of profits

131.1	Upon the recommendation of the Board, the Company may pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or all or any part of any sum standing to the credit of any reserve or fund (whether or not available for distribution).

131.2	Subject as provided below, the Board may appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or (subject to approval by ordinary resolution and to any subsisting special rights previously conferred on any shares or class of shares) in paying up in full shares of any class or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other provided that:

131.2.1	the Company shall for the purposes of this Article be deemed to be such a member in relation to any shares held as treasury shares which, if not so held, would have ranked for any such distribution by way of dividend, but only insofar as the appropriated sum is to be applied in paying up in full shares of the Company; and

131.2.2	the share premium account, the capital redemption reserve, and any reserve or fund representing profits which are not available for distribution may only be applied in paying up in full shares of the Company.

131.3	The Board may authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation and any matters incidental thereto, any agreement made under such authority being binding on all such members.

131.4	If any difficulty arises concerning any distribution of any capitalised reserve or fund, the Board may, subject to the Statutes, settle it as the Board considers expedient and in particular may issue fractional certificates, authorise any person to sell and transfer any fractions or resolve that the distribution should be made as nearly as practicable in the correct proportion or may ignore fractions altogether, and may determine that cash payments shall be made to any members in order to adjust the rights of all parties as the Board considers expedient.

131.5	Where, pursuant to an employees’ share scheme, the Company has granted options to subscribe for shares on terms which provide (inter alia) for adjustments to the subscription price payable on the exercise of such options or to the number of shares to be allotted upon such exercise in the event of any increase or reduction in, or other reorganisation of, the Company’s issued share capital and an otherwise appropriate adjustment would result in the subscription price for any share being less than its nominal value, then, subject to and in accordance with the provisions of the Statutes, the Board may, on the exercise of any of the options concerned and payment of the subscription which would have applied had such adjustment been made, capitalise any such profits or other sum as is mentioned in Article 131.1 to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the exercise of such options and apply such amount in paying up such balance and allot shares fully paid accordingly. The other provisions of this Article 131 shall apply mutatis mutandis to any such capitalisation except that the authority of an ordinary resolution of the Company shall not be required.

132.	Authentication of documents

132.1	Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents or other information affecting these Articles and any resolutions passed by the Company or the Board or any committee and any books, records, accounts, documents and other communications relating to the business of the Company and to certify copies or extracts as true copies or extracts. Anything purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company, the Board or any committee which is certified as such in accordance with this Article shall be conclusive evidence in favour of all persons dealing with the Company upon the faith of such copy that such resolution has been duly passed or, as the case may be, that such minute or extract is a true and accurate record of proceedings at a duly constituted meeting.

133.	Power to choose record date

133.1	Notwithstanding any other provision of these Articles, the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made.

134.	Strategic report

134.1	The Company may send or supply copies of its strategic report (with prescribed supplemental material) to the members, debenture holders and Auditors in place of its annual accounts and reports.

135.	Inspection of records

135.1	No member in the capacity of member shall have any right of inspecting any record, book or document of any description belonging to the Company except as conferred by the Statutes or authorised by the Board or by ordinary resolution of the Company.

136.	Destruction of documents

136.1	The Company may destroy:

136.1.1	any instrument of transfer of shares and any other document on the basis of which an entry is made in the Register, at any time after the expiration of six years from the date of registration;

136.1.2	any instruction concerning the payment of dividends or other monies in respect of any share or any notification of change of name or address, at any time after the expiration of two years from the date the instruction or notification was recorded; and

136.1.3	any share certificate which has been cancelled, at any time after the expiration of one year from the date of cancellation.

136.2	It shall conclusively be presumed in favour of the Company that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every share certificate so destroyed was a valid and effective document duly and properly cancelled and that every other document so destroyed was a valid and effective document in accordance with its particulars recorded in the books or records of the Company provided that:

136.2.1	this Article shall apply only to the destruction of a document in good faith and without express notice that its retention was relevant to any claim (regardless of the parties to the claim);

136.2.2	nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than the times referred to in this Article or in any case where the conditions of this Article are not fulfilled; and

136.2.3	references in this Article to the destruction of any document or thing include references to its deletion or disposal in any manner.

137.	Form of communications

137.1	Except to the extent that these Articles provide otherwise, and subject to compliance with the Statutes, anything sent or supplied by or to any person, including the Company, under these Articles may be sent or supplied, whether or not because the Statutes require it to be sent or supplied, in any way (including, except in the case of anything supplied to the Company, by making it available on a website) in which documents or information required to be sent or supplied may be sent or supplied by or to that person in accordance with the Companies Act 2006.

137.2	Except insofar as the Statutes require otherwise, the Company shall not be obliged to accept any notice, document or other information sent or supplied to the Company in electronic form unless it satisfies such stipulations, conditions or restrictions (including for the purpose of authentication) as the Board thinks fit, and the Company shall be entitled to require any such notice, document or information to be sent or supplied in hard copy form instead.

137.3	Any notice, document or other communication (including copies of accounts or summary financial statements) to be given to or by any person pursuant to these Articles (other than a notice calling a meeting of Directors) shall be in writing except that, if it is in electronic form, it need not be in writing unless these Articles specifically require it to be.

137.4	Subject to the Statutes, the Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means under these Articles.

137.5	Nothing in these Articles shall prevent the Company from sending or supplying any notice, document or information in hard copy form instead of in electronic form on any occasion.

138.	Communication with joint holders

138.1	In the case of joint holders of a share, all notices, documents or other information shall be given to the joint holder whose name stands first in the Register in respect of the joint holding and shall be deemed to have been given to all the joint holders. Any agreement by that holder that notices, documents and other information may be sent or supplied in electronic form or by being made available on a website shall be binding on all the joint holders.

139.	Communications after transmission

139.1	Any notice, document or other information sent or supplied to any member pursuant to these Articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly sent or supplied in respect of any share registered in the name of that member as sole or joint holder.

139.2	Unless agreed otherwise with the relevant transmittee, the Company may send or supply any notice, document or other information to a transmittee in any manner in which it might have been sent or supplied to the member from whom the transmittee derives title to the relevant share, and as if the transmittee’s address were the same as the member’s address in the Register or the electronic address (if any) specified by the member; but the Company shall not be entitled to assume that the address or electronic address is correct if sending notice to the transmittee under section 793 of the Companies Act 2006.

140.	When notice deemed served

140.1	Any notice, document or other information:

140.1.1	if sent by the Company by post or other delivery service shall be deemed to have been received:

(a)	if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service or delivery service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day (whether or not it is a working day) following the day (whether or not it was a working day) on which it was put in the post or given to the delivery agent; and

(b)	in any other case, on the second day (whether or not it is a working day) following the day (whether or not it was a working day) on which it was put in the post or given to the delivery agent,

and, in proving that it was duly sent, it shall be sufficient to prove that the notice, document or information was properly addressed, prepaid and put in the post or duly given to the delivery agent;

140.1.2	if sent by the Company by electronic means in accordance with the Statutes shall be deemed to have been received on the same day that it was sent, and proof that it was sent in accordance with guidance issued by the Chartered Governance Institute shall be conclusive evidence that it was sent;

140.1.3	if made available on a website in accordance with the Statutes shall be deemed to have been received when notification of its availability on the website is deemed to have been received or, if later, when it is first made available on the website;

140.1.4	not sent by post or other delivery service but delivered personally or left by the Company at the address for that member on the Register shall be deemed to have been received on the day (whether or not it was a working day) and at the time it was so left;

140.1.5	sent or supplied by the Company by any other means agreed by the member concerned shall be deemed to have been received when the Company has duly performed the action it has agreed to take for that purpose; and

140.1.6	to be given by the Company by advertisement shall be deemed to have been received on the day on which the advertisement appears.

141.	Record date for communications

141.1	Any notice, document or information may be sent or supplied by the Company by reference to the Register as it stands at any time not more than 21 days before the day it was sent or supplied. No change in the Register after that time shall invalidate the delivery of that notice, document or information, and every transmittee or other person not on the Register in relation to a particular share at that time who derives any title or interest in the share shall be bound by the notice, document or information without the Company being obliged to send or supply it to that person.

142.	Loss of entitlement to receive communications

142.1	If on two consecutive occasions notices, documents or information have been sent to any member at the registered address or the member’s address (including an electronic address) for the service of notices but, through no fault of the Company, have been undelivered, such member shall not from then on be entitled to receive notices, documents or other information from the Company until the member has notified to the Company in writing a new address to be either the member’s registered address or the member’s address (including an electronic address) for the service of notices.

143.	Notice when post not available

143.1	If at any time postal services within the United Kingdom are suspended or curtailed so that the Company is unable effectively to convene a general meeting or a meeting of the holders of any class of shares in its capital by notice sent through the post, the Board may decide that the only members to whom notice of the meeting must be sent are those to whom notice to convene the meeting can validly be sent by electronic means and those to whom notification as to the availability of the notice of meeting on a website can validly be sent by electronic means. In any such case the Company shall also advertise the meeting by public announcement and in at least two national daily newspapers published in the United Kingdom. If at least six clear days prior to the meeting the giving of notices by post to addresses throughout the United Kingdom has, in the Board’s opinion, become practicable, the Company shall send confirmatory copies of the notice by post or such other manner as is permitted under these Articles to the persons entitled to receive them when postal services are running normally.

143.2	At any time that postal services within the United Kingdom are suspended or curtailed, any other notice or information considered by the Board to be capable of being supplied by advertisement shall, if advertised by public announcement and in at least one such newspaper, be deemed to have been notified to all members and transmittees to whom it would otherwise have been supplied in hard copy form.

143.3	For the purposes of this Article, “public announcement” shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or other method of public announcement as the Board may deem appropriate in the circumstances.

144.	Distribution in specie on winding up

144.1	If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by law, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with such sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of members as the liquidator with such sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

145.	Indemnity and provision of funds

145.1	Subject to, and to the extent not avoided by, the Statutes but without prejudice to any indemnity to which the person may otherwise be entitled:

145.1.1	any person who is or was at any time a director, secretary or other officer (unless the office is or was as auditor) of the Company or of any of its present or former subsidiary undertakings may be indemnified out of the assets of the Company to whatever extent the Board may determine against any costs, charges, expenses, losses and liabilities sustained or incurred by the person in the actual or purported execution of duties or in the exercise or purported exercise of powers or otherwise in connection with the person’s office, whether or not sustained or incurred in connection with any negligence, default, breach of duty or breach of trust by the person in relation to the Company or the relevant undertaking; and

145.1.2	the Board shall have power to provide funds to meet any expenditure incurred or to be incurred by any such person in mounting a defence in any criminal or civil proceeding in connection with any alleged negligence, default, breach of duty or breach of trust by the person in relation to the Company or any such undertaking, or any investigation, or action proposed to be taken, by a regulatory authority in that connection, or for the purposes of any application under the Companies Act 2006, or in order to enable the person to avoid incurring any such expenditure.

146.	Power to insure

146.1	The Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a director or other officer (unless the office is or was as auditor) or employee of the Company or of any present or former subsidiary undertaking of the Company or of any body corporate in which the Company has or had an interest (whether direct or indirect) or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of the Company or of any such undertaking or body corporate is or has been interested, indemnifying such person against any liability which may attach to that person, and any loss or expenditure which the person may incur, in relation to anything actually or allegedly done or omitted to be done by the person as a director, officer, employee or trustee, whether or not it involves any negligence, default, breach of duty or breach of trust by the person in relation to the Company or the relevant undertaking, body corporate, fund or trust.

147.	Dispute resolution and governing law

147.1	Save in respect of any cause of action arising under the Securities Act or the Exchange Act, unless the Company by ordinary resolution consents to the selection of an alternative forum, the courts of England and Wales shall have exclusive jurisdiction to determine any and all disputes brought by a member in that member’s capacity as such against the Company and/or the Board and/or any of the Directors or officers individually or collectively, arising out of or in connection with these Articles or otherwise.

147.2	Unless the Company by ordinary resolution consents to the selection of an alternative forum in the United States, the United States District Court for the Southern District of New York shall be the exclusive forum for the resolution of any complain asserting a cause or action arising under the Securities Act or the Exchange Act.

147.3	Any person or entity purchasing or otherwise acquiring any interest in the Company’s shares shall be deemed to have notice of and to have consented to the provisions of this Article 147.

147.4	The governing law of these Articles is the law of England and Wales and these Articles shall be interpreted in accordance with English law.

Exhibit B

Form of Investors Agreement

Dated [●], 2022

Investors Agreement

by and among

Artemis Sponsor, LLC

as Sponsor

Komisium Limited

as Company Shareholder

and

Novibet PLC

as PubCo

White & Case LLP

3000 El Camino Real

2 Palo Alto Square, Suite 900

Palo Alto, California 94306

(i)

INVESTORS AGREEMENT

This Investors Agreement (this “Agreement”) is entered into this [●] day of [●], 2022, by and among Artemis Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), Komisium Limited, a private company limited by shares incorporated under the laws of Cyprus (the “Company Shareholder”), and Novibet PLC, a United Kingdom public limited company (“PubCo”). The Sponsor, the Company Shareholder, PubCo and their respective successors and permitted assigns are sometimes collectively referred to herein as the “Parties”, and each of them is sometimes individually referred to herein as a “Party”. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Artemis Strategic Investment Corporation, a Delaware corporation (“SPAC”), Logflex MT Holding Limited, a limited liability company registered under the laws of Malta with company registration number C 77769 and a direct, wholly-owned subsidiary of PubCo (“Logflex”), the Company Shareholder, PubCo and Novibet Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of PubCo (“Merger Sub”), entered into an Agreement and Plan of Reorganization, dated as of March 30, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law, Merger Sub merged with and into SPAC (the “Merger”), with SPAC continuing as the surviving company after the Merger, as a result of which SPAC became a direct, wholly-owned subsidiary of PubCo. As a result of the Merger, (a) each previously issued and outstanding SPAC Class A Share (other than any Excluded SPAC Shares) is no longer outstanding and has been automatically converted into the right of the holder thereof to receive one (1) PubCo Share and (b) each previously outstanding whole SPAC Warrant has been assumed by PubCo and will be exercisable, in accordance with the terms of the Assumed Warrant Agreement, for one (1) PubCo Share. Further, immediately before the Effective Time, the Company Shareholder sold and transferred all issued Company Ordinary Shares to PubCo, in consideration for the Closing Cash Consideration (if any), the Closing Share Consideration and the Earnout Consideration (subject, in the case of the Earnout Consideration, to the satisfaction of the relevant conditions in Section 8.25 of the Merger Agreement), as a result of which Logflex became a direct, wholly-owned subsidiary of PubCo;

WHEREAS, as of immediately after the Effective Time, the Company Shareholder will be the holder of record and beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), with the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of) the number of PubCo Shares as specified on the signature page of the Company Shareholder; and

WHEREAS, as of immediately after the Effective Time, the Sponsor will be the holder of record and beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), with the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of) the number of PubCo Shares as specified on the signature page of the Sponsor;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

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Article I

Introductory Matters

Section 1.01         Defined Terms. In addition to the terms defined elsewhere herein or defined under the Merger Agreement, the following terms have the following meanings when used herein with initial capital letters:

“Covered Shares” means all the PubCo Shares owned by a Holder from time to time, including any PubCo Shares issued as part of bonus share issuances and distributions and any securities into which or for which any or all of the Covered Shares may be changed or exchanged or which are received in any recapitalization, share exchange, share conversion or similar transactions.

“Holder” shall refer to either the Sponsor or the Company Shareholder and collectively they shall be referred to as “Holders”.

“Immediate Family” means with respect to any Person, such Person’s spouse or partner (or former spouse or former partner), ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption).

“Lock-up Period” means the period beginning on the Closing Date and ending on the earlier of (a) the date that is twelve (12) months after the Closing Date and (b) the Lock-up Period Early Release Date.

“Lock-up Period Early Release Date” means the day following the date on which the closing price of PubCo Shares (reported as of 4:00 p.m., New York, New York time on any applicable Trading Day, as reported by Bloomberg L.P. (or, if not reported therein, in another comparable source reasonably acceptable to the Parties)) equals or exceeds $12.00 per share (as adjusted for share splits, bonus share issuances, reorganizations, recapitalizations and the like) for any 20 Trading Days within any 30-Trading Day period commencing at least 150 days after the Closing Date.

“Lock-up Shares” means (a) with respect to the Company Shareholder or each of its Permitted Transferees, the Covered Shares (i) received by the Company Shareholder as Closing Share Consideration and (ii) received by the Company Shareholder as Earnout Consideration and (b) with respect to the Sponsor, (i) the Covered Shares it receives as Merger Consideration with respect to the SPAC Shares that the Sponsor held immediately prior to the Effective Time and (ii) any Covered Shares issued to the Sponsor in connection with the exercise or settlement of any SPAC Warrant or PubCo Warrant.

“Permitted Transferees” means, prior to the expiration of the Lock-up Period, any Person to whom a Holder or any Permitted Transferee of such Holder is permitted to Transfer PubCo Shares pursuant to Section 4.01(b) or Section 4.01(c).

“PubCo Shares” means shares of capital stock, which may be represented by American Depositary Shares, issued by PubCo.

“Trading Day” means any day on which PubCo Shares are actually traded on the principal securities exchange or securities market on which PubCo Shares are then traded.

“Transfer” means the (A) sale of, public offer to sell, entry into a contract or agreement to sell, hypothecation or pledge of, grant of any option to purchase or otherwise disposition of or agreement to dispose of, in each case, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B).

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Article II

Nominating Directors

Section 2.01         Nomination of Sponsor Directors.

(a)        For as long as the Sponsor beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) PubCo Shares representing at least five percent (5%) of the total voting power of PubCo’s then issued and outstanding equity interests, the Sponsor shall be entitled to appoint two (2) members of PubCo’s board of directors (the “PubCo Board”) from time to time; provided that (a) each such board member shall satisfy the independence requirements of PubCo’s principal stock exchange and (b) at least one (1) such board member shall satisfy the diversity requirements of PubCo’s principal stock exchange (“Sponsor Directors”). The Sponsor’s right to appoint Sponsor Directors shall terminate, without notice or action and without reinstatement, at any time the Sponsor ceases to beneficially own (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) PubCo Shares representing at least five percent (5%) of the total voting power of PubCo’s then issued and outstanding equity interests (such event, the “Sponsor Director Removal Event”).

(b)        For as long as the Sponsor is entitled to appoint any Sponsor Directors pursuant to Section 2.01(a), PubCo shall appoint, and the Company Shareholder shall use its commercially reasonable efforts to have appointed, such Sponsor appointees to the PubCo Board, including soliciting votes in favor of the election of the Sponsor Directors at any meeting of PubCo’s shareholders.

(c)        If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the PubCo Board with respect to any Sponsor Director, and the Sponsor remains entitled at such time to appoint the Sponsor Directors pursuant to Section 2.01(a), (i) the Sponsor shall be entitled to appoint another individual who satisfies the independence and/or diversity criteria set forth in Section 2.01(a) (the “Sponsor Director Replacement Nominee”) to fill such vacancy and serve as a Sponsor Director and (ii) PubCo will cause the PubCo Board to promptly appoint the Sponsor Director Replacement Nominee to the PubCo Board.

(d)        If, at any time, any Sponsor Director fails to satisfy the independence and/or diversity criteria set forth in Section 2.01(a), as applicable to such Sponsor Director, the Sponsor shall immediately cause such Sponsor Director to offer to resign from the PubCo Board and, upon acceptance of such offer of resignation by the PubCo Board, such PubCo Board seat shall remain vacant until otherwise filled by the Sponsor pursuant to Section 2.01(c).

(e)        If the Sponsor is entitled to, but fails to, designate a successor Sponsor Director prior to the expiration of the current term of any then-serving Sponsor Director, the Sponsor Director previously designated by the Sponsor and then serving shall be reelected, unless the Sponsor has expressly declined to re-appoint such individual or such individual has been removed by the Sponsor or is unwilling or otherwise unable to serve, in which case such PubCo Board seat shall remain vacant until otherwise filled by the Sponsor pursuant to Section 2.01(c).

(f)         Notwithstanding anything in this Section 2.01 to the contrary, upon the occurrence of the Sponsor Director Removal Event, the Sponsor shall immediately cause any Sponsor Director to offer to resign from the PubCo Board and, upon acceptance of such offer of resignation by the PubCo Board, such PubCo Board seat shall be subject to the election of all shareholders of the Company in accordance with the Organizational Documents of PubCo (which successor individual must satisfy the independence and diversity criteria set forth in Section 2.01(a), if applicable).

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Section 2.02         Nomination of Company Shareholder Directors.

(a)        For as long as the Company Shareholder beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (i) at least fifty percent (50%) of the total voting power of PubCo’s then issued and outstanding equity interests, the Company Shareholder shall be entitled to nominate and appoint a majority of all members of the PubCo Board from time to time, and at least one (1) such board member shall satisfy the independence requirements of PubCo’s principal stock exchange but no such board member shall be required to satisfy the diversity requirements of PubCo’s principal stock exchange, (ii) at least forty percent (40%) but less than fifty percent (50%) of the total voting power of PubCo’s then issued and outstanding equity interests, the Company Shareholder shall be entitled to nominate and appoint two (2) members of the PubCo Board from time to time, and no such board member shall be required to satisfy the independence or diversity requirements of PubCo’s principal stock exchange, and (iii) at least five percent (5%) but less than forty percent (40%) of the total voting power of PubCo’s then issued and outstanding equity interests, the Company Shareholder shall be entitled to nominate and appoint one (1) member of the PubCo Board from time to time, and such board member shall not be required to satisfy the independence or diversity requirements of PubCo’s principal stock exchange (each such PubCo Board member, a “Company Shareholder Director”). The Company Shareholder’s right to appoint the applicable Company Shareholder Director(s) shall terminate, without notice or action and without reinstatement, at any time the Company Shareholder ceases to beneficially own (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) PubCo Shares representing at least the minimum percentage set forth in clauses (i), (ii) and (iii) of the preceding sentence, as applicable, of the total voting power of PubCo’s then issued and outstanding equity interests (each such event, a “Company Shareholder Director Removal Event”).

(b)        For as long as the Company Shareholder is entitled to appoint any Company Shareholder Director(s) pursuant to Section 2.02(a), PubCo shall appoint such Company Shareholder appointee(s) to the PubCo Board.

(c)        For as long as the Company Shareholder beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) at least fifteen percent (15%) of the total voting power of PubCo’s then issued and outstanding equity interests, the Company Shareholder shall be entitled to appoint the Chairperson of the PubCo Board (the “Chairperson”).

(d)        If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the PubCo Board with respect to any Company Shareholder Director, and the Company Shareholder remains entitled at such time to appoint the Sponsor Directors pursuant to Section 2.02(a), (i) the Company Shareholder shall be entitled to appoint another individual (the “Company Shareholder Director Replacement Nominee”) to fill such vacancy and serve as a Company Shareholder Director and (ii) PubCo will cause the PubCo Board to promptly appoint the Company Shareholder Director Replacement Nominee to the PubCo Board.

(e)        If, at any time, any Company Shareholder Director fails to satisfy the independence criteria set forth in Section 2.02(a), as applicable to such Company Shareholder Director, the Company Shareholder shall immediately cause such Company Shareholder Director to offer to resign from the PubCo Board and, upon acceptance of such offer of resignation by the PubCo Board, such PubCo Board seat shall remain vacant until otherwise filled by the Company Shareholder pursuant to Section 2.02(d).

(f)         If the Company Shareholder is, at that time, entitled to, but fails to, designate a successor Company Shareholder Director prior to the expiration of the current term of any then-serving Company Shareholder Director, the Company Shareholder Director previously designated by the Company Shareholder and then serving shall be reelected, unless the Company Shareholder has expressly declined to re-appoint such individual or such individual has been removed by the Company Shareholder or is unwilling or otherwise unable to serve, in which case such PubCo Board seat shall remain vacant until otherwise filled by the Company Shareholder pursuant to Section 2.02(d).

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(g)        Notwithstanding anything in this Section 2.02 to the contrary, upon the occurrence of a Company Shareholder Director Removal Event, the Company Shareholder shall immediately cause the applicable Company Shareholder Director(s) to offer to resign from the PubCo Board and, upon acceptance of such offer of resignation by the PubCo Board, such PubCo Board seat shall be subject to the election of all shareholders of the Company in accordance with the Organizational Documents of PubCo (which successor individual must satisfy the independence criteria set forth in Section 2.02(a), if applicable).

Section 2.03         Number of Directors. For as long as the Sponsor is entitled to appoint any Sponsor Director pursuant to Section 2.01(a), without the prior written consent of the Sponsor, the PubCo Board shall not have more than five (5) members.

Article III

Voting Agreement

Section 3.01         Voting Rights.

(a)        Board Composition. For as long as the Sponsor is entitled to appoint any Sponsor Director pursuant to Section 2.01(a), each Holder covenants to vote, or cause to be voted, all PubCo Shares and other voting securities owned by such Holder or over which such Holder has voting control, from time to time and at all times, at any meeting of shareholders at which an election of any director of the PubCo Board is held or pursuant to any written consent of the shareholders, in favor of the election or appointment of the Sponsor Directors. For as long as the Company Shareholder is entitled to appoint any Company Shareholder Director pursuant to Section 2.02(a), each Holder covenants to vote, or cause to be voted, all PubCo Shares and other voting securities owned by such Holder or over which such Holder has voting control, from time to time and at all times, at any meeting of shareholders at which an election of any director of the PubCo Board is held or pursuant to any written consent of the shareholders, in favor of the election or appointment of the Company Shareholder Directors. For as long as the Company Shareholder is entitled to appoint the Chairperson pursuant to Section 2.02(c), each Holder covenants to use its commercially reasonable efforts (without being obligated to pay any money, offer any economic accommodations or incur any obligations) to cause each member of the PubCo Board nominated or appointed by such Holder to vote, at any meeting of directors at which an election of the Chairperson is held or pursuant to any written consent of the directors, in favor of the election or appointment of the Chairperson selected by the Company Shareholder.

(b)        Removal of Sponsor Directors. For as long as the Sponsor is entitled to appoint any Sponsor Director pursuant to Section 2.01(a), upon written request of the Sponsor, the Sponsor Director whom the Sponsor wishes to remove shall cease to be a director of PubCo. Furthermore, if so requested by the Sponsor in writing, the Company Shareholder shall, and shall use its commercially reasonable efforts (without being obligated to pay any money, offer any economic accommodations or incur any obligations) to cause each of its Permitted Transferees to, cast its vote of all PubCo Shares and other voting securities owned by the Company Shareholder, or over which the Company Shareholder has voting control, from time to time and at all times, for the removal and against the election of any Sponsor Director that the Sponsor intends to remove. Subject to the foregoing, PubCo and the Company Shareholder shall take all actions necessary to facilitate the removal and replacement of any Sponsor Director at the written request of the Sponsor.

(c)        Removal of Company Shareholder Directors. For as long as the Company Shareholder is entitled to appoint any Company Shareholder Director pursuant to Section 2.02(a), upon written request of the Company Shareholder, the Company Shareholder Director whom the Company Shareholder wishes to remove shall cease to be a director of PubCo. Furthermore, if so requested by the Company Shareholder in writing, the Sponsor shall, and shall use its commercially reasonable efforts (without being obligated to pay any money, offer any economic accommodations or incur any obligations) to cause each of its Permitted Transferees to, cast its vote of all PubCo Shares and other voting securities owned by the Sponsor, or over which the Sponsor has voting control, from time to time and at all times, for the removal and against the election of any Company Shareholder Director that the Company Shareholder intends to remove. Subject to the foregoing, PubCo shall take all actions necessary to facilitate the removal and replacement of any Company Shareholder Director at the written request of the Company Shareholder.

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Article IV

Transfer Restrictions

Section 4.01         Lock-up.

(a)        Subject to the exclusions in Section 4.01(b) and Section 4.01(c), each Holder, severally (and not jointly and severally), agrees not to Transfer any Lock-up Shares until the end of the Lock-up Period (the “Lock-up”).

(b)        Notwithstanding the Lock-up restrictions set forth in Section 4.01(a), each Holder may Transfer any Lock-up Shares it holds during the Lock-up Period: (i) to any direct or indirect partners, members or equity holders of such Holder, any Affiliates of such Holder or any related investment funds or vehicles controlled or managed by such Persons or their respective Affiliates, or any director or officer of such Holder or any of the foregoing Persons; (ii) by gift to a charitable organization; (iii) in the case of an individual, by gift to a member of the individual’s Immediate Family or to a trust, the primary beneficiaries of which are one or more members of the individual’s Immediate Family or an Affiliate of such Person; (iv) in the case of a trust, to the trustor or beneficiary of such trust or the estate of a beneficiary of such trust; (v) in the case of an individual, by will or other testamentary document or device or by virtue of laws of descent and distribution upon death of the individual; (vi) in the case of an individual, pursuant to a qualified domestic relations order; (vii) with the prior written consent of the other Holder; (viii) to a nominee, brokerage account or custodian of any Person to which a Transfer would be permissible under any of the preceding clauses (i) through (vii); (ix) to the other Holder; (x) in connection with a liquidation, merger, stock exchange, reorganization, tender offer, takeover offer, scheme of arrangement or other similar transaction which results in all of PubCo’s shareholders having the right to exchange their PubCo Shares for cash, securities or other property subsequent to the Closing Date; or (xi) to the extent required by any legal or regulatory order; provided that in each case of clauses (i)–(viii), if the transferee is not a Holder, such Transfer shall be subject to prior receipt by PubCo of a duly executed joinder to this Agreement substantially in the form of Exhibit A hereto.

(c)        Notwithstanding the Lock-up restrictions set forth in Section 4.01(a), and in addition to the Transfers permitted in Section 4.01(b), the Company Shareholder shall also be entitled to Transfer up to ten percent (10%) of the Lock-up Shares held by the Company Shareholder to “accredited investors” (within the meaning of such term in Regulation D promulgated under the Securities Act), commencing six (6) months after the Closing Date.

(d)        Each Holder shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the Lock-up Period so long as no Transfers of such Holder’s Lock-up Shares as applicable in contravention of this Section 4.01 are effected prior to the expiration of the Lock-up Period.

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(e)        Each Holder also agrees and consents to the entry of stop transfer instructions with PubCo’s transfer agent and registrar against the Transfer of any Lock-up Shares except in compliance with the foregoing restrictions and to the addition of a legend to such Holder’s Lock-up Shares describing the foregoing restrictions.

(f)         For the avoidance of doubt, each Holder shall retain all of its rights as a shareholder of PubCo with respect to the Lock-up Shares during the Lock-up Period, including the right to vote any Lock-up Shares (subject to the other provisions hereof) and any dividends or other distributions declared on the Lock-up Shares.

Article V

Representation and Warranties

Section 5.01         Representations, Warranties and Agreements of Holders. Each of the Holders hereby severally represent and warrant and acknowledge and agree with PubCo as follows:

(a)        Such Holder, if not an individual, is duly formed or incorporated and is validly existing in good standing (if and to the extent applicable) under the legal requirements of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement. Such Holder, if an individual, has full capacity to enter into this Agreement.

(b)        This Agreement has been duly authorized, validly executed and delivered by such Holder. This Agreement is enforceable against such Holder in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other legal requirements relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)        The execution, delivery and performance by such Holder of this Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon Covered Shares or any other property or assets of such Holder or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Holder or any of its subsidiaries is a party or by which such Holder or any of its subsidiaries is bound or to which such Holders’ Covered Shares or any other property or assets of such Holder or any of its subsidiaries is subject, which would reasonably be expected to impair the ability of such Holder to enter into or timely perform its obligations under this Agreement, (ii) if such Holder is not an individual, result in any violation of the provisions of the Organizational Documents of such Holder or any of its subsidiaries, (iii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Holder), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Holder of its, his or her obligations under this Agreement or (iv) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Holder or any of its subsidiaries or any of its respective properties that would reasonably be expected to impair the legal authority of such Holder to enter into and timely perform its obligations under this Agreement.

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(d)        As of the date hereof, such Holder has beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) over the Covered Shares. As of the date hereof, such Holder is the lawful owner of the Covered Shares and has the sole power to vote (or sole power to direct the voting of) such Covered Shares. Such Holder has good and valid title to the Covered Shares, free and clear of any and all Liens other than those created or permitted by this Agreement, the Organizational Documents of PubCo, or those imposed by federal and state securities laws. Except for the Covered Shares, as of the date of this Agreement, no Holder is a beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) or record holder of any (i) equity securities of PubCo, (ii) securities of PubCo having the right to vote on any matters on which the holders of equity securities of PubCo may vote or which are convertible into or exchangeable for, at any time, equity securities of PubCo, or (iii) options or other rights to acquire from PubCo any equity securities or securities convertible into or exchangeable for equity securities of PubCo except as contemplated by the Merger Agreement or any other transaction document.

(e)        Such Holder acknowledges and represents that such Holder is a sophisticated shareholder and has (i) conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of PubCo, (ii) had the opportunity to read the Merger Agreement and this Agreement and has had the opportunity to consult with its, his or her tax and legal advisor, and (iii) received such information as such Holder deems necessary in order to make an investment decision with respect to the Covered Shares and to enter into this Agreement, including with respect to PubCo and the transactions. Without limiting the generality of the foregoing, such Holder has not relied on any statements or other information provided by PubCo in making its decision to enter into, deliver and perform its obligations under this Agreement. Such Holder further acknowledges that that there have been no representations, warranties, covenants or agreements made to such Holder by PubCo or any of its respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Agreement or other Contracts to which such Holder and PubCo are parties. Such Holder acknowledges that the agreements contained herein with respect to the Covered Shares held by such Holder are irrevocable.

(f)         Such Holder understands and acknowledges that PubCo is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Holders.

(g)        Such Holder has not (i) entered into any voting agreement or voting trust with respect to Covered Shares inconsistent with the such Holder’s obligations pursuant to this Agreement, (ii) granted a proxy, a consent or power of attorney with respect to the Covered Shares and (iii) entered into any agreement or taken any action that would make any representation or warranty of such Holder contained herein untrue or incorrect or have the effect of preventing such Holder from performing any of its obligations under this Agreement.

(h)        There is no Legal Proceeding pending against such Holder or, to the knowledge of such Holder, threatened against such Holder, before or, in the case of threatened Legal Proceedings, that would be before, any arbitrator or Governmental Entity, which in any manner challenges the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) or record ownership of any Covered Shares, the validity of this Agreement or the performance by such Holder of its obligations under this Agreement.

Section 5.02         Representations, Warranties and Agreements of PubCo. PubCo hereby represents and warrants to Holders and acknowledges and agrees with the Holders as follows:

(a)        PubCo is duly organized and validly existing under the legal requirements of its jurisdiction of formation, with corporate power and authority to enter into, deliver and perform its obligations under this Agreement.

(b)        This Agreement has been duly authorized, executed and delivered by PubCo and is enforceable against PubCo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other legal requirements relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

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(c)            The execution, delivery and performance by PubCo of this Agreement (including compliance by PubCo with all of the provisions hereof) and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the terms of any material contract, or other agreements or instrument to which PubCo is a party or by which PubCo or any of its assets may be bound, (ii) result in any violation of the provisions of the organizational documents of PubCo, or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over PubCo or any of its properties that would reasonably be expected to impair PubCo’s ability to perform its obligations under this Agreement.

Article VI

Standstill

Section 6.01         Standstill. From the date of this Agreement and until the date on which a Holder beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) a number of PubCo Shares representing less than five percent (5%) of the total voting power of PubCo’s then issued and outstanding equity interests (the “Standstill Period”), such Holder shall not, and shall cause all of its respective Subsidiaries and Affiliates not to, directly or indirectly through another Person, unless expressly invited in a writing with the approval of the PubCo Board:

(a)        enter into, agree to enter into, propose, or seek or offer to enter into or knowingly facilitate any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving PubCo or any of its Subsidiaries;

(b)        initiate, knowingly encourage, make, or in any way participate or engage in, any “solicitation” of “proxies” as such terms are used in the proxy rules of SEC to vote, or seek to advise or influence any person (other than any Permitted Transferees) with respect to the voting of, any voting securities of PubCo, in each case, other than in a manner in accordance with the recommendation of the Board and other than pursuant to Section 2.01(a) and Section 2.02(a); or

(c)        publicly nominate or recommend for nomination a person for election at any shareholder meeting of the Company at which directors of the PubCo Board are to be elected, other than pursuant to Section 2.01(a) and Section 2.02(a);

provided that the foregoing limitations in this Section 6.01 will (i) in no way limit the activities of any Person appointed to the PubCo Board pursuant to the terms of the Merger Agreement or this Agreement taken in his or her capacity as a director of PubCo, (ii) not require such Holder or any of its Affiliates to vote its PubCo Shares with respect to any matter in any given manner or at all and (iii) cease to apply to the Company Shareholder in the event the PubCo Board has more than five (5) members.

Article VII

POST-EFFECTIVE AMENDMENT

Section 7.01         Post-Effective Amendment. PubCo shall use its commercially reasonable efforts to file with the SEC a post-effective amendment to the Registration Statement on Form F-1 (the “Post-Effective Amendment”) within 30 days of the Closing Date, to register (i) the issuance by PubCo of the PubCo shares issuable upon exercise of the PubCo Warrants and (ii) the resale by the Sponsor, SPAC Anchor Investors, and the SPAC’s officers, directors, and their respective affiliates of the PubCo Warrants and PubCo Shares issuable upon exercise of the PubCo Warrants, and shall use its commercially reasonable efforts to cause the Post-Effective Amendment to become effective within 30 days of the Closing Date and to maintain the effectiveness of the Post-Effective Amendment, and a current prospectus relating thereto, until the expiration of the PubCo Warrants in accordance with their terms.

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Article VIII

Termination

Section 8.01         Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the Parties shall terminate without any further liability (i) with respect to any Holder, when such Holder no longer holds any PubCo Shares and (ii) with respect to all Parties, upon the mutual written agreement of each of the Parties to terminate this Agreement (the earliest such date under clause (i) and (ii) being referred to herein as the “Termination Date”); provided that nothing herein will relieve any Party from liability for any breach hereof prior to the time of termination, and each Party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Notwithstanding anything to the contrary herein, the provisions of this Section 8.01 shall survive the termination of this Agreement.

Article IX

Miscellaneous

Section 9.01         Miscellaneous.

(a)        Further Assurances. The Parties shall execute and deliver such additional documents and take such additional actions as the Parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, subject to Section 4.01, upon written request from the Sponsor (or any of its Permitted Transferees) regarding a proposed Transfer of any PubCo Shares, the Company Shareholder shall use commercially reasonable efforts to cause PubCo’s legal counsel to deliver any customary legal opinions to PubCo’s transfer agent required for such Transfer and otherwise cause its transfer agent to permit the Transfer of such PubCo Shares, in each case, within two (2) Business Days.

(b)        Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) the next day when sent by overnight carrier to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

             (i)                If to the Sponsor:

Artemis Sponsor, LLC

3310 East Corona Avenue

Phoenix, Arizona 85040

Attn: Tom Granite, Philip Kaplan and Holly Gagnon

E-mail: tgranite@artemisspac.com, pkaplan@artemisspac.com,
hgagnon@artemisspac.com

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     with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: James Hu, Elliott Smit, and Gary Kashar

E-mail:     james.hu@whitecase.com,     elliott.smith@whitecase.com     and
gkashar@whitecase.com

             (ii)               If to the Company Shareholder:

Komisium Limited

Metochiou, 73

Mezzanine

2407, Nicosia, Cyprus

Attn: Rodolfo Odoni

E-mail: rfo@novibet.com

with a copy to:

Harris Beach PLLC

Larkin at Exchange

726 Exchange Street, Suite 1000

Buffalo, New York 14210

Attn: Rajat R. Shah

E-mail: rshah@HarrisBeach.com

             (iii)              If to PubCo:

Logflex MT Holding Limited

170, Pater House

Level 1 (suite A191) Psaila Street

Birkirkara, BKR 9077 Malta

Attn: George Athanasopoulos

E-mail: georgea@novibet.com

with a copy to:

Harris Beach PLLC

Larkin at Exchange

726 Exchange Street, Suite 1000

Buffalo, New York 14210

Attn: Rajat R. Shah

E-mail: rshah@HarrisBeach.com

(c)        Agent for Service of Process. Each Party that is not located in the United Kingdom irrevocably appoints the following persons as its agent for service of process in the United Kingdom:

     (i)                For the Sponsor:

[●]

[●]

Attention: [●]

E-mail: [●]

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     (ii)               For the Company Shareholder:

[●]

[●]

Attention: [●]

E-mail: [●]

If any person appointed as agent for service of process ceases to act as such the relevant Party shall immediately appoint another person to accept service of process on its behalf in the United Kingdom and notify the other Parties of such appointment. If it fails to do so within ten (10) Business Days any other Party shall be entitled by notice to the other Parties to appoint a replacement agent for service of process.

(d)        Rules of Construction. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” References to Sections and Exhibits are to sections of, and exhibits to, this Agreement. The Exhibits form part of this Agreement. Any reference to “writing” or “written” means any method of reproducing words in a legible and non-transitory form. References to a “company” include any company, corporation or other body corporate wherever and however incorporated or established. The table of contents and headings are inserted for convenience only and do not affect the construction of this Agreement. Unless the context otherwise requires, words in the singular include the plural and vice versa and a reference to any gender includes all other genders. References to any statute or statutory provision include a reference to that statute or statutory provision as amended, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include any subordinate legislation made under the relevant statute or statutory provision.

(e)        Third Party Rights. This Agreement is made for the benefit of the Parties and the Permitted Transferees (and their respective successors and permitted assigns) and is not intended to confer upon any other Person any rights or remedies.

(f)         Severance and Validity. If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, it shall be deemed to be severed from this Agreement. The remaining provisions will remain in full force in that jurisdiction and all provisions will continue in full force in any other jurisdiction.

(g)        Counterparts. This Agreement may be executed in counterparts and shall be effective when each Party has executed and delivered a counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same instrument.

(h)        Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings, agreements and representations by or among the Parties to the extent they relate in any way to the subject matter hereof.

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(i)         Modifications and Amendments. This Agreement may not be amended, modified, supplemented or waived (i) except by an instrument in writing, signed by the Party against whom enforcement of such amendment, modification, supplement or waiver is sought and (ii) without the prior written consent of PubCo, the Sponsor and the Company Shareholder.

(j)         Assignment. Except for transfers permitted by Article IV, neither this Agreement nor any rights, interests or obligations that may accrue to the Parties may be transferred or assigned without the prior written consent of each of the other Parties. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

(k)        No Waiver of Rights, Powers and Remedies. No failure or delay by a Party in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such Party. No single or partial exercise of any right, power or remedy under this Agreement by a Party, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such Party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a Party shall not constitute a waiver of the right of such Party to pursue other available remedies. No notice to or demand on a Party not expressly required under this Agreement shall entitle the Party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(l)         Remedies.

(i)            The Parties agree that irreparable damage would occur if this Agreement was not performed and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the Parties shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of actual damages or the inadequacy of monetary damages as a remedy, in an appropriate court of competent jurisdiction as set forth in Section 9.01(o) this being in addition to any other remedy to which any Party is entitled at law or in equity, including money damages. The Parties further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 9.01(l) is unenforceable, invalid, contrary to applicable law or inequitable for any reason, and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(ii)            The Parties acknowledge and agree that this Section 9.01(l) is an integral part of the transactions contemplated hereby and without that right, the Parties would not have entered into this Agreement.

(iii)           In any dispute arising out of or related to this Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing Party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the dispute and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a Party to be the prevailing Party under circumstances where the prevailing Party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing Party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the adjudication and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

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(m)       No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in PubCo any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.

(n)        No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Sponsor and PubCo and the Company Shareholder, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the Parties.

(o)        Governing Law and Jurisdiction. This Agreement, including any non-contractual obligations arising out of or in connection with this Agreement, is governed by and shall be construed in accordance with English law. The Parties agree that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations arising out of or in connection with this Agreement) and, for such purposes, irrevocably submit to the jurisdiction of such courts.

(p)        No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Merger Agreement or any other transaction document, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future shareholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any Party, or any former, current or future direct or indirect shareholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the Parties or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any Party against the other Parties, in no event shall any Party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed or caused this Investors Agreement to be executed by its duly authorized representative as of the date first set forth above.

COMPANY SHAREHOLDER

KOMISIUM LIMITED

By:	[●]
Name:	[●]
Title:	[●]

Number of Covered Shares

Immediately After Effective Time: [●]

[Signature Page to Investors Agreement]

IN WITNESS WHEREOF, the Parties have executed or caused this Investor Agreement to be executed by its duly authorized representative as of the date set forth below.

SPONSOR

ARTEMIS SPONSOR, LLC

By:	[●]
Name:	[●]
Title:	[●]

Number of Covered Shares

Immediately After Effective Time: [●]

[Signature Page to Investors Agreement]

IN WITNESS WHEREOF, the Parties have executed or caused this Investor Agreement to be executed by its duly authorized representative as of the date set forth below.

PUBCO

NOVIBET PLC

By:	[●]
Name:	[●]
Title:	[●]

[Signature Page to Investors Agreement]

Exhibit A
to
Investors Agreement

FORM OF JOINDER TO INVESTORS AGREEMENT

[●], 202[●]

Reference is made to the Investors Agreement, dated as of [●], 2022, by and among Artemis Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), Komisium Limited, a private company limited by shares incorporated under the laws of Cyprus (“Company Shareholder”), and Novibet PLC, a United Kingdom public limited company (“PubCo”) (as amended from time to time, the “Investors Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Investors Agreement.

Each of PubCo and each undersigned holder of shares of PubCo (each, a “New Holder”) agrees that this Joinder to the Investors Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Holder hereby agrees to and does become party to the Investor Agreement as a “Holder” (including, for the avoidance of doubt, if the undersigned is a Permitted Transferee of the Company Shareholder, as “Company Shareholder”). This Joinder shall serve as a counterpart signature page to the Investors Agreement and by executing below each undersigned New Holder is deemed to have executed the Investors Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[NEW SHAREHOLDER PARTY]

By:	[●]
Name:	[●]
Title:	[●]

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Exhibit C

Form of Registration Rights Agreement

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of [●], 2022 by and among Novibet PLC, a United Kingdom public limited company (the “Company”), each of the other persons or entities listed on the signature pages hereto (each, a “Securityholder” and collectively, the “Securityholders”), and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement (together with the Securityholders, each a “Holder” and, collectively, the “Holders”).

RECITALS

WHEREAS, the Company has entered into that certain Agreement and Plan of Reorganization, dated as of March 30, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Komisium Limited, a private company limited by shares incorporated under the laws of Cyprus (“Company Shareholder”), Logflex MT Holding Limited, a limited liability company incorporated under the laws of Malta (“Logflex”), Novibet Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Artemis Strategic Investment Corporation, a Delaware corporation (“SPAC”), pursuant to which, among other things, (i) Merger Sub will merge with and into SPAC (the “Merger”), with SPAC surviving as a direct, wholly-owned subsidiary of the Company, (ii) the Company Shareholder will contribute all Equity Interests of Logflex held by the Company Shareholder to the Company in exchange for ordinary shares of the Company (the “Share Exchange”) and (iii) subject to a minimum cash requirement set forth in the Merger Agreement, the Company will thereafter redeem certain ordinary shares from the Company Shareholder in exchange for cash (the “Redemption,” and together with the Merger and the Share Exchange, the “Business Combination”);

WHEREAS, SPAC and Artemis Sponsor, LLC, a Delaware limited liability company (“Sponsor”) are parties to that certain Registration Rights Agreement, dated as of September 29, 2021 (the “SPAC Registration Rights Agreement”); and

WHEREAS, pursuant to the Merger Agreement, SPAC, the Company, Sponsor, and the Company Shareholder agreed to terminate the SPAC Registration Rights Agreement and enter into a new registration rights agreement such that, after giving effect to the Business Combination, the Registrable Securities (as defined below) held by the Company Shareholder [and Company Shareholder Transferees] shall bear the same registration rights as the Registrable Securities held by the Sponsor as contemplated by the SPAC Registration Rights Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. The defined terms used herein but not otherwise defined shall have the respective meanings ascribed to them in the Merger Agreement. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company or the Board, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (c) the Company has a bona fide business purpose for not making such information public.

“Affiliate” shall mean, with respect to any specified Holder, any person or entity who directly or indirectly, controls, is controlled by or is under common control with such Holder, including, without limitation, any general partner, managing member, officer, director or trustee of such Holder, or any investment fund or registered investment company now or hereafter existing which is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Holder.

“Agreement” shall have the meaning given in the Preamble hereto.

“Block Trade” shall mean a registered offering and/or sale of Registrable Securities by any Holder on a coordinated or underwritten basis commonly known as a “block trade” (whether firm commitment or otherwise) not involving a roadshow or other substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” shall mean the Board of Directors of the Company.

“Business Combination” shall have the meaning given in the Recitals hereto.

“Business Day” shall mean any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“Closing” shall have the meaning given in the Merger Agreement.

“Closing Date” shall have the meaning given in the Merger Agreement.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Commission Guidance” shall mean (a) any publicly-available written guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (b) the Securities Act and the rules and regulations thereunder.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Company Shareholder” shall have the meaning given in the Recitals hereto.

[“Company Shareholder Transferees” shall mean the persons or entities listed on the signature pages hereto under the caption “Company Shareholder Transferees”].

“Demand Registration” shall have the meaning given in subsection 2.2.1.

“Demanding Holder” shall have the meaning given in subsection 2.2.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form F-1” shall have the meaning given in subsection 2.1.1.

“Form F-3” shall have the meaning given in subsection 2.1.3.

“Holder(s)” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.

“Insiders” shall mean, collectively, the Sponsor, Sponsor Members, the SPAC Anchor Investors, the Company Shareholder [and Company Shareholder Transferees].

“Investors Agreement” shall mean the Investors Agreement, dated as of even date herewith, by and among the Company, Sponsor, and the Company Shareholder [and the Company Shareholder Transferees].

“Lock-up Period” shall have the meaning ascribed to such term in the Investors Agreement.

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“Logflex” shall have the meaning given in the Recitals hereto.

“Maximum Number of Securities” shall have the meaning given in subsection 2.2.4.

“Merger” shall have the meaning given in the Recitals hereto.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the light of the circumstances under which they were made) not misleading.

“Ordinary Shares” shall mean the Company’s ordinary shares, par value $0.0001 per share.

“Other Coordinated Offering” shall mean an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal.

“Permitted Transfers” shall mean Transfers to each of the following (each of which shall be considered a “Permitted Transferee”): (a) the Company’s officers or directors, any Affiliate or family member of any of the Company’s officers or directors, (b) the SPAC’s former officers or directors, any Affiliate or family member of any of the SPAC’s former officers or directors, (c) any members of the Sponsor or any Affiliate of the Sponsor, (d) in the case of an entity, such Holder’s Affiliates, members, stockholders, partners or other equity holders, or any of their Affiliates, (e) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an Affiliate of such individual or to a charitable organization; (f) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (g) in the case of an individual, pursuant to a qualified domestic relations order; (h) by operation of Applicable Law; (i) if the Holder is an entity, by virtue of the Holder’s organizational agreement upon dissolution of the Holder; or (j) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Closing Date; provided, however, that in the case of clauses (a) through (i), these Permitted Transferees must enter into a written agreement with the Company agreeing to be bound by the provisions of this Agreement.

“Piggyback Registration” shall have the meaning given in subsection 2.3.1.

“Private Placement Lock-up Period” shall mean, with respect to Private Placement Warrants that are held by the Sponsor or its Permitted Transferees (including the Ordinary Shares issuable upon the exercise of such Warrants), the period ending 30 days after the Closing.

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“Private Placement Warrants” shall mean the Warrants that the Company assumed in the Merger that were initially issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement dated as of September 29, 2021.

“Pro Rata” shall have the meaning given in subsection 2.2.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Redemption” shall have the meaning given in the Recitals hereto.

“Registrable Security” shall mean (a) the Ordinary Shares issued to the Sponsor, Sponsor Members, and SPAC Anchor Investors pursuant to the Merger Agreement, (b) the Private Placement Warrants [and any Working Capital Warrants] (including any Ordinary Shares issued or issuable upon the exercise of such Warrants), (c) the Ordinary Shares issued to the Company Shareholder [and Company Shareholder Transferees] pursuant to the Merger Agreement (including Ordinary Shares issued at the Closing and Ordinary Shares issued upon satisfaction of the earnout conditions set forth in the Merger Agreement), (d) any outstanding Ordinary Shares or any other equity security (including the Ordinary Shares issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement to the extent such securities are “restricted securities” or are held by an “affiliate” (each as defined in Rule 144 under the Securities Act), and (e) any other equity security of the Company issued or issuable with respect to any such Ordinary Share by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or similar transaction; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered to the Holder by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold, transferred, disposed of or exchanged without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or Underwriter in a public distribution or other public securities transaction.

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“Registration” shall mean a registration effected by preparing and filing a Registration Statement, Prospectus, or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(a) all registration, listing and filing fees (including the reasonable and documented fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Ordinary Shares are then listed;

(b) the reasonable and documented fees and expenses of compliance with securities or blue sky laws, if any (including reasonable and documented fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) printing, messenger, telephone and delivery expenses;

(d) reasonable fees and disbursements of counsel for the Company;

(e) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(f) reasonable fees and expenses of one (1) legal counsel (not to exceed $50,000 in the aggregate for each Registration without prior approval of the Company) selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration in the form of an Underwritten Offering or Other Coordinated Offering.

“Registration Statement” shall mean a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form F-4 or S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Removed Shares” shall have the meaning given in Section 2.4.

“Requesting Holder” shall have the meaning given in subsection 2.2.1.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time.

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“Securityholder(s)” shall have the meaning given in the Preamble hereto.

“Share Exchange” shall have the meaning given in the Recitals hereto.

“SPAC” shall have the meaning given in the Recitals hereto.

“SPAC Anchor Investors” shall mean the persons or entities listed on the signature pages hereto under the caption “SPAC Anchor Investors”.

“SPAC Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Sponsor” shall have the meaning set forth in the Recitals hereto.

“Sponsor Members” shall mean the members of the Sponsor listed on the signature pages hereto under the caption “Sponsor Members”.

“Transfer” shall mean the (a) issue, sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean an offering in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Warrants” shall mean the Company’s warrants, each whole warrant exercisable for one Ordinary Share at an initial exercise price of $11.50 per share, beginning thirty (30) days after the Closing Date.

[“Working Capital Warrants” shall mean the Warrants that were assumed by the Company in the Business Combination that were initially issued upon conversion, at a price of $1.00 per Warrant, of up to $1,500,000 of working capital loans made by the Sponsor, an Affiliate of the Sponsor, or the SPAC’s officers and directors in order to finance the SPAC’s transaction costs in connection with its search for and consummation of an initial business combination.]

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ARTICLE II
REGISTRATIONS

2.1 Post-Closing Registration.

2.1.1 Filing. Within thirty (30) calendar days after the Closing Date, the Company shall submit to or file with the Commission a Registration Statement to permit the public resale of all the Registrable Securities on a delayed or continuous basis as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this Section 2.1 and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but in any event no later than sixty (60) calendar days after the Closing Date (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to one hundred twenty (120) calendar days after the Closing Date if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission prior to the original Effectiveness Deadline; provided, further, the Company shall have the Registration Statement declared effective within ten (10) Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to review. If the Effectiveness Deadline falls on a Saturday, Sunday, or other day that the Commission is closed for business, the relevant deadlines shall be extended to the next Business Day on which the Commission is open for business; provided, however, that if the Commission is closed for operations due to a government shutdown, such deadlines shall be extended by the same number of Business Days that the Commission remains closed for. The Registration Statement filed with the Commission pursuant to this Section 2.1 shall be on Form F-1 or any similar long-form registration statement that may be available at such time (“Form F-1”) covering such Registrable Securities, and shall contain a Prospectus in such form as to permit the Holders to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this Section 2.1 shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. As soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 2.1, but in any event within three (3) Business Days of such date, the Company shall notify the Holders named therein of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this Section 2.1 (including any documents incorporated therein by reference, if any) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made). The Company’s obligations under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.4.

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2.1.2 Obligation to Keep Effective. The Company shall maintain the Form F-1 filed pursuant to Section 2.1.1 in accordance with the terms thereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep the Form F-1 continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein, and in compliance with the provisions of the Securities Act until such time as all such Registrable Securities included therein have ceased to be Registrable Securities.

2.1.3 Subsequent Registration Statement. If the Form F-1 ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to, as promptly as is reasonably practicable, cause such Form F-1 to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Form F-1), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Form F-1 in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Form F-1 or file an additional Registration Statement (a “Subsequent Registration Statement”) registering the resale of all Registrable Securities (determined as of two Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as all such Registrable Securities included therein have ceased to be Registrable Securities. Any such Subsequent Registration Statement shall be on Form F-3 or any similar short-form registration statement that may be available at such time (“Form F-3”) to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.1.3, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.4 Conversion to Form F-3. The Company shall use its commercially reasonable efforts to convert a Form F-1 into a Form F-3 as soon as practicable after the Company is eligible to use Form F-3. The Company’s obligations under this subsection 2.1.4, shall, for the avoidance of doubt, be subject to Section 3.4.

2.2 Demand Registration.

2.2.1 Request for Registration. Subject to the provisions of subsection 2.2.4 and Section 3.4, in the event that any Insider holds Registrable Securities that are not registered pursuant to Section 2.1, at any time and from time to time, (a) the Sponsor, (b) Sponsor Members and SPAC Anchor Investors holding at least 15% of the Registrable Securities (provided that the aggregate gross proceeds of the Registrable Securities proposed to be sold by such Demanding Holders in such Demand Registration, either individually or together with other Demanding Holders, is reasonably expected to exceed $10,000,000), or (c) the Company Shareholder (individually, a “Demanding Holder,” collectively, the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to such Demand Registration (each such Holder that wishes to include all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by such Requesting Holder of the Demand Registration notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration Statement pursuant to such Demand Registration and the Company shall effect, as soon thereafter as practicable, but in no event more than thirty (30) calendar days after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than (i) an aggregate of three (3) Registrations pursuant to a Demand Registration under this subsection 2.2.1 in the aggregate on behalf of the Sponsor, Sponsor Members, and SPAC Anchor Investors and (ii) an aggregate of three (3) Registrations pursuant to a Demand Registration under this subsection 2.2.1 on behalf of the Company Shareholder, and the Company shall not be obligated to participate in more than an aggregate of four (4) Demand Registrations in any twelve-month period.

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2.2.2 Effective Registration. Notwithstanding the provisions of subsection 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission, in accordance with Section 3.1 of this Agreement and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Demand Registration shall be deemed not to have been declared effective, unless and until, (x) such stop order or injunction is removed, rescinded or otherwise terminated, and (y) within five (5) days of the removal or termination of such stop order a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Demand Registration and accordingly notify the Company in writing of such election; and provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.2.3 Underwritten Offering. Following the expiration of the Lock-up Period and the Private Placement Lock-up Period, as applicable, (i) the Company Shareholder, (ii) Sponsor, (iii) the Sponsor Members and SPAC Anchor Investors holding at least 15% of the Registrable Securities, or (iv) a majority in interest of the Holders of Private Placement Warrants (or underlying securities), respectively, may, subject to the provisions of subsection 2.2.4 and Section 3.4 hereof, advise the Company as part of a Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, including a Block Trade or Other Coordinated Offering, provided, that the Company shall only be obligated to effect an Underwritten Offering if the aggregate gross proceeds of the Registrable Securities proposed to be sold by the Demanding Holders in such Underwritten Offering, either individually or together with other Demanding Holders, is reasonably expected to exceed $30,000,000. The right of such Demanding Holders or Requesting Holder(s) (if any) to include their Registrable Securities in such Underwritten Offering shall be conditioned upon such Demanding Holders’ or Requesting Holder(s)’ (if any) participation in such Underwritten Offering. The Company and all such Demanding Holders or Requesting Holder(s) (if any) proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.3 shall enter into an underwriting agreement in customary form, which underwriting agreement shall be reasonably acceptable to the Company, with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration with the written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned). Under no circumstances shall the Company be obligated to effect more than (i) an aggregate of three (3) Underwritten Offerings at the demand of the Sponsor, Sponsor Members, and SPAC Anchor Investors and (ii) an aggregate of three (3) Underwritten Offerings at the demand of the Company Shareholder, which for the avoidance of doubt would count as a demand registration under Subsection 2.2.1; provided, that if an Underwritten Offering is commenced but terminated prior to the pricing thereof for any reason, such Underwritten Offering will not be counted as an Underwritten Offering pursuant to this Section 2.2.3.

2.2.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holder(s) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holder(s) (if any) desire to sell, taken together with all other Ordinary Shares or other equity securities that the Company desires to sell and all other Ordinary Shares or other equity securities, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any person other than the Holder of Registrable Securities who desires to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holder(s) (if any) have requested be included in such Underwritten Offering (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested) exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii), and (iii), the Ordinary Shares or other equity securities of persons other than Holders of Registrable Securities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

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2.2.5 Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration pursuant to a Registration under subsection 2.2.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.2.5.

2.3 Piggyback Registration.

2.3.1 Piggyback Rights. If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company including, without limitation, pursuant to Sections 2.1 and 2.2 hereof) on a form that would permit registration of Registrable Securities, other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, (v) a Block Trade, (vi) an Other Coordinated Offering, or (vii) pursuant to a Registration Statement on Form F-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, or, in the case of an Underwritten Offering, the applicable “red herring” Prospectus or Prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice; provided, that, in the case of an “overnight” or “bought” offering, such requests must be made by the Holders within three (3) Business Days after delivery of any such notice by the Company (such Registration a “Piggyback Registration”); provided, further, that if the Company has been advised in writing by the managing Underwriter(s) that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing, or distribution of the Ordinary Shares in, or the probability of success of, an Underwritten Offering, then (1) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), the Company shall not be required to offer such opportunity to such Holders or (2) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.3.2. Subject to Section 2.3.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.3.1 to be included in such Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.3.1 shall enter into an underwriting agreement in customary form, which form shall be reasonably acceptable to the Company, with the Underwriter(s) selected for such Underwritten Offering by the Company.

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2.3.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in such Piggyback Registration in writing that the dollar amount or number of the Ordinary Shares that the Company desires to sell, taken together with (i) the Ordinary Shares or other equity securities, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons other than the Holders of Registrable Securities hereunder (ii) the Registrable Securities as to which registration has been requested pursuant to subsection 2.3.1 hereof, and (iii) the Ordinary Shares or other equity securities, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of persons other than the Holders of Registrable Securities, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for the Company’s account, the Company shall include in such Registration (A) first, the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other equity securities, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of persons other than Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, Ordinary Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other equity securities, if any, for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with persons other than Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities.

(c) If the Registration and Underwritten Offering is pursuant to a request be Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration securities in the priority set forth in subsection 2.2.4.

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2.3.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Offering, and related obligations, shall be governed by subsection 2.2.5) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, with respect to a Piggyback Registration pursuant to an Underwritten Offering, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than subsection 2.2.5), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.3.3.

2.3.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2.1 hereof.

2.3.5 Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade or Other Coordinated Offering), if requested by the managing Underwriters, each Holder that is (a) an executive officer, (b) a director or (c) Holder in excess of five percent (5%) of the outstanding Ordinary Shares (and for which it is customary for such a Holder to agree to a lock-up) agrees that it shall not Transfer any Ordinary Shares or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each such Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).

2.4 Rule 415; Removal. If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a Registration Statement on Form F-3 is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, that the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the Commission Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09) or requires any Insider to be named as an “underwriter,” the Company shall promptly notify each Holder of Registrable Securities thereof (or in the case of the Commission requiring an Insider to be named as an “underwriter,” the Insider) and the Company will use commercially reasonable efforts to persuade the Commission that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 under the Securities Act. In the event that the Commission refuses to alter its position, the Company shall (a) remove from such Registration Statement such portion of the Registrable Securities (the “Removed Shares”) and/or (b) agree to such restrictions and limitations on the registration and resale of such portion of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415 under the Securities Act; provided, however, that the Company shall not agree to name any Insider as an “underwriter” in such Registration Statement without the prior written consent of such Insider and, if the Commission requires such Insider to be named as an “underwriter” in such Registration Statement, notwithstanding any provision in this Agreement to the contrary, the Company shall not be under any obligation to include any Registrable Securities of such Insider in such Registration Statement. In the event of a share removal pursuant to this Section 2.4, the Company shall give the applicable Holders at least five (5) days prior written notice along with the calculations as to such Holder’s allotment. Any removal of shares of any Holders pursuant to this Section 2.4 shall first be applied to Holders other than the Insiders with securities registered for resale under the applicable Registration Statement and thereafter allocated between the Insiders on a pro rata basis based on the aggregate amount of Registrable Securities held by the Insiders. In the event of a share removal of the Holders pursuant to this Section 2.4, the Company shall promptly register the resale of any Removed Shares and in no event shall the filing of such Registration Statement on Form F-1 or subsequent Registration Statement on Form F-3 filed be counted as a Demand Registration hereunder. Until such time as the Company has registered all of the Removed Shares for resale pursuant to Rule 415 under the Securities Act on an effective Registration Statement, the Company shall not be able to defer the filing of a Registration Statement pursuant to Section 3.4 hereof.

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2.5 Block Trades; Other Coordinated Offerings. Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective shelf Registration Statement is on file with the Commission, if any Demanding Holders desire to effect a Block Trade or an Other Coordinated Offering, wherein each case the anticipated aggregate gross proceeds is reasonably expected to exceed $30,000,000, then notwithstanding any other time periods in this Article II, such Demanding Holders shall provide written notice to the Company at least five (5) Business Days prior to the date such Block Trade or Other Coordinated Offering will commence. The Company shall use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering, provided that the Demanding Holders requesting such Block Trade or Other Coordinated Offering shall use their reasonable best efforts to work with the Company and the Underwriter(s), brokers, sales agents, or placement agents prior to making such request in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering and any related due diligence and comfort procedures. In the event of a Block Trade or Other Coordinated Offering, and after consultation with the Company, the Demanding Holders and the Requesting Holder(s) (if any) shall determine the Maximum Number of Securities, the Underwriter or Underwriters (which shall consist of one or more reputable nationally recognized investment banks) and share price of such offering. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a notice of such Demanding Holders’ intent to withdraw from such Block Trade or Other Coordinated Offering to the Company, the Underwriter(s) and any brokers, sales agents or placement agents (if any). Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 2.5. Each of (i) the Sponsor, Sponsor Members, and SPAC Anchor Investors (taken together) and (ii) the Company Shareholder may demand no more than an aggregate of two Block Trades and Other Coordinated Offerings pursuant to this Section 2.5 in any twelve (12) month period.

ARTICLE III
COMPANY PROCEDURES

3.1 General Procedures. If at any time the Company is required to effect the Registration of Registrable Securities, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof (including all manners of distribution in such Registration Statement as Holders may reasonably request in connection with the filing of such Registration Statement and as permitted by law, including distribution of Registrable Securities to a Holder’s members, securityholders, or partners), and pursuant thereto the Company shall:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective pursuant to the terms of this Agreement until all Registrable Securities covered by such Registration Statement have been sold in accordance with the intended plan of distribution of such Registrable Securities or have ceased to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;

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3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter(s), if any, and the Holders of Registrable Securities included in such Registration, and one such Holders’ legal counsel selected by the majority-in-interest of such Holders, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement, the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriter(s) and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, that the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”);

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request (or provide evidence reasonably satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each national securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

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3.1.8 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, and which shall not be more than three (3) Business Days from the date of such event, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal as soon as reasonably practicable if such stop order should be issued;

3.1.9 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or the Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.10 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.11 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a broker, placement agent or sales agent pursuant to such Registration, in each of the following cases to the extent customary for a transaction of its type, permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriter(s), if any, and any attorney or accountant retained by such Holders or Underwriter(s) to participate, at each such person’s own expense, in the preparation of the Registration Statement, and use its commercially reasonable efforts to cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and provided, further, the Company may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law; except (i) as required by federal securities laws, rules or regulations upon the advice of outside counsel to the Company and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the Commission or other regulatory agency or under the regulations of any national securities exchange on which securities of the Company are listed, in which case of clause (i) or (ii) the Company shall provide such Holder or Underwriter with prior written notice of such disclosure and shall use its commercially reasonable efforts to consult with such Holder or Underwriter prior to making such disclosure; provided, that such Holder or Underwriter shall promptly provide any information requested by the Company for any regulatory application or filing made or approval sought in connection with the Registration;

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3.1.12 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters for a transaction of its type as the managing Underwriter(s) may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.13 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, to the extent customary for a transaction of its type, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holder(s), the placement agent(s) or sales agent(s), if any, and the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holder(s), the placement agent(s) or sales agent(s), if any, and the Underwriter(s), if any, may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.14 in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its obligations under an underwriting or other purchase or sales agreement, on terms agreed to by the Company, with the managing Underwriter(s) or the broker, placement agent or sales agent of such offering or sale;

3.1.15 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full fiscal quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect), and which requirement will be deemed satisfied if the Company files Form 20-F under the Exchange Act;

3.1.16 with respect to an Underwritten Offering pursuant to Section 2.2.3, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in such Underwritten Offering; and

3.1.17 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or broker, sales agent, or placement agent if such Underwriter, broker, sales agent, or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or broker, sales agent, or placement agent, as applicable.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all fees and expenses of any legal counsel representing the Holders.

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3.3 Requirements for Participation in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with the information requested by the Company, after written notice to such Holder the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that it is necessary or advisable to include such information in the applicable Registration Statement or Prospectus to comply with relevant disclosure requirements under the federal securities laws, rules and regulations and such Holder continues thereafter to withhold such information. In addition, no person may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreement or other agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. For the avoidance of doubt, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure; Deferrals.

3.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. Subject to subsection 3.4.4, if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration (including in connection with an Underwritten Offering) at any time (i) would require the Company to make an Adverse Disclosure, (ii) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, (iii) in the good faith judgment of the majority of the Board, would be seriously detrimental to the Company and the majority of the Board concludes, as a result, that it is essential to defer such filing, initial effectiveness or continued use at such time, or (iv) if the majority of the Board, in its good faith judgment, determines to delay the filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with Commission Guidance or related accounting, disclosure or other matters, then the Company shall have the right, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (including in connection with an Underwritten Offering) for the shortest period of time, but in no event more than forty-five (45) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holders receive written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

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3.4.2 Subject to subsection 3.4.4, (a) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated Registration and provided that the Company continues to employ its commercially reasonable efforts to maintain the effectiveness of the applicable Registration Statement, or (b) if, pursuant to Section 2.2.3, any Holders have requested an Underwritten Offering, and the Company and Holders are unable to obtain the commitment of underwriters to firmly underwrite such Underwritten Offering, the Company may, upon giving written notice of such action to the Holders, delay any other registered offering pursuant to subsection 2.2.3 or Section 2.5.

3.4.3  The Company shall have the right to defer any Demand Registration for up to thirty (30) consecutive days and any Piggyback Registration for such period as may be applicable to deferment of the Registration Statement to which the Piggyback Registration relates, in each case if the Company furnishes to the Holders a certificate signed by the Chief Executive Officer or principal financial officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company for such Registration Statement to be filed at such time.

3.4.4 The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to subsection 3.4.2 or a registered offering pursuant to Section 3.4.3 shall be exercised by the Company, in the aggregate, on not more than three (3) occasions for not more than sixty (60) consecutive calendar days on each occasion, or not more than one hundred twenty (120) total calendar days, each in any 12-month period.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings (the delivery of which will be satisfied and which shall be deemed to have been furnished or delivered by the Company’s filing of such reports on EDGAR). The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Ordinary Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect), including providing any legal opinion to the Company’s transfer agent in connection therewith. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.6 Restrictive Legend Removal. In connection with a registration pursuant to Sections 2.1, 2.2 or 2.3, upon the request of a Holder, the Company shall (i) authorize the Company’s transfer agent to remove any legend on share certificates of such Holder’s Registrable Securities restricting further transfer (or any similar restriction in book entry positions of such Holder), and cause the Company’s counsel to issue an opinion to the Company’s transfer agent in connection therewith, if such restrictions are no longer required by the Securities Act or any applicable state securities laws or any agreement with the Company to which such Holder is a party, including if such shares subject to such a restriction have been sold pursuant to a Registration Statement, (ii) request the Company’s transfer agent to issue in lieu thereof securities without such restrictions to the Holder upon, as applicable, surrender of any certificates or to update the applicable book entry position of such Holder so that it no longer is subject to such a restriction, and (iii) use commercially reasonable efforts to cooperate with such Holder to have such Holder’s Registrable Securities transferred into a book entry position at The Depository Trust Company, in each case, subject to delivery of customer documentation, including any documentation required by such restrictive legend or book entry notation.

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ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented outside attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances in which they were made), except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained, or incorporated by reference in accordance with the requirements of Form F-1 or Form F-3, in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances in which they were made), but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriter(s), its or their officers, directors and each person who controls such Underwriter(s) (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

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4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned, or delayed); provided, that (x) if the indemnifying party fails to take reasonable steps to defend diligently the action or proceeding within twenty (20) days after receiving notice from the indemnified party, (y) if such indemnified party who is a defendant in any action or proceeding that is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party that are not available to the indemnifying party, or (x) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then the indemnified party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any expenses therefor. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agree to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and documented out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and documented out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or documented out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

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ARTICLE V
MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices or communications, on the third Business Day following the date on which it is mailed and, in the case of notices or communications delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: 170, Pater House, Level 1 (suite A191) Psaila Street, Birkirkara, BKR 9077 Malta, Attention: George Athanasopoulos, and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Following the expiration of the Lock-up Period or the Private Placement Lock-up Period, as applicable, the rights granted to a Holder by the Company hereunder may be transferred or assigned (but only with all related obligations) by a Holder only to a Permitted Transferee of such Holder; provided, that (x) such transfer or assignment of Registrable Securities is effected in accordance with applicable securities laws (subject to reasonable verification by the Company), (y) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred and (z) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, prior to the expiration of the Lock-up Period, the rights granted to the Company Shareholder by the Company hereunder may be transferred or assigned (but only with all related obligations) by the Company Shareholder in connection with any Transfer of Registrable Securities made in accordance with Section 4.01(c) of the Investors Agreement, so long as the conditions set forth in the proviso to the immediately preceding sentence are satisfied.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

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5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement in substantially the form set forth in Exhibit A to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature, physical delivery thereof, or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

5.4 Governing Law; Venue; Waiver of Jury Trial. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE EXCLUSIVELY IN THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.5 Specific Performance. Each party hereto recognizes and affirms that in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching party would have no adequate remedy at law) and the non-breaching party would be irreparably damaged. Accordingly, each party hereto agrees that each other party hereof shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any proceeding, in addition to any other remedy to which such person may be entitled.

5.6 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

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5.7 Interpretation. The headings and captions used in this Agreement have been inserted for convenience of reference only and do not modify, define or limit any of the terms or provisions hereof.

5.8 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

5.9 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the total Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.10 Other Registration Rights. Other than (i) the Holders who have registration rights with respect to Ordinary Shares pursuant to their respective Subscription Agreements and (ii) as provided in the Warrant Agreement, dated as of September 29, 2021, between the Company, SPAC, and Continental Stock Transfer & Trust Company, as modified by the Warrant Assignment, Assumption and Amendment Agreement, dated as of even date herewith, by and among SPAC, the Company and Continental Stock Transfer & Trust Company, the Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.11 Term. This Agreement shall terminate upon the earliest of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)); provided, that with respect to any Holder, this Agreement shall terminate on the date such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

5.12 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, upon written request by the Company, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

COMPANY:

NOVIBET PLC

By:
Name:
Title:

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

SPONSOR:

ARTEMIS SPONSOR, LLC

By:
Name:
Title:
Address: 3310 East Corona Avenue Phoenix, AZ 85040

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

SPONSOR MEMBERS:

Name:
Address:

Name:
Address:

Name:
Address:

Name:
Address:

Name:
Address:

Name:
Address:

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Name:
Address:

Name:
Address:

Name:
Address:

Name:
Address:

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

SPAC ANCHOR INVESTORS:

CITADEL CEMF INVESTMENTS LTD.,
By: CITADEL ADVISORS LLC, its portfolio manager

Name:
Address: c/o 131 S Dearborn St., Chicago, IL 60603
Email: CitadelAgreementNotice@citadel.com

METEORA CAPITAL PARTNERS, LP
GLAZER SPECIAL OPPORTUNITY FUND I, LP

Name:
Address: 250 W 55th St, #30A, New York, NY 10019
Email: joe@meteoracapital.com, henry@meteorcapital.com, vik@meteorcapital.com, mark@meteorcapital.com

THE HGC FUND LP

Name:
Address: 601-366 Adelaide St W
Toronto, ON, M5V 1R9
Email: sgrant@hcginvest.com

NEWGEN EQUITY LONG/SHORT FUND

Name:
Address:

TIFF MULTI-ASSET FUND

Name:
Address:

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POLAR MULTI-STRATEGY MASTER FUND
By: POLAR ASSET MANAGEMENT PARTNERS INC., its investment advisor

Name:
Address:

SABA CAPITAL MASTER FUND, LTD.
By: SABA CAPITAL MANAGEMENT, LP

Name:
Address:

SABA CAPITAL MASTER FUND II, LTD.
By: SABA CAPITAL MANAGEMENT, LP

Name:
Address:

SABA CAPITAL INCOME & OPPORTUNITIES FUND
By: SABA CAPITAL MANAGEMENT, LP

Name:
Address:

SABA CAPITAL CARRY NEUTRAL TAIL HEDGE MASTER FUND, LTD.
By: SABA CAPITAL MANAGEMENT, LP

Name:
Address:

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SABA CAPITAL CEF OPPORTUNITIES 2, LTD.
By: SABA CAPITAL MANAGEMENT, LP

Name:
Address:

SCULPTOR CREDIT OPPORTUNITIES MASTER FUND, LTD.
By: SCULPTOR CAPITAL, LP, its investment manager
By: SCULPTOR CAPITAL HOLDING COPRORATION, its General Partner

Name:
Address:

SCULPTOR CREDIT ENHANCED MASTER FUND, LTD.
By: SCULPTOR CAPITAL, LP, its investment manager
By: SCULPTOR CAPITAL HOLDING COPRORATION, its General Partner

Name:
Address:

SCULPTOR SC II, LP
By: SCULPTOR CAPITAL II LP, its investment manager
By: SCULPTOR CAPITAL HOLDING II, LLC, its General Partner
By: SCULPTOR CAPITAL LP, its Member
By: SCULPTOR CAPITAL HOLDING CORPORATION, its General Partner

Name:
Address:

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SCULPTOR SPECIAL FUNDING, LP.
By: SCULPTOR CAPITAL, LP, its investment manager
By: SCULPTOR CAPITAL HOLDING COPRORATION, its General Partner

Name:
Address:

SHALOIN CAPITAL MANAGEMENT LLC

Name:
Address: 7620 NE 4th Court, Miami, FL 33138
Email: shaloinoperations@shaloincapital.com

TENOR OPPORTUNITY MASTER FUND, LTD.

Name:
Address:

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

COMPANY SHAREHOLDER: KOMISIUM LIMITED

By:
Name:
Title:

Address:

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[IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

COMPANY SHAREHOLDER TRANSFEREES:

Name:
Address:

Name:
Address:

Name:
Address:]

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EXHIBIT A

JOINDER

JOINDER

The undersigned is executing and delivering this joinder (“Joinder”) pursuant to the Registration Rights Agreement, dated as of [●], 2022 (as the same may hereafter be amended, the “Agreement”), by and among Novibet PLC, a United Kingdom public limited company (the “Company”), and the other persons named as parties therein.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Agreement as a Holder in the same manner as if the undersigned were an original signatory to the Agreement, and the undersigned’s [NUMBER OF SECURITIES] of [TYPE OF SECURITIES] shall be included as Registrable Securities under the Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ____________, ____.

[●]

Signature of Shareholder
[Print Name of Shareholder]

Address:

Agreed and Accepted as of:

NOVIBET PLC

By:
Name:
Title:

Exhibit A to Registration Rights Agreement

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Exhibit D

Form of Assignment and Assumption of Warrant Agreement

WARRANT ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

THIS WARRANT ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”) is entered into and effective as of [●], 2022, by and among Artemis Strategic Investment Corporation, a Delaware corporation (“SPAC”), Novibet PLC, a United Kingdom public limited company (“PubCo”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (“Continental”), as warrant agent. Capitalized terms used but not defined herein have the meanings given to such terms in the Warrant Agreement (as defined below).

WHEREAS, SPAC completed its initial public offering of units on October 4, 2021 (“Offering”), pursuant to which it issued an aggregate of 20,125,000 units, each unit consisting of one share of Class A common stock of SPAC, par value $0.0001 per share (“SPAC Class A Shares”) and one-half of one redeemable warrant (“Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one SPAC Class A Share at an initial exercise price of $11.50 per share, subject to adjustment;

WHEREAS, simultaneously with the completion of the Offering, SPAC completed the offer and sale of an aggregate of 10,000,000 warrants (“Private Placement Warrants”), each Private Placement Warrant entitling the holder thereof to purchase one SPAC Class A Share at an initial exercise price of $11.50 per share, subject to adjustment;

WHEREAS, in order to finance SPAC’s transaction costs in connection with an intended initial business combination, Artemis Sponsor, LLC, a Delaware limited liability company and sponsor of SPAC (the “Sponsor”) or affiliates of the Sponsor or SPAC’s officers and directors may, but are not obligated to, loan to SPAC funds as SPAC may require, of which up to $1,500,000 of such loans may be convertible into up to an additional 1,500,000 warrants at a price of $1.00 per warrant (the “Working Capital Warrants” and, together with the Private Placement Warrants and the Public Warrants, the “Warrants”);

WHEREAS, SPAC and Continental entered into a warrant agreement, dated as of September 29, 2021, governing the terms of the Warrants (the “Warrant Agreement”);

WHEREAS, SPAC has entered into an Agreement and Plan of Reorganization, dated as of March 30, 2022 (the “Merger Agreement”), by and among Komisium Limited, a private company limited by shares incorporated under the laws of Cyprus and the holder of all of the issued and outstanding ordinary shares of Logflex (the “Logflex Shareholder”), Logflex MT Holding Limited, a limited liability company incorporated under the laws of Malta and a direct, wholly-owned subsidiary of the Logflex Shareholder (“Logflex”), PubCo, Novibet Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of PubCo (“Merger Sub”) and SPAC, pursuant to which Merger Sub will merge through a statutory merger with and into SPAC (the “Merger”), with SPAC surviving the Merger as a direct, wholly-owned subsidiary of PubCo (the transactions contemplated by the Merger Agreement, including the Merger, are referred to herein as the “Business Combination”), which transactions will constitute the initial “Business Combination” of SPAC for purposes of the Warrant Agreement;

WHEREAS, at the closing of the Merger (the “Closing”), each outstanding SPAC Class A Share (other than any Excluded SPAC Shares, as defined in the Merger Agreement) will be converted into and exchanged for the right to receive one ordinary share of PubCo, par value $0.0001 per share (the “PubCo Shares”);

WHEREAS, pursuant to Section 2.6(b) of the Merger Agreement and Section 4.5 of the Warrant Agreement, upon the Closing, each Warrant issued and outstanding immediately prior to the Closing will be assumed by PubCo and will represent a warrant to purchase PubCo Shares (collectively, the “PubCo Warrants”) in accordance with the terms of the Warrant Agreement (as assumed and amended by this Agreement);

WHEREAS, Section 9.8 of the Warrant Agreement provides that SPAC and the Warrant Agent may amend the Warrant Agreement without the consent of any Registered Holder (as such term is defined in the Warrant Agreement) for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Warrant Agreement as SPAC and the Warrant Agent may deem necessary or desirable and that SPAC and the Warrant Agent deem shall not adversely affect the interest of the Registered Holders (as such term is defined in the Warrant Agreement) of the Warrants; and

WHEREAS, pursuant to Section 8.18 of the Merger Agreement, SPAC agreed to assign to PubCo, and PubCo agreed to assume, all of SPAC’s rights, interests, and obligations under the Warrant Agreement, in each case, effective upon the Closing.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.     Assignment and Assumption of Warrant Agreement. SPAC hereby assigns to PubCo all of SPAC’s right, title and interest in and to the Warrant Agreement (as amended hereby) and PubCo hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of SPAC’s liabilities and obligations under the Warrant Agreement (as amended hereby) arising from and after the execution of this Agreement, in each case, effective immediately following the completion of the Business Combination and conditioned on the occurrence of the Closing. As a result of the preceding sentence, effective immediately following the completion of the Business Combination, each Warrant shall automatically cease to represent a right to acquire SPAC Class A Shares and shall instead represent a right to subscribe for PubCo Shares pursuant to the terms and conditions of the Warrant Agreement (as amended hereby). PubCo consents to payment of the Warrant Price upon an exercise of such PubCo Warrants for PubCo Shares in accordance with the terms of the Warrant Agreement.

2.     Consent. The Warrant Agent hereby consents to the assignment of the Warrant Agreement by SPAC to PubCo and the assumption by PubCo of the Warrant Agreement, each pursuant to Section 1 hereof, effective immediately following, and conditioned on the occurrence of, the Closing, and to the continuation of the Warrant Agreement in full force and effect from and after the Business Combination, subject at all times to the Warrant Agreement (as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Warrant Agreement (as amended hereby) and this Agreement.

3.     Replacement Instruments. As of the Closing, all outstanding instruments evidencing Warrants shall automatically be deemed to evidence PubCo Warrants reflecting the adjustment to the terms and conditions described herein and in Section 4.5 of the Warrant Agreement. Following the Closing, upon request by any holder of a PubCo Warrant, PubCo shall issue a new instrument for such PubCo Warrant to the holder thereof.

4.     Amendments to Warrant Agreement. To the extent required by this Agreement, the Warrant Agreement is hereby amended pursuant to Section 9.8 thereof to reflect the subject matter contained in this Agreement, effective as of the Closing, including as set forth below:

(a)	Unless the context otherwise requires, from and after the Closing, any references in the Warrant Agreement or the Warrants to: (i) the “Company” shall mean PubCo; (ii) “Class A Common Stock”, “Common Stock” or “shares” shall mean the PubCo Shares; (iii) “stockholder” shall mean shareholder; and (iv) the “Board of Directors” or any committee thereof shall mean the board of directors of PubCo or any committee thereof.

(b)	Section 2.1 of the Warrant Agreement is hereby amended by replacing the phrase “either of the Company’s Co-Chief Executive Officers” with the phrase “the Company’s Chief Executive Officer”.

(c)	Section 2.4 of the Warrant Agreement is hereby deleted in its entirety and replaced with the following:

“[Intentionally Omitted]”.

(d)	Section 2.5 of the Warrant Agreement is hereby amended by deleting such Section and replacing it entirely as follows:

2.5 Fractional Warrants. The Company shall not issue fractional Warrants.

(e)	Section 2.6(f) of the Warrant Agreement is hereby deleted in its entirety and replaced with the following:

“[Intentionally Omitted]”.

(f)	Section 4.4 of the Warrant Agreement is hereby deleted in its entirety and replaced with the following:

“[Intentionally Omitted]”.

(g)	Section 4.10 of the Warrant Agreement is hereby deleted in its entirety and replaced with the following:

“[Intentionally Omitted]”.

(h)	Section 5.6 of the Warrant Agreement is hereby deleted in its entirety and replaced with the following:

“[Intentionally Omitted]”.

(i)	Section 7.3 of the Warrant Agreement is hereby amended by deleting such Section and replacing it entirely as follows:

7.3. Authority to Issue Shares. The Company shall at all times maintain sufficient authorisation to issue and allot shares to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

(j)	Section 9.2 of the Warrant Agreement is hereby amended by deleting such Section and replacing it entirely as follows:

9.2. Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery, by pdf via email, or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Novibet PLC

c/o Logflex MT Holding Limited

170, Pater House

Level 1 (suite A191) Psaila Street

Birkirkara, BKR 9077

Malta

Attention: George Athanasopoulos

Email: georgea@novibet.com

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery, by pdf via email, or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

with a copy in each case to:

Harris Beach PLLC

Larkin at Exchange

726 Exchange Street, Suite 1000

Buffalo, New York 14210

Attention: Rajat R. Shah

Email: rshah@HarrisBeach.com

(k)	The Warrant Agreement is hereby amended by adding the following Sections:

9.10 Currency. All dollar amounts herein are expressed in United States dollars.

9.11 Day not a Business Day. If any day on or before which any action or notice is required to be taken or given hereunder is not a Business Day, then such action or notice shall be required to be taken or given on or before the requisite time on the next succeeding day that is a Business Day.

5.            Reference to and Effect on Agreements. Any references to “this Agreement” in the Warrant Agreement will mean the Warrant Agreement as amended by this Agreement. Except as specifically amended by this Agreement, the provisions of the Warrant Agreement shall remain in full force and effect.

6.            Entire Agreement. This Agreement and the Warrant Agreement, as modified by this Agreement, constitute the entire understanding of the parties and supersede all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

7.            Applicable Law. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

8.            Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Execution and delivery of this Agreement by electronic mail or exchange of facsimile of .pdf copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

9.            Successors. All the covenants and provisions of this Agreement shall bind and inure to the benefit of each party’s respective successors and assigns.

10.            Effectiveness of Agreement. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be contingent upon the occurrence of the Business Combination and the Closing.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as a deed as of the day and year first above written.

Executed as a deed by: ARTEMIS STRATEGIC INVESTMENT CORPORATION

By:
	Name:	Thomas Granite
	Title:	Chief Financial Officer, Treasurer and Secretary

In the presence of:

Witness signature

Name (in BLOCK CAPITALS)

Address

[Signature Page to Warrant Assignment, Assumption and Amendment Agreement]

Executed as a deed by: NOVIBET PLC

By:
Name:
Title:

In the presence of:

Witness signature

Name (in BLOCK CAPITALS)

Address

[Signature Page to Warrant Assignment, Assumption and Amendment Agreement]

Executed as a deed by: CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
	Name:	Douglas Reed
	Title:	Vice President of Account Administration

In the presence of:

Witness signature

Name (in BLOCK CAPITALS)

Address

[Signature Page to Warrant Assignment, Assumption and Amendment Agreement]

Exhibit E

Form of Joinder

FORM OF Joinder Agreement

This JOINDER AGREEMENT (this “Joinder Agreement”), dated as of [●], 20[●], is made and entered into by and among [●] (the “Transferee”), Komisium Limited, a private company limited by shares incorporated under the laws of Cyprus (the “Company Shareholder”), and Artemis Strategic Investment Corporation, a Delaware corporation (“SPAC”). Each of the Transferee, the Company Shareholder, and SPAC shall individually be referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used in this Joinder Agreement, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company Shareholder, SPAC, Logflex MT Holding Limited, a limited liability company registered under the laws of Malta (the “Company”), Novibet PLC, a United Kingdom public limited company and Novibet Merger Sub Inc., a Delaware corporation, have entered into an agreement and plan of reorganization dated as of March 30, 2022, a copy of which is attached hereto as Exhibit A (such agreement as may be amended from time to time, the “Merger Agreement”);

WHEREAS, the Company Shareholder wishes to Transfer [●] of the issued Company Ordinary Shares (the “Transferred Shares”) held by the Company Shareholder to the Transferee; and

Whereas, pursuant to the Merger Agreement, the Transfer by the Company Shareholder of Transferred Shares shall be permitted only if, as a precondition to such Transfer, the Transferee agrees to execute and deliver this Joinder Agreement.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

AGREEMENT TO BE BOUND BY THE MERGER AGREEMENT

1.1            Agreement to be Bound. The Transferee (a) has received and reviewed and understands the terms of the Merger Agreement and all exhibits thereto, (b) hereby acknowledges and agrees that the Transferee is a holder of Company Ordinary Shares for purposes of the Merger Agreement, and (c) effective as of the date of this Joinder Agreement, agrees to assume all of the obligations of the Company Shareholder under, and be bound by all of the terms of, the Merger Agreement. The Transferee acknowledges that (x) the Transferee’s receipt and ownership of the Transferred Shares is conditioned upon the execution and delivery of this Joinder Agreement; and (y) the Transferee shall not be entitled to any rights under the Merger Agreement, until the execution and delivery of this Joinder Agreement.

1.2            Obligations of the Company Shareholder. The Company Shareholder acknowledges and agrees that the assumption of obligations by the Transferee pursuant to this Joinder Agreement shall not relieve the Company Shareholder of its obligations under the Merger Agreement.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE

The Transferee hereby represents and warrants to the SPAC as follows as of the date hereof:

2.1            Due Organization; Good Standing; Capacity. If the Transferee is not an individual, the Transferee (i) is a legal entity duly organized, validly existing and in good standing (to the extent such concept or a comparable status is recognized) under the applicable law of the jurisdiction of its incorporation or organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transactions contemplated hereby. If the Transferee is an individual, he or she has all the requisite capacity to execute and deliver this Joinder Agreement, to perform his or her obligations hereunder and to consummate the transaction contemplated hereby.

2.2            Authority; Binding Nature of Agreements. The execution, delivery and performance of this Joinder Agreement by the Transferee, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by all requisite action on the part of the Transferee. No other action on the part of the Transferee is necessary to authorize the execution, delivery and performance of this Joinder Agreement and the consummation of the transactions contemplated hereby. This Joinder Agreement has been duly executed and delivered by the Transferee and constitutes a valid and binding obligation of the Transferee enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

2.3            Consents and Approvals. The execution, delivery and performance of this Joinder Agreement by the Transferee does not, and the consummation of the transactions contemplated by the Merger Agreement, will not (i) constitute or result in a breach or violation of, or a default under, the governing documents of the Transferee (if the Transferee is not a natural person), (ii) with or without notice, lapse of time or both, constitute or result in a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, or the creation, modification or acceleration of any obligations under, any Contract binding upon the Transferee, (iii) conflict with or violate any Applicable Law to which the Transferee is subject, (iv) constitute or result in the creation of any Lien on the Transferred Shares or (v) require the Transferee to obtain any consent or make or deliver any filing or notice to a Governmental Entity.

2.4            Actions. As of the date hereof, (i) there are no Legal Proceedings pending against the Transferee or, to the knowledge of the Transferee, threatened against the Transferee in writing and (ii) the Transferee is not a party to or subject to any audits, examinations or investigations by any Governmental Entity.

2.5            Sophistication; Opportunity to Examine and Consult. The Transferee acknowledges that the Transferee is sophisticated and has such knowledge and experience in financial and business matters and that the Transferee is capable of evaluating the merits and risks of the Merger and the other transactions contemplated by the Merger Agreement. By executing this Joinder Agreement, the Transferee acknowledges and agrees that, (a) the Transferee has carefully reviewed the Merger Agreement and this Joinder Agreement and executes this Joinder Agreement with full knowledge of the contents of this Joinder Agreement and the legal consequences thereof, and any and all rights which the Parties hereto may have with respect to one another, and (b) prior to entering into this Joinder Agreement, the Transferee has had an opportunity to consult with the Transferee’s independent legal, tax, accounting and financial advisers, including as to the tax consequences of the transactions contemplated by the Merger Agreement and fully understands the terms and conditions contained herein and therein.

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ARTICLE III

MISCELLANEOUS

3.1            Assignment; Successors. No Party may assign, directly or indirectly, including by operation of law, either this Joinder Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the first sentence of this Section 3.1, this Joinder Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

3.2            Severability. If any term or other provision of this Joinder Agreement is invalid, illegal or incapable of being enforced by any Applicable Law, or public policy, all other conditions and provisions of this Joinder Agreement shall nevertheless remain in full force and effect to the fullest extent possible permitted by Applicable Law.

3.3            Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be governed by the provisions under the Merger Agreement. All communications to the Transferee must be addressed to:

[●]

Attention: [●]

Email: [●]

3.4            Governing Law. This Joinder Agreement and any action, suit, dispute, controversy or claim arising out of this Joinder Agreement, or the validity, interpretation, breach or termination of this Joinder Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without the application of principles of conflicts of law that would result in the application of the laws of another jurisdiction.

3.5            Consent to Jurisdiction; Waiver of Jury Trial.

(a)            Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware, or if such court declines jurisdiction, then to any federal court located in Wilmington, Delaware and, in either case, any appellate court therefrom in connection with any matter based upon or arising out of this Joinder Agreement and the consummation of the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each Party and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (i) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in such court; (iii) such Person’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 3.3. Notwithstanding the foregoing in this Section 3.5, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

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(b)            TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS JOINDER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

3.6            No Third-Party Beneficiaries. Except as specifically noted under this Joinder Agreement, this Joinder Agreement shall be binding upon and inure solely to the benefit of each party hereto and his, her or its successors and permitted assigns, and nothing in this Joinder Agreement is intended to or shall confer upon any other Person any legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Joinder Agreement.

3.7            Counterparts; Electronic Signature. This Joinder Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Joinder Agreement may be executed by facsimile or electronic (.pdf) signature and a facsimile or electronic (.pdf) signature shall constitute an original for all purposes.

3.8            Amendment and Modification. This Joinder Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto signed by each of the parties hereto.

3.9            Waivers. No failure or delay of a party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

3.10          Expenses. Notwithstanding anything to the contrary under the Merger Agreement, each party to this Joinder Agreement shall bear its respective legal, accountants, and financial advisory fees and other expenses incurred with respect to this Joinder Agreement, the Merger Agreement and the transactions contemplated hereby and thereby.

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3.11          Entire Agreement. This Joinder Agreement and the Merger Agreement and any other documents and instruments and agreements among the Parties as contemplated by or referred to herein constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. If the provisions of this Joinder Agreement conflict in any way with the provisions of the Merger Agreement, the provisions of the Merger Agreement shall control.

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed as of the date first above written.

TRANSFEREE

[●]

By:
Name:
Title:

[Signature Page To Joinder Agreement]

COMPANY SHAREHOLDER

KOMISIUM LIMITED

By:
Name:
Title:

[Signature Page To Joinder Agreement]

SPAC

ARTEMIS STRATEGIC INVESTMENT CORPORATION

By:
Name:
Title:

[Signature Page To Joinder Agreement]

Exhibit A

Merger Agreement

[See attached]

Exhibit F

Form of Promissory Note

PROMISSORY NOTE

Principal Sum: US$[●]	Effective Date: [●], 2022

FOR VALUE RECEIVED, NOVIBET PLC, a United Kingdom public limited company (the “Borrower”), hereby unconditionally promises to pay to the order of KOMISIUM LIMITED, a private company limited by shares incorporated under the laws of Cyprus (the “Lender”), the principal sum of [●] United States Dollars (US$[●]) (the “Principal Sum”). Payment shall be made in accordance with the terms and conditions of this Promissory Note (this “Note”).

1.              Borrower administers and delivers this interest-bearing Note to Lender pursuant to the Section 8.26 of that certain Agreement and Plan of Reorganization, dated as of March 30, 2022, by and among Borrower, Lender, Logflex MT Holding Limited, a limited liability company incorporated under the laws of Malta, Novibet Merger Sub Inc., a Delaware corporation, and Artemis Strategic Investment Corporation, a Delaware corporation (the “Agreement”). The parties acknowledge and agree that this Note is being issued in replacement of the Company Shareholder Loans, which shall be deemed cancelled in full and without any further effect simultaneous with the issuance of this Note. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

2.              The rate of interest on the Note will be fixed at a rate of 3.25% per annum (the “Interest Rate”). The Interest Rate shall be calculated on an actual/365 day basis computed from the date of this Note and be charged for the actual number of days.

3.              All payments shall be made in lawful money of the United States of America by cashier’s check, certified check, ACH or by wire transfer of immediately available funds to the Lender’s account at a bank specified by the Lender in writing to the Borrower from time to time upon the demand of the Lender on such date as the Lender and the Borrower agree.

4.              The Borrower shall be required to pay the entire Principal Sum within twelve (12) months from the date of this Note, unless otherwise agreed in writing by the parties (the “Loan Period”).

5.              The Borrower is granted the right to repay the Note in installments at it discretion during the Loan Period.

6.              In the event of a delay in payment greater than thee (3) Business Days, a late fee of equal to three percent (3%) of the amount past due until the outstanding principal is paid.

7.              Borrower shall have the right at any time, or from time to time, to pay all, or any portion, of the unpaid Principal Sum evidenced by this Note, without any penalty or premium. The payment of any partial payment shall not relieve the Borrower from the obligation to make subsequent payments until the remaining balance of the Principal Sum is paid in full.

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8.              All payments hereon shall be made, and all notices to Lender required or authorized hereby shall be given, at the office of Lender or to such other place as Lender may from time to time direct by written notice to Borrower.

9.              In the event the Borrower breaches any of its obligations as defined in this Note, then the Lender shall be entitled upon notice to the Borrower, to declare that the Note is due and payable upon such notice being given, at which time, Borrower shall be obligated to immediately pay the remaining balance of the Principal Sum.

10.              Miscellaneous.

a.              All notices, consents, requests, demands and other communications required or permitted to be given under this Note shall be given in writing at such address or email address as shall be specified by either party to the other party of this Note.

b.              This Note, including any non-contractual obligations arising out of or in connection with this Note, is governed by and shall be construed in accordance with English law. The Parties agree that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings arising out of or in connection with this Note (including any non-contractual obligations arising out of or in connection with this Note) and, for such purposes, irrevocably submit to the jurisdiction of such courts.

c.              The language used in this Note shall be deemed to be in the language chosen by the parties hereto to express their mutual interest, and no rule of strict construction shall be applied against any party.

d.              This Note may not be altered, amended or otherwise modified except by a writing signed by the Borrower and Lender.

e.              The parties hereto intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provisions, provision, or portion of any provision in this Note is found by a court of competent jurisdiction to be in violation of any applicable local, state or federal ordinance, statute, law, or administrative or judicial decision, or public policy, and if such court would declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force and effect to the fullest possible extent that they are legal, valid and enforceable, and that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were severable and not contained therein, and that the rights, obligations and interest of the Borrower and the Lender hereof under the remainder of this Note shall continue in full force and effect.

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f.              This Note hereby constitutes the entire agreement and understanding between the parties hereto with respect to such transaction and supersede all prior negotiations, understandings, and agreements between such parties with respect to such transactions. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only and are not to be used to interpret or define the provisions of this Note. This Note cannot be changed or terminated orally. Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

[Signature Page Follows]

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IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed and delivered as of the date set forth above.

BORROWER:

NOVIBET PLC

By:
Name:
Title:

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